                                                                     Exhibit 2.1

                                IMPORTANT NOTICE



THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (THE "MERGER AGREEMENT") CONTAINS CERTAIN REPRESENTATIONS AND WARRANTIES (THE "REPRESENTATIONS") BY DGSE COMPANIES, INC. ("DGSE") AND DGSE MERGER CORP., A WHOLLY-OWNED SUBSIDIARY OF DGSE, IN FAVOR OF SUPERIOR GALLERIES, INC. ("SUPERIOR"), AND BY SUPERIOR IN FAVOR OF DGSE. NO PERSON, OTHER THAN THE PARTIES TO THE MERGER AGREEMENT, ARE ENTITLED TO RELY ON THE REPRESENTATIONS CONTAINED IN THE MERGER AGREEMENT. THE MERGER AGREEMENT IS FILED IN ACCORDANCE WITH THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION AS A MATERIAL PLAN OF ACQUISITION, AND IS INTENDED BY DGSE AND SUPERIOR SOLELY AS A RECORD OF THE AGREEMENT REACHED BY THE PARTIES THERETO. THE FILING OF THE MERGER AGREEMENT IS NOT INTENDED AS A MECHANISM TO UPDATE, SUPERSEDE OR OTHERWISE MODIFY PRIOR DISCLOSURES OF INFORMATION AND RISKS CONCERNING DGSE AND SUPERIOR WHICH DGSE AND SUPERIOR HAVE MADE TO THEIR RESPECTIVE STOCKHOLDERS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT THE REPRESENTATIONS ARE QUALIFIED BY INFORMATION IN CONFIDENTIAL DISCLOSURE SCHEDULES THAT DGSE HAS DELIVERED TO SUPERIOR, AND CONFIDENTIAL DISCLOSURE SCHEDULES THAT SUPERIOR HAS DELIVERED TO DGSE (THE "DISCLOSURE SCHEDULES"). THE DISCLOSURE SCHEDULES CONTAIN INFORMATION THAT MODIFIES, QUALIFIES AND CREATES EXCEPTIONS TO THE REPRESENTATIONS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT CERTAIN REPRESENTATIONS MADE IN THE MERGER AGREEMENT ARE NOT INTENDED TO BE AFFIRMATIVE REPRESENTATIONS OF FACTS, SITUATIONS OR CIRCUMSTANCES, BUT ARE INSTEAD DESIGNED AND INTENDED TO ALLOCATE CERTAIN RISKS BETWEEN DGSE AND ITS WHOLLY-OWNED SUBSIDIARY, ON THE ONE HAND, AND SUPERIOR AND ITS STOCKHOLDERS, ON THE OTHER HAND. THE USE OF REPRESENTATIONS AND WARRANTIES TO ALLOCATE RISK IS A STANDARD DEVICE IN MERGER AGREEMENTS.

ACCORDINGLY, STOCKHOLDERS, INVESTORS AND POTENTIAL INVESTORS SHOULD NOT RELY ON THE REPRESENTATIONS AS AFFIRMATIONS OR CHARACTERIZATIONS OF INFORMATION CONCERNING DGSE OR SUPERIOR AS OF THE DATE OF THE MERGER AGREEMENT, OR AS OF ANY OTHER DATE.

                                                                  Execution Copy

================================================================================








                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among

                              DGSE COMPANIES, INC.

                                DGSE MERGER CORP.

                            SUPERIOR GALLERIES, INC.

                                       and

                       STANFORD INTERNATIONAL BANK, LTD.,
                              as Stockholder Agent


                       -----------------------------------
                                  July 12, 2006
                       -----------------------------------








================================================================================


                                TABLE OF CONTENTS
                                -----------------

                                                                                                   Page
Article I. Defined Terms; Construction................................................................1
          Section 1.1      Certain Definitions........................................................1
          Section 1.2      Other Definitions.........................................................15
          Section 1.3      Construction..............................................................15

Article II. The Merger...............................................................................16
          Section 2.1      The Merger................................................................16
          Section 2.2      The Closing...............................................................16
          Section 2.3      Effective Time............................................................16
          Section 2.4      Effect of the Merger......................................................17
          Section 2.5      Certificate of Incorporation; Bylaws......................................17
          Section 2.6      Directors and Officers....................................................17

Article III. Conversion of Securities; Exchange of Certificates......................................17
          Section 3.1      Conversion of Securities..................................................17
          Section 3.2      Capitalization Adjustments to Shares......................................18
          Section 3.3      Allocation and Distribution of Merger Consideration.......................18
          Section 3.4      Surrender of Certificates; Payment........................................18
          Section 3.5      Withholding Rights........................................................20
          Section 3.6      Share Transfer Books......................................................20
          Section 3.7      Company Options...........................................................20
          Section 3.8      Unvested Company Shares...................................................22
          Section 3.9      Company Warrants..........................................................22
          Section 3.10     Appraisal Rights..........................................................23
          Section 3.11     Taking of Necessary Action; Further Action................................23
          Section 3.12     Tax Consequences..........................................................24
          Section 3.13     Accounting Treatment......................................................24
          Section 3.14     Escrow Agreement; Escrow Account..........................................24
          Section 3.15     Transfer Of Contingent Rights.............................................25

Article IV. Company Representations and Warranties...................................................25
          Section 4.1      Organization and Qualification; Subsidiaries..............................25
          Section 4.2      Certificate of Incorporation and Bylaws; Corporate Books and Records......26
          Section 4.3      Capitalization............................................................26
          Section 4.4      Authority.................................................................28
          Section 4.5      No Conflict; Required Filings and Consents................................29
          Section 4.6      Permits; Compliance With Law..............................................29
          Section 4.7      SEC Filings; Financial Statements.........................................30
          Section 4.8      Disclosure Documents......................................................32
          Section 4.9      Absence of Certain Changes or Events......................................33
          Section 4.10     Employee Benefit Plans....................................................34
          Section 4.11     Customers.................................................................38
          Section 4.12     Contracts.................................................................38
          Section 4.13     Litigation................................................................41
          Section 4.14     Environmental Matters.....................................................41
          Section 4.15     Intellectual Property.....................................................41


                                      -i-



          Section 4.16     Taxes.....................................................................44
          Section 4.17     Insurance.................................................................46
          Section 4.18     Opinion of Financial Advisor..............................................47
          Section 4.19     Brokers...................................................................47
          Section 4.20     Properties................................................................47
          Section 4.21     Interested Party Transactions.............................................47
          Section 4.22     Export and Import Laws....................................................47
          Section 4.23     Pseudo-Foreign Corporation................................................47
          Section 4.24     Representations Complete..................................................48

Article V. Representations and Warranties of Parent and Merger Sub...................................48
          Section 5.1      Organization and Qualification; Subsidiaries..............................48
          Section 5.2      Certificate of Incorporation and Bylaws; Corporate Books and Records......49
          Section 5.3      Capitalization............................................................49
          Section 5.4      Authority.................................................................50
          Section 5.5      No Conflict; Required Filings and Consents................................51
          Section 5.6      Permits; Compliance With Law..............................................51
          Section 5.7      SEC Filings; Financial Statements.........................................52
          Section 5.8      Disclosure Documents......................................................54
          Section 5.9      Absence of Certain Changes or Events......................................55
          Section 5.10     Employee Benefit Plans....................................................56
          Section 5.11     Customers.................................................................60
          Section 5.12     Contracts.................................................................60
          Section 5.13     Litigation................................................................62
          Section 5.14     Environmental Matters.....................................................63
          Section 5.15     Intellectual Property.....................................................63
          Section 5.16     Taxes.....................................................................66
          Section 5.17     Insurance.................................................................68
          Section 5.18     Opinion of Financial Advisor..............................................68
          Section 5.19     Brokers...................................................................68
          Section 5.20     Properties................................................................68
          Section 5.21     Interested Party Transactions.............................................69
          Section 5.22     Export and Import Laws....................................................69
          Section 5.23     Capitalization, Ownership and Prior Activities of Merger Sub..............69
          Section 5.24     Interested Stockholders...................................................69
          Section 5.25     Representations Complete..................................................69

Article VI. Covenants................................................................................69
          Section 6.1      Conduct of Business by the Company Pending the Closing....................69
          Section 6.2      Conduct of Business by Parent Pending the Closing.........................73
          Section 6.3      SEC Reports; Preparation of Form S-4 and Proxy Statement..................76
          Section 6.4      Parent Stockholders Meeting...............................................78
          Section 6.5      Company Stockholders Meeting..............................................79
          Section 6.6      Access to Information; Confidentiality....................................79
          Section 6.7      Notice of Acquisition Proposals...........................................80
          Section 6.8      Affiliate Letters.........................................................81
          Section 6.9      State Takeover Statutes...................................................81
          Section 6.10     Certain Notices...........................................................81
          Section 6.11     Public Announcements......................................................81
          Section 6.12     Certain Litigation........................................................82
          Section 6.13     Employees.................................................................82


                                      -ii-



          Section 6.14     Termination of Benefit Plans..............................................83
          Section 6.15     Parent Board..............................................................83
          Section 6.16     Tax Matters...............................................................83
          Section 6.17     Third Party Consents......................................................83
          Section 6.18     Reasonable Efforts........................................................83
          Section 6.19     Refinancings..............................................................84
          Section 6.20     Conversion and Exchange Agreement; Minimum Stockholders Equity............84
          Section 6.21     Preparation of Company Financial Statements...............................84
          Section 6.22     Indemnification...........................................................85

Article VII. Closing Conditions......................................................................86
          Section 7.1      Conditions to Obligations of Each Party Under This Agreement..............86
          Section 7.2      Additional Conditions to Obligations of Parent and Merger Sub.............86
          Section 7.3      Additional Conditions to Obligations of the Company.......................90

Article VIII. Survival of Representations, Warranties and Covenants; Indemnification.................92
          Section 8.1      Survival of Representations, Warranties and Covenants.....................92
          Section 8.2      Indemnification; Escrow Account...........................................93
          Section 8.3      Limitation on Indemnification.............................................93
          Section 8.4      Indemnification Procedures................................................94
          Section 8.5      Stockholder Agent.........................................................96
          Section 8.6      Resolution of Conflicts...................................................98
          Section 8.7      No Contribution...........................................................99
          Section 8.8      Fraud; Willful Misrepresentation..........................................99
          Section 8.9      Exclusive Remedies........................................................99
          Section 8.10     Purchase Price Adjustment.................................................99

Article IX. Termination, Amendment and Waiver........................................................99
          Section 9.1      Termination...............................................................99
          Section 9.2      Effect of Termination....................................................101
          Section 9.3      Termination Fees.........................................................101
          Section 9.4      Amendment................................................................101
          Section 9.5      Waiver...................................................................101
          Section 9.6      Fees and Expenses........................................................102

Article X. General Provisions.......................................................................102
          Section 10.1     Notices..................................................................102
          Section 10.2     Headings.................................................................103
          Section 10.3     Severability.............................................................103
          Section 10.4     Entire Agreement.........................................................103
          Section 10.5     Assignment...............................................................104
          Section 10.6     Parties in Interest......................................................104
          Section 10.7     Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury..........104
          Section 10.8     Disclosure...............................................................105
          Section 10.9     Counterparts.............................................................105
          Section 10.10    Facsimile Execution......................................................105
          Section 10.11    Remedies Cumulative......................................................105
          Section 10.12    Specific Performance.....................................................105
          Section 10.13    Time.....................................................................105
          Section 10.14    Certain Taxes............................................................106

                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------


Exhibit A....Form of Certificate of Merger
Exhibit B....Form of Letter of Transmittal
Exhibit C....Form of Escrow Agreement
Exhibit D....Form of Amended and Restated Commercial Loan and Security Agreement
Exhibit E....Form of Conversion and Exchange Agreement
Exhibit F....Form of Termination and Release Agreement
Exhibit G....Form of Registration Rights Agreement
Exhibit H....Form of Company Officers' Certificate
Exhibit I....Form of Corporate Governance Agreement
Exhibit J....Form of Stanford Officers' Certificate
Exhibit K....Form of Company Legal Opinion
Exhibit L....Form of Stanford Legal Opinion
Exhibit M....Form of Parent Officers' Certificate
Exhibit N....Form of Parent Legal Opinion


                             INDEX OF DEFINED TERMS
                             ----------------------

401(k) Plan..................................83     Company FY 2006 Financial Statements.........84
A Warrants....................................1     Company Group................................45
Acquisition Proposal..........................2     Company Information...........................4
Actions.......................................2     Company Insider..............................22
Actual Knowledge..............................2     Company IP...................................41
Affiliate.....................................2     Company Material Contract....................38
Affiliate Letter.............................81     Company Option................................4
Agreement.....................................1     Company Permits..............................30
Amend.........................................2     Company Preferred Shares.....................26
Amended and Restated Stanford LOC............84     Company Products.............................42
Applicable Time...............................3     Company SEC Reports...........................4
Authorized Stock Increase....................77     Company Stock Option Plan.....................5
B Warrants....................................3     Company Stockholder Approval.................29
Basket Amount................................93     Company Stockholders Equity...................5
beneficial owner..............................3     Company Stockholders Meeting.................29
beneficial ownership..........................3     Company Subsidiaries.........................26
beneficially own..............................3     Company Subsidiary...........................26
beneficially owning...........................3     Company Warrant...............................5
Best Efforts..................................3     Company-Owned IP.............................42
Blue Sky Laws.................................3     Confidentiality Agreement....................80
Board Recommendation..........................3     Consent.......................................5
Breach........................................3     Continuing Employees.........................82
Business Day..................................3     Contract......................................5
Capitalization Adjustment.....................3     Control.......................................5
Certificate of Merger........................16     controlled by.................................5
Certificates..................................3     Conversion and Exchange Agreement............84
Claim Notice.................................92     D&O Insurance................................85
Closing......................................16     Defending Party..............................98
Closing Company Common Shares.................4     DGCL..........................................1
Closing Date.................................16     DiGenova.....................................84
Closing Price.................................4     DiGenova Note................................84
COBRA........................................35     Dissenting Shares............................23
Code..........................................4     Dissenting Stockholders.......................5
Commitment....................................4     Effective Time...............................16
Company.......................................1     Employment Agreements........................88
Company Affiliate............................81     Encumber......................................5
Company Balance Sheet.........................4     Encumbrance...................................5
Company Balance Sheet Date....................4     Entity........................................5
Company Benefit Plans........................34     Environment...................................5
Company Board.................................1     Environmental Claims..........................5
Company Board Recommendation..................4     Environmental Laws............................6
Company Bylaws...............................26     Environmental Release.........................6
Company Certificate of Incorporation.........26     Environmentally Released......................6
Company Common Share..........................4     Equity Interest...............................6
Company Common Stock..........................4     ERISA.........................................6
Company Disclosure Schedules.................25     ERISA Affiliate...............................6
Company Financial Advisor....................47     Escrow Account...............................24
Company Financial Statements.................31     Escrow Agent..................................6


                                      -v-


Escrow Agreement.............................24     Ordinary Course of Business..................10
Escrow Assets................................96     Organizational Documents.....................10
Escrow Period................................24     Original Company Disclosure Schedule.........25
Escrow Stock.................................24     Original Parent Disclosure Schedule..........48
Escrow Termination Date.......................6     OTCBB........................................10
Event.........................................6     Other Filings................................10
Exchange Act..................................6     Other Merger Filings.........................76
Exchange Agent...............................19     Outside Date.................................99
Exchange Ratio...............................17     Parent........................................1
Expenses......................................7     Parent Balance Sheet.........................11
Facilities....................................7     Parent Balance Sheet Date....................11
Foreign Plan.................................36     Parent Benefit Plans.........................56
Form S-4......................................7     Parent Board..................................1
GAAP..........................................7     Parent Board Recommendation..................11
Governmental Entity...........................7     Parent Bylaws................................49
Governmental Permit...........................7     Parent Certificate of Incorporation..........49
Group.........................................7     Parent Closing Price.........................11
Hazardous Materials...........................7     Parent Common Share..........................11
Indebtedness..................................7     Parent Disclosure Schedules..................48
Indemnified Parties..........................93     Parent Financial Advisor.....................68
Indemnifying Parties.........................93     Parent Financial Statements..................53
Insured Parties..............................85     Parent Group.................................66
Intellectual Property.........................8     Parent Information...........................11
IRS...........................................8     Parent IP....................................63
JAMS.........................................98     Parent Material Contract.....................60
Key Employee..................................8     Parent Option................................11
Knowledge.....................................8     Parent Permits...............................52
Law...........................................8     Parent Products..............................63
Lease.........................................8     Parent SEC Reports...........................11
Letters of Transmittal.......................18     Parent Stock Option Plan.....................11
Liability.....................................9     Parent Stockholder Approval..................51
Liable........................................9     Parent Stockholders Equity...................11
Lien..........................................9     Parent Stockholders Meeting..................51
Limited Joinder Agreement.....................1     Parent Subsidiaries..........................48
Lock-Up Agreement............................89     Parent Subsidiary............................48
Made Available................................9     Parent Warrant...............................11
Material......................................9     Parent-Owned IP..............................63
Material Adverse Effect.......................9     PCAOB........................................11
Materially....................................9     Person.......................................11
Materials of Environmental Concern...........10     Post-Merger Parent Board.....................83
Maximum Amount...............................85     Principal Market.............................11
Merger........................................1     Property.....................................12
Merger Sub....................................1     Prosecuting Party............................98
Minimum Company Stockholders Equity..........10     Proxy Statement..............................12
Minimum Parent Stockholders Equity...........10     Registered Intellectual Property.............12
Minute Books.................................10     Related Agreement............................12
New Option...................................21     Representative...............................12
NPCA..........................................1     Repurchase Rights............................12
Open Source Materials........................10     SEC..........................................12
Option Exchange Ratio........................10     SEC Reports..................................12
Order........................................10     SEC Rules....................................12


                                      -vi-



Securities...................................12     Tangible Personal Property...................14
Securities Act...............................12     Tax Authority................................14
Security Interest............................13     Tax Return...................................14
SFG..........................................84     Taxes........................................14
Shared Expenses Agreement....................02     Termination and Release Agreement............88
Significant Company Customer.................38     Third Party Intellectual Property Rights.....14
Significant Parent Customer..................60     Trading Day..................................14
SOX..........................................13     Transaction..................................14
Specified Consents...........................29     Transaction Document.........................14
Stanford......................................1     Transfer.....................................14
Stanford LOC.................................84     Transferred..................................14
Stockholder Agent.............................1     Transferring.................................14
Stockholder Agent Expense Cap................24     Twenty Day VWAP..............................14
Stockholders.................................13     U.S. Export and Import Laws..................15
Stockholders Equity Date.....................13     under common control with.....................5
Subsidiary...................................13     Unvested Company Shares......................22
Superior......................................1     Updated Company Disclosure Schedule..........25
Superior Offer...............................13     Updated Parent Disclosure Schedule...........48
Surviving Corporation........................16     WARN Act.....................................38

                                                                  Execution Copy

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of July 12, 2006 (together with all schedules and exhibits hereto, this "Agreement"), by and among (i) DGSE Companies, Inc., a Nevada corporation (together with its successors and permitted assigns, "Parent"), (ii) DGSE Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (together with its successors and permitted assigns, "Merger Sub"),
(iii) Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) (together with its successors, the "Company" or "Superior"), and (iv) Stanford International Bank, Ltd., a company organized under the laws of Antigua and Barbuda (together with its successors, "Stanford"), as agent, attorney-in-fact and representative for the stockholders of the Company (together with its successors in such capacity, the "Stockholder Agent"). Stanford is not a signatory to this Agreement but is joining, and becoming a party to, this Agreement in its individual capacity and as Stockholder Agent to the limited extent provided in that certain Limited Joinder Agreement, made and entered into as of even date herewith (the "Limited Joinder Agreement"), by and among the parties hereto (including Stanford).

                                 R E C I T A L S
                                 ---------------

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation;

         WHEREAS, in the Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive shares of Common Stock of Parent (as set forth in Article III), on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and Chapters 78 and 92A of Title 7 of the Nevada Revised Statutes (the "NPCA"); and

         WHEREAS, the Board of Directors of the Company (the "Company Board") and the Board of Directors of Parent (the "Parent Board") has each resolved to recommend to its stockholders the adoption and approval of this Agreement and the Merger.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                           DEFINED TERMS; CONSTRUCTION

             Section 1.1 Certain Definitions. Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them below or in the referenced Sections of this
Agreement:

         "A Warrants" means the A Warrants, substantially in the form of Exhibit A to the Conversion and Exchange Agreement, which the Company is obligated to issue pursuant to the Conversion and Exchange Agreement.

         "Acquisition Proposal" means, (A) with respect to the Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent), or any public announcement of intention to enter into any such agreement or of any intention to make any offer, proposal or indication of interest, relating to or involving (i) the purchase from the Company or any Company Subsidiary or any acquisition by any Person of more than a 10% interest (or, with respect to any Person holding more than a 10% interest on the date hereof, of an additional interest) in the total outstanding voting securities of the Company or any Company Subsidiary (other than acquisitions of voting securities of a Company Subsidiary by the Company) or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of the total outstanding voting securities of the Company or any Company Subsidiary,
(ii) any merger, consolidation, business combination or similar transaction involving the Company or any Company Subsidiary, or (iii) any sale (other than in the Ordinary Course of Business) or disposition of the assets of the Company and the Company Subsidiaries in any single transaction or series of related transactions that constitute or represent 10% or more of the total revenue or operating assets of the Company and the Company Subsidiaries taken as a whole, in each case other than (x) the Merger, (y) the exercise of Company Options, or
(z) the conversion or exchange of Company Preferred Shares or Company Indebtedness by Stanford, as contemplated by Article VII; and (B) with respect to Parent, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by the Company), or any public announcement of intention to enter into any such agreement or of any intention to make any offer, proposal or indication of interest, relating to or involving (i) the purchase from the Parent or any Parent Subsidiary or any acquisition by any Person of more than a 10% interest (or, with respect to any Person holding more than a 10% interest on the date hereof, of an additional interest) in the total outstanding voting securities of Parent or any Parent Subsidiary (other than acquisitions of voting securities of a Parent Subsidiary by Parent) or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of the total outstanding voting securities of Parent or any Parent Subsidiary, (ii) any merger, consolidation, business combination or similar transaction involving the Parent or any Parent Subsidiary, or (iii) any sale (other than in the Ordinary Course of Business) or disposition of the assets of Parent and the Parent Subsidiaries in any single transaction or series of related transactions that constitute or represent 10% or more of the total revenue or operating assets of Parent and the Parent Subsidiaries taken as a whole, in each case other than the Merger and the exercise of Parent Options.

         "Actions" means any action, appeal, petition, plea, charge, complaint, claim, suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public, private or otherwise, whether at law or in equity), demand, litigation, arbitration, mediation, hearing, inquiry, investigation, audit or similar event, occurrence, or proceeding, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity, arbitrator or mediator.

         "Actual Knowledge" means, with respect to a particular fact or other matter, (i) with respect to an individual, that such individual is actually aware of such fact or other matter, and (ii) with respect to an Entity, that any Person who is serving, or who has at any time served, as a director, officer, management-level employee, partner, executor or trustee of such Entity (or, in all cases above, in any similar or equivalent capacity), or any employee of such Entity charged with responsibility for a particular functional or regional area of such Entity's business or operations, has, or at any time had, Actual Knowledge of such fact or other matter.

         "Affiliate" shall have the meaning ascribed to such term in Rule 144 promulgated under the Securities Act.

         "Amend" means, with respect to any Contract, Law, filing or Organizational Document, to amend, supplement, extend, waive a provision of or otherwise modify such Contract, Law, filing or Organizational Document. The related terms "Amended" and "Amendment" shall have the correlative meanings.

         "Applicable Time" means (i) with respect to the Form S-4, the time the Form S-4, or any amendment or supplement thereto, is filed with the SEC, the time the Form S-4 becomes effective under the Securities Act and at the Effective Time, (ii) with respect to the Proxy Statement, the date the Proxy Statement, or any amendment or supplement thereto, is first mailed to the stockholders of Parent or the Company, at the times of the Parent Stockholder Meeting and the Company Stockholder Meeting, and at the Effective Time, or (iii) with respect to any Other Filing, the date such Other Filing, or any amendment or supplement thereto, is filed with the applicable Governmental Entity.

         "B Warrants" means the B Warrants, substantially in the form of Exhibit B to the Conversion and Exchange Agreement, which the Company may be obligated to issue pursuant to the Conversion and Exchange Agreement.

         "beneficial owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The related terms "beneficially own", "beneficially owning" and "beneficial ownership" shall have the correlative meanings.

         "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously and effectively as possible.

         "Board Recommendation" means the Company Board Recommendation or the Parent Board Recommendation.

         "Blue Sky Laws" means state securities or "blue sky" laws.

         "Breach" means (a) any breach of, or inaccuracy in, any representation or warranty, (b) any breach or violation of, default under (including any designated "event of default"), failure to perform, failure to comply with or failure to notify, or noncompliance with, any covenant, agreement or obligation, or (c) any one or more other Events the existence of which, individually or together, whether unconditionally or with the passing of time or the giving of notice, or both, would (i) constitute a breach, violation, default, failure or noncompliance referred to in clauses (a) and (b) next above, (ii) result in the acceleration of, or permit any Person to accelerate, any monetary obligation,
(iii) result in the abridgement, modification, acceleration, termination, revocation, rescission, redemption, cancellation or vesting of, or permit any Person to abridge, modify, accelerate, delay, condition, terminate, revoke, rescind, redeem or cancel, any right, license, liability, benefit, debt, power, authority, privilege or obligation, or (iv) require, or permit any Person to require, the payment of a monetary penalty or liquidated damages.

         "Business Day" means any day other than (i) a Saturday or Sunday, and
(ii) any day on which the SEC shall be closed for business.

         "Capitalization Adjustment" means, with respect to any class of shares, an adjustment based on any stock split, reverse stock split, combination, consolidation, reorganization or reclassification of, or any stock dividend (including any dividend or distribution of Securities convertible into capital stock) on, such class of shares, the recapitalization of the issuer thereof, or any like change.

         "Certificates" means, collectively, the stock certificates representing Company Common Shares immediately before the Effective Time.

         "Closing Price" means the lesser of (A) $3.25 and (B) the greater of
(1) the Twenty Day VWAP as of the Closing Date, and (2) $1.90.

         "Closing Company Common Shares" means the Company Common Shares outstanding immediately at the Effective Time, including any Company Common Shares issued or issuable upon the exercise or conversion, before or at the Effective Time, of any Company Options, Company Warrants or other Commitments therefor, including the conversions and exchanges contemplated by the Conversion and Exchange Agreement, but, for avoidance of doubt, excluding Company Common Shares (i) to be cancelled pursuant to Section 3.1(b), or (ii) issuable upon the exercise of any Company Options or Company Warrants being assumed by Parent pursuant to Section 3.7 and Section 3.9, respectively.

         "Code" means the United States Internal Revenue Code of 1986, as
Amended.

         "Commitment" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, purchase or acquisition rights, conversion rights, exchange rights, or other Contracts that require an Entity to issue any of its Equity Interests, (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for, in each case with or without consideration, any Equity Interest of an Entity, (c) statutory pre-emptive rights or pre-emptive rights granted under an Entity's Organizational Documents, (d) rights of first refusal, tag-along rights, co-sale rights, drag-along rights, registration rights, piggyback rights, buy-sell arrangements, or voting agreements, or (e) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to an Entity.

         "Company Balance Sheet" means the balance sheet of the Company as of the Company Balance Sheet Date, as contained in the Company SEC Reports.

         "Company Balance Sheet Date" means (i) as of the date hereof, March 31, 2006, and (ii) as of the Closing Date, June 30, 2006.

         "Company Board Recommendation" means the unanimous recommendation by the Company Board that the Company's stockholders vote in favor of (i) the adoption and approval of this Agreement and the Merger, and (ii) the Stockholder Agent Appointment.

         "Company Common Share" means a share of Company Common Stock.

         "Company Common Stock" means the common stock, par value $0.001 per share, of the Company.

         "Company Information" means the statements regarding the Company, its operations, business, directors, officers, Subsidiaries and stockholders contained in the Form S-4, Proxy Statement or Other Filings.

         "Company Option" means any option granted, to the extent not exercised, expired or terminated, to a current or former employee, director, officer or consultant of the Company or any Company Subsidiary, or any predecessor of any of the foregoing, to purchase Company Common Shares pursuant to any Company Stock Option Plan.

         "Company SEC Reports" means all SEC Reports filed by the Company with the SEC, including those that the Company may file subsequent to the date hereof.

         "Company Stock Option Plan" means any equity incentive, stock option, stock bonus, stock award or stock purchase plan, program or arrangement, as amended to date, of the Company or any Company Subsidiary, or any predecessor of any of the foregoing, including the Company's 2003 Omnibus Stock Option Plan and 2000 Omnibus Stock Option Plan.

         "Company Stockholders Equity" shall have the meaning ascribed to such term in the Conversion and Exchange Agreement.

         "Company Warrant" means a warrant or similar right to purchase any Company Common Shares.

         "Consent" means any consent, approval, authorization, permit, ratification, favorable vote, authorization, waiver, or other similar action.

         "Contract" means any agreement, contract, subcontract, lease, sublease, power of attorney, note, loan, evidence of indebtedness, letter of credit, binding undertaking, covenant not to compete, license, instrument, obligation, binding commitment, binding understanding, indenture, option or warranty; in each case whether oral or written, express or implied.

         "Control" means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise. The related terms "controlled by" and "under common control with" shall have the correlative meanings.

         "Dissenting Stockholders" means stockholders of the Company who have perfected their appraisal rights pursuant to Section 262 of the DGCL, or are otherwise duly exercising dissenters' or appraisal rights under applicable Law, in respect of the Merger.

         "Encumbrance" means, with respect to any Property, any Order, Lien, easement, right of way, encroachment, servitude, right of first option, right of first refusal or similar restriction, drag-along or similar rights, community or other marital property interest, condition, equitable interest, license, encumbrance or other binding restriction of any kind (including restrictions on use, Transfer, receipt of income or exercise of any other attribute or indicia of ownership) on such Property or any interest therein or right thereto, whether directly or indirectly (through one or more intermediary Persons or otherwise), whether voluntarily, involuntarily or by operation of law, and, where applicable, any restriction on voting thereof or receipt of income thereon and any Commitments in respect thereof; provided that Transfer restrictions under federal securities and Blue Sky Laws and regulations shall be deemed not to be an Encumbrance. The term "Encumber" shall have the correlative meaning.

         "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm, labor organization, unincorporated organization, or other enterprise, association, organization or business entity.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "Environmental Claims" means, with respect to any Person, all accusations, allegations, notices of violation, Encumbrances, claims, demands, suits or causes of action for any damage, arising out of or related to the presence or Release of, or exposure to, any Hazardous Substances at any of such Person's Facilities, or the material failure by such Person to comply with any applicable Environmental Laws.

         "Environmental Laws" means any Law that requires or relates to (i) advising appropriate authorities, employees or the public of intended, threatened or actual Environmental Releases of Materials of Environmental Concern, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment, (ii) preventing or reducing to acceptable levels the Environmental Release of Materials of Environmental Concern into the Environment, (iii) reducing the quantities, preventing the Environmental Release or minimizing the hazardous characteristics of wastes that are generated, (iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of, (v) protecting the Environment, resources, species or ecological amenities, (vi) reducing to acceptable levels the risks inherent in the transportation of Materials of Environmental Concern, (vii) cleaning up Materials of Environmental Concern that have been Environmentally Released, preventing the threat of Environmental Release or paying the costs of such clean up or prevention, (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets, or (ix) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the protection of human health or the Environment.

         "Environmental Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property. The related term "Environmentally Released" shall have the correlative meaning.

         "Equity Interest" means (a) with respect to any corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to any general or limited partnership, limited liability company, trust or similar Entity, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) with respect to any other Entity, any other direct or indirect equity ownership, participation or interest therein and any Commitments with respect thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as Amended, and the regulations promulgated thereunder.

         "ERISA Affiliate" means, with respect to any Person, any Entity or trade or business (whether or not incorporated), other than such Person, that together with such Person is considered under common control and treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

         "Event" means any act, omission, occurrence, circumstance, development, change, condition or other event or effect.

         "Escrow Agent" means the escrow agent appointed by Parent to act as escrow agent under the Escrow Agreement, together with its successors as escrow agent thereunder.

         "Escrow Termination Date" means the last day of the Escrow Period.

         "Exchange Act" means the Securities Exchange Act of 1934, as Amended, and the rules and regulations promulgated thereunder.

         "Expenses" includes all reasonable out-of-pocket expenses (including all reasonable fees and expenses of legal counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions, including the preparation, printing, filing and mailing of the Form S-4 and Proxy Statement and the solicitation of stockholder approvals and all other matters related to the Transactions.

         "Facilities" means (i) plants, offices, manufacturing facilities, stores, warehouses, administration buildings and real property and related facilities, and (ii) with respect to any Person, all Facilities owned, leased, operated or occupied at any time by such Person or any of such Person's Subsidiaries.

         "Form S-4" means the registration statement on Form S-4 to be filed by Parent with the SEC in connection with the issuance of the Parent Common Shares constituting the Merger Consideration in the Merger, including the joint proxy statement/prospectus forming a part thereof.

         "GAAP" means generally accepted accounting principles for financial reporting, as applied in the United States and in effect from time to time.

         "Governmental Entity" means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) supranational, national, federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any legislature, agency, board, bureau, branch, department, division, commission, instrumentality, court, tribunal, magistrate, justice or other entity exercising governmental or quasi-governmental powers), (iv) multi-national organization or body, (v) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, military, regulatory or taxing authority or power, (v) any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or any other governmental or quasi-governmental authority, or
(vi) any official of any of the foregoing.

         "Governmental Permit" means any permit, license, certificate, Consent, clearance, certificate, registration, approval, accreditation, or other similar authorization required by any Law or Governmental Entity.

         "Group" has the meaning ascribed to such term in Section 13 of the Exchange Act.

         "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other infectious, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under applicable Environmental Laws, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including radioactive materials, petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid,
(iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (vi) all capitalized lease obligations of such Person,
(vii) all obligations of others secured by any Encumbrance on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (x) all obligations of such Person to purchase Securities (or other Property) that arise out of or in connection with the sale of the same or substantially similar Securities or Property, and (xi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

         "Intellectual Property" means any and all worldwide intellectual property and intellectual property rights, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists; all designs and any registrations and applications therefor; all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; Internet domain names and toll-free numbers; all copyrights, copyright registrations and applications therefor; all computer software, including all source code, object code, firmware, and development tools, game engines, game rules, scripts, voice-overs, characters, images, drawings, graphics, files, records and data; all rights in prototypes; all databases and data collections and all rights therein; all moral and economic rights of authors and inventors; and all other intellectual property of any kind or nature.

         "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "Key Employee" means, with respect to any Entity, any employee at the vice president level or higher, or who is otherwise material to such Entity and such Entity's Subsidiaries taken as a whole.

         "Knowledge" means, with respect to a particular fact or other matter,
(a) in the case of an individual, (i) that such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to have discovered or otherwise have become aware of such fact or other matter in the course of conducting a comprehensive investigation concerning the existence of such fact or other matter, and (b) in the case of an Entity, that any Person who is serving, or who has at any time served, as a director, officer, management-level employee, partner, executor or trustee of such Entity (or, in all cases above, in any similar or equivalent capacity), or any employee of such Entity charged with responsibility for a particular functional or regional area of such Entity's business or operations, has, or at any time had, Knowledge of such fact or other matter.

         "Law" means any federal, state, local, domestic, foreign, international or multi national law (statutory, common, or otherwise), constitution, treaty, statute, code, order, writ, injunction, decree, award, stipulation, ordinance or administrative doctrine, ordinance, equitable principle, code, rule, regulation, executive order, request, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Entity, each as Amended.

         "Lease" means any lease of real or personal property or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which the Company is a party or subject, and any other Contract of the Company pertaining to the leasing or use of any Tangible Personal Property. The related terms "Lease" and "Leased" used as a verb shall have the correlative meanings.

         "Liability" or "Liable" means any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, vested or unvested, joint or several, due or to become due, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on financial statements.

         "Lien" means, in respect of any Property, any security interest, deed of trust, mortgage, pledge, lien, statutory liens of any kind or nature, hypothecation, charge, claim, lease or other similar interest or right in respect of such Property.

         "Made Available" means (a) in the case of Parent, that either (i) the Company or its Representatives has delivered such materials to Parent or its designated representatives via email or otherwise on or before July 7, 2006 (or such later date as Parent and the Company may agree in writing), or (ii) such material constitutes part of the Parent SEC Reports filed with the SEC prior to the date of this Agreement which are currently available through the SEC's EDGAR system, and (b) in the case of the Company, that either (i) Parent or its Representatives has delivered such materials to the Company or its designated representatives via email or otherwise on or before July 7, 2006 (or such later date as Parent and the Company may agree in writing), or (ii) such material constitutes part of the Company SEC Reports filed with the SEC prior to the date of this Agreement which are currently available through the SEC's EDGAR system.

         "Material" or "Materially" means, with respect to any Person and any Event, violation or Breach, any of the foregoing which, alone or in combination with any other Events, violations or Breaches, is reasonably likely to result in or have a Material Adverse Effect, taken as a whole, on such Person and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" means, with respect to any Person and any Events, that such Events, taken individually or in the aggregate, (i) have had, or are reasonably likely to have, a materially adverse effect on the assets (including intangible assets), Properties, business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or
(ii) materially impede or delays, or are reasonably likely materially to impede or delay, the ability of such Person or its Subsidiaries to perform its obligations under this Agreement or any Related Agreements to which it is a signatory, or to consummate the Transactions, in accordance with the terms hereof and thereof and applicable Laws; provided, however, that no such Events to the extent resulting from or arising out of any of the following shall be deemed to constitute, in and of itself, a Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred a Material Adverse Effect: (i) any change in applicable Laws, GAAP, regulations or application or interpretations of such Laws, GAAP or regulations, but only to the extent that such changes do not adversely affect such Person and its Subsidiaries in a disproportionate manner from others in the industry or market generally, (ii) the negotiation, execution, delivery, pendency or announcement of this Agreement, the Related Agreements or the consummation of the Transactions, including any loss of or adverse impact on relationships with employees, customers, suppliers, licensors, licensees, or distributors of such Person or its Subsidiaries as a result thereof, (iii) any Events affecting the industry in which such Person operates generally, but only to the extent that such Events do not adversely affect such Person and its Subsidiaries in a disproportionate manner, (iv) changes in United States or world general political, economic or capital market conditions, but only to the extent that such changes do not adversely affect such Person and its Subsidiaries in a disproportionate manner, (v) actual or threatened stockholder litigation arising from allegations of breach of fiduciary duty relating to this Agreement or the Related Agreements, including related claims with respect to disclosure of the Merger or this Agreement, or (vi) any delay in the mailing of the Form S-4 or Proxy Statement due to the SEC or Blue Sky Laws review process related thereto.

         "Materials of Environmental Concern" means chemicals, pollutants, pollution, contaminants, wastes, Hazardous Substances and any other substance that is now or hereafter regulated by any applicable Environmental Law or that is otherwise a danger to health, reproduction or the Environment.

         "Merger Consideration" means a number of Parent Common Shares equal to the quotient of $14,000,000 divided by the Closing Price.

         "Minimum Company Stockholders Equity" means $5,751,000.

         "Minimum Parent Stockholders Equity" means $6,071,128.

         "Minute Books" means, (i) with respect to any corporation, minute books of such corporation containing records of all proceedings, consents, actions and meetings of the Board of Directors, committees of the Board of Directors, stockholders and committees of stockholders of such corporation, or (ii) with respect to any other Entity, minutes or similar books and records of such Entity containing records of all proceedings, consents, actions and meetings of the equivalent governing bodies, including managing members in the case of a limited liability company or general partners in case of a partnership, and owners of such Entity.

         "Option Exchange Ratio" means a fraction, the numerator of which equals the number of Parent Common Shares equal to the quotient of $14,000,000 divided by the Twenty Day VWAP as of the Closing Date, and the denominator of which equals the number of Closing Company Common Shares.

         "Order" means any order, ruling, decision, verdict, decree, writ, subpoena, award, judgment, injunction, assessment, or other similar determination or finding by, before, or under the supervision of any Governmental Entity, arbitrator or mediator.

         "Ordinary Course of Business" means, with respect to any action by any Person, that such action (i) is consistent in nature, scope, quality, frequency and magnitude with the past customs and practices of such Person, to the extent practicable if such Person has a rapidly growing business, and is taken in the ordinary course of the normal, day-to-day operations of such Person, and (ii) does not require authorization by (1) such Person's board of directors (or any committee thereof), (2) such Person's stockholders (or by any Person or group of Persons exercising similar authority), or (3) more than one of such Person's (A) principal executive officer, (B) principal operating officer, (C) principal financial officer, and (D) other officer performing substantially similar functions.

         "Organizational Documents" means, with respect to any Entity, (i) if a corporation, its articles or certificate of incorporation and its bylaws, or
(ii) if another type of Entity, any other charter, regulations or similar document, including Contracts, adopted or filed in connection with the creation, formation or organization of such Entity; in each case as Amended.

         "OTCBB" means the OTC Bulletin Board.

         "Other Filings" means all filings made by, or required to be made by, the Company or Parent, as the case may be, with the SEC in connection with the Transactions, other than the Form S-4 and Proxy Statement.

         "Open Source Materials" means all software or other copyrightable work that is distributed as "free software" or "open source software" or under substantially similar licensing or distribution terms, including any software licensed under a license approved as "Open Source" by the Open Source

Initiative, http://www.opensource.org/, or as "Free Software" by The Free Software Foundation, http://www.fsf.org/.

         "Parent Balance Sheet" means the balance sheet of Parent as of the Parent Balance Sheet Date, as contained in the Parent SEC Reports.

         "Parent Balance Sheet Date" means (i) as of the date hereof, March 31, 2006, and (ii) as of the Closing Date, June 30, 2006.

         "Parent Board Recommendation" means the unanimous recommendation by the Parent Board that the Parent's stockholders vote in favor of (i) the adoption and approval of this Agreement and the Merger, and (ii) the Authorized Stock Increase.

         "Parent Closing Price" means the arithmetic mean of the closing bid price of one Parent Common Share on the thirty Trading Days immediately preceding the Effective Time (which shall include the Trading Day that occurs on the day of the Effective Time if (but only if) the Effective Time is after the close of trading on such Trading Day), as quoted on the Parent's Principal Market.

         "Parent Common Share" means a share of common stock, par value $0.01 per share, of Parent.

         "Parent Information" means the statements regarding Parent, its operations, business, directors, officers, Subsidiaries and stockholders contained in the Form S-4, Proxy Statement or Other Filings.

         "Parent Option" means any option granted, to the extent not exercised, expired or terminated, to a current or former employee, director, officer or consultant of Parent or any Parent Subsidiary, or any predecessor of any of the foregoing, to purchase Parent Common Shares pursuant to any Parent Stock Option Plan.

         "Parent SEC Reports" means all SEC Reports filed by Parent with the SEC, including those that Parent may file subsequent to the date hereof.

         "Parent Stock Option Plan" means any equity incentive, stock option, stock bonus, stock award or stock purchase plan, program or arrangement, as amended to date, of Parent or any Parent Subsidiary, or any predecessor of any of the foregoing, including Parent's Stock Option Plan, effective as of January 1, 2004 and, if approved at Parent's 2006 annual meeting of its stockholders, Parent's 2006 Equity Incentive Plan (as such plan is described in Parent's proxy statement filed with the SEC on April 27, 2006).

         "Parent Stockholders Equity" shall have the meaning ascribed to such term in the Conversion and Exchange Agreement.

         "Parent Warrant" means a warrant or similar right to purchase any Parent Common Shares.

         "PCAOB" means the United States Public Company Accounting Oversight Board.

         "Person" means any individual, Group, Governmental Entity or Entity.

         "Principal Market" means, with respect to any Entity, the Nasdaq Capital Market, the New York Stock Exchange, the Nasdaq National Market, the American Stock Exchange, the OTCBB or any other national securities exchange registered under Section 6 of the Exchange Act, whichever is at the time the principal trading exchange, market or inter-dealer or automated quotation system for the shares of common stock of such Entity.

         "Property" means any present or future, legal or equitable, vested or contingent right to or interest in any fixture, real property, personal property or any other property or asset, including goods, leases, securities (whether or not certificated), commercial paper, financial assets, commodities, accounts, equipment, chattel paper, derivatives, instruments, money, claims, licenses, Contracts, Intellectual Property, royalties and general intangibles, and any proceeds of any of the foregoing.

         "Proxy Statement" means the proxy materials constituting part of the joint proxy statement/prospectus forming part of the Form S-4 or otherwise communicated to Parent or Company stockholders in connection with the Merger or relating to the Company Stockholders Meeting or the Parent Stockholders Meeting.

         "Registered Intellectual Property" means, with respect to any Person, all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks or service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks, (iii) registered Internet domain names or toll-free numbers, and
(iv) registered copyrights and applications for copyright registration, in each case of clauses (i) through (iv) next preceding, that is owned by, registered or filed in the name of, such Person or any Subsidiary of such Person.

         "Related Agreements" means the Confidentiality Agreement, the Shared Expenses Agreement, the Escrow Agreement, the Limited Joinder Agreement, the Certificate of Merger, the Employment Agreements, the A Warrants, the B Warrants (if any), the Registration Rights Agreement, the Termination and Release Agreement, the Conversion and Exchange Agreement, the Lock-Up Agreement, and any other agreement delivered at or in connection with the Closing.

         "Representatives" means, with respect to any Person, such Person's officers, directors, employees, managers, consultants, contractors, agents, investment bankers, brokers, agents, and other financial, banking and legal advisors or other representatives.

         "Repurchase Rights" means, with respect to any Entity, outstanding rights held by such Entity to repurchase or redeem Equity Interests in such Entity, or similar restrictions in such Entity's favor with respect to any of its Equity Interests.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Reports" means any forms, statements, schedules, requests, reports and documents (including items incorporated by reference) required or authorized to be filed with the SEC pursuant to the Securities Act or the Exchange Act or the rule and regulations promulgated by the SEC thereunder.

         "SEC Rules" means the rules and regulations promulgated by the SEC under the Securities Act, the Exchange Act or SOX.

         "Securities Act" means the Securities Act of 1933, as Amended, and the rules and regulations promulgated thereunder.

         "Securities" means any stock, capital stock or similar security, shares, partnership (general or limited) interests, membership or limited liability company interests or units, interests in a joint venture, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement or business trust, voting trust certificate, investment contract, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest or participations in, temporary or interim certificates for, receipt for, guarantees of, warrants or rights to subscribe to, purchase or otherwise acquire, or any other Commitments, puts or other options, futures, or certificate of deposit for, any of the foregoing.

         "Security Interest" means any Lien, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Company Financial Statements in an amount equal to the Liability for which the lien is asserted, (ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's or other like liens (including contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent, or with respect to amounts being contested in good faith by appropriate proceedings, and (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

         "SOX" means the Sarbanes-Oxley Act of 2002, as Amended, and the rules and regulations promulgated thereunder.

         "Stockholders" means all of the stockholders of the Company from time to time, other than stockholders who do not hold any Company Common Shares other than Dissenting Shares.

         "Stockholders Equity Date" means the date 30 calendar days (or, at the election of Parent and the Company, such fewer number of days, not less than three Business Days prior to the Closing Date, as they shall notify Stanford in writing) prior to the Closing Date.

         "Subsidiary" means, with respect to any Person, (a) any corporation in which a controlling interest in the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors of such corporation is owned by such Person directly or through one or more other Subsidiaries of such Person, and (b) any Person other than a corporation of which at least a controlling interest of the Equity Interests (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers, or others that will control the management of such Entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

         "Superior Offer" means, with respect to the party receiving an offer, any bona fide written offer, not solicited after the date of this Agreement by the party or on behalf of the party by any of its Representatives, made by a Person to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger), all or substantially all of the assets of the party receiving the offer or all of the total outstanding voting securities of such party and as a result of which (i) Equity Interests held by stockholders of such party immediately preceding such transaction would represent or be converted into less than 50% of the Equity Interests in the surviving or resulting Entity of such transaction or any direct or indirect parent or Subsidiary thereof, or (ii) such third party acquiring, directly or indirectly, all or substantially all of the assets of the party receiving the offer and such party's Subsidiaries, taken as a whole, in each case for consideration consisting exclusively of cash or publicly-traded equity securities, on terms that such party's Board of Directors has in good faith determined (after consulting with such party's legal counsel and financial advisors), to be more favorable to its stockholders than the terms of the Merger and taking into consideration whether such offer is reasonably capable of being consummated, and whether financing to the extent required by the Person making such offer, is then fully committed and available, and is not contingent.

         "Tangible Personal Property" means, with respect to any Person, all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than inventories) of every kind owned or leased by such Person, wherever located and whether or not carried on such Person's books.

         "Taxes" means (i) all taxes, levies, assessments, duties, imposts or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental, franchise or other governmental taxes or charges, imposed by any Governmental Entity responsible for the imposition of any such tax (each, a "Tax Authority"), including any interest, penalties or additions to tax applicable or related thereto, (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto), and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person with respect to the payment of any amounts of the type described in clause (i) or clause (ii).

         "Tax Return" means any report, return, statement, declaration, claim for refund, information return or other written information (including any related or supporting schedules, statements or information and amended returns) filed or required to be filed in connection with any Taxes, including the administration of any Laws, regulations or administrative requirements relating to any Taxes.

         "Third Party Intellectual Property Rights" means, with respect to any Person, any Intellectual Property owned by, or exclusively licensed by, another Person (other than a Subsidiary of such first Person).

         "Trading Day" means any day other than a Saturday or a Sunday on which the Parent's Principal Market is open for trading in equity securities.

         "Transaction Documents" means this Agreement, the Related Agreements and any certificates, instruments or documents delivered pursuant to or in connection with this Agreement, any Related Agreement or any Transaction.

         "Transactions" means all of the transactions contemplated by this Agreement, including the Merger.

         "Transfer" means, with respect to any Property, to sell, deed, dividend, distribute (including upon liquidation or distribution), exchange, convey, consign, negotiate, gift, devise, bequeath, pass by intestate succession, assign, issue, or otherwise alienate, transfer or dispose of such Property or any interest therein or right thereto, whether directly or indirectly (through another Person or otherwise), whether voluntarily, involuntarily or by operation of law, and whether with or without consideration. The related terms "Transferred" and "Transferring" shall have the correlative meanings.

         "Twenty Day VWAP" means, with respect to any date of determination, the volume-weighted closing sales price of the Parent Common Shares on Parent's Principal Market for the most recent twenty Trading Days on such Principal Market prior to or on such date of determination (or, if such date is not a

Trading Day or if trading has not closed for the day on such date, the next preceding Trading Day) on which trading occurred in the Parent Common Shares, which price shall, for the avoidance of doubt, be equal to a fraction, (x) the numerator of which equals the sum, for each of such twenty Trading Days, of the product of (1) the closing sales price of the Parent Common Shares on such Trading Day on such Principal Market, times (2) the number of Parent Common Shares traded during such Trading Day on such Principal Market, and (y) the denominator of which equals the sum of the number of Parent Common Shares traded during each of such twenty Trading Days on such Principal Market.

         "U.S. Export and Import Laws" means all United States export and import Laws and controls, including the Arms Export Control Act (22 U.S.C. ss. 2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. Subchapter M), the Export Administration Act of 1979, as amended (50 U.S.C. ss.ss. 2401-2420), the Export Administration Regulations (EAR) (15 C.F.R. 730-774), and all other laws and regulations of the United States Government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America and non-U.S. parties.

             Section 1.2 Other Definitions. All other capitalized terms used in this Agreement and not defined in Section 1.1 shall have the meanings ascribed to such terms elsewhere in this Agreement.

             Section 1.3 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has Breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to a similar subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in Breach of the first representation, warranty, or covenant. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a) all references in this Agreement to designated "Articles," "Sections" and other subdivisions, or to designated "Exhibits," "Schedules" or "Appendices," are to the designated Articles, Sections and other subdivisions of, or the designated Exhibits, Schedules or Appendices to, this Agreement;

             (b) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

             (c) references to any agreement, document or instrument means such agreement, document or instrument as Amended and in effect from time to time in accordance with the terms thereof, and shall be deemed to refer as well to all addenda, annexes, appendices, exhibits, schedules and other attachments thereto;

             (d) reference to any Law means such Law as Amended, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive Amendment, codification, replacement or reenactment of such section or other provision;

             (e) references to "dollars" or "cash", and the "$" symbol, are references to the lawful money of the United States of America;

             (f) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";

             (g) the words "include," "includes," and "including" shall be deemed to be followed by "without limitation";

             (h) the term "or" shall not be exclusive;

             (i) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

             (j) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa;

             (k) the words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

             (l) all accounting terms shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

                                  ARTICLE II.
                                   THE MERGER

             Section 2.1 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub, at the Effective Time, shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (together with its successors, the "Surviving Corporation") and as a wholly-owned subsidiary of Parent.

             Section 2.2 The Closing. The closing of the Merger (the "Closing") shall take place (i) on the second Business Day after the satisfaction or waiver of each of the conditions set forth in Article VII, or (ii) at such other time as Parent and the Company shall agree in writing (the date of the Closing, the "Closing Date"). The Closing shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, High Bluff Drive, Suite 300, San Diego, California, 92130-3051, or at such other location as Parent and the Company agree in writing.

             Section 2.3 Effective Time. On the Closing Date, or on such other date as may be mutually agreed by Parent and the Company, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in substantially the form of Exhibit A (the "Certificate of Merger") with the Office of the Secretary of State of the State of Delaware, executed and otherwise filed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or if another date and time is specified in the Certificate of Merger, such specified date and time, the "Effective Time").

             Section 2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the Property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all Debts, Liabilities and duties of the Company and Merger Sub shall become the Debts, Liabilities and duties of the Surviving Corporation.

             Section 2.5 Certificate of Incorporation; Bylaws. The certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall constitute the certificate of incorporation and bylaws of the Surviving Corporation at and after the Effective Time; provided, however, that Article I of the certificate of incorporation of the Surviving Corporation will be amended at the Effective Time to read "The name of the corporation is Superior Galleries, Inc." (or as Parent and the Company may otherwise agree prior to the filing of the Certificate of Merger) until thereafter amended.

             Section 2.6 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the sole directors and officers of the Surviving Corporation effective as of the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                  ARTICLE III.
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

             Section 3.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

             (a) Company Common Shares. Each Closing Company Common Share issued and outstanding immediately prior to the Effective Time (exclusive of Dissenting Shares referred to in Section 3.10) shall be automatically be cancelled and retired and shall cease to exist, and the holder of a stock certificate that, immediately prior to the Effective Time, represented issued and outstanding Closing Company Common Shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates (or delivery of the affidavit and bond, if any, specified in Section 3.4(i)) and upon the terms and subject to the conditions set forth in this Article III and elsewhere in this Agreement, for each Company Common Share an amount of Parent Common Shares equal to a fraction (such fraction, the "Exchange Ratio"), the numerator of which equals the number of Parent Common Shares constituting the Merger Consideration and the denominator of which equals the number of Closing Company Common Shares.

             (b) Cancellation of Certain Shares. Each Company Common Share held immediately prior to the Effective Time by the Company, Parent, Merger Sub or any Subsidiary of the Company, Parent or Merger Sub, and each share of any class of capital stock of the Company other than the Company Common Stock (including each series of preferred stock of the Company), shall be automatically cancelled and retired and shall cease to exist, without any conversion thereof or consideration therefor, and no payment shall be made with respect thereto.

             (c) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation's capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

             Section 3.2 Capitalization Adjustments to Shares. In the event of any Capitalization Adjustment with respect to the Company Common Shares or Parent Common Shares occurring after the date of this Agreement and prior to the Effective Time, or with respect to Parent Common Shares being held in the Escrow Account pursuant to the Escrow Agreement after the Effective Time for so long as held therein, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such Capitalization Adjustment.

             Section 3.3 Allocation and Distribution of Merger Consideration. Subject to Section 3.1(b), Section 3.5, Section 3.14 and other provisions of this Article III, the Merger Consideration shall be allocated among all pre-Closing Stockholders pro rata according to the respective number of Closing Company Common Shares held by each such stockholder. Parent (and, to the extent applicable, the Stockholder Agent) shall deliver the Merger Consideration to the Exchange Agent for distribution to such stockholders, provided that Parent may retain any consideration in respect of any Dissenting Stockholders for distribution pursuant to Section 3.10 or for paying any settlement, award or judgment of any Actions relating to such stockholder's Dissenting Shares.

             Section 3.4 Surrender of Certificates; Payment.

             (a) Exchange Procedures.

                          (1) Promptly after the Effective Time, Parent shall
             instruct the Exchange Agent to mail to each holder of record of Closing Company Common Shares (i) a letter of transmittal, substantially in the form of Exhibit B (collectively, the "Letters of Transmittal"), and (ii) instructions for use in effecting surrender by such holder of its Certificates to the Exchange Agent in exchange for the Merger Consideration.

                          (2) The holder of each Certificate, upon the surrender
             of such Certificate by such holder to the Exchange Agent (or the delivery of the affidavit and bond, if any, specified in Section 3.4(i)), together with a Letter of Transmittal duly completed and validly executed by such holder in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, shall, subject to Section 3.4(e) and Section 3.14, be entitled to receive in exchange for such Certificate a certificate representing the number of Parent Common Shares for which the Company Common Shares theretofore represented by such Certificate may be exchanged pursuant to Section 3.1, and such surrendered Certificate shall forthwith thereafter be cancelled and retired.

                          (3) Each Certificate shall be deemed at all times from
             and after the Effective Time to represent only the right to receive, upon exchange as contemplated in this Section 3.4, the Merger Consideration to which the holder of the Company Common Shares formerly represented by such Certificate is entitled to receive in the Merger.

             (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date thirty or more days after the Effective Time but prior to the surrender of a Certificate (or the delivery of the affidavit and bond, if any, specified in Section 3.4(i)) will be paid or due to the holder of such Certificate in respect of the Parent Common Shares exchangeable therefor.

             (c) Transfers of Ownership. In the event of a transfer of ownership of Company Common Shares that is not registered on the transfer records of the Company, the Merger Consideration payable hereunder with respect to such Company Common Shares may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, but only if (i) such Certificate shall be properly endorsed and otherwise be in proper form for transfer, and (ii) that the Person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

             (d) Exchange Agent. Prior to the Effective Time, Parent or a direct or indirect Subsidiary of Parent shall make available to Registrar & Transfer Company (or such other transfer agent which Parent may appoint to act as the exchange agent hereunder from time to time), as exchange agent hereunder (in such capacity, together with its successors in such capacity, the "Exchange Agent"), for distribution by the Exchange Agent in accordance with this Article III, certificates representing Parent Common Shares to deliver to the holders of outstanding Company Common Shares (other than any Company Common Shares to be canceled pursuant to Section 3.1(b) and Dissenting Shares referred to in Section 3.10), as the aggregate Merger Consideration payable to such holders pursuant to
Section 3.1 in exchange for such Company Common Shares. Parent shall deliver irrevocable instructions to the Exchange Agent to cause the Exchange Agent to deliver the Merger Consideration contemplated to be issued pursuant to Section
3.1 as promptly as reasonably practicable upon receipt of the documents, including Letters of Transmittal and Certificates, described above. Upon surrender of a Certificate to the Exchange Agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent shall (i) deliver to the holder of such Certificate a certificate representing the number of Parent Common Shares that such holder has the right to receive as Merger Consideration pursuant to this Article III, and (ii) deliver to the Escrow Agent under the Escrow Agreement on behalf of such holder a certificate in the name of the Escrow Agent with respect to the portion of the Escrow Shares that such holder has placed in escrow pursuant to this Article III.

             (e) No Fractional Shares. No certificate or scrip representing fractional Parent Common Shares shall be issued upon the surrender of certificates formerly representing Company Common Shares or otherwise in the Merger, and in lieu thereof, any fractional Parent Common Share shall be rounded up to the nearest whole Parent Common Share; provided that, prior to applying the sentence next preceding with respect to any holder of Company Common Shares, all Company Common Shares held by such holder shall be aggregated, taking into account all certificates formerly representing Company Common Shares delivered by such holder and the aggregate number of Company Common Shares represented thereby, and after giving effect to the exercise of any Company Options or Company Warrants to be exercised by such holder in connection with the Closing.

             (f) Further Rights in Company Common Shares. All Merger Consideration issued and paid upon conversion of the Company Common Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Shares.

             (g) Unclaimed Merger Consideration. The Exchange Agent shall upon demand promptly return any portion of the Merger Consideration that remains undistributed six months after the Effective Time, and any holders of Company Common Shares immediately prior to the Effective Time who have not theretofore complied with this Article III shall thereafter look only to Parent (subject to applicable abandoned property, escheat and similar Laws) for the Merger Consideration. Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered within three years of the Effective Time, subject to applicable Law, any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Laws, become the property of the Parent, free and clear of all claims or interests of any Person previously entitled thereto.

             (h) No Liability. None of Parent, the Company, Merger Sub or the Surviving Corporation shall be liable to any Person for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

             (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by holder thereof claiming such Certificate to be lost, stolen or destroyed, and (ii) if required by Parent or the Exchange Agent in their respective discretion, the posting by such holder of a bond, in such reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate; the Exchange Agent or Parent, as applicable, shall deliver to such holder the appropriate Merger Consideration in exchange for the Company Common Shares represented by such lost, stolen or destroyed Certificate.

             Section 3.5 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares or Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law, or pursuant to other applicable Orders. To the extent that amounts are so withheld from the Merger Consideration, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares or Company Options in respect of whom such deduction and withholding was made.

             Section 3.6 Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed, and, thereafter, there shall be no further registration of Transfers of Company Common Shares theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing Company Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Shares, except as otherwise provided herein or by applicable Laws. On and after the Effective Time, any certificates presented to the Exchange Agent or Parent for any reason shall be cancelled and retired, and the holder thereof shall only have the right to receive the Merger Consideration, without interest, upon the terms and subject to the conditions hereof.

             Section 3.7 Company Options.

             (a) Before the Effective Time, the Company shall take all action necessary such that each Company Option that is outstanding and unexercised immediately prior to the Effective Time and that is not surrendered to Parent as provided in Section 3.7(b) within 30 days of the Closing Date shall be cancelled. As soon as practicable following the date hereof, the Company Board (or, if appropriate, any committee thereof administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the provisions of this Section 3.7, including making the appropriate election under Section 8.3 of the Company's 2003 Omnibus Stock

Option Plan or 2000 Omnibus Stock Option Plan. The Company shall use its Best Efforts to prevent the acceleration of any Company Option in connection with the Merger or other Transactions.

             (b) After the Effective Time, promptly upon the surrender by the optionee for exchange of a Company Option granted pursuant to any Company Stock Option Plan, Parent shall grant the optionee thereof a new option (each, a "New Option") under a Parent Stock Option Plan to purchase Parent Common Shares subject to, and exercisable upon, the terms and conditions of the Contracts evidencing such Company Option previously Made Available to Parent, except:

                          (1) from and after the Effective Time, Parent and the
             Parent Board or the Compensation Committee of the Parent Board, as the case may be, shall be substituted for the Company and the Company Subsidiaries and their respective Boards of Directors and committees thereof for the purpose of administering the terms and conditions of the substituted New Option;

                          (2) all references to the Company (or any Company
             Subsidiary) shall be replaced by references to Parent;

                          (3) all references to the Company (or any Company
             Subsidiary) or its state of incorporation, address and similar information shall be replaced by references to Parent and its state of incorporation, address and other corresponding information;

                          (4) all references to Company Common Shares shall be
             replaced by references to Parent Common Shares;

                          (5) the number of Parent Common Shares subject to the
             substituted New Option shall equal the product of the number of Company Common Shares subject to the surrendered Company Option times the Option Exchange Ratio (with such product being rounded to the nearest whole number of Parent Common Shares);

                          (6) the exercise price per Parent Common Share under
             the substituted New Option shall be equal to the quotient of exercise price per Company Common Share under the surrendered Company Option divided by the Option Exchange Ratio (with such exercise price not to be less than the par value per Parent Common Share); and

                          (7) any other changes required by Section 3.7(c) shall
             be made.

Upon such surrender of a Company Option and the grant of a New Option, such Company Option shall terminate and be of no further force or effect.

             (c) The adjustments provided in this Section 3.7 with respect to any Company Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner that complies with Code Section 424(a). Except as otherwise provided in this Section 3.7, the duration and other terms of each substituted New Option shall, to the extent permitted by Law and otherwise reasonably practicable, be the same as the corresponding surrendered Company Option (taking into account any changes thereto, including acceleration thereof, provided for in the Company Stock Option Plan by reason of this Agreement or the Transactions).

             (d) Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the assumption of the Company Options held by Company Insiders pursuant to Section 3.7(a) shall be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of the Company who becomes subject to the provisions of Section 16 of the Exchange Act in respect of Parent (a "Company Insider").

             (e) The Company and Parent shall take all commercially reasonable actions that are necessary in order to effect the foregoing provisions of this
Section 3.7 as of the Effective Time.

             (f) The total number of Parent Common Shares issuable under all Parent Stock Option Plans immediately after the Effective Time shall not exceed 2,450,000.

             Section 3.8 Unvested Company Shares. Parent Common Shares delivered as Merger Consideration pursuant to this Article III in exchange for Company Common Shares that immediately prior to the Effective Time were restricted, not fully vested or subject to Repurchase Rights ("Unvested Company Shares") shall be subject to the same terms, conditions, restrictions, vesting arrangements or Repurchase Rights, including rights to dividends and voting rights, that were applicable to such Unvested Company Shares immediately prior to or at the Effective Time (and, except as set forth in Section 3.8 of the Company Disclosure Schedules, no vesting, acceleration, or lapse of Repurchase Rights, shall occur with respect to such Unvested Company Shares by reason of the Merger), and, notwithstanding any other provision of this Article III, Parent shall be entitled to place or have placed appropriate legends or other restrictions on the certificates representing such Parent Common Shares or to delay the delivery or release of such Parent Common Shares to the holder of such Unvested Company Shares. By virtue of this Agreement, all outstanding Repurchase Rights with respect to Unvested Company Shares that the Company may hold immediately prior to the Effective Time shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions that were in effect immediately prior to the Effective Time, except that Repurchase Rights may be exercised by Parent for each Unvested Company Share by paying to the former holder thereof the repurchase price in effect for such Unvested Company Share immediately prior to the Effective Time divided by the Exchange Ratio and retaining the Parent Common Shares for which such Unvested Company Share may have otherwise been exchanged. Following the Effective Time, no Unvested Company Share, or right thereto, may be Encumbered or Transferred by any Person, other than Parent, or be taken or reached by any legal or equitable process in satisfaction of any Debt or other Liability of such Person, prior to the distribution to such Person of the Parent Common Shares exchangeable therefor in accordance with this Agreement.

             Section 3.9 Company Warrants. At the Effective Time, each then-outstanding Company Warrant disclosed in Section 4.3(d) of the Company Disclosure Schedules shall be assumed by Parent (and the Company covenants and agrees to Amend each Company Warrant to provide for such assumption if necessary to ensure that no Commitment to acquire any Company Common Shares or any other Equity Interests of the Company will remain outstanding after the Effective
Time), subject to, and exercisable upon, the same terms and conditions as under the applicable Company Warrant (as Amended and made available to Parent prior to the date hereof), except:

                          (1) all references to the Company shall be replaced by
             references to Parent;

                          (2) all references to the Company or its state of
             incorporation, address and similar information shall be replaced by references to Parent and its state of incorporation, address and other corresponding information;

                          (3) all references to Company Common Shares shall be
             replaced by references to Parent Common Shares;

                          (4) the number of Parent Common Shares subject to the
             Company Warrant, as assumed, shall equal the product of the number of Company Common Shares subject to such Company Warrant times the Exchange Ratio (with such product being rounded to the nearest whole number of Parent Common Shares);

                          (5) the exercise price per Parent Common Share under
             the Company Warrant, as assumed, shall be equal to the quotient of exercise price per Company Common Share under such Company Warrant divided by the Exchange Ratio (with such exercise price not to be less than the par value per Parent Common Share); and

                          (6) the anti-dilution provisions, if any, of such
             Company Warrant shall not apply to, and the exercise price of such Company Warrant shall not be effected by, the issuance of the Merger Consideration or the issuance or exercise of the A Warrants or the B Warrants.

Upon surrender of a Company Warrant to Parent for exchange, Parent shall issue to the registered holder thereof a new warrant of like tenor, subject to the changes and other provisions specified in this Section 3.9.

             Section 3.10 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Company Common Shares that are outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Common Shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be cancelled and retired or be exchangeable for the Merger Consideration and will be paid for by the Surviving Corporation in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal and payment under the DGCL, the right of such holder to such appraisal of its Company Common Shares shall cease, and such Company Common Shares shall be deemed cancelled and retired as of the Effective Time and the holder thereof shall have the right to receive the Merger Consideration as provided in this Article III. The Company shall give Parent (i) prompt notice of any written demands (or purported demands) for appraisal received by the Company with respect to shares of capital stock of the Company, withdrawals (or attempted withdrawals) of such demands, and any other written instruments served pursuant to Section 262 of the DGCL or other applicable Law and received by the Company relating to stockholder appraisal rights, and (ii) the opportunity to direct, in its reasonable business judgment, all negotiations and proceedings with respect to exercise of such appraisal rights. The Company shall not, except with Parent's prior written consent, (1) voluntarily make any payment with respect to any demands for appraisal for Dissenting Shares, (2) offer to settle, or settle, any such demands, (3) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL, or (4) agree to do any of the foregoing.

             Section 3.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all Contracts, Property, rights, privileges and powers of the Company and Merger Sub, the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and the Company and Parent shall cause them to take, all such lawful and necessary action.

             Section 3.12 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. Nothing in this Section 3.12 shall be interpreted as requiring any change in the amount or kind of Merger Consideration payable to any Company stockholder in connection with the Merger.

             Section 3.13 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."

             Section 3.14 Escrow Agreement; Escrow Account.

             (a) At the Closing, Parent shall deliver to the Escrow Agent, on behalf of the pre-Merger stockholders of the Company, stock certificates evidencing a number of shares equal to 15% of the number of Parent Common Shares issuable at Closing pursuant to Section 3.1(a) (the "Escrow Stock"). Parent shall cause the Escrow Agent to deposit the Escrow Stock into an escrow account with the Escrow Agent (the "Escrow Account") for the purpose of (i) securing the indemnification obligations set forth in Article VIII, and (ii) reimbursing the Stockholder Agent for the out-of-pocket fees and expenses, including reasonable attorneys' fees, reasonably incurred by the Stockholder Agent in connection with performing and exercising its rights, authorities, powers, duties and obligations on behalf of the Stockholders under this Agreement and the Escrow Agreement up to (but not exceeding) an aggregate amount of $100,000, or such greater amount as Parent may in its sole discretion agree at the request of the Stockholder Agent (such amount, the "Stockholder Agent Expense Cap"), with each Parent Common Shares being valued at the Closing Price, subject to equitable adjustment in the event of any post-Closing Capitalization Adjustment of Parent Common Shares. The Escrow Agent shall maintain the Escrow Account for such purposes until the date one calendar year after the Effective Time (the "Escrow Period"); provided, however, that in the event any Indemnified Parties have made any claims under Article VIII prior to the end of the Escrow Period, the Escrow Period and the release of any Escrow Assets shall be tolled, and a number of Parent Common Shares having an aggregate value up to the sum of (i) the maximum aggregate amount of such claims, plus (ii) the Stockholder Agent's maximum claims for fees and expenses (subject to the Stockholder Agent Expense Cap) which are either unresolved or associated therewith; shall remain in the Escrow Account as security and not be released to the pre-Merger Stockholders, until all such claims shall have been fully and finally resolved and settled, as provided in the Escrow Agreement. The Escrow Account shall be subject to the terms and provisions of Section 8.2 and the Escrow Agreement.

             (b) Releases of Escrow Stock from the Escrow Account shall be subject to the terms and conditions of an Escrow Agreement substantially in the form of Exhibit C (with such amendments thereto as DGSE and the Escrow Agent may agree with the consent of the Stockholder Agent, such consent not to be unreasonably withheld, conditioned or delayed, the "Escrow Agreement") and
Section 3.4(e). Without limiting the generality of the foregoing, the Stockholder Agent may withdraw funds from the Escrow Account only upon the presentation of invoices and receipts for the amount requested and upon certification that (i) such invoices and receipts are true and correct, (ii) such amount has been and shall be used strictly in accordance with the terms and provisions of this Section 3.14, Article VIII and the Escrow Agreement, and
(iii) such amount, together with (x) all amounts theretofore paid to the Stockholder Agent from the Escrow Account and (y) all amounts theretofore requested by the Stockholder Agent from the Escrow Account and not withdrawn or finally denied; do not exceed the Stockholder Agent Expense Cap.

             (c) In the event that this Agreement is adopted by the stockholders of the Company, then all such stockholders shall, without further act of any such stockholder, be deemed to have consented to and approved (i) the terms and conditions of the Escrow Agreement, (ii) the use of the Escrow Account as collateral to secure the rights of the Indemnified Parties under Article VIII and to reimburse the Stockholder Agent for certain out-of-pocket costs and expenses, not to exceed the Stockholder Agent Expense Cap, reasonably incurred by the Stockholder Agent in the manner set forth herein and in the Escrow Agreement, and (iii) the appointment by the Stockholders receiving Parent Common Shares in the Merger of the Stockholder Agent as their exclusive agent, attorney-in-fact and representative for and on behalf of each such Person (other than holders of Dissenting Shares) under this Agreement and the Escrow Agreement.

             (d) In the event of any inconsistency between this Agreement and the Escrow Agreement regarding the powers, authorities, rights, duties, obligations or liabilities of the Escrow Agent, the terms and provisions of the Escrow Agreement shall control.

             Section 3.15 Transfer Of Contingent Rights.

             (a) The Merger Consideration and the interests in the Escrow Account, and the provisions of this Article III and the Escrow Agreement related thereto, are intended solely for the benefit of the Persons who immediately prior to the Effective Time were Stockholders. Without limiting the generality of Section 10.5, except as expressly provided in Section 3.15(b), no Person may sell, assign or otherwise Transfer (whether in connection with any sale, assignment or other Transfer of any Parent Common Shares or otherwise) to any other Person (i) any interest in any Merger Consideration not distributed to such first Person, including any interest in the Escrow Account, or in any portion thereof, or (ii) any right to participate, in whole or in part, in the distribution of any Merger Consideration or to obtain any proceeds or shares from the Escrow Account pursuant to Section 3.14 or the Escrow Agreement; and any attempt to do so shall be null and void ab initio and of no force or effect. In no event shall the right to receive contingent shares be evidenced by a negotiable instrument or certificated security, or be readily marketable.

             (b) Notwithstanding Section 3.15(a) and Section 10.5, an interest in Merger Consideration may be assigned or Transferred involuntarily pursuant to bequest, the laws of intestate succession or the order of a court in connection with a settlement of property rights incident to divorce.

                                  ARTICLE IV.
                     COMPANY REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement and as of the Closing Date, except as set forth, with respect to any specific Section or subsection in this Article IV, in the corresponding section or subsection of the schedules the Company has delivered to Parent concurrently with the execution and delivery hereof (the "Original Company Disclosure Schedule") and as of the Closing Date (the "Updated Company Disclosure Schedule" and, together with the Original Company Disclosure Schedules, the "Company Disclosure Schedules") as follows (it being understood that the disclosure of any matter or item in the Company Disclosure Schedule or the Updated Company Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Material Adverse Effect" or any word or phrase of similar import, and does not mean that such matter or item would, with any other matter or item, have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company):

             Section 4.1 Organization and Qualification; Subsidiaries.

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company (each a "Company Subsidiary" and, collectively, the "Company Subsidiaries") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of the Company and each Company Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed by it to be conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary other than in such jurisdictions where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect on the Company.

             (b) Section 4.1(b) of the Company Disclosure Schedules sets forth a true, correct and complete list of all of the Company Subsidiaries and the jurisdictions of their organization. Except as set forth on Section 4.1(b) of the Company Disclosure Schedules, none of the Company and the Company Subsidiaries holds an Equity Interest in any other Entity. The Company directly, or indirectly through the ownership of a Company Subsidiary, is the owner of all of the issued and outstanding Equity Interests in each Company Subsidiary, and all such Equity Interests are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.1(b) of the Company Disclosure Schedules, all of the issued and outstanding Equity Interests of each Company Subsidiary are owned directly by the Company, or indirectly through the ownership of a Company Subsidiary, free and clear of all Encumbrances and are not subject to any preemptive right or right of first refusal created by Law or the Organizational Documents of such Company Subsidiary or any Contract to which such Company Subsidiary is a party or by which it is bound. There are no outstanding Commitments or other Contracts of any character relating to the issued or unissued Equity Interests or other Securities of any Company Subsidiary, or otherwise obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such Equity Interests or Securities.

             Section 4.2 Certificate of Incorporation and Bylaws; Corporate Books and Records. The Company has Made Available to Parent a true, correct and complete copy of the Company's Certificate of Incorporation, as Amended (the "Company Certificate of Incorporation"), and the Company's Bylaws, as Amended (the "Company Bylaws"), in each case as now in effect. The Company has Made Available to Parent a true, correct and complete copy of the Organizational Documents of each Company Subsidiary, in each case as Amended and now in effect. Neither the Company nor any Company Subsidiary is in material violation of any of the provisions of its Organizational Documents. Except as set forth in
Section 4.2 of the Company Disclosure Schedules, (i) true, correct and complete copies of all Minute Books of the Company and the Company Subsidiaries have been Made Available to Parent, and (ii) the Minute Books of the Company and each Company Subsidiary Made Available to Parent contain accurate summaries of all meetings of directors and stockholders (or equivalent managers and owners) or actions by written consent of the directors and stockholders (or equivalent managers and owners) of the Company and the respective Company Subsidiaries through the date of this Agreement or the Closing Date, as the case may be.

             Section 4.3 Capitalization.

             (a) The authorized capital shares of the Company consist of 12,500,000 Company Common Shares and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Shares"). As of June 30, 2006, 4,808,280 Company Common Shares (other than treasury shares) were issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights (excluding shares held in the treasury of the

Company). As of June 30, 2006, the following (and only the following) Company Preferred Shares were (i) authorized and (ii) issued and outstanding (all of which issued and outstanding shares were validly issued and are fully paid, nonassessable and free of preemptive rights, excluding shares held in the treasury of the Company):

                                                                       Shares of Series      Shares of Series
                                                                       Issued and            Issued and
                                                    Shares of Series   Outstanding on Date   Outstanding on
Designation of Series of Company Preferred Shares   Authorized         Hereof                Closing Date
Series A $5.00 Redeemable 8%
Convertible Preferred Stock                                  125,000                     0                  0
Series B $1.00 Convertible Preferred Stock                 3,400,000             3,400,000                  0
Series D $1.00 Convertible Preferred Stock                 2,000,000             2,000,000                  0
Series E $1.00 Convertible Preferred Stock                 2,500,000             2,500,000                  0

             (b) Except for the Company Common Shares reserved for issuance as set forth in this Section 4.3 or in Section 4.3 of the Company Disclosure Schedules, there are no Commitments or other rights or Contracts obligating the Company or any Company Subsidiary to issue or sell any Equity Interests, or Securities convertible into or exchangeable for Equity Interests, in the Company or any Company Subsidiary. Since the Company Balance Sheet Date, the Company has not issued any Equity Interests, or Securities convertible into or exchangeable for such Equity Interests, other than those Company Common Shares reserved for issuance as set forth in this Section 4.3 or in Section 4.3 of the Company Disclosure Schedules. All issued and outstanding Company Common Shares and all outstanding Company Options were issued, and all repurchases of Company Common Shares were made, in material compliance with all applicable Laws.

             (c) As of June 30, 2006, the Company has reserved 1,200,000 Company Common Shares for issuance to employees, non-employee directors and consultants pursuant to the Company Stock Option Plans, of which 565,000 shares are subject to outstanding and unexercised Company Options and 631,400 shares remain available for issuance thereunder, and 3,600 Company Common Shares for Company Options granted outside the Company Stock Option Plans. As of June 30, 2006, no outstanding Company Common Shares were subject to Repurchase Rights. Section 4.3(c)(1) of the Company Disclosure Schedules identifies (i) the name and full address of each Person who held Company Options or Company Common Shares subject to a Repurchase Right as of June 30, 2006, (ii) the particular Company Stock Option Plan pursuant to which such Company Option was granted or such Company Common Shares were issued, (iii) the date on which such Company Option was granted or such Company Common Shares were issued, (iv) the exercise or base price of such Company Option or the repurchase price of such Company Common Shares, (v) the number of Company Common Shares subject to such Company Option or Repurchase Right or value covered thereby, (vi) the number of Company Common Shares as to which such Company Option had vested (or such Repurchase Right had lapsed) at such date, (vii) the applicable vesting schedule for such Company Option or such Company Common Shares and whether the exercisability or vesting of such Company Option, or lapsing of the Repurchase Right, will be accelerated or affected in any way by the Merger or the transactions contemplated hereby (whether alone or in combination with any other event or condition, such as termination of employment), (viii) the date on which such Company Option or Repurchase Right expires, and (ix) in the case of shares subject to a Repurchase Right, the material terms of any promissory note delivered in payment of the purchase price for such Company Common Shares (including limitations on recourse). All Company Options are nonqualified options under the Code. Section 4.3(c)(2) of the Company Disclosure Schedules sets forth a true, correct and complete list of all holders of outstanding Company Options that are held by Persons that are not employees of the Company or any Company Subsidiary (including non-employee directors, consultants, advisory board members, vendors, service providers or other similar Persons). All of the Company Common Shares subject to issuance under the Company Stock Option Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The terms of each of the Company Stock Option Plans and the applicable stock option agreements permit (or, pursuant to action taken or to be taken by the Company prior to the Closing Date, will permit) the assumption by Parent of all outstanding Company Options, whether vested or unvested, as provided in this Agreement, without the consent or approval of the holders of such securities or any other party. True, correct and complete copies of each of the Company Stock Option Plans and the standard form of all agreements and instruments relating to or issued under each Company Stock Option Plan and all agreements and instruments relating to or issued under the Company Stock Option Plans or Company Options that differ in any material respect from such standard form agreements have been Made Available to Parent, and such agreements and instruments have not been Amended since being Made Available to Parent, and there are no agreements, understandings or commitments to Amend such agreements or instruments in any case from those Made Available to Parent.

             (d) Section 4.3(d) of the Company Disclosure Schedules sets forth all outstanding Company Warrants and other Commitments (other than Company Options disclosed in Section 4.3(c) of the Company Disclosure Schedules). The Company has Made Available to Parent complete and correct copies of all Company Warrants and Contracts governing such other Commitments, in each case as Amended to date. At the Effective Time, no Company Options, Company Warrants or other Commitments to acquire any Equity Interests of the Company shall be outstanding, except for (i) Company Options disclosed in Section 4.3(c) of the Original Company Disclosure Schedule and to be assumed by Parent pursuant to Section 3.7, and (ii) Company Warrants disclosed in Section 4.3(d) of the Original Company Disclosure Schedule and to be assumed by Parent pursuant to Section 3.9.

             (e) Section 4.3(e) of the Company Disclosure Schedules sets forth all outstanding Contractual obligations of the Company or any Company Subsidiary
(i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or (iv) granting any preemptive or anti-dilutive right with respect to; any Company Common Shares or any other Equity Interests in the Company or any Company Subsidiary.

             Section 4.4 Authority.

             (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Related Agreement to which it is a signatory, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (other than, on the date hereof, the Company Stockholder Approval), including the filing of the Certificate of Merger pursuant to the DGCL. The execution and delivery of this Agreement and each Related Agreement to which it is a signatory by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including said filing of the Certificate of Merger, have been duly and validly authorized by all necessary corporate action (other than, on the date hereof, the Company Stockholder Approval). Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement and each Related Agreement to which the Company is a signatory has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company Board has unanimously (A) approved and declared advisable this Agreement, each Related Agreement to which the Company is a signatory, the Merger and the other Transactions applicable to it, (B) determined that this

Agreement and each Related Agreement to which it is a signatory and the terms and conditions of the Merger and other Transactions are fair to, advisable and in the best interests of the Company and its stockholders, and (C) directed that the adoption of this Agreement and the approval of this Agreement, the Merger and the Stockholder Agent Appointment be submitted to the Company's stockholders for approval at a meeting of such stockholders and recommended that all of the Company's stockholders adopt and approve this Agreement and approve the Merger and the Stockholder Agent Appointment; provided, however, that after the date hereof the Company Board acting in good faith may withdraw its recommendation. The affirmative vote of the holders of a majority of the voting power of all Company Common Shares and Company Preferred Shares issued and outstanding on the record date set for the meeting of the Company's stockholders to adopt and approve this Agreement and approve the Merger (the "Company Stockholders Meeting") is the only vote of the holders of capital stock of the Company necessary to adopt this Agreement under applicable Law and the Company's Organizational Documents (the "Company Stockholder Approval").

             (b) Assuming the representation set forth in Section 5.24 is true and correct, the Company has taken all appropriate actions so that the restrictions on "business combinations" contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the Company's stockholders or the Company Board.

             Section 4.5 No Conflict; Required Filings and Consents.

             (a) The execution and delivery of this Agreement and the Related Agreements to which the Company is a signatory by the Company do not, and the performance of this Agreement and such Related Agreements by the Company will not, (i) conflict with or violate any provision of the Organizational Documents of the Company or any Company Subsidiary, (ii) subject to obtaining the Company Stockholder Approval and assuming that all Consents described in Section 4.5(b) have been obtained and all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or by which any Property of the Company or any Company Subsidiary is bound or affected, (iii) result in the creation of any Encumbrance on any of the Properties of the Company or any Company Subsidiary, or (iv) require any Consent under, or result in any Breach of, any Company Material Contract or Company Permit, in each case except as set forth in Section 4.5 of the Company Disclosure Schedules.

             (b) The execution and delivery of this Agreement and the Related Agreements to which the Company is a signatory by the Company do not, and the performance of this Agreement and such Related Agreements by the Company and then consummation of the Transactions will not, require any Consent of, or filing with or notification to, any Governmental Entity, except under or in relation to (i) the Exchange Act, (ii) the Securities Act, (iii) any applicable Blue Sky Laws, (iv) the rules and regulations of Parent's Principal Market, (v) the filing and recordation of the Certificate of Merger as required by the DGCL (together with the Consents, filings and notifications enumerated in clauses (i) through (iv) next preceding, the "Specified Consents"), and (vi) such other Consents and filings with or notifications to Governmental Entities the failures of which to make or obtain, individually or in the aggregate, would not have a Material Adverse Effect on the Company or Parent.

             Section 4.6 Permits; Compliance With Law.

             (a) Each of the Company and each Company Subsidiary is in possession of all material Governmental Permits, and has made all material filings, applications and registrations with any Governmental Entity, in each case that are necessary for the Company and each Company Subsidiary to own, lease or operate its Properties, or to carry on its respective businesses substantially in the manner described in the Company SEC Reports filed prior to the date hereof or the Closing Date, as the case may be, and substantially as it is being conducted as of the date hereof (the "Company Permits"), and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Related Agreement to which it is a signatory, or (iii) have a Material Adverse Effect on the Company.

             (b) None of the Company and the Company Subsidiaries is in conflict with, or in default or violation of, (A) in any material respect, any Law applicable to the Company or any Company Subsidiary or by which any Property of the Company or any Company Subsidiary is bound or affected, or (B) any Company Permit, except, with respect to clause (A) next preceding, for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Related Agreement to which it is a signatory, or (iii) have a Material Adverse Effect on the Company. None of the Company Permits will be terminated or impaired or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement or any Related Agreement to which it is a signatory.

             (c) Neither the Company nor any Company Subsidiary has, within the last three years, received any warning, notice, notice of violation or probable violation, notice of revocation or other communication from or on behalf of any Governmental Entity, alleging (x) any conflict with, or default or violation of, any Company Permit, or (y) that the Company or any Company Subsidiary requires any Company Permit for its business as currently conducted that is not currently held by it. Except as set forth in Section 4.6 of the Company Disclosure Schedules, to the Company's Actual Knowledge, no investigation or inquiry by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or threatened, in each case with respect to any alleged or claimed violation of Law applicable to the Company or any Company Subsidiary or by which any Property of the Company or any Company Subsidiary is bound or affected.

             (d) Neither the Company nor any of the Company Subsidiaries, nor to the Company's Actual Knowledge, any director, officer, Affiliate or employee thereof, has on behalf of or with respect to the Company engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977, as amended.

             Section 4.7 SEC Filings; Financial Statements.

             (a) The Company has filed all SEC Reports required under applicable Law to be filed by it with the SEC since the effective date of the filing of the initial Form 10-SB by the Company. All of the Company SEC Reports have been Made Available to Parent.

             (b) As of their respective dates, each Company SEC Report (i) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the SEC Rules applicable to such Company SEC Report, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected (A) in the case of a Company SEC Report filed prior to the date of this Agreement that was amended or superseded prior to the date of this Agreement, by the filing of such amending or superseding Company SEC Report, and
(B) in the case of a Company SEC Report filed after the date of this Agreement that is amended or superseded prior to the Effective Time, by the filing of such amending or superseding Company SEC Report. None of the Company Subsidiaries is required to file any SEC Reports with the SEC.

             (c) As of their respective dates, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financial Statements"), (i) complied as to form in all material respects with the SEC Rules applicable thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of Company's and the Company Subsidiaries' operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments in accordance with GAAP and any other exceptions noted therein. Neither the Company nor any Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, except for (A) liabilities incurred since the Company Balance Sheet Date in the Ordinary Course of Business which are of the type that typically recur and which do not result from any Breach of Contract, tort or default or violation of any Law, (B) those specifically set forth or specifically and adequately reserved against in the Company Balance Sheet, and (C) the fees and expenses of investment bankers, attorneys and accountants incurred in connection with this Agreement and the Transactions. Except as reflected in the Company Financial Statements, neither the Company nor any Company Subsidiary is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated by the SEC). The Company has not had any disagreement with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or to date during the current fiscal year. The books and records of the Company and each Company Subsidiary have been maintained, and are being maintained, in all material respects in accordance with applicable legal and accounting requirements, and the Company Financial Statements are consistent in all material respects with such books and records.

             (d) No investigation by the SEC with respect to the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, threatened.

             (e) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is communicated to the Company's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of SOX, with respect to such reports. For purposes of this Section 4.7(e), "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in SOX. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of SOX and the rules and regulations promulgated by the SEC thereunder with respect to the Company SEC Reports.

             (f) The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has Made Available to Parent accurate and complete copies of all material policies, manuals and other documents promulgating such internal accounting controls. Except as set forth in
Section 4.7(f) of the Company Disclosure Schedules, to the Company's Knowledge, there are no "material weaknesses" (as defined by the PCAOB) and there are no series of multiple "significant deficiencies" (as defined by the PCAOB) that are reasonably likely to collectively represent a "material weakness" in the design or operation of the Company's internal controls and procedures, and to the Company's Knowledge, there are no significant deficiencies in the design or operation of the Company's internal controls and procedures. To the Company's Knowledge, since the date of the filing of its initial Form 10-SB, there has been no fraud that involves management or other employees who have a significant role in the Company's internal controls and procedures.

             (g) To the Company's Knowledge, each of (A) Singer Lewak Greenbaum & Goldstein LLP, which has expressed its opinion with respect to the Company Financial Statements as of June 30, 2004 and June 30, 2005 and for each of the Company's fiscal years in the two-year period ended June 30, 2005, and (B) Haskell & White LLP, which has expressed its opinion with respect to the Company Financial Statements for the Company's fiscal year in the one-year period ended June 30, 2003; in each case included in the Company SEC Reports (including the related notes), is "independent" with respect to the Company and the Company Subsidiaries within the meaning of Regulation S-X and has been "independent" within such meaning at all times since January 1, 2002. The Company has made such disclosure of non-audit services performed by Singer Lewak Greenbaum & Goldstein LLP or Haskell & White LLP in its proxy statements with respect to its annual meetings of its stockholders as is required under the Exchange Act, Securities Act and SEC Rules, and all such non-audit services have been approved in advance by the audit committee of the Company Board. The Company is in compliance with the applicable criteria for continued listing of the Company Common Shares on the OTCBB.

             Section 4.8 Disclosure Documents.

             (a) The Company Information included in, or incorporated by reference into, the Form S-4, Proxy Statement and any Other Filings, and any amendments or supplements thereto, will, at the Applicable Times, comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the SEC Rules and other applicable Laws.

             (b) The information supplied or to be supplied by or on behalf of the Company or any of its officers, directors or stockholders for inclusion or use, or incorporation by reference, in (i) the Form S-4, (ii) the Proxy Statement, or (iii) any other document (including any report filed by the Company or Parent under the Exchange Act) filed with any Governmental Entity in connection with the Transactions, or in each case any amendment or supplement thereto; in each case do not and will not, at the Applicable Times, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Company Information, in light of the circumstances under which they are made, not misleading. The Company Information provides all information relating to the Company or its operations, business, directors, officers, Subsidiaries and stockholders required to be provided by the provisions of the Securities Act, the Exchange Act and the SEC Rules, including form S-4 and Regulation 14A.

             (c) Notwithstanding the foregoing provisions of this Section 4.8, the Company makes no representation or warranty, and assumes no responsibility, with respect to statements made or incorporated by reference in the Form S-4, the Proxy Statement or any Other Filings, or in each case any amendment or supplement thereto, supplied by Parent (other than Company Information so supplied) for inclusion or incorporation by reference therein.

             Section 4.9 Absence of Certain Changes or Events. Since the Company Balance Sheet Date, except as specifically disclosed in the Company SEC Reports filed thereafter or as set forth in Section 4.9 of the Company Disclosure Schedules, the Company and each Company Subsidiary has conducted its business only in the Ordinary Course of Business and, since such date:

             (a) no Events have caused a Material Adverse Effect on the Company;

             (b) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, Securities or Property) in respect of, any of the Company's Equity Interests, or any purchase, redemption or other acquisition by the Company of any of the Company's Equity Interests or any other Securities of the Company or any Commitments for any such Equity Interests of Securities, other than repurchases from employees or consultants following their termination pursuant to the terms of existing Repurchase Rights;

             (c) there has not been any Capitalization Adjustment of any of the Company's Equity Interests;

             (d) there has not been any increase in compensation or fringe benefits paid or payable to any of the officers, directors or managers or employees of the Company or any Company Subsidiary at the vice president or director level or higher, or who earn base salary of more than $75,000 per year, or any payment by the Company or any of the Company Subsidiaries of any bonus to any of their officers, directors or managers or employees at the vice president or director level or higher, or who earn base salary of more than $75,000 per year, or any granting by the Company or any of the Company Subsidiaries of any increase in severance or termination pay, or any entry by the Company or any of the Company Subsidiaries into, or material Amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any Transactions, or any subsequent event, other than increases in the Ordinary Course of Business in base salary and target bonuses for employees who are not officers of the Company, in an amount that does not exceed 50% of such base salary, in connection with periodic compensation or performance reviews or for ordinary course severance and release agreements as made in connection with the termination of employment that do not provide severance in excess of the Company's standard policies;

             (e) there has not been any change by the Company or any of the Company Subsidiaries in its accounting methods, principles or practices (including any material change in depreciation or amortization policies or rates or revenue recognition policies), except as required by concurrent changes in GAAP;

             (f) there has not been any sale, transfer, or other disposition of any Company IP Rights or any other Properties by the Company or any of the Company Subsidiaries, except in the Ordinary Course of Business;

             (g) neither the Company nor any Company Subsidiary has made any loan, advance or capital contribution to, or investment in, any Person, including any director, officer or Affiliate of the Company, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or Entities that became wholly-owned Subsidiaries made in the Ordinary Course of Business, (ii) investments made in accordance with the Company's investment guidelines, a copy of which has been Made Available to Parent, in the Ordinary Course of Business, (iii) routine travel and entertainment expense advances in the Ordinary Course of Business and in accordance with the Company's travel and expense policy, a copy of which has been Made Available to Parent, and (iv) loans and advances to third party customers made in the Ordinary Course of Business;

             (h) there has not been any material change with respect to the management or other key personnel of the Company, any termination of employment of any such employees or a material number of employees, or any material labor dispute or material claim of unfair labor practices involving the Company or any Company Subsidiary; and

             (i) neither the Company nor any Company Subsidiary has agreed, whether in writing or otherwise, to take any action described in this Section 4.9.

             Section 4.10 Employee Benefit Plans.

             (a) Section 4.10(a) of the Company Disclosure Schedules lists as of the date of this Agreement, with respect to the Company and the Company Subsidiaries and their respective ERISA Affiliates, (i) all employee benefit plans within the meaning of Section 3(3) of ERISA, (ii) each loan from the Company, any Company Subsidiary or any such ERISA Affiliate to an employee in excess of $10,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, salary continuation, sabbatical, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs or arrangements, whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) any employment or service agreements (except for offer letters providing for at-will employment that do not provide for severance, acceleration or post-termination benefits), compensation agreements or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer, employee, or consultant (provided that, for (1) former and current consultants, and (2) former directors, officers and employees; such arrangements need only be listed if unsatisfied obligations of the Company or any Company Subsidiary of greater than $10,000 remain thereunder) of the Company or any Company Subsidiary (all of the foregoing described in clauses (i) through (vi) next preceding, collectively, the "Company Benefit Plans"). The Company has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Company Benefit Plans. The Company has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any person who was, at any time since such date, an officer or director of the Company.

             (b) Prior to the date of this Agreement, the Company has Made Available to Parent a true, correct and complete copy of each Company Benefit Plan and all current and prior related plan documents (including adoption agreements, vendor contracts and administrative services agreements, trust documents, insurance policies or contracts (including policies relating to fiduciary liability insurance covering the fiduciaries of such Company Benefit Plans), bonds required by ERISA, employee booklets, summary plan descriptions and other authorizing documents, summaries of material modifications and any material written employee communications relating thereto) and has, with respect to each Company Benefit Plan that is subject to ERISA reporting requirements, Made Available to Parent true, correct and complete copies of the Form 5500 reports filed for the last three plan years (including all audits, financial statements, schedules and attachments thereto, where applicable). Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has (i) obtained from the IRS a current favorable determination letter as to its qualified status under the Code and as to the exemption from tax under the provisions of Code Section 501(a) of each trust created thereunder, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also Made Available to Parent a true, correct and complete copy of the most recent such Internal Revenue Service determination letter, advisory letter or opinion letter issued with respect to each Company Benefit Plan, and, to the Company's Knowledge, nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Company Benefit Plan subject to Section 401(a) of the Code. The Company has also Made Available to Parent all registration statements and prospectuses and investment policy statements prepared in connection with each Company Benefit Plan, where applicable. All individuals who, pursuant to the terms of any Company Benefit Plan, are entitled to participate in such Company Benefit Plan, are currently participating in such Company Benefit Plan or have been offered an opportunity to do so. None of the Company and the Company Subsidiaries and their respective ERISA Affiliates sponsors or maintains any self-funded employee benefit plan, including any plan to which a stop-loss policy applies.

             (c) None of the Company Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as Amended ("COBRA"), or applicable state law. There has been no prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Benefit Plan that is not exempt under Section 408 of ERISA. To the Company's Actual Knowledge, each Company Benefit Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by applicable Law (including ERISA and the Code), and the Company and the Company Subsidiaries, and their respective ERISA Affiliates, each has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no Actual Knowledge of any material default or in violation by any other party to, any of the Company Benefit Plans. None of the Company and the Company Subsidiaries and their respective ERISA Affiliates is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Benefit Plans. All contributions required to be made by the Company or any Company Subsidiary or any of their respective ERISA Affiliates to any Company Benefit Plan have been made on or before their due dates and, to the extent required by GAAP, all amounts have been accrued for the current plan year (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business after the Company Balance Sheet Date as a result of the operations of the Company and the Company Subsidiaries after the Company Balance Sheet Date). In addition, with respect to each Company Benefit Plan intended to include a Code Section 401(k) arrangement, the Company and each Company Subsidiary and their respective ERISA Affiliates have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Company Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA is a self-insured plan. No Company Benefit Plan is covered by, and none of the Company and the Company Subsidiaries and their respective ERISA Affiliates has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Company Benefit Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Benefit Plan. No Action has been brought, or to the Actual Knowledge of the Company or any Company Subsidiary, is threatened, against the Company or any Company Subsidiary or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

             (d) None of the Company and the Company Subsidiaries and their respective ERISA Affiliates is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA or any "multiple employer plan" as such term is defined in Section 413(c) of the Code. There has been no termination or partial termination of any Company Benefit Plan within the meaning of Section 411(d)(3) of the Code.

             (e) Each compensation and benefit plan required by Law or applicable custom or rule of the relevant jurisdiction to be maintained or contributed to outside of the United States (each such plan, a "Foreign Plan") by the Company or any Company Subsidiary is listed in Section 4.10(e) of the Company Disclosure Schedules, except for plans maintained by Governmental Entities. As regards each such Foreign Plan, (i) such Foreign Plan is in compliance with the provisions of the laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those laws are applicable to such Foreign Plan, (ii) the Company and each Company Subsidiary, and each of their respective ERISA Affiliates, has complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, and (iii) such Foreign Plan has been administered in accordance with its terms and applicable Law.

             (f) Section 4.10(f) of the Company Disclosure Schedules lists each person who the Company reasonably believes is, with respect to the Company or any Company Subsidiary or any of their respective ERISA Affiliates, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) determined as of the date hereof.

             (g) Section 4.10(g) of the Company Disclosure Schedules lists as of the date of this Agreement each employee of the Company or any Company Subsidiary who is not fully available to perform work because of disability or other leave and also lists, with respect to each such employee, the basis of such disability or leave and the anticipated date of return to full service.

             (h) Except as set forth in Section 4.10(h) of the Company Disclosure Schedules, none of the execution and delivery of this Agreement or the consummation of the Transactions (or the Transactions in combination with any subsequent transactions or events, other than transactions or events initiated solely by Parent) will (i) result in any employee, director or consultant of the Company or any Company Subsidiary becoming entitled to any deferred compensation, bonus or severance pay or materially increase or otherwise enhance any benefits otherwise payable by the Company or any Company Subsidiary, (ii) result in the acceleration of the time of payment or vesting, or an increase in the amount of any compensation due to any employee, director or consultant of the Company or any Company Subsidiary, except as may be required under Section 411(d)(3) of the Code, (iii) result in forgiveness in whole or in part of any outstanding loans made by the Company or any Company Subsidiary to any of their employees, directors or consultants, or (iv) result in a payment that would be considered an "excess parachute payment" and treated as nondeductible under Section 280G of the Code or subject to the excise Tax under Section 4999 of the Code.

             (i) To the Company's Knowledge, the Company has neither granted, nor is a party to, any Contract that grants any compensation, equity award, or bonus, that fails to comply in good faith with the provisions of Section 409A of the Code.

             (j) Each of the Company and the Company Subsidiaries is in compliance in all material respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act. The Company and each Company Subsidiary has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants. Neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no controversies pending or, to the Actual Knowledge of the Company, threatened, between the Company or any Company Subsidiary and any of their respective employees, which controversies have or could reasonably be expected to result in an Action before any Governmental Entity.

             (k) Neither the Company nor any of the Company Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which the Company has established a reserve for such amount on the Company Balance Sheet in accordance with GAAP, and (ii) pursuant to Contracts entered into after the Company Balance Sheet Date and disclosed on Section 4.10(k) of the Company Disclosure Schedules. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any person employed by the Company or any Company Subsidiary. The Company has no Actual Knowledge of any activities or proceedings of any labor union to organize the employees of the Company or any Company Subsidiary. There is no labor dispute, strike or group work stoppage against the Company or any Company Subsidiary pending or to the Actual Knowledge of the Company threatened that may interfere with the respective business activities of the Company or any Company Subsidiary.

             (l) To the Knowledge of the Company, no employee of the Company or any Company Subsidiary is in violation of any term of any employment agreement, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others. No Key Employee of the Company or any Company Subsidiary has given notice of termination or resignation to the Company or any Company Subsidiary, nor does the Company otherwise have Actual Knowledge that any such Key Employee intends to terminate his or her employment with the Company or any Company Subsidiary. The employment of each of the employees of the Company or any Company Subsidiary is "at will" and the Company and each Company Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, and the employment of each employee of the Company and each Company Subsidiary may be terminated without prior notice and without financial liability to the Company or any Company Subsidiary (other than as provided under applicable Law or as set forth in Section 4.10(a) of the Company Disclosure Schedule).

             (m) The Company has Made Available to Parent a true, correct and complete list of the names of all current officers, directors, consultants and employees of the Company and each Company Subsidiary showing each such person's name, position, rate of annual remuneration, status as exempt/non-exempt and bonuses for the current fiscal year and the most recently completed fiscal year.

             (n) The Company has Made Available to Parent, with respect to the Company and the Company Subsidiaries, true, correct and complete copies of each of the following: (i) all forms of offer letters, (ii) all forms of employment agreements and severance agreements, (iii) all forms of services agreements and forms of agreements with current and former consultants or advisory board members, (iv) all forms of confidentiality, non-competition or invention agreements by and between current and former employees, consultants or others and the Company or any Company Subsidiary (and a true, correct and complete list of employees, consultants or others not subject thereto), (v) all management organization charts, (vi) all agreements or insurance policies providing for the indemnification of any officers or directors of the Company or any Company Subsidiary, (vii) a summary of the Company's standard severance policy, (viii) a summary of outstanding liability for termination payments and benefits to current and former directors, officers, employees and consultants of the Company or any Company Subsidiary, and (ix) a schedule of bonus commitments made to employees of the Company or any Company Subsidiary.

             (o) The Company and each Company Subsidiary is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as Amended ("WARN Act"), or any similar Law. In the past two years (i) the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company of any Company Subsidiary, and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. The Company has not caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

             Section 4.11 Customers. Neither the Company nor any of the Company Subsidiaries has any outstanding material dispute concerning its goods or services with any coin or jewelry dealer, auction house, third party website, independent sales agent or other customer, retailer or distributor who, in the twelve months ending June 30, 2006, was one of the 20 largest sources of consolidated revenue for the Company and the Company Subsidiaries, based on amounts paid or payable during such periods (each, a "Significant Company Customer"). Each Significant Company Customer is listed on Section 4.11 of the Company Disclosure Schedules. Neither the Company nor any of the Company Subsidiaries has received any written notice from any Significant Company Customer that such Person (i) will not continue as a customer or distributor of the Company or any Company Subsidiary after the Merger, (ii) intends to terminate or materially modify existing Contracts or relationships with the Company or any Company Subsidiary, or (iii) intends to materially reduce the amount of business conducted with the Company and the Company Subsidiaries.

             Section 4.12 Contracts. Section 4.12 of the Company Disclosure Schedules specifically identifies (by the applicable subsection set forth below in this Section 4.12) each Company Material Contract (other than this Agreement or any Related Agreement). The term "Company Material Contract" shall include each of the following Contracts to which the Company or any Company Subsidiary is a party to or by which the Company or any Company Subsidiary is bound (in each case, other than this Agreement or any Related Agreement):

             (a) any Contract with any Significant Company Customer;

             (b) any Contract generating, or that is reasonably likely to generate, more than 5% of revenues for the Company and the Company Subsidiaries over the twelve month period from the date of this Agreement, other than those set forth on Section 4.12(j) of the Company Disclosure Schedules;

             (c) any Contract with any director, officer, employee or consultant that would require the Company or any Company Subsidiary to make any payments in connection with the Merger, or upon termination of employment, but excluding any Contract (i) that is terminable at-will or, in the case of consultants, with 30 or fewer days of notice by the Company or any of the Company Subsidiaries without cost, liability or financial obligations (other than accrued regular compensation and benefits through the date of termination, including any such notice period), or (ii) under which the Company and the Company Subsidiaries collectively have paid or are obligated to pay less than $10,000;

             (d) any Contract for indemnification (other than standard indemnification provisions in Contracts entered into by the Company or any Company Subsidiary in the Ordinary Course of Business) or any guaranty;

             (e) any Contract containing any covenant limiting in any respect the right of the Company or any of the Company Subsidiaries to (i) engage, participate or compete in any line of business, market or geographic area, (ii) develop, market or distribute products or services, (iii) conduct business with any Person, (iv) solicit the employment of, or hire, any Person, or (v) compete with any Person; or granting any exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, "most favored nation" rights, rights of first negotiation or other exclusive rights or similar terms to any Person, but in each case excluding Contracts containing limitations that (A) are not material to the Company or any Company Subsidiary, and (B) do not limit the ability of the Company or any Company Subsidiary to develop or market additional products or services;

             (f) any Lease for real or personal property in which the amount of payments that the Company or any of the Company Subsidiaries is required to make on an annual basis exceeds $25,000;

             (g) any Contract pursuant to the express terms of which the Company or any of the Company Subsidiaries is currently obligated to pay in excess of $25,000 (or, in the case of a Contract for the purchase of inventory made in the Ordinary Course of Business, $50,000) in any one year period that is not terminable by the Company or the Company Subsidiaries without penalty upon notice of ninety (90) days or less;

             (h) any Contract currently in force relating to the disposition or acquisition by the Company or any of the Company Subsidiaries after the date hereof of (i) assets with a book value exceeding $25,000 (or, in the case of the sale of inventory made in the Ordinary Course of Business, $50,000) , or (ii) Equity Interests in an Entity;

             (i) any Contract pursuant to which the Company or any Company Subsidiary is a licensor of Intellectual Property or agrees to Encumber, not assert, Transfer or sell rights in or with respect to any Intellectual Property, except for distribution contracts with retail outlets, independent sales agents, other distributors and end users entered into by the Company or any Company Subsidiary in the Ordinary Course of Business;

             (j) any joint venture Contract or any other Contract that involves a sharing of revenues in excess of $10,000, or involves a sharing of profits, cash flows, expenses or losses, with other Persons, or the payment of royalties to any other Person, other than Contracts identified in Section 4.12(a) of the applicable Company Disclosure Schedule;

             (k) any Contract currently required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act, other than those currently on file with the SEC (including any Amendments to Contracts filed as of the Company Balance Sheet Date that are required to be filed);

             (l) any Contract containing a "standstill" provision with respect to any Equity Interests of the Company;

             (m) any Contract in effect on the date of this Agreement, including any Company Stock Option Plan, relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Company Common Shares or any other Equity Interests or Securities of the Company or any of the Company Subsidiaries, or any Commitments to purchase or otherwise acquire any such Company Common Shares, Equity Interests or Securities, except for the Company Stock Option Plans, the Company Options and Company Warrants disclosed in
Section 4.3 of the applicable Company Disclosure Schedule;

             (n) any Contract under which the Company or any Company Subsidiary is obligated to provide consulting services, development services, professional services or support services (other than maintenance and support customer contracts on the Company's standard, unmodified forms), in each case excluding
(i) Contracts that are terminable by the Company or Company Subsidiary on notice of thirty (30) days or less without penalty in excess of $25,000, individually or in the aggregate, and without any ongoing material obligations, and (ii) Contracts that generated less than $25,000 in revenue to the Company during the 12 months preceding the date of this Agreement;

             (o) any Contract with any investment banker, broker, advisor or similar Person, or any accountant, legal counsel or other Person retained by the Company, in connection with this Agreement and the Transactions, other than (i) the Company Engagement Letter, and (ii) Contracts with service providers entered into in the Company's Ordinary Course of Business with fees to be paid based on the provider's customary hourly rates;

             (p) any Contract pursuant to which the Company or any of the Company Subsidiaries has acquired a business or Entity, or assets of a business or Entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Entity (other than the Company Subsidiaries), in either case which was entered into within the three years preceding the date hereof or under which any Liabilities exist;

             (q) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries in an aggregate principal amount in excess of $25,000 is outstanding or may be incurred on the terms thereof, and the respective principal amounts currently outstanding thereunder as of the date hereof; or

             (r) any other Contract not listed in subsections (a)-(q) next preceding that individually provides for payments to or by the Company or any Company Subsidiary in excess of $50,000, or pursuant to which the Company or any Company Subsidiary have been paid, or expects to be paid, more than $50,000 in any consecutive 12-month period, or that individually provides for payments by the Company or any Company Subsidiary in excess of $50,000 or is otherwise material to the Company or the Company Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the Ordinary Course of Business).

Except as set forth on Section 4.12 of the Company Disclosure Schedules, all Company Material Contracts are in written form. The Company has Made Available to Parent true, correct and complete copies of each Company Material Contract, as Amended to date. Each Company Material Contract is (i) valid and binding on the Company and each Company Subsidiary party thereto and, to the Company's Knowledge, each other party thereto, and (ii) in full force and effect. The

Company and each Company Subsidiary has in all material respects performed all material obligations required to be performed by it to the date hereof under each Company Material Contract and, to the Company's Knowledge, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract. As of the date hereof, none of the Company and the Company Subsidiaries has Knowledge of, or has received notice from the other contracting party of, any actual or alleged material Breach of any Company Material Contract. There exists no Breach with respect to the Company or any Company Subsidiary or, to the Knowledge of the Company, with respect to any other contracting party, which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute a material Breach of such Company Material Contract.

             Section 4.13 Litigation. Except as set forth in Section 4.13 of the Company Disclosure Schedules, (i) there is no Action pending or, to the Company's Actual Knowledge, threatened against the Company or any Company Subsidiary or, to the Company's Actual Knowledge, for which the Company or any Company Subsidiary is obligated to indemnify a third party, (ii) none of the Company and the Company Subsidiaries is subject to any outstanding Order, and
(iii) to the Company's Knowledge, there has been no refusal to indemnify or denial of indemnification and no intention to refuse indemnification, by any third party in connection with any past, pending or threatened Action with respect to which the Company or any Company Subsidiary is or may be entitled to indemnification from any third party. Except as set forth in Section 4.13 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has any Action pending against any other Person. There has not been since June 30, 2005, nor are there currently, any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, illegal activity, fraudulent or deceptive conduct, violation of Company policy or other misfeasance or malfeasance issues.

             Section 4.14 Environmental Matters.

             (a) The Company and each Company Subsidiary is in material compliance with all Environmental Laws.

             (b) Neither the Company nor any Company Subsidiary has received notification regarding any existing or potential Environmental Claims against the Company or any Company Subsidiary, nor have any of them received any written notification of any allegation of any actual or potential responsibility for, or any Action regarding, (i) any violation of Environmental Laws, or (ii) any Environmental Release or threatened Environmental Release at any Facilities of any Materials of Environmental Concern generated or transported by the Company or any Company Subsidiary.

             (c) There has been no Environmental Release at any Facilities of the Company or any Company Subsidiary of any Materials of Environmental Concern in quantities that could trigger the need for investigation or remediation pursuant to any Environmental Laws.

             Section 4.15 Intellectual Property.

             (a) Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them in this Section 4.15(a):

                          (1) "Company IP" means (i) all Intellectual Property
             used in the conduct of the business of the Company or any Company Subsidiary as currently conducted by the Company and the Company Subsidiaries, and (ii) all other Company-Owned IP.

                          (2) "Company-Owned IP" means all Intellectual Property
             owned by the Company or any Company Subsidiary.

                          (3) "Company Products" means, collectively, (i) all
             products and services that are currently being published, marketed, licensed, sold, leased, auctioned, distributed or performed, or offered for publication, licensing, sale, lease, distribution or performance or at auction, by or on behalf of the Company or any Company Subsidiary, and (ii) all products or services currently under development by the Company or any Company Subsidiary or that the Company or any of the Company Subsidiaries are Contractually obligated to develop.

             (b) The Company and the Company Subsidiaries (i) own and have independently developed or acquired, or (ii) have the valid right or license (exclusive or non-exclusive, as applicable) to, all Company IP. The Company IP is sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted and to the Company's Knowledge as currently proposed to be conducted by the Company or any Company Subsidiary.

             (c) Neither the Company nor any of the Company Subsidiaries has (i) transferred ownership of any material Company-Owned IP to any third party, (ii) knowingly permitted any material Company-Owned IP to enter the public domain, or
(iii) permitted any material Company Registered Intellectual Property or application therefor to lapse (other than through the expiration of Registered Intellectual Property at the end of its maximum statutory term or the abandonment of trademarks or service marks in the Ordinary Course of Business using reasonable business judgment).

             (d) Except as set forth in Section 4.15(d) of the Company Disclosure Schedules, the Company and the Company Subsidiaries own and have good and exclusive title to all Company-Owned IP and all Company Registered Intellectual Property, free and clear of any Encumbrances. Except as set forth in Section 4.15(d) of the Company Disclosure Schedules, the right, license and interest of the Company and the Company Subsidiaries in and to all Third Party Intellectual Property Rights licensed by the Company or a Company Subsidiary are free and clear of all Encumbrances (excluding restrictions contained in the applicable license agreements with such third parties).

             (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedules, none of the execution and delivery or effectiveness of this Agreement, the consummation of the Transactions and the performance by the Company of its obligations under this Agreement or the Related Agreements to which it is a signatory, will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company-Owned IP, or impair the right of the Company, any Company Subsidiary or Parent to use, possess, sell or license any Company-Owned IP or any portion thereof. After the Closing, all Company-Owned IP will be fully transferable, alienable or licensable by the Surviving Corporation without restriction and without payment of any kind to any third party subject to any existing license and distribution agreements with third parties.

             (f) Section 4.15(f) of the Company Disclosure Schedule lists all Company Registered Intellectual Property, and for each item of such Registered Intellectual Property, (i) the jurisdictions in which such Registered Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, and (ii) the legal counsel (if any) assisting in the initial registration or the maintenance of such Registered Intellectual Property.

             (g) Each item of Company Registered Intellectual Property is subsisting (or, in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been or will be timely paid, and all documents, recordations and certificates in connection with such Registered Intellectual Property currently required to be filed have been or will be timely submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Registered Intellectual Property and recording the Company's and the Company Subsidiaries' ownership interests therein.

             (h) Except as set forth in Section 4.15(h) of the Company Disclosure Schedules, to the Company's Actual Knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned IP by any third party, including any employee or former employee of the Company or any Company Subsidiary. Except as set forth in
Section 4.15(h) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has initiated any lawsuit, mediation or arbitration for infringement or misappropriation of any Intellectual Property.

             (i) Except as set forth in Section 4.15(i) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has (i) been sued in any Action (or received any written notice or, to the Actual Knowledge of the Company, threat) that involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right or which contests the validity, ownership or right of the Company or any Company Subsidiary to exercise any Intellectual Property right, or (ii) received any written communication that puts the Company or any Company Subsidiary on notice of or involves an offer to license or grant any Third Party Intellectual Property Right or immunities in respect thereof.

             (j) The operation of the business of the Company and the Company Subsidiaries as such business is currently conducted and, to the Actual Knowledge of the Company, as currently proposed to be conducted by the Company or any Company Subsidiary, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision or use of any Company Product, and (ii) the Company's or any Company Subsidiary's use of any product, device or process used in the business of the Company or the Company Subsidiaries as currently conducted and, to the Actual Knowledge of the Company, as currently proposed to be conducted by the Company or any Company Subsidiary, does not and will not infringe or misappropriate any Third Party Intellectual Property Rights and does not and, to the Actual Knowledge of the Company, will not constitute unfair competition or unfair trade practices under the Laws of any jurisdiction in which the Company or any of the Company Subsidiaries conducts business.

             (k) None of the Company-Owned IP, the Company Products, the Company and the Company Subsidiaries is subject to any judicial or governmental Action or outstanding Order (A) restricting in any manner the use, transfer, or licensing by the Company or any Company Subsidiary of any Company-Owned IP or any Company Product, or which may affect the validity, use or enforceability of any such Company-Owned IP or Company Product, or (B) restricting the conduct of the business of the Company or any Company Subsidiary in order to accommodate Third Party Intellectual Property Rights.

             (l) Neither the Company nor any Company Subsidiary has received any written opinion of legal counsel that any Company Product or the operation of the business of the Company or any Company Subsidiary, as previously or currently conducted, infringes or misappropriates any Third Party Intellectual Property Rights.

             (m) Except as set forth in Section 4.15(m) of the Company Disclosure Schedules, each of the Company and the Company Subsidiaries has secured from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any material Company-Owned IP, an assignment of inventions and ownership agreement, in the form Made Available to Parent, assigning all such third party's Intellectual Property in such contribution that the Company or any Company Subsidiary does not already own by operation of Law, and no such third party has retained any rights or licenses with respect thereto.

             (n) To the Company's Knowledge, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary
(i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, the Company or any Company Subsidiary or using trade secrets or proprietary information of others without permission, or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Company Subsidiary that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

             (o) To the Company's Knowledge, the employment of any employee of the Company or any Company Subsidiary or the use by the Company or any Company Subsidiary of the services of any consultant or independent contractor does not subject the Company or any Company Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or any Company Subsidiary, whether such liability is based on contractual or other legal obligations to such third party.

             (p) Except as set forth in Section 4.15(p) of the Company Disclosure Schedules, to the Company's Knowledge, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP.

             (q) The Company and the Company Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information included in the Company IP Rights. All use, disclosure or appropriation of such information owned by the Company or any Company Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between the Company or a Company Subsidiary and such third party. All use, disclosure or appropriation of such information by the Company and the Company Subsidiaries not owned by the Company or any Company Subsidiary has been pursuant to the terms of a written agreement between the Company or such Company Subsidiary and the owner of such information, or is otherwise lawful.

             (r) Except as set forth in Section 4.15(r) of the Company Disclosure Schedules, to the Company's Knowledge, neither the Company nor any Company Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, Company IP, or (ii) distributed Open Source Materials in conjunction with any Company IP.

             (s) To the Company's Knowledge, no (i) government funding, (ii) facilities of a university, college, other educational institution or research center, or (iii) funding from any Person (other than funds received in consideration for the Company Equity Interests or Indebtedness incurred on commercially reasonable terms) was used in the development of the Company-Owned IP.

             Section 4.16 Taxes.

             (a) The Company and the Company Subsidiaries and each affiliated, combined, consolidated or unitary group of which the Company or any Company Subsidiary is or has been a member (each, a "Company Group") have timely filed all material federal, state, local, and foreign Tax Returns required to be filed by it in the manner prescribed by applicable Laws and all such Tax Returns were true, complete and correct in all material respects. Except with respect to Taxes that are immaterial in amount, all Taxes of the Company and the Company Subsidiaries (whether or not shown or required to be shown on any Tax Return) that are due and payable have been timely paid in full and the accruals and reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) reflected in the Company Balance Sheet (rather than any notes thereto) are adequate in accordance with GAAP to cover all unpaid Taxes of the Company and the Company Subsidiaries. Except with respect to Taxes that are immaterial in amount, all reserves for Taxes as adjusted for operations and transactions and the passage of time through the Effective Time in accordance with past custom and practice of the Company and the Company Subsidiaries are adequate in accordance with GAAP to cover all unpaid Taxes of the Company and the Company Subsidiaries accruing through the Effective Time.

             (b) The Company and the Company Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and to the Knowledge of the Company, the Company and the Company Subsidiaries have withheld and paid over all other Taxes required to have been withheld and paid over, and the Company and the Company Subsidiaries have complied with all material information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in each case in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Encumbrances on any of the Properties of the Company or any Company Subsidiary with respect to Taxes.

             (c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedules, no audit of material Tax Returns or other examination of the Company, any Company Subsidiary or any member of any Company Group is pending or threatened in writing. No deficiencies have been asserted against the Company or any Company Subsidiary as a result of examinations by any Tax Authority and no issue has been raised by any examination conducted by any Tax Authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined. Each deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any Tax Authority has been paid or is being contested in good faith and in accordance with the Law and is fully reserved for on the Company Balance Sheet in accordance with GAAP. No claim has ever been made by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in such jurisdiction. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the IRS or comparable rulings of other Tax Authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Effective Time. Neither the Company nor any of the Company Subsidiaries has granted any power of attorney that is currently in force with respect to any material Taxes or Tax Returns.

             (d) Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against the Company or any Company Subsidiary.

             (e) The Company and each Company Subsidiary have disclosed on their federal income tax returns all material positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither the Company nor any Company

Subsidiary has been a party to or participated in any way in a transaction that would be defined as a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) (including any "listed transaction") or any confidential corporate tax shelter within the meaning of Treasury Regulation
Section 1.6111-2.

             (f) Except as set forth in Section 4.16(f) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has been a member of any Company Group other than the Company Group of which the Company is the parent. None of the Company or any Company Subsidiary has any liability for, or any indemnification or reimbursement obligation with respect to, (i) Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision under foreign, state or local Law), (ii) material Taxes of any Person as transferee or successor, or (iii) material Taxes of any Person by contract for Taxes. Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar Contract or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax Authority).

             (g) Except as set forth in Section 4.16(g) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary (nor any officer of the Company or any Company Subsidiary) is a party to any Contract (including this Agreement, the Related Agreement and the arrangements contemplated hereby and thereby) that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 162(n) of the Code.

             (h) Neither the Company nor any Company Subsidiary has agreed or is required to make any adjustment under Code Section 481(a) or Section 482 (or an analogous provision of state, local or foreign Law) by reason of a change in accounting method or otherwise. Neither the Company nor any Company Subsidiary will be required to include in income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law).

             (i) Neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

             (j) Neither the Company nor any Company Subsidiary has had or maintained a permanent establishment other than in its country of organization.

             (k) Section 4.16(k) of the Company Disclosure Schedule sets forth information with respect to each of the Company and the Company Subsidiaries as of the most recent practicable date regarding any material Tax holidays or foreign rulings to which the Company or any Company Subsidiary (as the case may be) is subject.

             (l) Neither the Company nor any Company Subsidiary has incurred, and no state of affairs exist that could result in the Company or any Company Subsidiary incurring, any penalty under Section 6662(e) of the Code.

             Section 4.17 Insurance. Section 4.17 of the Company Disclosure Schedules contains a true, correct and complete list of policies and bonds of insurance maintained by the Company and each Company Subsidiary, and the Company has Made Available to Parent true, correct and complete copies of such policies and bonds of insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and each Company Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has received written notification of any threatened termination of, or material premium increase with respect to, any such policies or bonds.

             Section 4.18 Opinion of Financial Advisor. The Company Board has received the written opinion of Stenton Leigh Valuation Group, Inc. (the "Company Financial Advisor") addressed to the Company Board, to the effect that the Merger Consideration is fair from a financial point of view to the holders of Company Common Shares (other than Affiliates of the Company), and the Company has delivered to Parent a true, correct and complete copy of such opinion solely for informational purposes.

             Section 4.19 Brokers. Except for any fees set forth in Section 4.19 of the Company Disclosure Schedules, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other Transaction. The Company is not obligated to continue to use the services of the Company Financial Advisor following the Merger or to pay the fees or expenses of the Company Financial Advisor in connection with any transaction other than the Merger following consummation of the Merger.

             Section 4.20 Properties. Neither the Company nor Company Subsidiary owns any real property interests. Section 4.12 of the Company Disclosure Schedules lists all material real property Leases to which the Company or any Company Subsidiary is a party and each Amendment thereto that is now in effect. All such current Leases are in full force and effect, are valid and effective in accordance with their respective terms, and, except as set forth in Section 4.20 of the Company Disclosure Schedules, none of the Company and the Company Subsidiaries and, to the Actual Knowledge of the Company, no other party, is in Breach of any such Lease that would give rise to a material claim against the Company or any Company Subsidiary.

             Section 4.21 Interested Party Transactions. Except as disclosed in the Company SEC Reports, since December 31, 2005, no event has occurred and no relationship exists that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

             Section 4.22 Export and Import Laws. The Company and each Company Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of U.S. Export and Import Laws. Without limiting the generality of the foregoing, (i) the Company and each Company Subsidiary has obtained all export licenses and other approvals required for its exports of products, Intellectual Property, software and technologies from the United States, (ii) the Company and each Company Subsidiary is in material compliance with the terms of all applicable export licenses or other approvals,
(iii) there are no pending or, to the Company's Actual Knowledge, threatened claims against the Company or any Company Subsidiary with respect to such export licenses or other approvals, (iv) to the Company's Knowledge, there are no conditions or circumstances pertaining to the Company's or any Company Subsidiary's export transactions that may give rise to any future claims, and
(v) no Consents in respect of any export licenses of the Company are required in connection with the Merger or the change in control of the Company, or such Consents can be obtained expeditiously without material cost.

             Section 4.23 Pseudo-Foreign Corporation. The Company is not as of the date hereof, and will not be as of the date of the Company Stockholder Meeting, the Closing Date or the Effective Time, a "foreign corporation" subject to the requirements of Section 2115(b) of the California General Corporation Law.

             Section 4.24 Representations Complete. Except as set forth in
Section 4.24 of the Company Disclosure Schedules, none of the representations or warranties made by the Company, and no financial statement, other written financial information or statements made in any exhibit, schedule or certificate Made Available or furnished by the Company to Parent pursuant to this Agreement or any Related Agreement, or furnished by the Company in or in connection with documents mailed or delivered to the stockholders of the Company or Parent for use in soliciting their approval of this Agreement and the Merger, contains or will contain at the Closing Date any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub each jointly and severally represents and warrants to the Company that the statements contained in this Article V (or, with respect to Merger Sub, the statements contained in Section 5.1(a), Section 5.4, Section 5.5 and Section 5.23, to the extent applicable to it) are true, correct and complete as of the date of this Agreement and as of the Closing Date, except as set forth, with respect to any specific Section or subsection in this Article V, in the corresponding section or subsection of the schedules Parent (on behalf of itself and Merger Sub) has delivered to the Company concurrently with the execution and delivery hereof (the "Original Parent Disclosure Schedule") and as of the Closing Date (the "Updated Parent Disclosure Schedule" and, together with the Original Parent Disclosure Schedules, the "Parent Disclosure Schedules") as follows (it being understood that the disclosure of any matter or item in the Parent Disclosure Schedule or the Updated Parent Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Material Adverse Effect" or any word or phrase of similar import, and does not mean that such matter or item would, with any other matter or item, have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent):

              Section 5.1 Organization and Qualification; Subsidiaries.

              (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of Parent (each a "Parent Subsidiary" and, collectively, the "Parent Subsidiaries") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of Parent and each Parent Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed by it to be conducted. Each of Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary other than in such jurisdictions where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect on Parent.

              (b) Section 5.1(b) of the Parent Disclosure Schedules sets forth a true, correct and complete list of all of the Parent Subsidiaries and the jurisdictions of their organization. Except as set forth on Section 5.1(b) of the Parent Disclosure Schedules, none of the Parent or any Parent Subsidiary holds an Equity Interest in any other Entity. Parent directly, or indirectly through the ownership of a Parent Subsidiary, is the owner of all of the issued


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

and outstanding Equity Interests in each Parent Subsidiary, and all such Equity Interests are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.1(b) of the Parent Disclosure Schedules, all of the issued and outstanding Equity Interests of each Parent Subsidiary are owned directly by Parent, or indirectly through the ownership of a Parent Subsidiary, free and clear of all Encumbrances and are not subject to any preemptive right or right of first refusal created by Law or the Organizational Documents of such Parent Subsidiary or any Contract to which such Parent Subsidiary is a party or by which it is bound. There are no outstanding Commitments or other Contracts of any character relating to the issued or unissued Equity Interests or other Securities of any Parent Subsidiary, or otherwise obligating Parent or any Parent Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such Equity Interests or Securities.

              Section 5.2 Certificate of Incorporation and Bylaws; Corporate Books and Records. Parent has Made Available to the Company a true, correct and complete copy of Parent's Articles of Incorporation, as Amended (the "Parent Certificate of Incorporation"), and the Parent's Bylaws, as Amended (the "Parent Bylaws"), in each case as now in effect. Parent has Made Available to the Company a true, correct and complete copy of the Organizational Documents of each Parent Subsidiary, in each case as Amended and now in effect. Neither Parent nor any Parent Subsidiary is in material violation of any of the provisions of its Organizational Documents. Except as set forth in Section 5.2 of the Parent Disclosure Schedules, (i) true, correct and complete copies of all Minute Books of Parent and the Parent Subsidiaries have been Made Available to the Company, and (ii) the Minute Books of Parent and each Parent Subsidiary Made Available to the Company contain accurate summaries of all meetings of directors and stockholders (or equivalent managers and owners) or actions by written consent of the directors and stockholders (or equivalent managers and owners) of Parent and the respective Parent Subsidiaries through the date of this Agreement or the Closing Date, as the case may be.

              Section 5.3 Capitalization.

              (a) The authorized capital shares of Parent consist of 10,000,000 Parent Common Shares. As of June 30, 2006, 4,913,290 Parent Common Shares (other than treasury shares) were issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights (excluding shares held in the treasury of Parent).

              (b) Except for (i) Parent Common Shares reserved for issuance as set forth in this Section 5.3 or in Section 5.3 of the Parent Disclosure Schedules, and (ii) Commitments under the Transaction Documents; there are no Commitments or other rights or Contracts obligating Parent or any Parent Subsidiary to issue or sell any Equity Interests, or Securities convertible into or exchangeable for Equity Interests, in Parent or any Parent Subsidiary. Since the Parent Balance Sheet Date, Parent has not issued any Equity Interests, or Securities convertible into or exchangeable for such Equity Interests, other than those Parent Common Shares reserved for issuance as set forth in this
Section 5.3 or in Section 5.3 of the Parent Disclosure Schedules. All issued and outstanding Parent Common Shares and all outstanding Parent Options were issued, and all repurchases of Parent Common Shares were made, in material compliance with all applicable Laws.

              (c) As of June 30, 2006, Parent has reserved 2,450,000 Parent Common Shares for issuance to employees, non-employee directors and consultants pursuant to Parent Stock Option Plans, of which 1,435,634 shares are subject to outstanding and unexercised Parent Options and 1,014,366 shares remain available for issuance thereunder. As of June 30, 2006, no outstanding Parent Common Shares were subject to Repurchase Rights. Section 5.3(c)(1) of the Parent Disclosure Schedules identifies (i) the name and full address of each Person who held Parent Options or Parent Common Shares subject to a Repurchase Right as of June 30, 2006, (ii) the particular Parent Stock Option Plan pursuant to which such Parent Option was granted or such Parent Common Shares were issued, (iii) the date on which such Parent Option was granted or such Parent Common Shares were issued, (iv) the exercise or base price of such Parent Option or the repurchase price of such Parent Common Shares, (v) the number of Parent Common Shares subject to such Parent Option or Repurchase Right or value covered thereby, (vi) the number of Parent Common Shares as to which such Parent Option had vested (or such Repurchase Right had lapsed) at such date, (vii) the applicable vesting schedule for such Parent Option or such Parent Common Shares and whether the exercisability or vesting of such Parent Option, or lapsing of the Repurchase Right, will be accelerated or affected in any way by the Merger or the transactions contemplated hereby (whether alone or in combination with any other event or condition, such as termination of employment), (viii) the date on which such Parent Option or Repurchase Right expires, and (ix) in the case of shares subject to a Repurchase Right, the material terms of any promissory note delivered in payment of the purchase price for such Parent Common Shares (including limitations on recourse). Section 5.3(c)(2) of the Parent Disclosure Schedules sets forth a true, correct and complete list of all holders of outstanding Parent Options that are held by Persons that are not employees of Parent or any Parent Subsidiary (including non-employee directors, consultants, advisory board members, vendors, service providers or other similar Persons). All of the Parent Common Shares subject to issuance under Parent Stock Option Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. True, correct and complete copies of each of Parent Stock Option Plans and the standard form of all agreements and instruments relating to or issued under each Parent Stock Option Plan and all agreements and instruments relating to or issued under Parent Stock Option Plans or Parent Options that differ in any material respect from such standard form agreements have been Made Available to the Company, and such agreements and instruments have not been Amended since being Made Available to the Company, and there are no agreements, understandings or commitments to Amend such agreements or instruments in any case from those Made Available to the Company.

              (d) Section 5.3(d) of the Parent Disclosure Schedules sets forth all outstanding Parent Warrants and other Commitments (other than Parent Options disclosed in Section 5.3(c) of the Parent Disclosure Schedules). Parent has Made Available to the Company complete and correct copies of all Parent Warrants and Contracts governing such other Commitments, in each case as Amended to date.

              (e) Section 5.3(e) of the Parent Disclosure Schedules sets forth all outstanding Contractual obligations of Parent or any Parent Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or (iv) granting any preemptive or anti-dilutive right with respect to; any Parent Common Shares or any other Equity Interests in Parent or any Parent Subsidiary.

              Section 5.4 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each Related Agreement to which it is a signatory, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (other than, on the date hereof, the Parent Stockholder Approval), including, with respect to Merger Sub, the filing of the Certificate of Merger pursuant to the DGCL. The execution and delivery of this Agreement and each Related Agreement to which Parent or Merger Sub is a signatory by Parent or Merger Sub, as the case may be, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, including, in the case of Merger Sub, said filing of the Certificate of Merger, have been duly and validly authorized by all necessary corporate action (other than, on the date hereof, the Parent Stockholder Approval). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement and each Related Agreement to which Parent or Merger Sub is a signatory has been duly authorized and validly executed and delivered by Parent or Merger Sub, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against Parent or Merger Sub, as the case may be, in


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

accordance with their respective terms, subject only to the effect, if any, of
(i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Parent Board and the Board of Directors of Merger Sub each has unanimously (A) approved and declared advisable this Agreement, each Related Agreement to which Parent or Merger Sub, as the case may be, is a signatory, the Merger and the other Transactions applicable to it, (B) determined that this Agreement and each Related Agreement to which Parent or Merger Sub, as the case may be, is a signatory and the terms and conditions of the Merger and other Transactions are fair to, advisable and in the best interests of Parent or Merger Sub, as the case may be, and its stockholders, and (C) directed that the adoption of this Agreement and the approval of this Agreement, the Merger and the Authorized Stock Increase be submitted to Parent's or Merger Sub's, as the case may be, stockholders for approval at a meeting of such stockholders and recommended that all of Parent's or Merger Sub's, as the case may be, stockholders adopt and approve this Agreement and approve the Merger and the Authorized Stock Increase; provided, however, that after the date hereof the Parent Board acting in good faith may withdraw its recommendation. The affirmative vote of the holders of a majority of all Parent Common Shares present in person or by proxy and voting at the meeting of Parent's stockholders to adopt and approve this Agreement and approve the Merger (the "Parent Stockholders Meeting") is the only vote of the holders of capital stock of Parent necessary to adopt this Agreement under applicable Law, including the NPCA, the Nasdaq Marketplace Rules and Parent's Organizational Documents (the "Parent Stockholder Approval").

              Section 5.5 No Conflict; Required Filings and Consents.

              (a) The execution and delivery of this Agreement and the Related Agreements to which Parent or Merger Sub is a signatory by Parent or Merger Sub, as the case may be, do not, and the performance of this Agreement and such Related Agreements by Parent or Merger Sub, as the case may be, will not, (i) subject to obtaining approval by Parent's stockholders for the Authorized Stock Increase, conflict with or violate any provision of the Organizational Documents of Parent or any Parent Subsidiary, (ii) subject to obtaining the Parent Stockholder Approval and approval of the sole stockholder of Merger Sub and assuming that all Consents described in Section 5.5(b) have been obtained and all filings and notifications described in Section 5.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or any Parent Subsidiary, or by which any Property of Parent or any Parent Subsidiary is bound or affected, (iii) result in the creation of any Encumbrance on any of the Properties of Parent or any Parent Subsidiary, or (iv) require any Consent under, or result in any Breach of, any Parent Material Contract or Parent Permit, in each case except as set forth in
Section 5.5 of the Parent Disclosure Schedules.

              (b) The execution and delivery of this Agreement and the Related Agreements to which Parent or Merger Sub is a signatory by Parent or Merger Sub, as the case may be, do not, and the performance of this Agreement and such Related Agreements by Parent or Merger Sub, as the case may be, and then consummation of the Transactions will not, require any Consent of, or filing with or notification to, any Governmental Entity, except for the Specified Consents and such other Consents and filings with or notifications to Governmental Entities the failures of which to make or obtain, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

              Section 5.6 Permits; Compliance With Law.

              (a) Each of Parent and each Parent Subsidiary is in possession of all material Governmental Permits, and has made all material filings, applications and registrations with any Governmental Entity, in each case that are necessary for Parent and each Parent Subsidiary to own, lease or operate its Properties, or to carry on its respective businesses substantially in the manner described in Parent SEC Reports filed prior to the date hereof or the Closing

Date, as the case may be, and substantially as it is being conducted as of the date hereof (the "Parent Permits"), and all such Parent Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of Parent Permits would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by Parent of any of its material obligations under this Agreement or any Related Agreement to which it or Merger Sub is a signatory, or (iii) have a Material Adverse Effect on Parent.

              (b) None of Parent and the Parent Subsidiaries is in conflict with, or in default or violation of, (A) in any material respect, any Law applicable to Parent or any Parent Subsidiary or by which any Property of Parent or any Parent Subsidiary is bound or affected, or (B) any Parent Permit, except, with respect to clause (B) next preceding, for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by Parent of any of its material obligations under this Agreement or any Related Agreement to which it or Merger Sub is a signatory, or (iii) have a Material Adverse Effect on Parent. None of the Parent Permits will be terminated or impaired or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement or any Related Agreement to which it or Merger Sub is a signatory.

              (c) Neither Parent nor any Parent Subsidiary has, within the last three years, received any warning, notice, notice of violation or probable violation, notice of revocation or other communication from or on behalf of any Governmental Entity, alleging (x) any conflict with, or default or violation of, any Parent Permit, or (y) that Parent or any Parent Subsidiary requires any Parent Permit for its business as currently conducted that is not currently held by it. Except as set forth in Section 5.6 of Parent Disclosure Schedules, to Parent's Actual Knowledge, no investigation or inquiry by any Governmental Entity with respect to Parent or any Parent Subsidiary is pending or threatened, in each case with respect to any alleged or claimed violation of Law applicable to Parent or any Parent Subsidiary or by which any Property of Parent or any Parent Subsidiary is bound or affected.

              (d) Neither Parent nor any of Parent Subsidiaries, nor to Parent's Actual Knowledge, any director, officer, Affiliate or employee thereof, has on behalf of or with respect to Parent engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977, as amended.

              Section 5.7 SEC Filings; Financial Statements.

              (a) Parent has filed all SEC Reports required under applicable Law to be filed by it with the SEC in the last five years. All of the Parent SEC Reports have been Made Available to the Company.

              (b) As of their respective dates, each Parent SEC Report (i) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the SEC Rules applicable to such Parent SEC Report, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected (A) in the case of a Parent SEC Report filed prior to the date of this Agreement that was amended or superseded prior to the date of this Agreement, by the filing of such amending or superseding Parent SEC Report, and
(B) in the case of a Parent SEC Report filed after the date of this Agreement


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

that is amended or superseded prior to the Effective Time, by the filing of such amending or superseding Parent SEC Report. None of the Parent Subsidiaries is required to file any SEC Reports with the SEC.

              (c) As of their respective dates, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financial Statements"), (i) complied as to form in all material respects with the published SEC Rules applicable thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof and the consolidated results of Parent's and the Parent Subsidiaries' operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments in accordance with GAAP and any other exceptions noted therein. Neither Parent nor any Parent Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and the Parent Subsidiaries taken as a whole, except for (A) liabilities incurred since the Parent Balance Sheet Date in the Ordinary Course of Business which are of the type that typically recur and which do not result from any Breach of Contract, tort or default or violation of any Law, (B) those specifically set forth or specifically and adequately reserved against in the Parent Balance Sheet, and (C) the fees and expenses of investment bankers, attorneys and accountants incurred in connection with this Agreement and the Transactions. Except as reflected in the Parent Financial Statements, neither Parent nor any Parent Subsidiary is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated by the SEC). Except as set forth in the Parent SEC Reports, Parent has not had any disagreement with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or to date during the current fiscal year. The books and records of Parent and each Parent Subsidiary have been maintained, and are being maintained, in all material respects in accordance with applicable legal and accounting requirements, and the Parent Financial Statements are consistent in all material respects with such books and records.

              (d) No investigation by the SEC with respect to Parent or any Parent Subsidiary is pending or, to the Knowledge of Parent, threatened.

              (e) Parent has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to Parent and the Parent Subsidiaries required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is communicated to the Parent's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of Parent required by Section 302 of SOX, with respect to such reports. For purposes of this Section 5.7(e), "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in SOX. Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and each former principal financial officer of Parent, as applicable) has made all certifications required by Sections 302 and 906 of SOX and the rules and regulations promulgated by the SEC thereunder with respect to the Parent SEC Reports.

              (f) Parent maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial


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statements in conformity with GAAP and to maintain asset accountability, (iii)
access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has Made Available to the Company accurate and complete copies of all material policies, manuals and other documents promulgating such internal accounting controls. Except as set forth in
Section 5.7(f) of the Parent Disclosure Schedules, to Parent's Knowledge, there are no "material weaknesses" (as defined by the PCAOB) and there are no series of multiple "significant deficiencies" (as defined by the PCAOB) that are reasonably likely to collectively represent a "material weakness" in the design or operation of Parent's internal controls and procedures, and to Parent's Knowledge, there are no significant deficiencies in the design or operation of Parent's internal controls and procedures. To Parent's Knowledge, in the last five years, there has been no fraud that involves management or other employees who have a significant role in Parent's internal controls and procedures.

              (g) To Parent's Knowledge, (A) BKR Cornwell Jackson, which has expressed its opinion with respect to the Parent Financial Statements as of December 31, 2004 and as of December 31, 2005, and for each of Parent's fiscal years in the two-year period ended December 31, 2005, and (B) CF & Co., L.L.P., which has expressed its opinion with respect to the Parent Financial Statements as of December 31, 2003 and for Parent's fiscal year in the one-year period ended December 31, 2003; in each case included in the Parent SEC Reports (including the related notes), is "independent" with respect to Parent and the Parent Subsidiaries within the meaning of Regulation S-X and has been "independent" within such meaning at all times since January 1, 2002. Parent has made such disclosure of non-audit services performed by BKR Cornwell Jackson or CF & Co., L.L.P. in its proxy statements with respect to its annual meetings of its stockholders as is required under the Exchange Act, Securities Act and SEC Rules, and all such non-audit services have been approved in advance by the audit committee of the Parent Board. Parent is in compliance with the applicable criteria for continued listing of the Parent Common Shares on the Parent's Principal Market.

              Section 5.8 Disclosure Documents.

              (a) The Parent Information included in, or incorporated by reference into, the Form S-4, Proxy Statement and any Other Filings, and any amendments or supplements thereto, will, at the Applicable Times, comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the SEC Rules and other applicable Laws.

              (b) The information supplied or to be supplied by or on behalf of Parent or any of its officers, directors or stockholders for inclusion or use, or incorporation by reference, in (i) the Form S-4, (ii) the Proxy Statement, or
(iii) any other document (including any report filed by the Company or Parent under the Exchange Act) filed with any Governmental Entity in connection with the Transactions, or in each case any amendment or supplement thereto; in each case do not and will not, at the Applicable Times, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Parent Information, in light of the circumstances under which they are made, not misleading. The Parent Information provides all information relating to Parent or its operations, business, directors, officers, Subsidiaries and stockholders required to be provided by the provisions of the Securities Act, the Exchange Act and the SEC Rules, including form S-4 and Regulation 14A.

              (c) Notwithstanding the foregoing provisions of this Section 5.8, Parent makes no representation or warranty, and assumes no responsibility, with respect to statements made or incorporated by reference in the Form S-4, the Proxy Statement or any Other Filings, or in each case any amendment or supplement thereto, supplied by the Company (other than Parent Information so supplied) for inclusion or incorporation by reference therein.

              Section 5.9 Absence of Certain Changes or Events. Since the Parent Balance Sheet Date, except as specifically disclosed in the Parent SEC Reports filed thereafter, as contemplated hereby or as set forth in Section 5.9 of the Parent Disclosure Schedules, Parent and each Parent Subsidiary has conducted its business only in the Ordinary Course of Business and, since such date:

              (a) no Events have caused a Material Adverse Effect on Parent;

              (b) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, Securities or Property) in respect of, any of Parent's Equity Interests, or any purchase, redemption or other acquisition by Parent of any of Parent's Equity Interests or any other Securities of Parent or any Commitments for any such Equity Interests of Securities, other than repurchases from employees or consultants following their termination pursuant to the terms of existing Repurchase Rights;

              (c) there has not been any Capitalization Adjustment of any of Parent's Equity Interests;

              (d) there has not been any increase in compensation or fringe benefits paid or payable to any of the officers, directors or managers or employees of Parent or any Parent Subsidiary at the vice president or director level or higher, or who earn base salary of more than $100,000 per year, or any payment by Parent or any of the Parent Subsidiaries of any bonus to any of their officers, directors or managers or employees at the vice president or director level or higher, or who earn base salary of more than $100,000 per year, or any granting by Parent or any of the Parent Subsidiaries of any increase in severance or termination pay, or any entry by Parent or any of the Parent Subsidiaries into, or material Amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent of the nature of any Transactions, or any subsequent event, other than increases in the Ordinary Course of Business in base salary and target bonuses for employees who are not officers of Parent, in an amount that does not exceed 50% of such base salary, in connection with periodic compensation or performance reviews or for ordinary course severance and release agreements as made in connection with the termination of employment that do not provide severance in excess of Parent's standard policies;

              (e) there has not been any change by Parent or any of the Parent Subsidiaries in its accounting methods, principles or practices (including any material change in depreciation or amortization policies or rates or revenue recognition policies), except as required by concurrent changes in GAAP;

              (f) there has not been any sale, transfer, or other disposition of any Parent IP Rights or any other Properties by Parent or any of the Parent Subsidiaries, except in the Ordinary Course of Business;

              (g) neither Parent nor any Parent Subsidiary has made any loan, advance or capital contribution to, or investment in, any Person, including any director, officer or Affiliate of Parent, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or Entities that became wholly-owned Subsidiaries made in the Ordinary Course of Business,
(ii) investments made in accordance with Parent's investment guidelines, a copy of which has been Made Available to the Company, in the Ordinary Course of Business, (iii) routine travel and entertainment expense advances in the

Ordinary Course of Business and in accordance with Parent's travel and expense policy, a copy of which has been Made Available to the Company, and (iv) loans and advances to third party customers in the Ordinary Course of Business;

              (h) there has not been any material change with respect to the management or other key personnel of Parent, any termination of employment of any such employees or a material number of employees, or any material labor dispute or material claim of unfair labor practices involving Parent or any Parent Subsidiary; and

              (i) neither Parent nor any Parent Subsidiary has agreed, whether in writing or otherwise, to take any action described in this Section 5.9.

              Section 5.10 Employee Benefit Plans.

              (a) Section 5.10(a) of the Parent Disclosure Schedules lists as of the date of this Agreement, with respect to Parent and the Parent Subsidiaries and their respective ERISA Affiliates, (i) all employee benefit plans within the meaning of Section 3(3) of ERISA, (ii) each loan from Parent, any Parent Subsidiary or any such ERISA Affiliate to an employee in excess of $5,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, salary continuation, sabbatical, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs or arrangements, whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) any employment or service agreements (except for offer letters providing for at-will employment that do not provide for severance, acceleration or post-termination benefits), compensation agreements or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer, employee, or consultant (provided that, for (1) former and current consultants, and (2) former directors, officers and employees; such arrangements need only be listed if unsatisfied obligations of Parent or any Parent Subsidiary of greater than $5,000 remain thereunder) of Parent or any Parent Subsidiary (all of the foregoing described in clauses (i) through (vi) next preceding, collectively, the "Parent Benefit Plans"). Parent has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Parent Benefit Plans. Parent has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any person who was, at any time since such date, an officer or director of Parent.

              (b) Prior to the date of this Agreement, Parent has Made Available to the Company a true, correct and complete copy of each Parent Benefit Plan and all current and prior related plan documents (including adoption agreements, vendor contracts and administrative services agreements, trust documents, insurance policies or contracts (including policies relating to fiduciary liability insurance covering the fiduciaries of such Parent Benefit Plans), bonds required by ERISA, employee booklets, summary plan descriptions and other authorizing documents, summaries of material modifications and any material written employee communications relating thereto) and has, with respect to each Parent Benefit Plan that is subject to ERISA reporting requirements, Made Available to the Company true, correct and complete copies of the Form 5500 reports filed for the last three plan years (including all audits, financial statements, schedules and attachments thereto, where applicable). Any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has (i) obtained from the IRS a current favorable determination letter as to its qualified status under the Code and as to the exemption from tax under the provisions of Code Section 501(a) of each trust created thereunder, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Parent has also Made Available to the Company a true, correct and complete copy of the most recent such Internal Revenue Service determination letter, advisory letter or opinion letter issued with respect to each Parent Benefit Plan, and, to Parent's Knowledge, nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Parent Benefit Plan subject to Section 401(a) of the Code. Parent has also Made Available to the Company all registration statements and prospectuses and investment policy statements prepared in connection with each Parent Benefit Plan, where applicable. All individuals who, pursuant to the terms of any Parent Benefit Plan, are entitled to participate in such Parent Benefit Plan, are currently participating in such Parent Benefit Plan or have been offered an opportunity to do so. None of Parent and the Parent Subsidiaries and their respective ERISA Affiliates sponsors or maintains any self-funded employee benefit plan, including any plan to which a stop-loss policy applies.

              (c) Except as set forth in Section 5.10(c) of the Parent Disclosure Schedules, none of the Parent Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under COBRA, or applicable state law. There has been no prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Parent Benefit Plan that is not exempt under Section 408 of ERISA. To Parent's Actual Knowledge, each Parent Benefit Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by applicable Law (including ERISA and the Code), and Parent and the Parent Subsidiaries, and their respective ERISA Affiliates, each has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no Actual Knowledge of any material default or in violation by any other party to, any of the Parent Benefit Plans. None of Parent and the Parent Subsidiaries and their respective ERISA Affiliates is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Parent Benefit Plans. All contributions required to be made by Parent or any Parent Subsidiary or any of their respective ERISA Affiliates to any Parent Benefit Plan have been made on or before their due dates and, to the extent required by GAAP, all amounts have been accrued for the current plan year (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business after the Parent Balance Sheet Date as a result of the operations of Parent and the Parent Subsidiaries after the Parent Balance Sheet Date). In addition, with respect to each Parent Benefit Plan intended to include a Code
Section 401(k) arrangement, the Parent and each Parent Subsidiary and their respective ERISA Affiliates have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Parent Benefit Plan that is an employee welfare benefit plan as defined in
Section 3(1) of ERISA is a self-insured plan. No Parent Benefit Plan is covered by, and none of Parent and the Parent Subsidiaries and their respective ERISA Affiliates has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Parent Benefit Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Parent has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Parent Benefit Plan. No Action has been brought, or to the Actual Knowledge of Parent or any Parent Subsidiary, is threatened, against Parent or any Parent Subsidiary or with respect to any such Parent Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

              (d) None of Parent and the Parent Subsidiaries and their respective ERISA Affiliates is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA or any "multiple employer plan" as such term is defined in Section 413(c) of the Code. There has been no termination or partial termination of any Parent Benefit Plan within the meaning of Section 411(d)(3) of the Code.

              (e) Each Foreign Plan of Parent or any Parent Subsidiary is listed in Section 5.10(e) of the Parent Disclosure Schedules, except for plans maintained by Governmental Entities. As regards each such Foreign Plan, (i) such Foreign Plan is in compliance with the provisions of the laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those laws are applicable to such Foreign Plan, (ii) Parent and each Parent Subsidiary, and each of their respective ERISA Affiliates, has complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, and (iii) such Foreign Plan has been administered in accordance with its terms and applicable Law.

              (f) Section 5.10(f) of the Parent Disclosure Schedules lists each person who Parent reasonably believes is, with respect to Parent or any Parent Subsidiary or any of their respective ERISA Affiliates, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) determined as of the date hereof.

              (g) Section 5.10(g) of the Parent Disclosure Schedules lists as of the date of this Agreement each employee of Parent or any Parent Subsidiary who is not fully available to perform work because of disability or other leave and also lists, with respect to each such employee, the basis of such disability or leave and the anticipated date of return to full service.

              (h) Except as set forth in Section 5.10(h) of the Parent Disclosure Schedules, none of the execution and delivery of this Agreement or the consummation of the Transactions (or the Transactions in combination with any subsequent transactions or events, other than transactions or events initiated solely by the Company) will (i) result in any employee, director or consultant of Parent or any Parent Subsidiary becoming entitled to any deferred compensation, bonus or severance pay or materially increase or otherwise enhance any benefits otherwise payable by Parent or any Parent Subsidiary, (ii) result in the acceleration of the time of payment or vesting, or an increase in the amount of any compensation due to any employee, director or consultant of Parent or any Parent Subsidiary, except as may be required under Section 411(d)(3) of the Code, (iii) result in forgiveness in whole or in part of any outstanding loans made by Parent or any Parent Subsidiary to any of their employees, directors or consultants, or (iv) result in a payment that would be considered an "excess parachute payment" and treated as nondeductible under Section 280G of the Code or subject to the excise Tax under Section 4999 of the Code.

              (i) To Parent's Knowledge, Parent has neither granted, nor is a party to, any Contract that grants any compensation, equity award, or bonus, that fails to comply in good faith with the provisions of Section 409A of the Code.

              (j) Each of Parent and the Parent Subsidiaries is in compliance in all material respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act. Parent and each Parent Subsidiary has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants. Neither Parent nor any Parent Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no controversies pending or, to the Actual Knowledge of Parent, threatened, between Parent or any Parent Subsidiary and any of their respective employees, which controversies have or could reasonably be expected to result in an Action before any Governmental Entity.

              (k) Neither Parent nor any of the Parent Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which Parent has established a reserve for such amount on the Parent Balance Sheet in accordance with GAAP, and (ii) pursuant to Contracts entered into after the Parent Balance Sheet Date and disclosed on Section 5.10(k) of the Parent Disclosure Schedules. Neither Parent nor any Parent Subsidiary is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary and neither Parent nor any Parent Subsidiary has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any person employed by Parent or any Parent Subsidiary. Parent has no Actual Knowledge of any activities or proceedings of any labor union to organize the employees of Parent or any Parent Subsidiary. There is no labor dispute, strike or group work stoppage against Parent or any Parent Subsidiary pending or to the Actual Knowledge of Parent threatened that may interfere with the respective business activities of Parent or any Parent Subsidiary.

              (l) To the Knowledge of Parent, no employee of Parent or any Parent Subsidiary is in violation of any term of any employment agreement, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Parent or any Parent Subsidiary because of the nature of the business conducted or presently proposed to be conducted by Parent or any Parent Subsidiary or to the use of trade secrets or proprietary information of others. No Key Employee of Parent or any Parent Subsidiary has given notice of termination or resignation to Parent or any Parent Subsidiary, nor does Parent otherwise have Actual Knowledge that any such Key Employee intends to terminate his or her employment with Parent or any Parent Subsidiary. The employment of each of the employees of Parent or any Parent Subsidiary is "at will" and Parent and each Parent Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, and the employment of each employee of Parent and each Parent Subsidiary may be terminated without prior notice and without financial liability to the Parent or any Parent Subsidiary (other than as provided under applicable Law or as set forth in Section 5.10(a) of the Parent Disclosure Schedules).

              (m) Parent has Made Available to the Company a true, correct and complete list of the names of all current officers, directors, consultants and employees of Parent and each Parent Subsidiary showing each such person's name, position, rate of annual remuneration, status as exempt/non-exempt and bonuses for the current fiscal year and the most recently completed fiscal year.

              (n) Parent has Made Available to the Company, with respect to Parent and the Parent Subsidiaries, true, correct and complete copies of each of the following: (i) all forms of offer letters, (ii) all forms of employment agreements and severance agreements, (iii) all forms of services agreements and forms of agreements with current and former consultants or advisory board members, (iv) all forms of confidentiality, non-competition or invention agreements by and between current and former employees, consultants or others and Parent or any Parent Subsidiary (and a true, correct and complete list of employees, consultants or others not subject thereto), (v) all management organization charts, (vi) all agreements or insurance policies providing for the indemnification of any officers or directors of Parent or any Parent Subsidiary,
(vii) a summary of Parent's standard severance policy, (viii) a summary of outstanding liability for termination payments and benefits to current and former directors, officers, employees and consultants of Parent or any Parent Subsidiary, and (ix) a schedule of bonus commitments made to employees of Parent or any Parent Subsidiary.

              (o) Parent and each Parent Subsidiary is in compliance in all material respects with the WARN Act or any similar Law. In the past two years
(i) Parent has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Parent of any Parent Subsidiary, and (iii) Parent has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. Parent has not caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

              Section 5.11 Customers. Neither Parent nor any of the Parent Subsidiaries has any outstanding material dispute concerning its goods or services with any jewelry dealer or other wholesale customer or distributor who, in the six months ending June 30, 2006, was one of the 20 largest sources of consolidated revenue for Parent and the Parent Subsidiaries, based on amounts paid or payable during such periods (each, a "Significant Parent Customer"). Each Significant Parent Customer is listed on Section 5.11 of the Parent Disclosure Schedules. Neither Parent nor any of the Parent Subsidiaries has received any written notice from any Significant Parent Customer that such Person (i) will not continue as a customer or distributor of Parent or any Parent Subsidiary after the Merger, (ii) intends to terminate or materially modify existing Contracts or relationships with Parent or any Parent Subsidiary, or (iii) intends to materially reduce the amount of business conducted with Parent and the Parent Subsidiaries.

              Section 5.12 Contracts. Section 5.12 of the Parent Disclosure Schedules specifically identifies (by the applicable subsection set forth below in this Section 5.12) each Parent Material Contract (other than this Agreement or any Related Agreement). The term "Parent Material Contract" shall include each of the following Contracts to which Parent or any Parent Subsidiary is a party to or by which Parent or any Parent Subsidiary is bound (in each case, other than this Agreement or any Related Agreement):

              (a) any Contract with any Significant Parent Customer;

              (b) any Contract generating, or that is reasonably likely to generate, more than $100,000 in revenues for Parent and the Parent Subsidiaries over the twelve month period from the date of this Agreement, other than those set forth on Section 5.12(i) of the Parent Disclosure Schedules;

              (c) any Contract with any director, officer, employee or consultant that would require Parent or any Parent Subsidiary to make any payments in connection with the Merger, or upon termination of employment, but excluding any Contract (i) that is terminable at-will or, in the case of consultants, with 30 or fewer days of notice by Parent or any of the Parent Subsidiaries without cost, liability or financial obligations (other than accrued regular compensation and benefits through the date of termination, including any such notice period), or (ii) under which Parent and the Parent Subsidiaries collectively have paid or are obligated to pay less than $100,000;

              (d) any Contract for indemnification (other than standard indemnification provisions in Contracts entered into by Parent or any Parent Subsidiary in the Ordinary Course of Business) or any guaranty;

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              (e) any Contract containing any covenant limiting in any respect the right of Parent or any of the Parent Subsidiaries to (i) engage, participate or compete in any line of business, market or geographic area, (ii) develop, market or distribute products or services, (iii) conduct business with any Person, (iv) solicit the employment of, or hire, any Person, or (v) compete with any Person; or granting any exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, "most favored nation" rights, rights of first negotiation or other exclusive rights or similar terms to any Person, but in each case excluding Contracts containing limitations that (A) are not material to Parent or any Parent Subsidiary, and (B) do not limit the ability of Parent or any Parent Subsidiary to develop or market additional products or services;

              (f) any Lease for real or personal property in which the amount of payments that Parent or any of the Parent Subsidiaries is required to make on an annual basis exceeds $25,000;

              (g) any Contract pursuant to the express terms of which Parent or any of the Parent Subsidiaries is currently obligated to pay in excess of $25,000 in any one year period that is not terminable by Parent or the Parent Subsidiaries without penalty upon notice of ninety (90) days or less;

              (h) any Contract currently in force relating to the disposition or acquisition by Parent or any of the Parent Subsidiaries after the date hereof of
(i) assets with a book value exceeding $25,000; or (ii) Equity Interests in an Entity;

              (i) any Contract pursuant to which Parent or any Parent Subsidiary is a licensor of Intellectual Property or agrees to Encumber, not assert, Transfer or sell rights in or with respect to any Intellectual Property, except for distribution contracts with retail outlets, independent sales agents, other distributors and end users entered into by Parent or any Parent Subsidiary in the Ordinary Course of Business;

              (j) any joint venture Contract or any other Contract that involves a sharing of revenues in excess of $25,000, or involves a sharing of profits, cash flows, expenses or losses, with other Persons, or the payment of royalties to any other Person, other than Contracts identified in Section 5.12(a) of the applicable Parent Disclosure Schedule;

              (k) any Contract currently required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act, other than those currently on file with the SEC (including any Amendments to Contracts filed as of the Parent Balance Sheet Date that are required to be filed);

              (l) any Contract containing a "standstill" provision with respect to any Equity Interests of Parent;

              (m) any Contract in effect on the date of this Agreement, including any Parent Stock Option Plan, relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Parent Common Shares or any other Equity Interests or Securities of Parent or any of the Parent Subsidiaries, or any Commitments to purchase or otherwise acquire any such Parent Common Shares, Equity Interests or Securities, except for the Parent Stock Option Plans, the Parent Options and Parent Warrants disclosed in Section
5.3 of the applicable Parent Disclosure Schedule;

              (n) any Contract under which Parent or any Parent Subsidiary is obligated to provide consulting services, development services, professional services or support services (other than maintenance and support customer contracts on Parent's standard, unmodified forms), in each case excluding (i) Contracts that are terminable by Parent or the Parent Subsidiary on notice of thirty (30) days or less without penalty in excess of $25,000, individually or in the aggregate, and without any ongoing material obligations, and (ii) Contracts that generated less than $25,000 in revenue to Parent during the 12 months preceding the date of this Agreement;

              (o) any Contract with any investment banker, broker, advisor or similar Person, or any accountant, legal counsel or other Person retained by Parent, in connection with this Agreement and the Transactions, other than Contracts with service providers entered into in Parent's Ordinary Course of Business with fees to be paid based on the provider's customary hourly rates;

              (p) any Contract pursuant to which Parent or any of the Parent Subsidiaries has acquired a business or Entity, or assets of a business or Entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Entity (other than the Parent Subsidiaries), in either case which was entered into within the three years preceding the date hereof or under which any Liabilities exist;

              (q) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of Parent or any of the Parent Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred on the terms thereof, and the respective principal amounts currently outstanding thereunder as of the date hereof; or

              (r) any other Contract not listed in subsections (a)-(q) next preceding that individually provides for payments to or by Parent or any Parent Subsidiary in excess of $50,000, or pursuant to which Parent or any Parent Subsidiary have been paid, or expects to be paid, more than $50,000 in any consecutive 12-month period, or that individually provides for payments by Parent or any Parent Subsidiary in excess of $50,000 or is otherwise material to Parent or the Parent Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the Ordinary Course of Business).

Except as set forth on Section 5.12 of the Parent Disclosure Schedules, all Parent Material Contracts are in written form. Parent has Made Available to the Company true, correct and complete copies of each Parent Material Contract, as Amended to date. Each Parent Material Contract is (i) valid and binding on Parent and each Parent Subsidiary party thereto and, to the Parent's Knowledge, each other party thereto, and (ii) in full force and effect. Parent and each Parent Subsidiary has in all material respects performed all material obligations required to be performed by it to the date hereof under each Parent Material Contract and, to Parent's Knowledge, each other party to each Parent Material Contract has in all material respects performed all obligations required to be performed by it under such Parent Material Contract. As of the date hereof, none of Parent and the Parent Subsidiaries has Knowledge of, or has received notice from the other contracting party of, any actual or alleged material Breach of any Parent Material Contract. There exists no Breach with respect to Parent or any Parent Subsidiary or, to the Knowledge of Parent, with respect to any other contracting party, which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute a material Breach of such Parent Material Contract.

              Section 5.13 Litigation. Except as set forth in Section 5.13 of the Parent Disclosure Schedules, (i) there is no Action pending or, to Parent's Actual Knowledge, threatened against Parent or any Parent Subsidiary or, to Parent's Actual Knowledge, for which Parent or any Parent Subsidiary is obligated to indemnify a third party, (ii) none of Parent and the Parent Subsidiaries is subject to any outstanding Order, and (iii) to Parent's Knowledge, there has been no refusal to indemnify or denial of indemnification and no intention to refuse indemnification, by any third party in connection with any past, pending or threatened Action with respect to which Parent or any Parent Subsidiary is or may be entitled to indemnification from any third party. Except as set forth in Section 5.13 of the Parent Disclosure Schedules, neither


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Parent nor any Parent Subsidiary has any Action pending against any other
Person. There has not been since December 31, 2005, nor are there currently, any internal investigations or inquiries being conducted by Parent, the Parent Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, illegal activity, fraudulent or deceptive conduct, violation of Parent policy or other misfeasance or malfeasance issues.

              Section 5.14 Environmental Matters.

              (a) Parent and each Parent Subsidiary is in material compliance with all Environmental Laws.

              (b) Neither Parent nor any Parent Subsidiary has received notification regarding any existing or potential Environmental Claims against Parent or any Parent Subsidiary, nor have any of them received any written notification of any allegation of any actual or potential responsibility for, or any Action regarding, (i) any violation of Environmental Laws, or (ii) any Environmental Release or threatened Environmental Release at any Facilities of any Materials of Environmental Concern generated or transported by Parent or any Parent Subsidiary.

              (c) There has been no Environmental Release at any Facilities of Parent or any Parent Subsidiary of any Materials of Environmental Concern in quantities that could trigger the need for investigation or remediation pursuant to any Environmental Laws.

              Section 5.15 Intellectual Property.

              (a) Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them in this Section 5.15(a):

                            (1) "Parent IP" means (i) all Intellectual Property
              used in the conduct of the business of Parent or any Parent Subsidiary as currently conducted by Parent and the Parent Subsidiaries, and (ii) all other Parent-Owned IP.

                            (2) "Parent-Owned IP" means all Intellectual
              Property owned by Parent or any Parent Subsidiary.

                            (3) "Parent Products" means, collectively, (i) all
              products and services that are currently being published, marketed, licensed, sold, leased, auctioned, distributed or performed, or offered for publication, licensing, sale, lease, distribution or performance or at auction, by or on behalf of Parent or any Parent Subsidiary, and (ii) all products or services currently under development by Parent or any Parent Subsidiary or that Parent or any of the Parent Subsidiaries are Contractually obligated to develop.

              (b) Parent and the Parent Subsidiaries (i) own and have independently developed or acquired, or (ii) have the valid right or license (exclusive or non-exclusive, as applicable) to, all Parent IP. The Parent IP is sufficient for the conduct of the business of Parent and the Parent Subsidiaries as currently conducted and to Parent's Knowledge as currently proposed to be conducted by Parent or any Parent Subsidiary.

              (c) Neither Parent nor any of the Parent Subsidiaries has (i) transferred ownership of any material Parent-Owned IP to any third party, (ii) knowingly permitted any material Parent-Owned IP to enter the public domain, or
(iii) permitted any material Parent Registered Intellectual Property or


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

application therefor to lapse (other than through the expiration of Registered Intellectual Property at the end of its maximum statutory term or the abandonment of trademarks or service marks in the Ordinary Course of Business using reasonable business judgment).

              (d) Except as set forth in Section 5.15(d) of the Parent Disclosure Schedules, Parent and the Parent Subsidiaries own and have good and exclusive title to all Parent-Owned IP and all Parent Registered Intellectual Property, free and clear of any Encumbrances. Except as set forth in Section 5.15(d) of the Parent Disclosure Schedules, the right, license and interest of Parent and the Parent Subsidiaries in and to all Third Party Intellectual Property Rights licensed by Parent or a Parent Subsidiary are free and clear of all Encumbrances (excluding restrictions contained in the applicable license agreements with such third parties).

              (e) Except as set forth in Section 5.15(e) of the Parent Disclosure Schedules, none of the execution and delivery or effectiveness of this Agreement, the consummation of the Transactions and the performance by Parent of its obligations under this Agreement or the Related Agreements to which it is a signatory, will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Parent-Owned IP, or impair the right of Parent or any Parent Subsidiary to use, possess, sell or license any Parent-Owned IP or any portion thereof.

              (f) Section 5.15(f) of the Parent Disclosure Schedule lists all Parent Registered Intellectual Property, and for each item of such Registered Intellectual Property, (i) the jurisdictions in which such Registered Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, and (ii) the legal counsel (if any) assisting in the initial registration or the maintenance of such Registered Intellectual Property.

              (g) Each item of Parent Registered Intellectual Property is subsisting (or, in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been or will be timely paid, and all documents, recordations and certificates in connection with such Registered Intellectual Property currently required to be filed have been or will be timely submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Registered Intellectual Property and recording Parent's and the Parent Subsidiaries' ownership interests therein.

              (h) Except as set forth in Section 5.15(h) of the Parent Disclosure Schedules, to Parent's Actual Knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Parent-Owned IP by any third party, including any employee or former employee of Parent or any Parent Subsidiary. Except as set forth in Section 5.15(h) of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary has initiated any lawsuit, mediation or arbitration for infringement or misappropriation of any Intellectual Property.

              (i) Except as set forth in Section 5.15(i) of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary has (i) been sued in any Action (or received any written notice or, to the Actual Knowledge of Parent, threat) that involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right or which contests the validity, ownership or right of Parent or any Parent Subsidiary to exercise any Intellectual Property right, or (ii) received any written communication that puts Parent or any Parent Subsidiary on notice of or involves an offer to license or grant any Third Party Intellectual Property Right or immunities in respect thereof.

              (j) The operation of the business of Parent and the Parent Subsidiaries as such business is currently conducted and, to the Actual Knowledge of Parent, as currently proposed to be conducted by Parent or any


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

Parent Subsidiary, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision or use of any Parent Product, and (ii) Parent's or any Parent Subsidiary's use of any product, device or process used in the business of Parent or the Parent Subsidiaries as currently conducted and, to the Actual Knowledge of Parent, as currently proposed to be conducted by Parent or any Parent Subsidiary, does not and will not infringe or misappropriate any Third Party Intellectual Property Rights and does not and, to the Actual Knowledge of Parent, will not constitute unfair competition or unfair trade practices under the Laws of any jurisdiction in which Parent or any of the Parent Subsidiaries conducts business.

              (k) None of the Parent-Owned IP, the Parent Products, Parent and the Parent Subsidiaries is subject to any judicial or governmental Action or outstanding Order (A) restricting in any manner the use, transfer, or licensing by Parent or any Parent Subsidiary of any Parent-Owned IP or any Parent Product, or which may affect the validity, use or enforceability of any such Parent-Owned IP or Parent Product, or (B) restricting the conduct of the business of Parent or any Parent Subsidiary in order to accommodate Third Party Intellectual Property Rights.

              (l) Neither Parent nor any Parent Subsidiary has received any written opinion of legal counsel that any Parent Product or the operation of the business of Parent or any Parent Subsidiary, as previously or currently conducted, infringes or misappropriates any Third Party Intellectual Property Rights.

              (m) Except as set forth in Section 5.15(m) of the Parent Disclosure Schedules, each of Parent and the Parent Subsidiaries has secured from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any material Parent-Owned IP, an assignment of inventions and ownership agreement, in the form Made Available to the Company, assigning all such third party's Intellectual Property in such contribution that Parent or any Parent Subsidiary does not already own by operation of Law, and no such third party has retained any rights or licenses with respect thereto.

              (n) To Parent's Knowledge, no current or former employee, consultant or independent contractor of Parent or any Parent Subsidiary (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, Parent or any Parent Subsidiary or using trade secrets or proprietary information of others without permission, or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for Parent or any Parent Subsidiary that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

              (o) To Parent's Knowledge, the employment of any employee of Parent or any Parent Subsidiary or the use by Parent or any Parent Subsidiary of the services of any consultant or independent contractor does not subject Parent or any Parent Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for Parent or any Parent Subsidiary, whether such liability is based on contractual or other legal obligations to such third party.

              (p) Except as set forth in Section 5.15(p) of the Parent Disclosure Schedules, to Parent's Knowledge, no current or former employee, consultant or independent contractor of Parent or any Parent Subsidiary has any


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

right, license, claim or interest whatsoever in or with respect to any Parent-Owned IP.

              (q) Parent and the Parent Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information included in the Parent IP Rights. All use, disclosure or appropriation of such information owned by Parent or any Parent Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between Parent or a Parent Subsidiary and such third party. All use, disclosure or appropriation of such information by Parent and the Parent Subsidiaries not owned by Parent or any Parent Subsidiary has been pursuant to the terms of a written agreement between Parent or such Parent Subsidiary and the owner of such information, or is otherwise lawful.

              (r) Except as set forth in Section 5.15(r) of the Parent Disclosure Schedules, to Parent's Knowledge, neither Parent nor any Parent Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, Parent IP, or (ii) distributed Open Source Materials in conjunction with any Parent IP.

              (s) To Parent's Knowledge, no (i) government funding, (ii) facilities of a university, college, other educational institution or research center, or (iii) funding from any Person (other than funds received in consideration for the Parent Equity Interests or Indebtedness incurred on commercially reasonable terms) was used in the development of the Parent-Owned IP.

              Section 5.16 Taxes.

              (a) Parent and the Parent Subsidiaries and each affiliated, combined, consolidated or unitary group of which Parent or any Parent Subsidiary is or has been a member (each, a "Parent Group") have timely filed all material federal, state, local, and foreign Tax Returns required to be filed by it in the manner prescribed by applicable Laws and all such Tax Returns were true, complete and correct in all material respects. Except with respect to Taxes that are immaterial in amount, all Taxes of Parent and the Parent Subsidiaries (whether or not shown or required to be shown on any Tax Return) that are due and payable have been timely paid in full and the accruals and reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) reflected in the Parent Balance Sheet (rather than any notes thereto) are adequate in accordance with GAAP to cover all unpaid Taxes of Parent and the Parent Subsidiaries. Except with respect to Taxes that are immaterial in amount, all reserves for Taxes as adjusted for operations and transactions and the passage of time through the Effective Time in accordance with past custom and practice of Parent and the Parent Subsidiaries are adequate in accordance with GAAP to cover all unpaid Taxes of Parent and the Parent Subsidiaries accruing through the Effective Time.

              (b) Parent and the Parent Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and to the Knowledge of Parent, Parent and the Parent Subsidiaries have withheld and paid over all other Taxes required to have been withheld and paid over, and Parent and the Parent Subsidiaries have complied with all material information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in each case in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Encumbrances on any of the Properties of Parent or any Parent Subsidiary with respect to Taxes.

              (c) Except as set forth in Section 5.16(c) of the Parent Disclosure Schedules, no audit of material Tax Returns or other examination of Parent, any Parent Subsidiary or any member of any Parent Group is pending or threatened in writing. No deficiencies have been asserted against Parent or any


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

Parent Subsidiary as a result of examinations by any Tax Authority and no issue has been raised by any examination conducted by any Tax Authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined. Each deficiency resulting from any audit or examination relating to Taxes of Parent or any Parent Subsidiary by any Tax Authority has been paid or is being contested in good faith and in accordance with the Law and is fully reserved for on the Parent Balance Sheet in accordance with GAAP. No claim has ever been made by an authority in a jurisdiction where Parent or any of the Parent Subsidiaries does not file Tax Returns that Parent or any Parent Subsidiary, as the case may be, is or may be subject to Tax in such jurisdiction. Neither Parent nor any Parent Subsidiary is subject to any private letter ruling of the IRS or comparable rulings of other Tax Authorities that will be binding on Parent or any Parent Subsidiary with respect to any period following the Effective Time.

              (d) Neither Parent nor any Parent Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Parent or any Parent Subsidiary.

              (e) Parent and each Parent Subsidiary have disclosed on their federal income tax returns all material positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither Parent nor any Parent Subsidiary has been a party to or participated in any way in a transaction that would be defined as a "reportable transaction" within the meaning of Treasury Regulation
Section 1.6011-4(b) (including any "listed transaction") or any confidential corporate tax shelter within the meaning of Treasury Regulation Section 1.6111-2.

              (f) Except as set forth in Section 5.16(f) of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary has been a member of any Parent Group other than the Parent Group of which Parent is the parent. None of Parent or any Parent Subsidiary has any liability for, or any indemnification or reimbursement obligation with respect to, (i) Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision under foreign, state or local Law), (ii) material Taxes of any Person as transferee or successor, or (iii) material Taxes of any Person by contract for Taxes. Neither Parent nor any Parent Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar Contract or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax Authority).

              (g) Except as set forth in Section 5.16(g) of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary (nor any officer of Parent or any Parent Subsidiary) is a party to any Contract (including this Agreement, the Related Agreement and the arrangements contemplated hereby and thereby) that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 162(n) of the Code.

              (h) Neither Parent nor any Parent Subsidiary has agreed or is required to make any adjustment under Code Section 481(a) or Section 482 (or an analogous provision of state, local or foreign Law) by reason of a change in accounting method or otherwise. Neither Parent nor any Parent Subsidiary will be required to include in income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law).


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              (i) Neither Parent nor any Parent Subsidiary is or has been a
United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

              (j) Neither Parent nor any Parent Subsidiary has had or maintained a permanent establishment other than in its country of organization.

              (k) Section 5.16(k) of Parent Disclosure Schedule sets forth information with respect to each of Parent and the Parent Subsidiaries as of the most recent practicable date regarding any material Tax holidays or foreign rulings to which Parent or any Parent Subsidiary (as the case may be) is subject.

              (l) Neither Parent nor any Parent Subsidiary has incurred, and no state of affairs exist that could result in Parent or any Parent Subsidiary incurring, any penalty under Section 6662(e) of the Code.

              Section 5.17 Insurance. Section 5.17 of the Parent Disclosure Schedule contains a true, correct and complete list of policies and bonds of insurance maintained by Parent and each Parent Subsidiary, and the Parent has Made Available to the Company true, correct and complete copies of such policies and bonds of insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and Parent and each Parent Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. To the Knowledge of Parent, neither Parent nor any Parent Subsidiary has received written notification of any threatened termination of, or material premium increase with respect to, any such policies or bonds.

              Section 5.18 Opinion of Financial Advisor. In the event that the Parent Board has resolved to retain a financial advisor and a fairness opinion in connection with the Merger, the Parent Board has received the written opinion of such financial advisor (the "Parent Financial Advisor") addressed to the Parent Board, to the effect that the Merger Consideration is fair from a financial point of view to the holders of Parent Common Shares, and Parent has delivered to the Company a true, correct and complete copy of such opinion solely for informational purposes.

              Section 5.19 Brokers. Neither Parent nor any Affiliate of Parent is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other Transaction.

              Section 5.20 Properties.

              (a) Section 5.20(a) of the Parent Disclosure Schedules lists all real property owned by Parent or any Parent Subsidiary.

              (b) Section 5.20(b) of the Parent Disclosure Schedules lists all material real property Leases to which Parent or any Parent Subsidiary is a party and each Amendment thereto that is now in effect. All such current Leases are in full force and effect, are valid and effective in accordance with their respective terms, and, except as set forth in Section 5.20(b) of the Parent Disclosure Schedules, none of Parent and the Parent Subsidiaries and, to the Actual Knowledge of Parent, no other party, is in Breach of any such Lease that would give rise to a material claim against Parent or any Parent Subsidiary.


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

              Section 5.21 Interested Party Transactions. Except as disclosed in the Parent SEC Reports, since December 31, 2005, no event has occurred and no relationship exists that would be required to be reported by Parent pursuant to
Item 404 of Regulation S-K.

              Section 5.22 Export and Import Laws. Parent and each Parent Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of U.S. Export and Import Laws. Without limiting the generality of the foregoing, (i) Parent and each Parent Subsidiary has obtained all export licenses and other approvals required for its exports of products, Intellectual Property, software and technologies from the United States, (ii) Parent and each Parent Subsidiary is in material compliance with the terms of all applicable export licenses or other approvals, (iii) there are no pending or, to Parent's Actual Knowledge, threatened claims against Parent or any Parent Subsidiary with respect to such export licenses or other approvals, and (iv) to Parent's Knowledge, there are no conditions or circumstances pertaining to Parent's or any Parent Subsidiary's export transactions that may give rise to any future claims.

              Section 5.23 Capitalization, Ownership and Prior Activities of Merger Sub.

              (a) The authorized capital shares of Merger Sub consist of 1,000 shares of common stock, par value $0.0001 per share. As of the date hereof, all of such shares were issued and outstanding, all of which are held and owned directly by Parent and are validly issued and fully paid, nonassessable and free of preemptive rights. There are no Commitments or other rights or Contracts obligating Parent or Merger Sub to issue or sell any Equity Interests, or Securities convertible into or exchangeable for Equity Interests, in Merger Sub.

              (b) Except for obligations or liabilities incurred in connection with its incorporation or organization, the execution and deliver of this Agreement and the Related Agreement to which it is a signatory and the Transactions, Merger Sub has not and, prior to the Effective Time, will not have
(i) incurred, directly or indirectly through any Subsidiary or Affiliate, any Liabilities, (ii) engaged in any business activities, or (iii) entered into any Contracts with any Person.

              Section 5.24 Interested Stockholders. None of Parent or any of its Affiliates is an "interested stockholder" (as defined in Section 203 of the DGCL) of the Company.

              Section 5.25 Representations Complete. Except as set forth in
Section 5.25 of the Parent Disclosure Schedules, none of the representations or warranties made by Parent, and no financial statement, other written financial information or statements made in any exhibit, schedule or certificate Made Available or furnished by Parent to the Company pursuant to this Agreement or any Related Agreement, or furnished by Parent in or in connection with documents mailed or delivered to the stockholders of Parent or the Company for use in soliciting their approval of this Agreement and the Merger, contains or will contain at the Closing Date any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI.
                                    COVENANTS

              Section 6.1 Conduct of Business by the Company Pending the Closing. The Company agrees that, from the date of this Agreement to the Effective Time, except as specifically permitted, required or contemplated by any other provision of this Agreement (exclusive of the schedules hereto), as specifically set forth in a closing condition in Article VII or with Parent's


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prior written consent (such consent not to be unreasonably withheld), the
Company shall, and shall cause each Company Subsidiary to: (i) conduct its operations only in the Ordinary Course of Business, and not to take any action inconsistent therewith or with this Agreement, (ii) use its reasonable best efforts to keep available the services of the current officers, employees and consultants of the Company and each Company Subsidiary (subject to terminations for cause or performance reasons) and to preserve the current relationships of the Company and each Company Subsidiary with their respective customers, suppliers, distributors, business partners and other Persons with which the Company or any Company Subsidiary has business relations, (iii) use its Best Efforts to have in effect and maintain at all times insurance of the kinds, in the amounts and with the insurers as is in effect as of the date of this Agreement, (iv) keep in working condition and good order and repair all of its assets and other properties, normal wear and tear excepted, and (v) protect the Company's Intellectual Property. Without limiting the foregoing, and as an extension thereof, except as specifically permitted, required or contemplated by any other provision of this Agreement (exclusive of the schedules hereto), the Company shall not, and shall not permit any Company Subsidiary to, from the date of this Agreement to the Effective Time, directly or indirectly, do, or agree to do, any of the following without Parent's prior written consent (such consent not to be unreasonably withheld):

              (a) acquire by merging or consolidating with or by purchasing a substantial Equity Interest in or a substantial portion of the assets of, or by any other manner, any business, Entity or division thereof other than a Company Subsidiary, or enter into any agreement providing for any merger, consolidation, acquisition, divestiture or similar transaction;

              (b) sell, Lease, license or otherwise dispose of any of its Property, other than in the Ordinary Course of Business;

              (c) Amend or propose to Amend the Organizational Documents of it or any Company Subsidiary;

              (d) declare, set aside or pay any dividend or other distribution payable in cash, capital stock, Property or otherwise with respect to any shares of its capital stock, or purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity Securities, other ownership interests or any Commitments for any such stock, Securities or interests (except for repurchases of Company Common Shares from former employees pursuant to Repurchase Rights and Company purchases of Equity Interests of Company Subsidiaries in the Ordinary Course of Business related to intra-company financings);

              (e) cause or permit any Capitalization Adjustments to any Equity Interests of the Company;

              (f) issue, sell, authorize, or agree to the issuance or sale of, or enter into any Commitments for, any Equity Interests of the Company or any Company Subsidiary, except for (i) the Company Common Shares issuable upon exercise of (A) Company Options outstanding on the date hereof, or (B) Company Warrants outstanding on the date hereof, and (ii) Company acquisitions of Equity Interests of Company Subsidiaries in the Ordinary Course of Business related to intra-company financings;

              (g) grant, Amend or change the terms of any Company Options, or accelerate or change the period of exercisability or vesting of any Company Options, or Amend any Repurchase Rights or accelerate or change the period of vesting of any Company Common Shares subject to Repurchase Rights or the lapsing of such Repurchase Rights, or authorize cash payments in exchange for any Company Options;


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              (h) (i) take any action with respect to the grant or availability of, qualification for or increase in any severance or termination pay to any current or former director, executive officer or employee of the Company or any Company Subsidiary, (ii) execute any employment, deferred compensation or other similar Contract (or any Amendment to any such existing Contract) with any director, executive officer or employee of the Company or any Company Subsidiary (other than immaterial agreements entered into in the Ordinary Course of Business with non-U.S. employees on customary terms), (iii) increase the benefits payable under any existing severance or termination pay policies or employment Contracts, (iv) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of the Company or any Company Subsidiary, (v) pay any bonuses to employees in excess of the amount set forth in Section 6.1(h) of the Original Company Disclosure Schedules, (vi) adopt or establish any new Company Benefit Plan or Amend any existing Company Benefit Plan, (vii) pay any benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing Contract or employee benefit plan, or (viii) take any action that would result in the Company or any Company Subsidiary incurring any obligation for any payments or benefits described in clauses (i)-(viii) next preceding except to the extent required in a written contract or agreement in existence as of the date of this Agreement and described in Section 6.1(h) of the Original Company Disclosure Schedules;

              (i) hire any employees at the vice president or equivalent level or above, or enter into, Amend or extend the term of, any employment or consulting Contract with any officer, employee, consultant or independent contractor (other than offer letters to new employees using the Company's standard, unmodified form of offer letter Made Available to Parent, which provides for at-will employment and which does not provide for severance, acceleration or post-termination benefits, and statements of work for consultants in the Ordinary Course of Business using the Company's standard, unmodified form Made Available to Parent which provides for not more than 30 days' notice of termination, and does not provide for any severance, acceleration or post-termination benefits or similar payments upon termination), or enter into any collective bargaining agreement (unless required by applicable
Law);

              (j) make any material changes in its reporting for Taxes or accounting methods or policies; make or rescind any Tax election; make any change to its method or adopt any method of reporting income, deductions, or other Tax items for Tax purposes that is inconsistent with positions taken, elections made or methods used in reporting such Tax items in prior periods (all except as may be required by applicable Law); or settle or compromise any Tax liability;

              (k) except as set forth on Section 6.1(k) of the Original Company Disclosure Schedules, commence any legal proceeding, or settle, compromise or otherwise resolve any litigation or other legal proceedings, involving (i) Intellectual Property that is used in the development or distribution of, or that is incorporated into, any of the Company Products or (ii) a payment of more than $25,000 in any one case by or to the Company or any Company Subsidiary;

              (l) except as set forth on Section 6.1(l) of the Original Company Disclosure Schedules, (i) incur, or permit or suffer any Company Subsidiary to incur, any Indebtedness other than (A) short-term borrowings incurred in the Ordinary Course of Business not to exceed $100,000 in the aggregate, and (B) borrowings incurred on commercially reasonable terms to refinance Indebtedness existing on the date of this Agreement, in an aggregate principal amount of no more than the principal amount of such refinanced Indebtedness; provided that the Company or the Company Subsidiary, as the case may be, shall be entitled to prepay such Indebtedness without penalty or more than one Business Day advance notice, or (ii) Amend the terms of any existing Indebtedness of the Company or any Company Subsidiary;

              (m) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except (i) to or for the benefit of the Company Subsidiaries in the Ordinary Course of Business, or (ii) for those not in excess of $50,000 in the aggregate;

              (n) create or assume any material Encumbrance on any Property owned by the Company or any Company Subsidiary;

              (o) pay or discharge any claims or Liabilities other than the payment in the Ordinary Course of Business of claims or Liabilities that were reflected on the Company Balance Sheet or that were incurred after the date of the Company Balance Sheet in the Ordinary Course of Business;

              (p) write off any accounts or notes receivable in excess of $25,000 in the aggregate;

              (q) make or commit to make capital expenditures in excess of $25,000 in any three month period after the date of this Agreement;

              (r) (i) make any loans or advances to any Person (including any officer, director, employee or consultant of the Company or any Company Subsidiary), other than (A) routine travel advances and sales commission draws to employees of the Company or any Company Subsidiary in the Ordinary Course of Business, and (B) auction or customer advances secured by jewelry or rare coins in the Ordinary Course of Business and on standard terms, or (ii) forgive or discharge in whole or in part any outstanding loans or advances, or otherwise materially Amend any loan or advance previously made other than loans or advances by the Company to any Company Subsidiary in the Ordinary Course of Business related to inter-company financings;

              (s) make any investments in, purchase any Securities of or make any capital contributions to any Person, other than a wholly-owned Company Subsidiary;

              (t) enter into any Contract that limits or otherwise restricts the Company or any Company Subsidiary, or that, after the Effective Time, would be reasonably expected to limit or restrict Company or any Company Subsidiary or any of their respective Affiliates or any successors thereto, from engaging or competing in any line of business or in any geographic area, or which provides exclusive rights or "most favored nation" rights of any kind or scope to any party;

              (u) terminate, Amend or waive any provision of any standstill agreement to which it is a party, or any confidentiality agreement not entered into in the Ordinary Course of Business, or fail to enforce, to the fullest extent permitted by Law, the provisions of such an agreement;

              (v) terminate, or Amend in any material respect, any Company Material Contract, or enter into any Contract that would have been a Company Material Contract if it were in effect on the date hereof, except for agreements with auction houses, distributors and customers on standard forms entered into or Amended in its Ordinary Course of Business;

              (w) intentionally take any action or willfully omit to take any required action that would make any representation or warranty of the Company contained in Article IV or in any Related Agreement to which it is a signatory inaccurate in any material respect at, or as of any time prior to, the Effective Time, or fail to cure such action or inaction within thirty (30) days after notice thereof, except as expressly permitted by this Agreement; or

              (x) take or agree to take any of the actions described in subsections (a)-(w) of this Section 6.1 or which prevents the Company from performing, or causes the Company not to perform, one or more of the covenants required hereunder to be performed by the Company.

Notwithstanding the foregoing, to the extent that the Company cannot, despite using its Best Efforts, both comply with the covenants of this Section 6.1 and mandatory provisions of applicable Law, then the Company shall be entitled to take action, or refuse to take action, required by this Section 6.1 without the prior written consent by Parent, provided the Company provides written notice thereof to Parent as promptly as practicable and provided further that this sentence shall not be given effect for purposes of Section 7.2.

              Section 6.2 Conduct of Business by Parent Pending the Closing. Parent agrees that, from the date of this Agreement to the Effective Time, except as specifically permitted, required or contemplated by any other provision of this Agreement (exclusive of the schedules hereto), as specifically set forth in a closing condition in Article VII or with the Company's prior written consent (such consent not to be unreasonably withheld), Parent shall, and shall cause each Parent Subsidiary to: (i) conduct its operations only in the Ordinary Course of Business, and not to take any action inconsistent therewith or with this Agreement, (ii) use its reasonable best efforts to keep available the services of the current officers, employees and consultants of Parent and each Parent Subsidiary (subject to terminations for cause or performance reasons) and to preserve the current relationships of Parent and each Parent Subsidiary with their respective customers, suppliers, distributors, business partners and other Persons with which Parent or any Parent Subsidiary has business relations, (iii) use its Best Efforts to have in effect and maintain at all times insurance of the kinds, in the amounts and with the insurers as is in effect as of the date of this Agreement, (iv) keep in working condition and good order and repair all of its assets and other properties, normal wear and tear excepted, and (v) protect Parent's Intellectual Property. Without limiting the foregoing, and as an extension thereof, except as specifically permitted, required or contemplated by any other provision of this Agreement (exclusive of the schedules hereto), Parent shall not, and shall not permit any Parent Subsidiary to, from the date of this Agreement to the Effective Time, directly or indirectly, do, or agree to do, any of the following without the Company's prior written consent (such consent not to be unreasonably withheld):

              (a) acquire by merging or consolidating with or by purchasing a substantial Equity Interest in or a substantial portion of the assets of, or by any other manner, any business, Entity or division thereof other than a Parent Subsidiary, or enter into any agreement providing for any merger, consolidation, acquisition, divestiture or similar transaction;

              (b) sell, Lease, license or otherwise dispose of any of its Property, other than in the Ordinary Course of Business;

              (c) Amend or propose to Amend the Organizational Documents of it or any Parent Subsidiary;

              (d) declare, set aside or pay any dividend or other distribution payable in cash, capital stock, Property or otherwise with respect to any shares of its capital stock, or purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity Securities, other ownership interests or any Commitments for any such stock, Securities or interests (except for repurchases of Parent Common Shares from former employees pursuant to Repurchase Rights and Parent purchases of Equity Interests of Parent Subsidiaries in the Ordinary Course of Business related to intra-company financings);

              (e) cause or permit any Capitalization Adjustments to any Equity Interests of Parent;

              (f) issue, sell, authorize, or agree to the issuance or sale of, or enter into any Commitments for, any Equity Interests of Parent or any Parent Subsidiary, except for (i) the Parent Common Shares issuable upon exercise of
(A) Parent Options outstanding on the date hereof, or (B) Parent Warrants outstanding on the date hereof, (ii) the Parent Common Shares issuable upon the exercise of the A Warrant or the B Warrant, and (iii) Parent acquisitions of Equity Interests of Parent Subsidiaries in the Ordinary Course of Business related to intra-company financings;

              (g) grant, Amend or change the terms of any Parent Options, or accelerate or change the period of exercisability or vesting of any Parent Options, or Amend any Repurchase Rights or accelerate or change the period of vesting of any Parent Common Shares subject to Repurchase Rights or the lapsing of such Repurchase Rights, or authorize cash payments in exchange for any Parent Options;

              (h) (i) take any action with respect to the grant or availability of, qualification for or increase in any severance or termination pay to any current or former director, executive officer or employee of Parent or any Parent Subsidiary, (ii) execute any employment, deferred compensation or other similar Contract (or any Amendment to any such existing Contract) with any director, executive officer or employee of Parent or any Parent Subsidiary (other than immaterial agreements entered into in the Ordinary Course of Business with non-U.S. employees on customary terms), (iii) increase the benefits payable under any existing severance or termination pay policies or employment Contracts, (iv) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of Parent or any Parent Subsidiary, (v) pay any bonuses to employees in excess of the amount set forth in Section 6.2(h) of the Original Parent Disclosure Schedules, (vi) adopt or establish any new Parent Benefit Plan or Amend any existing Parent Benefit Plan, (vii) pay any benefit to a current or former director, executive officer or employee of Parent or any Parent Subsidiary not required by any existing Contract or employee benefit plan, or (viii) take any action that would result in Parent or any Parent Subsidiary incurring any obligation for any payments or benefits described in clauses (i)-(viii) next preceding except to the extent required in a written contract or agreement in existence as of the date of this Agreement and described in Section 6.2(h) of the Original Parent Disclosure Schedules;

              (i) hire any employees at the vice president or equivalent level or above, or enter into, Amend or extend the term of, any employment or consulting Contract with any officer, employee, consultant or independent contractor (other than (i) offer letters to new employees using Parent's standard, unmodified form of offer letter Made Available to the Company, which provides for at-will employment and which does not provide for severance, acceleration or post-termination benefits, and (ii) statements of work for consultants in the Ordinary Course of Business using Parent's standard, unmodified form Made Available to the Company which provides for not more than 30 days' notice of termination, and does not provide for any severance, acceleration or post-termination benefits or similar payments upon termination), or enter into any collective bargaining agreement (unless required by applicable
Law);

              (j) make any material changes in its reporting for Taxes or accounting methods; make or rescind any Tax election; make any change to its method or adopt any method of reporting income, deductions, or other Tax items for Tax purposes that is inconsistent with positions taken, elections made or methods used in reporting such Tax items in prior periods (all except as may be required by applicable Law); or settle or compromise any Tax liability;

              (k) except as set forth on Section 6.2(k) of the Original Parent Disclosure Schedules, commence any legal proceeding, or settle, compromise or otherwise resolve any litigation or other legal proceedings, involving (i) Intellectual Property that is used in the development or distribution of, or that is incorporated into, any of the Parent Products or (ii) a payment of more than $25,000 in any one case by or to Parent or any Parent Subsidiary;

              (l) except as set forth on Section 6.2(l) of the Original Parent Disclosure Schedules, (i) incur, or permit or suffer any Parent Subsidiary to incur, any Indebtedness other than (A) short-term borrowings incurred in the Ordinary Course of Business not to exceed $100,000 in the aggregate, and (B) borrowings incurred on commercially reasonable terms to refinance Indebtedness existing on the date of this Agreement, in an aggregate principal amount of no more than the principal amount of such refinanced Indebtedness; provided that Parent or the Parent Subsidiary, as the case may be, shall be entitled to prepay such Indebtedness without penalty or more than one Business Day advance notice, or (ii) Amend the terms of any existing Indebtedness of Parent or any Parent Subsidiary;

              (m) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except (i) to or for the benefit of the Parent Subsidiaries in the Ordinary Course of Business, or (ii) for those not in excess of $50,000 in the aggregate;

              (n) create or assume any material Encumbrance on any Property owned by Parent or any Parent Subsidiary;

              (o) pay or discharge any claims or Liabilities other than the payment in the Ordinary Course of Business of claims or Liabilities that were reflected on the Parent Balance Sheet or that were incurred after the date of the Parent Balance Sheet in the Ordinary Course of Business;

              (p) write off any accounts or notes receivable in excess of $25,000 in the aggregate;

              (q) make or commit to make capital expenditures in excess of $25,000 in any three month period after the date of this Agreement;

              (r) (i) make any loans or advances to any Person (including any officer, director, employee or consultant of Parent or any Parent Subsidiary), other than (A) routine travel advances and sales commission draws to employees of Parent or any Parent Subsidiary in the Ordinary Course of Business, (B) pawn loans secured by tangible personal property made in the Ordinary Course of Business and on standard terms, and (C) unsecured payday loans made in the Ordinary Course of Business by a Parent Subsidiary and on standard terms, or
(ii) forgive or discharge in whole or in part any outstanding loans or advances, or otherwise materially Amend any loan or advance previously made other than loans or advances by Parent to any Parent Subsidiary in the Ordinary Course of Business related to inter-company financings;

              (s) make any investments in, purchase any Securities of or make any capital contributions to any Person, other than a wholly-owned Parent Subsidiary;

              (t) enter into any Contract that limits or otherwise restricts Parent or any Parent Subsidiary from engaging or competing in any line of business or in any geographic area, or which provides exclusive rights or "most favored nation" rights of any kind or scope to any party;

              (u) terminate, Amend or waive any provision of any standstill agreement to which it is a party, or any confidentiality agreement not entered into in the Ordinary Course of Business, or fail to enforce, to the fullest extent permitted by Law, the provisions of such an agreement;

              (v) terminate, or Amend in any material respect, any Parent Material Contract, or enter into any Contract that would have been a Parent Material Contract if it were in effect on the date hereof, except for agreements with auction houses, distributors and customers on standard forms entered into or Amended in its Ordinary Course of Business;

              (w) intentionally take any action or willfully omit to take any required action that would make any representation or warranty of Parent or Merger Sub contained in Article V or in any Related Agreement to which Parent or Merger Sub, as the case may be, is a signatory inaccurate in any material respect at, or as of any time prior to, the Effective Time, or fail to cure or cause Merger Sub to cure, as the case may be, such action or inaction within thirty (30) days after notice thereof, except as expressly permitted by this Agreement; or

              (x) take or agree to take any of the actions described in subsections (a)-(w) of this Section 6.2 or which prevents Parent from performing, or causes Parent not to perform, one or more of the covenants required hereunder to be performed by Parent.

Notwithstanding the foregoing, to the extent that Parent cannot, despite using its Best Efforts, both comply with the covenants of this Section 6.2 and mandatory provisions of applicable Law, then Parent shall be entitled to take action, or refuse to take action, required by this Section 6.2 without the prior written consent by the Company, provided Parent provides written notice thereof to the Company as promptly as practicable and provided further that this sentence shall not be given effect for purposes of Section 7.3.

              Section 6.3 SEC Reports; Preparation of Form S-4 and Proxy Statement.

              (a) Subject to the strict satisfaction by the Company of the terms and provisions of Section 6.21, the agreement of the applicable parties to the terms and conditions of the Escrow Agreement as provided in Section 3.14(b), and, with respect to requesting the effectiveness of the Form S-4, Parent's satisfaction with the asset valuations contained in the Company FY 2006 Financial Statements, as promptly as practicable after the execution of this Agreement, Parent shall, subject to the full and prompt assistance of the Company and Stanford, prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus (it being understood by the parties that Parent intends to file a post-effective amendment to the Form S-4 to include the Company FY 2006 Financial Statements and updated Parent and pro forma financial statements therein prior to requesting the effectiveness of the Form S-4). The Company shall promptly provide, and shall use its Best Efforts to cause the other stockholders of the Company promptly to supply, to Parent and its Representatives any and all information in writing concerning the Company, its business, operations, directors, officers, Subsidiaries, stockholders or any other matters which may in Parent's reasonable discretion be required for inclusion in the Form S-4 or Proxy Statement, or to respond to any comments from the SEC thereon, or reasonably requested by Parent in connection therewith. The Company and Stanford shall promptly provide to Parent and its Representatives any and all information in writing concerning Stanford's business, controlling persons or any other matters which may in Parent's reasonable discretion be required for inclusion in the Form S-4 or Proxy Statement, or to respond to any comments from the SEC thereon, or reasonably requested by Parent in connection therewith. Parent and the Company shall additionally prepare and file with the SEC any Other Filings as and when required or requested by the SEC in connection with this Agreement, the Related Agreements or the Transactions (the "Other Merger Filings"). Prior to filing the Proxy Statement or any Other Merger Filing with the SEC or any other Governmental Entity, Parent and the Company shall provide the other of them with reasonable opportunity to review and comment on each such filing in advance.

              (b) Each of Parent and the Company shall use its reasonable Best Efforts to have the Form S-4 declared effective under the Securities Act by the SEC as promptly as practicable after the filing thereof with the SEC. Each of Parent and the Company shall advise the other of them promptly after it receives notice of any SEC request for an amendment or supplement to the Form S-4, the Proxy Statement or any Other Merger Filing or comments thereon and responses thereto or requests by the SEC for additional information. Parent and the Company shall use their respective Best Efforts to promptly respond to any comments from the SEC on the Form S-4, Proxy Statement or any Other Merger Filing.

              (c) The Proxy Statement shall solicit proxies for the approval by the stockholders of Parent of (i) this Agreement and the Merger, (ii) an increase in the number of Parent Common Shares authorized in the Parent Certificate of Incorporation to 30,000,000 Parent Common Shares (or such other number as Parent in its discretion deems will provide sufficient reserve authorized shares for the issuance of the Merger Consideration, the issuance of Parent Common Shares upon the exercise of Company Warrants assumed pursuant to
Section 3.9, and such additional shares as the Parent Board in its sole discretion deems prudent to have authorized) (the "Authorized Stock Increase"), and (iii) subject to the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), such other matters as Parent deems appropriate for approval of its stockholders in furtherance of the Transactions.

              (d) The Proxy Statement shall solicit proxies for the approval by the stockholders of the Company of (i) this Agreement and the Merger, (ii) the irrevocable appointment and constitution of the Stockholder Agent (for avoidance of doubt, including its successors hereunder) as the exclusive agent, attorney-in-fact and representative of the Stockholders in relation to or in connection with this Agreement, the Escrow Agreement and the Transactions contemplated hereby and thereby, and (iii) subject to the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), such other matters as the Company deems appropriate for approval of its stockholders in furtherance of the Transactions.

              (e) Parent and the Company shall each use its reasonable Best Efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall promptly provide the Proxy Statement, as amended or supplemented from time to time, to the Company for use in connection with the meeting of the stockholders of the Company to approve, among other matters, this Agreement and the Merger.

              (f) Parent shall use its Best Efforts to take any action (other than qualifying to do business or registering as a broker-dealer in any jurisdiction in which it is not now so qualified or registered) required to be taken under any applicable Blue Sky Laws in connection with the issuance of Parent Common Shares in the Merger, and the Company shall furnish all information concerning the Company and its stockholders as may be reasonably requested in connection with any such action.

              (g) Parent agrees that the Form S-4 and the Proxy Statement (other than with respect to Company Information) shall not, at any Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that the Form S-4 and the Proxy Statement (other than with respect to Parent Information) shall not, at any Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the final conclusion of the Parent Stockholders Meeting or Company Stockholders Meeting any Events occur relating to Parent or the Company, or any of their respective officers, directors, stockholders or Subsidiaries, is discovered or learned by Parent, the Company or Stanford which, individually or together, (i) should be set forth in an amendment or supplement to the Form S-4, the Proxy Statement or any Other Merger Filing, so that the Form S-4, Proxy Statement or Other Merger Filing would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) cause the Form S-4, Proxy Statement or Other Merger Filing to become incorrect, incomplete or misleading in any material respect, or (iii) under the Securities Act, the Exchange Act or the SEC Rules, are otherwise required to be set forth in an amendment or supplement to the Form S-4, Proxy Statement or Other Merger Filing; then in each such case, the Person which discovers or learns of such Events shall promptly inform the other of them of such Events in writing, and Parent and the Company shall cooperate with each other, including by providing each other with any necessary or desirable corrected, updated or supplemental information, in promptly filing with the SEC or its staff or any other Governmental Entities or officials thereof, and, to the extent required by the Securities Act, the Exchange Act, the SEC Rules or other applicable Law, Parent and the Company shall cooperate with each other in mailing to the their respective stockholders, any appropriate amendment or supplement to the Form S-4, the Proxy Statement or Other Merger Filing in order to cause the Form S-4, the Proxy Statement and Other Merger Filing to comply with the Securities Act, the Exchange Act, the SEC Rules and other applicable Law, and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (h) The parties shall notify each other promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification or registration of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Proxy Statement, the Form S-4 or any Other Merger Filing, and (ii) all orders of the SEC relating to the Form S-4.

              Section 6.4 Parent Stockholders Meeting.

              (a) Promptly after the date on which the Form S-4 is declared effective by the SEC and mailed to Parent's stockholders, Parent shall take all lawful and commercially reasonable action necessary in accordance with the NPCA, the rules and regulations of its Principal Market and its Organizational Documents to call, notice, convene and hold the Parent Stockholders Meeting. Parent shall use its Best Efforts to hold the Parent Stockholders Meeting within forty-five days of the date the SEC declares the Form S-4 effective. In connection with the Parent Stockholders Meeting, Parent shall (i) subject to applicable Laws, use its Best Efforts (including postponing or adjourning the Parent Stockholders Meeting to obtain a quorum or to solicit additional proxies) to obtain the Parent Stockholder Approval, and (ii) otherwise comply with all applicable Law pertaining to the Parent Stockholders Meeting. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn, delay or postpone the Parent Stockholders Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Form S-4 or Proxy Statement is provided to its stockholders, or (ii) if as of the time for which the Parent Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Parent Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders Meeting.

              (b) Until the termination of this Agreement in accordance with its terms, Parent's obligation to call, give notice or convene and hold the Parent Stockholders Meeting in accordance with this Section 6.4 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or Superior Offer, or by any withholding, withdrawal or modification of the recommendation of the Company Board in favor of the Company Stockholder Approval.

              (c) Prior to the Closing Date, Parent shall take all necessary action as the sole stockholder of Merger Sub to effect the due authorization and approval of this Agreement and the approval of the Merger by the Board of Directors and the stockholders of Merger Sub.

              Section 6.5 Company Stockholders Meeting.

              (a) Promptly after the date on which the Form S-4 is declared effective by the SEC and mailed to the Company's stockholders, the Company shall take all lawful and commercially reasonable action necessary in accordance with the DGCL, the rules and regulations of its Principal Market and its Organizational Documents to call, notice, convene and hold the Company Stockholders Meeting. The Company shall use its Best Efforts to hold the Company Stockholders Meeting within forty-five days of the date the SEC declares the Form S-4 effective. In connection with the Company Stockholders Meeting, the Company shall (i) subject to applicable Laws, use its Best Efforts (including postponing or adjourning the Company Stockholders Meeting to obtain a quorum or to solicit additional proxies) to obtain the Company Stockholder Approval and Stockholder Agent Appointment, and (ii) otherwise comply with all applicable Law pertaining to the Company Stockholders Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn, delay or postpone the Company Stockholders Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Form S-4 or Proxy Statement is provided to its stockholders, (ii) at Parent's request to permit Parent to register or qualify the Parent Common Shares to be issued as Merger Consideration under applicable Blue Sky Laws, or (iii) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient the Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

              (b) Until the termination of this Agreement in accordance with its terms, the Company's obligation to call, give notice or convene and hold the Company Stockholders Meeting in accordance with this Section 6.5 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or Superior Offer, or by any withholding, withdrawal or modification of the recommendation of the Company Board in favor of the Company Stockholder Approval.

              Section 6.6 Access to Information; Confidentiality.

              (a) From the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary and each of its and each Company Subsidiary's Representatives to, (i) provide to Parent and Parent's Representatives access, at reasonable times upon prior notice, to the officers, employees, agents, properties, offices and other facilities and books and records of the Company and the Company Subsidiaries, and (ii) furnish promptly such information concerning the business, properties, insurance, Contracts, prospects, Property, Liabilities, Tax Returns, Tax elections and all other workpapers and studies relating to Taxes, personnel, internal financial statements and other aspects of the Company and the Company Subsidiaries as Parent or Parent's Representatives may reasonably request. Notwithstanding the foregoing, the Company may restrict the foregoing access to the extent that (A) any Law of any Governmental Entity applicable to the Company requires the Company or any Company Subsidiary to restrict or prohibit such access to any such Properties or information, (B) Parent's access to the information would breach the Company's confidentiality obligations to a third party (provided that upon Parent's reasonable request the Company shall use its reasonable efforts to obtain such third party's consent to permit Parent access to such information, subject to appropriate confidentiality protections), or (C) disclosure of any such information or document would result in the loss of the Company's or any Company Subsidiary's attorney-client privilege. Subject to compliance with applicable Laws, from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, the Company shall confer from time to time as reasonably requested by Parent to meet with one or more Representatives of Parent to discuss any material changes or developments in the operational matters of the Company and each Company Subsidiary and the general status of the ongoing operations of the Company and the Company Subsidiaries.


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

              (b) From the date of this Agreement to the Effective Time, Parent shall, and shall cause each Parent Subsidiary and each of its and each Parent Subsidiary's Representatives to, (i) provide to the Company and the Company's Representatives access, at reasonable times upon prior notice, to the officers, employees, agents, properties, offices and other facilities and books and records of Parent and Parent Subsidiaries, and (ii) furnish promptly such information concerning the business, properties, insurance, Contracts, prospects, Property, Liabilities, Tax Returns, Tax elections and all other workpapers and studies relating to Taxes, personnel, internal financial statements and other aspects of Parent and the Parent Subsidiaries as the Company or the Company's Representatives may reasonably request. Notwithstanding the foregoing, Parent may restrict the foregoing access to the extent that (A) any Law of any Governmental Entity applicable to Parent requires Parent or any Parent Subsidiary to restrict or prohibit such access to any such Properties or information, (B) the Company's access to the information would breach Parent's confidentiality obligations to a third party (provided that upon the Company's reasonable request Parent shall use its reasonable efforts to obtain such third party's consent to permit the Company access to such information, subject to appropriate confidentiality protections), or (C) disclosure of any such information or document would result in the loss of Parent's or any Parent Subsidiary's attorney-client privilege. Subject to compliance with applicable Laws, from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, Parent shall confer from time to time as reasonably requested by the Company to meet with one or more Representatives of the Company to discuss any material changes or developments in the operational matters of Parent and each Parent Subsidiary and the general status of the ongoing operations of Parent and the Parent Subsidiaries.

              (c) The parties hereto acknowledge that Parent, the Company and Stanford have previously executed that certain Mutual Confidentiality Agreement, effective April 1, 2006 (as Amended from time to time, the "Confidentiality Agreement"), which shall continue in full force and effect in accordance with its terms.

              (d) The Company shall deliver to Parent a draft of Section 4.3(c)(1) and Section 4.3(c)(2) of the Updated Company Disclosure Schedules no later than five (5) Business Days prior to the proposed Closing Date.

              (e) Until the Effective Time, the Company shall consult and reasonably cooperate with Parent regarding the Company's implementation of procedures for review and attestation of its internal controls, shall provide Parent and its Representatives with reasonable access to the Company's policies and plans with regard to such review and attestation, and the results of any review and analysis of its internal control systems, and shall reasonably consider in good faith the views of Parent in connection with the implementation, review and analysis of the Company's internal controls , and with respect to Parent's preparation of its purchase price allocation in connection with the Merger.

              Section 6.7 Notice of Acquisition Proposals. Each of Parent and the Company agrees that, as promptly as practicable (but in no event more than twenty-four hours after receipt), it shall advise the other of them orally and in writing of (i) an Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, including, in each such case, (1) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and (2) the identity of the Person making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. Each of Parent and the Company shall (x) keep the other of them informed, as promptly as practicable, of the status and details (including any Amendments or proposed Amendments) of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and (y) provide to the other of them, as promptly as practicable, a copy of all written materials and other information provided to it in connection with any such Acquisition Proposal, inquiry,


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

expression of interest, proposal, offer, notice or request. Parent and the Company each shall provide the other of them with at least three (3) Business Days prior written notice (or such lesser prior notice as provided to the members of its Board of Directors but in no event less than twenty-four (24) hours) of any meeting of its Board of Directors at which the its Board of Directors is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer.

              Section 6.8 Affiliate Letters. At least 30 days prior to the Closing Date, the Company shall deliver to Parent a list of names and addresses of those Persons who were, in the Company's reasonable judgment at the record date for the Company Stockholders Meeting, "affiliates" (each such Person, a "Company Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use its Best Efforts to deliver or cause to be delivered to Parent, prior to the Closing Date, from each Company Affiliate, and Stanford agrees to deliver, an affiliate letter (an "Affiliate Letter") in a customary form reasonably satisfactory to Parent. Parent shall be entitled to place legends as specified in such Affiliates Letters on the certificates representing any Parent Common Shares to be received by such Company Affiliates pursuant to the Merger, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Shares, consistent with the terms of such Affiliate Letters.

              Section 6.9 State Takeover Statutes. Parent and the Company and their respective Boards of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute, control share statute, business combination statute or similar Law is or becomes applicable to this Agreement, the Merger or the other Transactions on the terms set forth herein, and (ii) if any such statute or similar Law becomes applicable to this Agreement, the Merger or any other Transaction on the terms set forth herein, use its Best Efforts to ensure that the Transactions on the terms set forth herein may be consummated as promptly as practicable on the terms set forth herein and otherwise to minimize the effect of such statute or similar Law on this Agreement and the Transactions on the terms set forth herein.

              Section 6.10 Certain Notices. Parent and the Company shall notify the other of them in writing promptly after learning of (i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Merger or any other Transaction, (ii) any notice or other communication from any Governmental Entity in connection with the Merger or any other Transaction, (iii) any Action by or before any Governmental Entity initiated by or against it or any of its Subsidiaries, or known by it or any of its Subsidiaries to be threatened against it or any such Subsidiary or any of their respective directors, officers, employees or stockholders in their capacity as such, or of any verbal or written correspondence from any Person asserting or implying a claim against it or any of its Subsidiaries or with respect to any of its Properties (including Intellectual Property), (iv) any Event not in the Ordinary Course of Business of it or any of its Subsidiaries that, individually or in the aggregate with any other such Events, (A) have a Material Adverse Effect on it, or (B) is reasonably likely to cause any of the conditions to closing set forth in Article VII not to be satisfied, or (v) any claim, or any verbal or written inquiry by any Tax Authority regarding Taxes payable by it or any of its Subsidiaries. Parent and the Company shall give prompt notice to the other of them of any representation or warranty made by it contained in this Agreement or any Related Agreement to which it is a signatory becoming untrue or inaccurate, or its failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Related Agreement to which it is a signatory, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

              Section 6.11 Public Announcements. Parent and the Company shall use their respective Best Efforts to agree to the text of the press release announcing the execution and delivery of this Agreement. Parent and the Company shall provide to each other any subsequent press releases and public written


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

statements or filings related to this Agreement, the Related Agreements, the Merger or the other Transactions and shall consult with each other before issuing or making any such release or written public statement or filing. Neither the Company nor the Parent shall issue any such press release or make any such public written statement or filing without the prior written consent of the other of them (such consent not to be unreasonably withheld, delayed or conditioned); provided that either Parent of the Company may, without obtaining the prior consent of the other of them, issue such press release or make such public statements or filings, including the filing of SEC Reports, as such party determines in good faith, following consultation with legal counsel, are required by applicable Law or the rules and regulations of its Principal Market, if it has used reasonable efforts under the circumstances to first consult and reach agreement with the other of them. The Company and Parent shall cause their respective employees, officers and directors to comply with this Section 6.11.

              Section 6.12 Certain Litigation. Parent and the Company shall promptly advise the other of them orally and in writing of any Action commenced after the date hereof against it or any of its directors by any of its stockholders relating to this Agreement, any Related Agreement, the Merger or the other Transactions, and shall keep the other of them reasonably informed regarding any such Action. Parent and the Company shall give the other of them the opportunity to consult with it regarding the defense or settlement of any such Action and shall consider the views of the other of them with respect to such Action and shall not settle any such Action without the prior written consent of the other of them (which consent shall not be unreasonably withheld).

              Section 6.13 Employees.

              (a) From and after the Effective Time, Parent and the Merger Sub shall have the rights and obligations described in this Section 6.13 regarding the individuals who were employees of the Company immediately prior to the Effective Time and who continue employment with the Company, a Parent Subsidiary or Parent following the Effective Time ("Continuing Employees"). With respect to any potential Continuing Employee (i) Parent and the Company shall confer and work together in good faith to determine appropriate employment terms, and (ii) the Company shall, in good faith, cooperate with Parent and assist Parent with its efforts to enter into offer letters, assignment of invention agreements and related documents after the date of this Agreement and in any event prior to the Closing Date.

              (b) Within a reasonable period of time after the last Business Day of each calendar month after the date of this Agreement and on or about the date that is five Business Days prior to the expected Closing Date, if there shall have been any change in the information required to be set forth in Section 4.10(f) of the Original Company Disclosure Schedules, the Company shall, deliver to Parent a revised Section 4.10(f) of the Updated Company Disclosure Schedules, which sets forth each person who the Company reasonably believes is, with respect to the Company or any of its ERISA Affiliates, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as of the date such revised Section 4.10(f) is delivered to Parent.

              (c) Parent, in the event it does not continue the employee welfare benefit plans sponsored and maintained by the Company, will take commercially reasonable efforts after the Effective Time to cause Continuing Employees to be eligible for employee welfare benefits that are substantially similar in the aggregate to the benefits provided to similarly situated employees of Parent or its Subsidiaries. To the extent Parent elects to have Continuing Employees, and their eligible dependents where applicable, participate in Parent's employee benefit plans, programs or policies following the Effective Time, (i) Parent shall allow such Continuing Employees, and their eligible dependents where applicable, to participate in such plans, programs and policies on terms substantially similar to those provided to similarly situated employees of Parent or its Subsidiaries, (ii) each Continuing Employee will, to the extent reasonably practicable, receive credit for purposes of eligibility to participate and vesting under such plans, programs and policies for years of service with the Company or any Company Subsidiary prior to the Effective Time, provided such credit does not result in duplication of benefits, and (iii) Parent, to the extent required by applicable Law and as permitted by the terms of the applicable group health plans, shall give credit for any co-payments or deductibles paid during the year in which the Closing Date occurs and shall use is commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans of Parent in which Continuing Employees and their eligible dependents will participate to be waived.

              Section 6.14 Termination of Benefit Plans. Unless Parent provides contrary written notice to the Company, effective as of the day immediately preceding the Closing Date, the Company shall terminate any and all Company Benefit Plans intended to include a Code Section 401(k) arrangement (each, a "401(k) Plan"). The Company shall provide Parent with a reasonable opportunity to review and comment on the resolutions to be adopted by the Company's Board of Directors and other action to be taken to effect the termination of the 401(k) Plans.

              Section 6.15 Parent Board Subject to the applicable fiduciary duties of the Parent Board, or any applicable committee thereof, and compliance by Parent and the Parent Board, or such committee, in good faith with applicable Law, including the SEC Rules and the listing rules of Parent's Principal Market, Parent shall recommend the following directors to constitute the Parent Board upon the consummation of the Merger (the "Post-Merger Parent Board"): Dr. L.S. Smith; William H. Oyster; a current director of the Company Board designated by the Company prior to the filing of the Form S-4; two current Independent directors of the Parent Board; and two Independent nominees to be designated by Stanford prior to the filing of the Form S-4. Effective as of the Effective Time, (i) the Parent Board, if necessary, shall resolve to change the number of directors to serve on the Parent Board, within the range permitted by Parent's Organizational Documents, to effectuate the Post-Merger Parent Board, (ii) each director of the Parent Board not included in the Post-Merger Parent Board shall resign, and (iii) the remaining directors of the Parent Board shall fill any vacancies on the Parent Board as necessary to effectuate the Post-Merger Parent Board.

              Section 6.16 Tax Matters. None of Parent, Merger Sub and the Company shall, and none of them shall permit any of their respective Subsidiaries to, take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

              Section 6.17 Third Party Consents.

              (a) The Company shall use its reasonable Best Efforts to obtain and deliver to Parent at or prior to the Closing all Consents and waivers under each Contract listed or described (or required to be listed or described) in
Section 4.5 of the Company Disclosure Schedule.

              (b) Parent shall use its reasonable Best Efforts to obtain and deliver to the Company at or prior to the Closing all Consents and waivers under each Contract listed or described (or required to be listed or described) in
Section 5.5 of the Parent Disclosure Schedule.

              Section 6.18 Reasonable Efforts. Subject to Article IX, Parent and the Company each agrees to use its Best Efforts, and to cooperate with the other of them, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) taking all reasonable actions to satisfy the respective conditions set forth in Article VII, and (ii) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other Transactions.

              Section 6.19 Refinancings.

              (a) The Company and Stanford shall use their respective Best Efforts to amend and restate that certain Commercial Loan and Security Agreement, dated October 13, 2003 (as Amended, the "Stanford LOC"), with Stanford Financial Group Company ("SFG"), an Affiliate of Stanford, as lender, subject to and effective immediately prior to the consummation of the Merger, in the form attached hereto as Exhibit D (the "Amended and Restated Stanford LOC"). The Company shall not, and Stanford shall cause SFG not to, Amend the terms and provisions of the Amended and Restated Stanford LOC without the written consent of Parent.

              (b) The Company shall amend and restate that certain Promissory Note, dated April 10, 2002, in the original principal amount of $1,000,000, issued to Silvano A. DiGenova ("DiGenova") (as Amended, the "DiGenova Note"), subject to and effective upon the consummation of the Merger and subject to the written approval by Parent of the terms and provisions thereof, to (i) set the principal amount thereof to the current aggregate outstanding principal amount of $500,000, (ii) extend the maturity thereof to December 31, 2007, payable in five equal quarterly installments of principal commencing on September 30, 2006,
(iii) set the rate of interest on the outstanding principal amount thereof at a rate per annum equal to the daily average of the prime rate, as reported in the Wall Street Journal, plus 1%, and (iv) permit prepayment by Parent or the Surviving Corporation without penalty.

              (c) Parent shall use its Best Efforts to amend and restate that certain Loan Agreement, dated as of December 22, 2005, by and between Parent and Texas Capital Bank, National Association, and any applicable Loan Documents (as such term is defined in such Loan Agreement), to permit (i) the Merger, and (ii) the Surviving Corporation to grant to SFG under the Amended and Restated Stanford LOC a security interest in and other Liens on all of the Properties of the Surviving Corporation and its Subsidiaries, including all Equity Interests of the Subsidiaries of the Surviving Corporation, and to take all reasonable further action as required by Stanford to perfect such security interest and Liens (including the delivery of any stock certificates to SFG and the amendment of UCC-1 financing statements).

              Section 6.20 Conversion and Exchange Agreement; Minimum Stockholders Equity. The Company, Stanford, SFG and DiGenova shall enter into that certain Conversion and Exchange Agreement, substantially in the form of Exhibit E (the "Conversion and Exchange Agreement"), in connection with the Closing. The Company and Stanford each agrees not to Amend the terms and provisions of the Conversion and Exchange Agreement (including the exhibits thereto) without the prior written consent of Parent.

              Section 6.21 Preparation of Company Financial Statements. The Company shall prepare (i) its financial statements for its fiscal year ending June 30, 2006 (the "Company FY 2006 Financial Statements"), including its balance sheet as of June 30, 2006 and its statements of cash flows and operations for its fiscal year ending June 30, 2006, and (ii) if the Stockholders Equity Date is not June 30, 2006, its balance sheet, including a statement of shareholders' equity, as of the Stockholders Equity Date; in each case in close consultation and cooperation with Parent and, at Parent's request, Parent's independent public accounting firm; provided, however, that, without prejudice to Section 7.2(r), all decisions regarding the Company's financial statements shall be made exclusively by the Company in consultation with its auditors. The Company shall deliver the unaudited Company FY 2006 Financial Statements to Parent by August 15, 2006 and, if applicable, the unaudited balance sheet as of the Stockholders Equity Date not later than the earlier of
(x) 21 days after such date, and (y) three Business Days prior to the Closing

Date; in each case, together with a certificate duly executed by the principal executive officer and principal financial officer of the Company certifying, representing and warranting that the balance sheet and, if applicable, statements of cash flows and operations included therein (A) are correct in all Material respects and have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and with each other, except as may be disclosed in notes thereto, subject in the case of interim statements to normal year-end adjustments, and (B) fairly and accurately present the financial condition, operating results (if applicable) and changes in shareholders' equity and cash flows (if applicable) of the Company as of the respective dates and during the respective periods indicated therein. The Company shall continue through the Closing Date to maintain a standard system of accounting established and administered in accordance with GAAP and to consult closely and cooperate with Parent in its asset valuation.

              Section 6.22 Indemnification.

              (a) For four years after the Effective Time, Parent shall cause to be maintained directors' and officers' liability insurance policies ("D&O Insurance") in respect of acts or omissions occurring prior to the Effective Time covering each individual who is an officer or director of the Company and is listed on Section 6.22 of the Original Company Disclosure Schedules (the "Insured Parties") and is covered as of the date hereof or hereafter by the Company's D&O Insurance on terms with respect to coverage and amounts, to the extent reasonably available to Parent, no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than an amount per annum equal to 150% of the current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Corporation shall procure and maintain for such four-year period as much coverage as is reasonably practicable for the Maximum Amount; and, provided, further, that Parent and the Surviving Corporation shall have the right (and prior to the Effective Time the Company shall take any action reasonably requested by Parent to perfect such right) to cause coverage to be extended under the Company's D&O Insurance by obtaining a four-year "tail" policy on terms and conditions no less advantageous, to the extent reasonably available to Parent, than the Company's existing D&O Insurance provided by one or more commercial insurance providers, and such "tail" policy shall satisfy in full the obligations of Parent and the Surviving Corporation under this Section 6.22.

              (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Entity and shall not be the continuing or surviving Entity of such consolidation or merger, or (ii) transfers all or substantially all of its Properties to any Person; then in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, or at Parent's option, Parent, shall assume, fulfill and honor in all respects the obligations set forth in this
Section 6.22.

              (c) This Section 6.22 shall survive the consummation of the Merger, is intended to benefit each of the Insured Parties, shall be binding on all successors and assigns of the Surviving Corporation and Parent, shall be enforceable by each Insured Party and his or her heirs and representatives, and may not be amended, altered or repealed with respect to any Insured Party after the Effective Time without the prior written consent of such Insured Party; provided that until the Effective Time, any Amendment of this Agreement shall be exclusively governed by Section 9.4.

                                  ARTICLE VII.
                               CLOSING CONDITIONS

              Section 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger and the other Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by Parent (on behalf of itself and Merger Sub) or the Company, in whole or in part, to the extent permitted by applicable Law:

              (a) Company Stockholder Approval. (i) The Company Stockholder Approval shall have been obtained, and (ii) the Stockholders shall have approved the Stockholder Agent Appointment.

              (b) Parent Stockholder Approval. (i) Either the Parent Stockholder Approval shall have been obtained, or such approval shall not be required either under the NPCA or for continued listing by the rules and regulations of Parent's Principal Market, and (ii) the stockholders of Parent shall have approved the Authorized Stock Increase.

              (c) No Adverse Law or Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and prevents or prohibits consummation of any Transaction.

              (d) Registration and Qualification of Parent Common Shares. The SEC shall (i) have declared the Form S-4 effective under the Securities Act,
(ii) not have issued a stop order suspending the effectiveness of the Form S-4, and not have initiated or threatened to initiate any proceedings for that purpose. Any material Blue Sky Laws applicable to the issuance of the Parent Common Shares constituting Merger Consideration shall have been complied with and no stop order or similar Order shall have been issued or threatened in respect of any Parent Common Shares constituting Merger Consideration by any applicable state securities commissioner or court of competent jurisdiction.

              (e) No Adverse Action. No Action shall be pending or threatened which (i) challenges or seeks to prohibit, restrain or substantially interfere with the consummation of the Merger or any other Transaction; (ii) seeks to cause the rescission of any Transaction following the consummation thereof;
(iii) relates to any Transaction and seeks to obtain from Parent, Merger Sub or the Company damages that may be material to Parent, Merger Sub or the Company;
(iv) seeks to prohibit or limit in any respect Parent's right, power or ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any Equity Interests in the Surviving Corporation or to own, operate or control the Surviving Corporation or any material portion of the business or Property of Parent or the Surviving Corporation; or (v) would have a Material Adverse Effect on the Company or on Parent's ability to operate the Surviving Corporation's business, or to own, use and enjoy the Property of the Surviving Corporation, after consummation of the Transactions; and no Order to such effect shall be in effect.

              (f) National Securities Exchange Listing. Parent shall (i) not have received any written notice from Nasdaq that, in connection with the Merger, it has determined, or is reasonably like to determine, to delist the Parent Common Shares from the Nasdaq Capital Market, or (ii) have obtained approval to list the Parent Common Shares on the American Stock Exchange.

              Section 7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part:

              (a) Representations and Warranties - General. Each of the representations and warranties of or in respect of the Company contained in
Article IV or elsewhere in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date, except for failures of representations and warranties to be true and correct as and as of the dates as aforesaid which are not Material. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Company Disclosure Schedules, and any other update or modification to the Original Company Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

              (b) Representations and Warranties - Qualified. Each of the representations and warranties of or in respect of the Company contained in
Section 4.1, Section 4.3(b), Section 4.5(b), Section 4.6, Section 4.7(c),
Section 4.8(b), Section 4.9, Section 4.14 and Section 4.16, and each of the other representations and warranties of or in respect of the Company contained in Article IV or elsewhere in this Agreement, which expressly includes a Knowledge, Actual Knowledge, Material Adverse Effect, or other materiality qualification, shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Company Disclosure Schedules, and any other update or modification to the Original Company Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

              (c) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

              (d) Material Adverse Effect. No Events, violations or Breaches shall have occurred since the date hereof which have had a Material Adverse Effect on the Company.

              (e) Sarbanes-Oxley Certifications. With respect to any Company SEC Reports filed with the SEC after the date of this Agreement, neither the principal executive officer nor the principal financial officer of the Company shall have failed to provide the necessary certifications in the form required under Section 302 and Section 906 of SOX.

              (f) Preferred Stock Conversions. All issued and outstanding Company Preferred Shares shall have been converted into Company Common Shares and no Company Preferred Shares shall be issued and outstanding.

              (g) Conversion and Exchange Agreement. The Company, Stanford and SFG shall each be in compliance with the Conversion and Exchange Agreement, which shall be in full force and effect, and SFG shall have tendered for conversion an amount of outstanding Company debt for Company Common Shares as provided therein. SFG shall have tendered to the Company all Company notes evidencing debt, and Stanford shall have tendered to the Company all stock certificates evidencing its Preferred Shares, in each case being converted pursuant to the Conversion and Exchange Agreement, and the Company shall have tendered to Stanford and SFG stock certificates evidencing the Company Common Shares to be issued in respect of such conversions pursuant to the Conversion and Exchange Agreement.

              (h) Warrants. The Company shall have duly executed and delivered the A Warrants and the B Warrants to Stanford pursuant to the Conversion and Exchange Agreement, and Stanford shall have tendered such warrants for cancellation and exchange as contemplated by Section 3.9.

              (i) Stanford LOC Refinancings. The Company and Stanford shall have executed and delivered the Amended and Restated Stanford LOC, as contemplated by
Section 6.19(a).

              (j) Termination and Release. Stanford, SFG, Stanford Venture Capital Holdings, Inc., DiGenova and the Company shall have executed and delivered that certain Termination and Release Agreement, substantially in the form of Exhibit F (the "Termination and Release Agreement").

              (k) Third Party Consents. The Company shall have obtained written consents to the Merger and, to the extent applicable, this Agreement, the Related Agreements and other Transactions, from the landlord to each of the Company's Beverly Hills, California offices (including a consent for the Company to conduct auctions at such offices), which consents shall be in full force and effect.

              (l) DiGenova Note Refinancings. The Company and DiGenova shall have executed and delivered an amendment to and restatement of the DiGenova Note, as contemplated by Section 6.19(b), in form and substance reasonably satisfactory to Parent.

              (m) Company Stockholders Equity. The Company Stockholders Equity as of the Stockholders Equity Date shall be not less than the Minimum Company Stockholders Equity.

              (n) No Commitments or Preferred Shares. No Company Options, Company Warrants or other Commitments for Equity Interests in the Company or any Company Subsidiary shall be outstanding or in effect, other than Company Options and Company Warrants to be surrendered to Parent for exchange or assumed pursuant to Section 3.7(b) and Section 3.9, respectively, and no Company Preferred Shares shall be outstanding.

              (o) Termination of 401(k) Plan. The Company shall have terminated its 401(k) Plan in accordance with Section 6.14.

              (p) Dissenting Shares. The maximum number of Dissenting Shares shall not exceed 1% of the outstanding Company Common Shares.

              (q) Company Officers' Certificate. The Company shall have delivered to Parent an executed officers' certificate, substantially in the form of Exhibit H, dated the Closing Date, signed by the Chief Executive Officer, the Chief Financial Officer and the Chief Operations Officer of the Company, certifying the fulfillment of the conditions specified in Section 7.2(a) through
Section 7.2(p), inclusive.

              (r) Company Financial Statements. Parent shall in good faith be satisfied with the valuations of the Company's inventory, accounts receivable and other assets reflected in the Company FY 2006 Financial Statements and, if applicable, the Company's balance sheet as of the Stockholder's Equity Date (as provided in Section 6.21), and any amendments thereto or restatements thereof, and in each case with the notes, if any, thereto, and the Company shall have filed its audited Company FY 2006 Financial Statements with the SEC on a Form 10-K.

              (s) Parent Employment Agreements. Parent shall have entered into executive employment agreements with Dr. L.S. Smith and William H. Oyster, and DiGenova shall have executed and delivered a consulting employment agreement, (collectively, the "Employment Agreements") each in form and substance approved by the Parent Board and satisfactory to Stanford.

              (t) Escrow Agreement. The Escrow Agent and the Stockholder Agent shall have entered into the Escrow Agreement, which shall be in full force and effect as of the Closing Date.

              (u) Corporate Governance Agreement. Stanford shall have executed and delivered the Corporate Governance Agreement, substantially in the form of
Exhibit I, which shall be in full force and effect as of the Closing Date.

              (v) Lock-Up Agreement. DiGenova shall have executed and delivered a lock-up agreement (the "Lock-Up Agreement") agreeing not to Transfer any Parent Common Shares for a period of one calendar year after the Closing Date, in form and substance satisfactory to Parent.

              (w) Stanford Officers' Certificate. Stanford shall have delivered to Parent an executed officers' certificate, substantially in the form of Exhibit J, dated the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of Stanford, certifying the fulfillment of certain conditions specified therein.

              (x) Other Deliverables. The Company shall have delivered or caused to be delivered to Parent all of the agreements, instruments and documents required to be delivered to Parent pursuant to the foregoing provisions of this
Section 7.2, together with:

                            (1) the written and, other than with reference to
              the consummation of the Merger, unconditional resignations of all of the current members of the Company Board and of the current officers of the Company (other than those offices to which Merger Sub has appointed such current officer), effective as of the Effective Time;

                            (2) a legal opinion of Rutan & Tucker LLP, counsel
              to the Company, in substantially the form of Exhibit K, with such standard and customary procedures, qualifications and limitations as are in form and substance reasonably satisfactory to DGSE and its counsel;

                            (3) a legal opinion of Adorno & Yoss LLP, counsel to
              Stanford, in substantially the form of Exhibit L, with such standard and customary procedures, qualifications and limitations as are in form and substance reasonably satisfactory to DGSE and its counsel;

                            (4) evidence of the termination of all registration
              rights agreements to which the Company is a party or by which it is bound;

                            (5) evidence of the termination of all indemnity
              agreements to which the Company and any of its current or former officers, directors or other fiduciaries are parties;

                            (6) with respect to each of the Company's stock
              options identified in Section 4.3(c)(1) of the Company Disclosure Schedules as having been granted on April 30, 1999, evidence that such option has been (i) terminated, or (ii) amended, in form and substance reasonably satisfactory to Parent, to provide for the assumption by Parent of such Option pursuant to the terms and provisions of Section 3.7;

                            (7) an Affiliate Letter from each Company Affiliate
              (after giving effect to any conversion and exchanges contemplated by Section 6.20);

                            (8) certificates dated as of a date within a
              reasonable period of time prior to the Closing Date as to the good standing of the Company and each material Company Subsidiary, executed by the appropriate officials of the applicable state of incorporation, organization or formation, and each other jurisdiction in which the Company or each material Company Subsidiary is licensed or qualified to do business as a foreign corporation; and

                            (9) a certificate executed by the secretary of the
              Company certifying, as complete and accurate as of the Closing Date, (i) the complete Organizational Documents of the Company and each material Company Subsidiary, and (ii) the resolutions or actions of each of the stockholders of the Company and the Board of Directors of the Company approving this Agreement or the Merger.

              Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part:

              (a) Representations and Warranties - General. Each of the representations and warranties of or in respect of Parent or Merger Sub contained in Article V or elsewhere in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date, except for failures of representations and warranties to be true and correct as and as of the dates as aforesaid which are not Material. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Parent Disclosure Schedules, and any other update or modification to the Original Parent Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

              (b) Representations and Warranties - Qualified. Each of the representations and warranties of or in respect of Parent or Merger Sub contained in Section 5.1, Section 5.3(b), Section 5.5(b), Section 5.6, Section 5.7(c), Section 5.8(b), Section 5.9, Section 5.14 and Section 5.16, and each of the other representations and warranties of or in respect of the Company contained in Article V or elsewhere in this Agreement, which expressly includes a Knowledge, Actual Knowledge, Material Adverse Effect, or other materiality qualification, shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Parent Disclosure Schedules, and any other update or modification to the Original Parent Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

              (c) Agreements and Covenants. Parent and Merger Sub shall each have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

              (d) Material Adverse Effect. No Events, violations or Breaches shall have occurred since the date hereof which have had a Material Adverse Effect on Parent.

              (e) Sarbanes-Oxley Certifications. With respect to any Parent SEC Reports filed with the SEC after the date of this Agreement, neither the principal executive officer nor the principal financial officer of Parent shall have failed to provide the necessary certifications in the form required under
Section 302 and Section 906 of SOX.

              (f) Parent Line of Credit Modifications. Parent shall have executed and delivered an amendment to its loan agreement and related documents, as contemplated by Section 6.19(c), in form and substance reasonably satisfactory to the Company.

              (g) Registration Rights Agreement. Parent shall have duly executed and delivered a registration rights agreement, substantially in the form of Exhibit G, in respect of the Parent Common Shares issuable upon the exercise of the A Warrant and the B Warrant (if any).

              (h) Parent Officers' Certificate. Parent shall have delivered to the Company an executed officers' certificate, substantially in the form of Exhibit M, dated the Closing Date, signed by the Chief Executive Officer, the Chief Financial Officer and the Chief Operations Officer of Parent, certifying the fulfillment of the conditions specified in Section 7.3(a) through Section 7.3(g), inclusive.

              (i) Warrants. Parent shall have duly executed and delivered warrants to exchange for the A Warrant and the B Warrant tendered for cancellation and exchange as contemplated by Section 3.9 and Section 7.2(h).

              (j) Parent Employment Agreements. Parent shall have duly executed and delivered DiGenova's Employment Agreement.

              (k) Other Deliverables. Parent shall have delivered or caused to be delivered to the Company all of the agreements, instruments and documents required to be delivered to the Company pursuant to the foregoing provisions of this Section 7.3, together with:

                            (1) a legal opinion of Sheppard, Mullin, Richter &
              Hampton, LLP, special counsel to the Company, in substantially the form attached hereto as Exhibit N, with such standard and customary procedures, qualifications and limitations as are in form and substance reasonably satisfactory to Superior and its counsel;

                            (2) certificates dated as of a date within a
              reasonable period of time prior to the Closing Date as to the good standing of Parent, Merger Sub and each material Parent Subsidiary, executed by the appropriate officials of the applicable state of incorporation, organization or formation, and each other jurisdiction in which Parent or each material Parent Subsidiary is licensed or qualified to do business as a foreign corporation;

                            (3) a certificate executed by the secretary of
              Parent certifying, as complete and accurate as of the Closing Date, (i) the complete Organizational Documents of Parent and each material Parent Subsidiary, and (ii) the resolutions or actions of each of the stockholders of Parent and the Board of Directors of Parent approving this Agreement or the Merger; and

                            (4) the written resignations of directors of the
              Parent Board, if any, as required by Section 6.15.

                                 ARTICLE VIII.
             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
                                INDEMNIFICATION

              Section 8.1 Survival of Representations, Warranties and Covenants.

              (a) The representations, warranties and certifications of Parent, Merger Sub and the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement by such Person or on its behalf, shall remain in effect until, and shall expire on, the Closing Date, except that:

                            (1) the representations and warranties contained in
              Section 4.3 (Capitalization) and, to the extent relating thereto, contained in the certificates contemplated by Section 7.2(q) (Company Officers' Certificate), shall survive until the date one calendar year after the Closing Date;

                            (2) neither the Escrow Termination Date nor any of
              the other foregoing time limits shall apply to claims based upon fraud or willful misrepresentation; and

                            (3) the representation, warranty, covenant or
              obligation that is the subject matter of a Claim Notice made in accordance with Section 8.1(c) on or before the Escrow Termination Date, or such later date as applies to the survival of such representation, warranty, covenant or obligation pursuant to this
              Section 8.1(a), shall not so expire with respect to such Claim Notice or any subsequent Claim Notice that is reasonably related to the subject matter of such initial Claim Notice, but rather shall remain in full force and effect until such time as each and every claim that is based upon the claims or alleged facts or circumstances of such initial Claim Notice has been fully and finally resolved, either by means of a written settlement agreement or by the dispute resolution procedure set forth in
              Section 8.6.

              (b) The representations, warranties, certifications, covenants and obligations of Parent, Merger Sub and the Company, and the rights and remedies that may be exercised by any Person having a right to indemnification pursuant to this Article VIII, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any Knowledge of, any of the Indemnified Parties or any of their Representatives.

              (c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation, warranty, covenant or obligation shall be deemed to have been delivered if any Indemnified Party, acting in good faith, delivers to the Stockholder Agent (with a copy to the Escrow Agent) a written notice stating that such Indemnified Party believes that there is or has been a possible breach of such representation, warranty, covenant or obligation and containing (i) a brief description of the circumstances supporting such Indemnified Party's belief that there is or has been such a possible breach; and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Losses that have arisen and may arise as a direct or indirect result of such possible breach.

              (d) It is the intent of the parties hereto that all indemnification obligations under this Article VIII shall apply without regard to whether or not (x) any Indemnifying Party was negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation, or (y) any Indemnifying Party otherwise caused or created, or is claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through its own acts or omissions or otherwise. Notwithstanding the foregoing, the indemnification obligation of the

Indemnifying Parties shall be reduced to the extent that an Indemnified Party receives insurance proceeds or other payment from a third party that specifically covers the Losses for which the Indemnifying Parties otherwise would be required to indemnify such Indemnified Party pursuant to this Article
VIII. If an Indemnified Party receives insurance proceeds or other payment from a third party that specifically covers Losses for which one or more of the Indemnifying Parties previously paid such Indemnified Party pursuant to this
Article VIII, then such Indemnified Party shall refund to the Indemnifying Parties an amount equal to the lesser of (i) the amount that the Indemnifying Parties previously paid to such Indemnified Party relating to such Losses, and
(ii) the amount of such insurance proceeds or other payment.

              Section 8.2 Indemnification; Escrow Account.

              (a) From and after the Closing Date, the Stockholders entitled to Merger Consideration (the "Indemnifying Parties") shall, subject to Section 8.3 (including the limitations on recourse), defend, indemnify and hold Parent and its Representatives and Affiliates (including the Surviving Corporation) (collectively, the "Indemnified Parties") harmless against all Losses incurred by the Indemnified Parties directly or indirectly as a result of any inaccuracy or Breach of any representation, warranty or certification of the Company specified in Section 8.1(a)(1) (without giving effect to (i) any Updated Disclosure Schedules, or (ii) to any sections of the Disclosure Schedules, or portions thereof, identified in Section 8.2 of the Original Parent Disclosure Schedules delivered on or prior to the date hereof); provided that the Indemnifying Parties shall have no obligation to defend, indemnify or hold the Indemnified Parties harmless against Losses (A) to the extent accrued for in the Closing Balance Sheet, or (B) for avoidance of doubt, for any inaccuracy or Breach of any representation, warranty or certification of the Company not specified in Section 8.1(a)(1).

              (b) As security for the indemnity provided to the Indemnified Parties in this Article VIII and by virtue of this Agreement and the Certificate of Merger, Parent shall deposit the Escrow Stock into the Escrow Account pursuant to the terms set forth in Section 3.14 and the Escrow Agreement.

              Section 8.3 Limitation on Indemnification.

              (a) Notwithstanding any provision of this Agreement to the contrary, after the Closing Date, the Indemnifying Parties shall have no obligation to indemnify any Indemnified Parties until the aggregate of all Losses suffered by the Indemnified Parties exceeds $100,000 (the "Basket Amount"), in which case the Indemnified Parties shall be entitled to recover all Losses including the Basket Amount; provided, however, that any Losses resulting from a willful or intentional Breach of this Agreement or any Transaction Document or fraud by any party hereto shall not be subject to such Basket Amount.

              (b) Notwithstanding any provision of this Agreement to the contrary, in the event any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under this Article VIII, such Indemnified Party shall be entitled to recover such Losses solely from the Escrow Account pursuant to the terms and conditions set forth in the Escrow Agreement, until no additional amounts remain in the Escrow Account. Subject to
Section 8.8, the Indemnifying Parties shall have no liability for Losses in excess of the Escrow Stock deposited in the Escrow Account under Section 3.14(a) and the Escrow Agreement, and the Indemnified Parties shall have recourse solely against the Escrow Stock and the other Escrow Assets.

              (c) Subject to Section 8.8 and any claim based on the enumerated representations set forth in Section 8.1(a), no claim for indemnification hereunder or otherwise with respect to a breach of this Agreement may be made by any Indemnified Party after the Escrow Termination Date.

              Section 8.4 Indemnification Procedures. All claims for indemnification under this Article VIII shall be asserted and resolved as follows:

              (a) Third Party Claims.

                            (1) Notice. In the event an Indemnified Party
              becomes aware of a third-party claim that such Indemnified Party believes may result in a demand against the Escrow Account, such Indemnified Party (or Parent on its behalf) shall promptly notify the Stockholder Agent of such claim; provided that the failure to so notify the Stockholder Agent shall not relieve any Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such third-party claim is prejudiced by the failure to give such notice.

                            (2) Defense. If an Indemnified Party (or Parent on
              its behalf) provides notice to the Stockholder Agent pursuant to
              Section 8.4(a)(1) of the assertion of a third-party claim, the Stockholder Agent shall be entitled to participate in the defense of such third-party claim and, to the extent that it wishes (unless (i) the Stockholder Agent is also a Person against whom the third-party claim is made and the Indemnified Party determines in good faith that joint representation would be inappropriate, or
              (ii) the Stockholder Agent fails to provide reasonable assurance to the Indemnified Party of both (x) its financial capacity to defend such third-party claim, and (y) its ability to provide indemnification, including against the Escrow Account, with respect to such third-party claim), to assume the defense of such third-party claim with counsel satisfactory to the Indemnified Party. After notice from the Stockholder Agent to the Indemnified Party of its election to assume the defense of such third-party claim, the Stockholder Agent shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party under
              Article VIII for any fees of other counsel or any other expenses with respect to the defense of such third-party claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such third-party claim, other than reasonable costs of investigation. If the Stockholder Agent assumes the defense of a third-party claim, (A) such assumption shall establish conclusively for purposes of this Agreement that the claims made in that third-party claim are within the scope of and subject to indemnification, and (B) no compromise or settlement of such third-party claims may be effected by the Stockholder Agent without the Indemnified Party's written consent unless (1) there is no finding or admission of any violation of Law or any violation of the rights of any Person, (2) the sole relief provided is monetary damages that are paid in full by the Stockholder Agent (including with Escrow Stock from the Escrow Account), and (3) the Indemnified Party shall have no liability with respect to any compromise or settlement of such third-party claims effected without its written consent. If notice is given to a Stockholder Agent of the assertion of any third-party claim and the Stockholder Agent does not, within ten days after the Indemnified Party's notice is provided, provide notice to the Indemnified Party of its election to assume the defense of such third-party claim, the Stockholder Agent and Indemnifying Parties shall be bound by any determination made in such third-party claim or any compromise or settlement effected by the Indemnified Party.

                            (3) Exception. Notwithstanding the foregoing, if an
              Indemnified Party determines in good faith that there is a reasonable probability that a third-party claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Stockholder Agent, assume the exclusive right to defend, compromise or settle such third-party claim, but the Stockholder Agent shall not be bound by any determination of any third-party claim (including the Losses incurred in connection therewith) so defended for the purposes of this Agreement or any compromise or settlement effected without its written consent.

                            (4) Disputes. Any dispute between any Indemnified
              Party and the Stockholder Agent under this Section 8.4(a) shall be resolved pursuant to the dispute resolution procedures described in Section 8.4(b) and Section 8.6.

                            (5) Finality. In the event that the Stockholder
              Agent has conducted any defense or consented to any settlement under this Section 8.4(a), neither the Stockholder Agent nor any of the Indemnifying Parties shall have the right, power or authority to object to the amount of any claim by any Indemnified Party against the Escrow Account or otherwise with respect to and in accordance with such settlement.

              (b) Non-Third Party Claims.

                            (1) In the event an Indemnified Party has a claim
              hereunder that does not involve a claim being asserted against or sought to be collected by a third party, such Indemnified Party shall with reasonable promptness deliver a Claim Notice with respect to such claim to the Stockholder Agent (with a copy to the Escrow Agent). If the Stockholder Agent does not notify such Indemnified Party within thirty (30) calendar days from the date of receipt of such Claim Notice that the Stockholder Agent disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Parties hereunder. In case the Stockholder Agent shall object in writing to any claim made in accordance with this Section 8.4(b)(1), the Indemnified Party shall have fifteen (15) calendar days to respond in a written statement to the objection of the Stockholder Agent. If after such fifteen (15) calendar day period there remains a dispute as to any claim, the Indemnified Party and Stockholder Agent shall attempt in good faith for sixty (60) calendar days to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnified Party and Stockholder Agent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If such parties do not so agree, the Indemnified Party and Stockholder Agent shall resolve such dispute pursuant to Section 8.6.

                            (2) If Parent or any Indemnified Party is making a
              claim against the Escrow Account, the Escrow Agent shall refrain from disbursing any portion of the Escrow Account until resolution of such dispute pursuant to this Section 8.4 (including, if applicable, Section 8.6).

              (c) Failure to Provide Notice. An Indemnified Party's failure to give reasonably prompt notice to the Stockholder Agent of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Parties of any liability which the Indemnifying Parties may have to such Indemnified Party, unless the failure to give such notice materially and adversely prejudiced the Indemnifying Parties.

              Section 8.5 Stockholder Agent.

              (a) Appointment. By adopting and approving this Agreement, approving the Merger, and appointing and constituting the Stockholder Agent as their exclusive agent, attorney-in-fact and representative for purposes of this Agreement, the Escrow Agreement and the Transactions contemplated hereby and thereby at the Company Stockholder Meeting, the stockholders of the Company shall have (i) appointed and constituted the Stockholder Agent their exclusive agent, attorney-in-fact and representative in relation to or in connection with this Agreement, the Escrow Agreement and the Transactions contemplated hereby and thereby, (ii) consented to and authorized the Stockholder Agent to take or omit to take any and all actions and to make or omit to make any and all decisions required or permitted to be taken by it under this Agreement or the Escrow Agreement, and (iii) consented to and approved the terms and provisions of the Escrow Agreement; in each case without any further action on the part of any such stockholder. As evidenced by the execution of the Limited Joinder Agreement or by countersigning the Escrow Agreement, as applicable, the Stockholder Agent accepts such appointment as stockholder agent to act on behalf of the Stockholders with respect to the matters contemplated by this Agreement and the Escrow Agreement.

              (b) Rights and Duties. The Stockholder Agent shall serve as the exclusive agent, attorney-in-fact and representative for the Stockholders in relation to or in connection with this Agreement, the Merger Agreement and the Transactions, including the following rights, authorities, powers, duties and obligations:

                            (1) to provide and receive notices and other
              communications;

                            (2) to agree to, negotiate, enter into settlements
              and compromises of, make claims and demand arbitration and comply with orders of courts and awards of arbitrators with respect to claims made or any other action to be taken by or on behalf of any Indemnifying Parties, or on its own behalf in its capacity as Stockholder Agent, under this Article VIII or under the Escrow Agreement, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing;

                            (3) to use the Escrow Stock, cash, investments and
              other assets held from time to time in the Escrow Account (the "Escrow Assets") as collateral to secure the rights, and to demand and withdraw Escrow Assets to satisfy the claims, of the Indemnified Parties under this Article VIII and the Escrow Agreement;

                            (4) to demand, withdraw and use the Escrow Assets to
              reimburse certain reasonable out-of-pocket fees and expenses of the Stockholder Agent as provided in Section 3.14(b) and in the Escrow Agreement; and

                            (5) to take all actions necessary or appropriate in
              the judgment of the Stockholder Agent for the accomplishment of any of the foregoing.

              (c) Actions of the Stockholder Agent. A decision, act, omission, agreement, settlement, claim, consent or instruction of the Stockholder Agent in relation to any matter referred to in Section 3.14(b) or this Article VIII or in the Escrow Agreement shall constitute a decision, act, omission, agreement, settlement, claim, consent or instruction, as the case may be, for all of the Stockholders, and shall be final, binding and conclusive upon each and every Stockholder, and Parent and the Escrow Agent may, without further inquiry, conclusively rely upon any such decision, act, omission, agreement, settlement, claim, consent or instruction of the Stockholder Agent as being the decision, act, omission, agreement, settlement, claim, consent or instruction, as the case may be, of each and every Stockholder. Parent and the Escrow Agent each is hereby relieved from any liability to any Person for any acts done by them in accordance with or in reliance upon any decision, act, omission, agreement, settlement, claim, consent or instruction of the Stockholder Agent; provided, however, that if Parent has in fact received a valid written notice of the appointment of a successor Stockholder Agent, upon the effectiveness of such appointment, Parent, and upon notification of such successor Stockholder Agent from Parent, the Escrow Agent, and the Stockholders shall be obligated to recognize, and shall be able to so rely only upon the decisions, acts, omissions, agreements, settlements, claims, consents and instructions of, such successor Stockholder Agent as the Stockholder Agent for all purposes under this Agreement and the Escrow Agreement. Neither Parent nor the Escrow Agent shall incur any liability to any Person with respect to any action taken or suffered by it in good faith in reliance on the Stockholder Agent as aforesaid.

              (d) Resignation and Removal. The Stockholder Agent may resign at any time by written notice to Parent and the Escrow Agent effective not earlier than twenty days after receipt thereof by DGSE and the Escrow Agent, and the Stockholder Agent may be removed at any time by written notice signed by Stockholders holding not less than a majority of the Closing Company Common Shares (exclusive of Dissenting Shares), as conclusively evidenced by Exhibit A to the Escrow Agreement, effective not earlier than ten days after receipt thereof by Parent and the Escrow Agent.

              (e) Successors. The Stockholders shall have the sole right, power and authority to appoint a successor Stockholder Agent. The Stockholders may appoint a new or substitute Stockholder Agent in a written instrument delivered to Parent and the Escrow Agent; provided that such successor Stockholder Agent
(A) was an Affiliate of the Company immediately preceding the Merger, (B) was or is a director or officer of the Company or the Surviving Corporation, or (C) is reasonably acceptable to Parent. Such instrument shall (1) represent and warrant that (i) it is signed by Stockholders holding not less than a majority of the Closing Company Common Shares, exclusive of Dissenting Shares, and (B) the successor Stockholder Agent is qualified to act as such pursuant to the proviso next preceding, (2) irrevocably appoint and constitute the successor Stockholder Agent (for avoidance of doubt, including its successors hereunder) as the exclusive agent, attorney-in-fact and representative of the Stockholders in relation to or in connection with this Agreement, the Escrow Agreement and the Transactions contemplated hereby and thereby, (3) be countersigned by such successor Stockholder Agent, accepting such appointments and agreeing to be fully bound by the duties and obligations, and to exercise the rights, powers and authorities, of the Stockholder Agent under this Agreement and the Escrow Agreement, and (4) otherwise be in form and substance reasonably satisfactory to Parent. Parent shall be under no obligation whatsoever to investigate the accuracy of any representation made in such written instrument and shall be fully protected in relying on the accuracy thereof in good faith, irrespective of any notice by any Person other than the Stockholder Agent to the contrary. If the Stockholders shall have failed to appoint a successor Stockholder Agent within ten days of the resignation or removal of the Stockholder Agent as provided in this Section 8.5(e), Parent may petition any court of competent jurisdiction for the appointment of a successor Stockholder Agent or for other appropriate relief, with due regard to the qualifications for a successor Stockholder Agent specified in the proviso to the first sentence of this Section 8.5(e), and any such resulting appointment shall be binding upon all Stockholders, all parties hereto and all beneficiaries hereof. Upon such an appointment of a successor Stockholder Agent, the Stockholder Agent shall accept such appointment, and thereby be effectively constituted the Stockholder Agent for all purposes of this Agreement and the Escrow Agreement, by (i) countersigning this Agreement and the Escrow Agreement, agreeing to be bound by and subject hereto and thereto, or (ii) executing a joinder agreement in form and substance satisfactory to Parent.

              (f) Vacancy. If at any time there is no Stockholder Agent, Parent or the Escrow Agent may in its sole discretion, but shall not be obligated to, serve notices on all Stockholders at the address of such Stockholders appearing on Exhibit A to the Escrow Agreement, and such service shall be deemed notice for all purposes hereof, but shall under no circumstances be obligated to accept any notices from, or to negotiate with, any Stockholder.

              (g) Exculpation. The Stockholder Agent shall not be liable for any act done or omitted under this Agreement or the Escrow Agreement as Stockholder Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

              (h) No Bond or Compensation. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall receive no compensation for its services.

              (i) Expenses. The Stockholder Agent shall be entitled to reimbursement for the reasonable out-of-pocket fees and expenses incurred by the Stockholder Agent on behalf of the Stockholders in connection with the exercise and performance of its powers, rights, authorities, duties and obligations under the agency granted and appointments made, or deemed granted or made, in this
Section 8.5 from the Escrow Account in accordance with Section 3.14(b) and the Escrow Agreement. Notwithstanding anything to the contrary in this Agreement or the Escrow Agreement, the Stockholder Agent shall have no right to claim Escrow Assets having an aggregate value (as calculated pursuant to the Escrow Agreement) greater than the Stockholder Agent Expense Cap. Any dispute between Parent and the Stockholder Agent regarding a claim by the Stockholder Agent for reimbursement of its fees and expenses, whether arising under this Agreement, the Escrow Agreement or otherwise, shall be resolved pursuant to the dispute resolution procedures described in Section 8.6.

              Section 8.6 Resolution of Conflicts.

              (a) Arbitration. If no agreement can be reached after good faith negotiation between the Indemnified Parties and the Stockholder Agent pursuant to Section 8.4(b)(1), or if a dispute arises concerning the reimbursement of Stockholder Agent fees and expenses, the Person defending the claim (the "Defending Party"), may, by written notice to the Person asserting the claim (the "Prosecuting Party"), demand arbitration of the matter, which arbitration shall be conducted by a single arbitrator. The Prosecuting Party and the Defending Party shall use their respective Best Efforts to agree on the arbitrator, provided that if they cannot so agree within ten (10) Business Days (or such longer period as they may agree), either the Prosecuting Party or the Defending Party can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Defending Party and Prosecuting Party an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the other of them about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable Law and with this Agreement, and shall be supported by written findings of fact and conclusions of law, which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in a Claim Notice shall be binding and conclusive upon the Prosecuting Party, the Defending Party, the parties hereto, the Stockholders, the Indemnified Parties, the Indemnifying Parties, and, notwithstanding any other provision of this Article VIII, the Escrow Agent, if applicable, and each of such Persons shall be entitled to act in accordance with such decision and the Escrow Agent, if applicable, shall be entitled to make or withhold payments out of the Escrow Account in accordance therewith.

              (b) Judgment; Venue; Arbitration Expenses. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Dallas, Texas under the commercial rules then in effect for JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

              Section 8.7 No Contribution. The Stockholder Agent herby irrevocably waives, and acknowledges and agrees that it shall not, on behalf of the Indemnifying Parties, or otherwise, have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification or other rights any Indemnified Party may have under or in connection with this Agreement.

              Section 8.8 Fraud; Willful Misrepresentation. Notwithstanding any provision in this Agreement to the contrary, the liability of any party for fraud or willful misrepresentation on the part of such party shall not be subject to any limitations set forth in this Article VIII. Without limiting the generality of the foregoing, any claim with respect to such liability need not be presented within the time limits set forth in Section 8.1(a)(1) and shall be subject only to the applicable statutes of limitation, and notwithstanding
Section 8.9, any such claim shall be cumulative to any remedies provided in this
Article VIII.

              Section 8.9 Exclusive Remedies. Except as set forth in Section 8.8, the remedies set forth in this Article VIII and elsewhere in this Agreement shall be the sole and exclusive remedies of the parties hereto and the Indemnified Parties against any Indemnifying Party, Stockholder or any party hereto with respect to any claim relating to this Agreement or the Merger and the facts and circumstances relating and pertaining thereto.

              Section 8.10 Purchase Price Adjustment. Any payments made pursuant to this Article VIII shall be treated for tax purposes as an adjustment to the Merger Consideration.

                                   ARTICLE IX.
                        TERMINATION, AMENDMENT AND WAIVER

              Section 9.1 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time, by written notice explaining the reason for such termination (without prejudice to other remedies which may be available to the Parties under this Agreement, at law or in equity):

              (a) by the mutual written consent of Parent and the Company, pursuant to resolutions adopted by their respective Boards of Directors;

              (b) by either Parent or the Company:

                            (1) if (i) the Merger shall not have been
              consummated prior to October 31, 2006 or, if Parent has received notice from the SEC that the SEC will review the Form S-4 or any other Parent SEC Report or Company SEC Report which review is responsible for a delay in the SEC declaring the Form S-4 effective, November 31, 2006 (such earlier date, as it may be so extended, shall be referred to herein as the "Outside Date"), (ii) the terminating party is not, on the date of termination, in Material Breach of this Agreement, and (iii) the terminating party has not Breached this Agreement in a manner which is responsible for delaying the Closing;

                            (2) if (i) any Governmental Entity of competent
              jurisdiction shall have issued an Order or taken any other action (including the failure to take action) permanently restraining, enjoining or otherwise prohibiting any Transaction, and such Order or other action shall have become final and nonappealable, (ii) the terminating party is not, on the date of termination, in Material Breach of this Agreement; and (iii) the terminating party has not Breached this Agreement in a manner which is responsible for such Order having been issued or such action having been taken;

                            (3) if (i) the Company Stockholder Approval or
              Stockholder Agent Appointment shall not have been obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof, (ii) the terminating party is not, on the date of termination, in Material Breach of this Agreement, and (iii) the terminating party has not Breached this Agreement in a manner which is responsible for the failure to obtain the Company Stockholder Approval or Stockholder Agent Appointment, as the case may be;

                            (4) if (i) since the date of this Agreement, there
              shall have occurred any Material Adverse Effect in respect of the other party that shall be continuing for a period of 15 days after notice by the terminating party; (ii) such Material Adverse Effect, if curable, shall not have been cured within twenty Business Days after written notice thereof; (iii) the terminating party is not, on the date of termination, in Material Breach of this Agreement, and (iv) the terminating party has not Breached this Agreement in a manner which is responsible for such Material Adverse Effect;

                            (5) if (i) (A) the other party shall have breached
              any of its covenants or agreements set forth in this Agreement, or
              (B) any representation or warranty of the other party set forth in this Agreement shall have become untrue or incorrect; (ii) such breach or misrepresentation, if curable, is not cured within twenty Business Days after written notice thereof, (iii) such breach or misrepresentation would cause the conditions set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c), or in Section 7.3(a), Section 7.3(b) or Section 7.3(c), as the case may be, not to be satisfied; (iv) the terminating party is not, on the date of termination, in Material Breach of this Agreement; and (v) the terminating party has not Breached this Agreement in a manner causing such breach or misrepresentation;

                            (6) if (i) the satisfaction of a closing condition
              of the terminating party in Article VII is impossible; (ii) the terminating party is not, on the date of termination, in Material Breach of this Agreement; and (iii) the terminating party has not Breached this Agreement in a manner causing the impossibility of satisfying such closing condition; or

                            (7) in its sole discretion (subject to Section 9.3);

              (c) by Parent if (i) the Company Stockholder Approval or Stockholder Agent Appointment shall not have been obtained by the Outside Date or the number of Dissenting Shares exceeds 1% of outstanding Company Common Shares; (ii) the Parent Stockholder Approval and Authorized Stock Increase shall have been obtained; (iii) Parent is not, on the date of termination, in Material Breach of this Agreement; and (iv) Parent has not Breached this Agreement in a manner causing such failure to obtain the Company Stockholder Approval, the Stockholder Agent Appointment or such excess of Dissenting Shares; or

              (d) by the Company if (i) the Parent Stockholder Approval or Authorized Stock Increase shall not have been obtained by the Outside Date; (ii) the Company Stockholder Approval and Stockholder Agent Appointment shall have been obtained and the number of Dissenting Shares does not exceed 1% of outstanding Company Common Shares; (iii) the Company is not, on the date of termination, in Material Breach of this Agreement; and (iv) the Company has not Breached this Agreement in a manner causing such failure to obtain the Parent Stockholder Approval or Authorized Stock Increase.

              Section 9.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, all obligations and Liabilities of the parties hereto under this Agreement shall forthwith terminate and become void and there shall be no Liability or obligation on the part of any party hereto or their respective Subsidiaries, officers, directors or stockholders, except (i) with respect to any breaches of
Section 6.6 or Section 6.11, (ii) for the terms and provisions of the Confidentiality Agreement or Section 9.6, (iii) with respect to any Liabilities or damages incurred or suffered by a party as a result of the willful breach by any other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, (iv) for any termination fees owed under
Section 9.3 and, for avoidance of doubt, amounts owed under the Shared Expenses Agreement, and (v) the provisions of Article I and Article X, to the extent applicable to clauses (i)-(iv) next preceding.

              Section 9.3 Termination Fees.

              (a) In the event that the Company terminates this Agreement pursuant to Section 9.1(b)(7) or Parent terminates this Agreement pursuant to
Section 9.1(c), the Company shall pay to Parent a termination fee of $100,000.

              (b) In the event that Parent terminates this Agreement pursuant to
Section 9.1(b)(7) or the Company terminates this Agreement pursuant to Section 9.1(d), Parent shall pay to the Company a termination fee of $100,000.

              (c) All payments under this Section 9.3 shall be made by wire transfer of same day funds to an account designated in writing by the party entitled to payment. The parties acknowledges that the agreements contained in this Section 9.3 are an integral part of the Transactions and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if a party fails promptly to pay any amount due to the other party pursuant to this
Section 9.3 and, in order to obtain such payment, the other party commences a suit that results in a judgment against the first party for all or any portion of the amounts set forth in this Section 9.3, such first party shall pay to the other party its costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on the aggregate amount of the fees and expenses at a rate equal to the prime rate reported in The Wall Street Journal in the "Money Rates" column (or any successor column) on the date such payment was required to be made.

              Section 9.4 Amendment. This Agreement may be amended, supplemented or otherwise modified at any time prior to the Effective Time upon the execution and delivery of a written instrument executed by each of the parties hereto; provided, however, that, after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, if required by applicable Law or the rules and regulations of the applicable party's Principal Market, such amendment shall require an additional Company Stockholder Approval or Parent Stockholder Approval, as the case may be.

              Section 9.5 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by any other party with any of its agreements and covenants set forth herein, or (iv) waive the satisfaction of any conditions to its obligations contained herein; provided, however, that, after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, if required by applicable Law or the rules and regulations of the applicable party's Principal Market, such extension or waiver shall require an additional Company Stockholder Approval or Parent Stockholder Approval, as the case may be. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but neither such a written extension or waiver, nor the failure to insist on strict compliance with an obligation, covenant, agreement or condition, shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

              Section 9.6 Fees and Expenses. Subject to Section 9.3 and the terms and provisions of that certain letter agreement, dated April 3, 2006 (the "Shared Expenses Agreement"), by and among Parent, the Company and Stanford, regarding the sharing of certain expenses related to the exploration of a possible business combination between Parent and the Company, which agreement shall remain and continue in full force and effect in accordance with its terms, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred the same.

                                   ARTICLE X.
                               GENERAL PROVISIONS

              Section 10.1 Notices. All notices, requests, instructions or other documents to be given or delivered under this Agreement shall be in writing and shall be deemed given: (i) five Business Days following the deposit of registered or certified mail in the United States mails, postage prepaid, (ii) when confirmed by telephone confirmation, if sent by facsimile (but only if followed by transmittal by reputable national courier service or hand delivery on the next Business Day), (iii) when delivered, if delivered personally to the intended recipient, and (iv) one Business Day following delivery to a reputable national courier service for overnight delivery, postage prepaid; and in each case, addressed to a party at the following address for such party:

         If to Parent, Merger Sub or the Surviving Corporation, addressed to it at:

              DGSE Companies, Inc.
              2817 Forest Lane
              Dallas, Texas  75234
              Attn:  Dr. L.S. Smith
              Facsimile:  (972) 772-3093

         with a copy (which shall not constitute notice and which shall not be required for delivery to be effective) to:

              Sheppard, Mullin, Richter & Hampton LLP
              12544 High Bluff Drive, Suite 300
              San Diego, California  92130-3051
              Attn:  John J. Hentrich, Esq.
              Facsimile:  (858) 509-3691

         If to the Company, addressed to it at:

              Superior Galleries, Inc.
              9478 W. Olympic Boulevard
              Beverly Hills, California  90212
              Attn: Silvano DiGenova
              Facsimile:  (310) 203-0496

         with copies (which shall not constitute notice and which shall not be required for delivery to be effective) to Stanford and to:

              Rutan & Tucker LLP
              611 Anton Boulevard Suite 1400
              Costa Mesa, California  92626-1931
              Attn: Thomas Brockington, Esq.
              Facsimile:  (714) 546-9035

         If to Stanford, addressed to it at:

              Stanford International Bank Ltd.
              c/o Stanford Financial Group
              6075 Poplar Avenue
              Memphis, Tennessee  38119
              Attn: James M. Davis, Chief Financial Officer
              Facsimile: (901) 680-5265

         with a copy (which shall not constitute notice and which shall not be required for delivery to be effective) to:

              Adorno & Yoss LLP
              2525 Ponce de Leon Blvd., Suite 400
              Miami, Florida  33134-6012
              Attn: Seth P. Joseph, Esq.
              Facsimile:  (305) 460-1422

Any party hereto may change its address or fax number for purposes hereof to such other address or fax number as such party may have previously furnished to the other parties hereto in writing in accordance with this Section 10.1.

              Section 10.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

              Section 10.4 Entire Agreement. This Agreement (together with the Exhibits, Schedules, Company Disclosure Schedules, Parent Disclosure Schedule and the other documents delivered pursuant hereto) and the Related Agreements, and any certificates, schedules and proxies delivered pursuant hereto or thereto, constitute the entire agreement and understanding of the parties hereto in respect of its and their subject matter and supersede all prior agreements and undertakings by or among the parties, both written and oral, among the parties, or any of them, with respect to the subject matter hereof or thereof.

              Section 10.5 Assignment. Neither this Agreement nor any of the rights, interests, Liabilities or obligations hereunder or under the Escrow Agreement shall be assigned by any of the parties hereto, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void and of no force or effect. Notwithstanding the foregoing, Merger Sub may, in its sole discretion, assign any and all rights, interests and obligations under this Agreement or under the Escrow Agreement to any wholly-owned Subsidiary of Parent.

              Section 10.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as provided in (i) Section 6.22 with respect to Insured Parties, (ii) Article VIII with respect to Indemnified Parties, and (iii) Section 8.5 with respect to the Escrow Agent.

              Section 10.7 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

              (a) This Agreement and the performance of the obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts negotiated, executed and to be performed entirely within such State, except that the Merger shall be governed by, and construed in accordance with, the laws of the State of Delaware.

              (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of any Texas district court and any state appellate court therefrom within the County of Dallas in the State of Texas (or, if the Texas district court declines to accept jurisdiction over a particular matter, any state or federal court within said County) in any action or proceeding arising out of or relating to this Agreement or the Transactions or for recognition or enforcement of any judgment relating hereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Texas state court or, to the extent permitted by law, in such federal court,
(iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such Texas state or federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Texas state or federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

              (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

              (d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.7(d).

              Section 10.8 Disclosure. Any matter set forth in any section of a party's disclosure schedule shall be considered disclosed for other sections of such disclosure schedule, but only to the extent that it would be readily apparent that such matter on its face would apply to a particular other section of such disclosure schedule. The provision of monetary or other quantitative thresholds for disclosure does not and shall not be deemed to create or imply a standard of materiality hereunder.

              Section 10.9 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute but one and the same agreement.

              Section 10.10 Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

              Section 10.11 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

Section 10.12 Specific Performance. Each of the parties hereto acknowledges and agrees that any breach or non-performance of, or default under, any of the terms and provisions hereof would cause substantial and irreparable damage to the other parties hereto, and that money damages would be an inadequate remedy therefor. Accordingly, each of the parties hereto agrees that each of them shall be entitled to seek equitable relief, including specific performance and injunctive relief, in the event of any such breach, non-performance or default in any action, suit or proceeding instituted in any court of the United States or any State having competent jurisdiction, or before any arbitrator or referee, in addition to any other remedy to which such party may be entitled, at law or in equity. Each party hereto agrees to waive any requirement for the posting of, or securing of, a bond in connection with any such remedy.

              Section 10.13 Time. Time is of the essence in the performance of this Agreement.

              Section 10.14 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger, if any, shall be paid by the stockholders of the Company.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                                          DGSE COMPANIES, INC.


                                         By: /s/ Dr. L.S. Smith
                                            ------------------------------------
                                            Dr. L.S. Smith
                                            Chairman and Chief Executive Officer
                                            DGSE MERGER CORP.


                                         By: /s/ William H. Oyster
                                            ------------------------------------
                                            William H. Oyster
                                            Chief Executive Officer
                                            SUPERIOR GALLERIES, INC.


                                         By: /s/ Silvano DiGenova
                                            ------------------------------------
                                            Silvano DiGenova
                                            Chief Executive Officer

                                                                      EXHIBIT C.

                            FORM OF ESCROW AGREEMENT
                            ------------------------


         THIS ESCROW AGREEMENT is made and entered into as of ___________ ____, 2006 (this "Agreement"), by and among (i) DGSE Companies, Inc., a Nevada corporation (together with its successors and permitted assigns, "DGSE"), (ii) Stanford International Bank, Ltd., a company organized under the laws of Antigua and Barbuda, as agent and representative for the stockholders of Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) ("Superior") listed from time to time on Exhibit A hereto (the "Stockholders") (in such capacity, together with any successors in such capacity, the "Stockholder Agent"), and (iii) ________________, a _________ _______, as securities intermediary and escrow agent (in such capacity, the "Escrow Agent"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined in the recitals below).

                                 R E C I T A L S
                                 ---------------

         WHEREAS, DGSE, its wholly-owned subsidiary, DGSE Merger Corp., a Delaware corporation ("Merger Sub"), Superior and the Stockholder Agent made and entered into that certain Agreement and Plan of Merger and Reorganization as of July 12, 2006 (as amended, modified or supplemented from time to time, the "Merger Agreement");

         WHEREAS, the Merger Agreement provides for the merger of Superior with and into Merger Sub, with Superior as the surviving company and a wholly-owned subsidiary of DGSE (the "Merger");

         WHEREAS, pursuant to the Merger, all outstanding capital stock of Superior may be exchanged for shares of common stock, par value $0.01 per share, of DGSE (the "DGSE Common Stock"), subject to the terms and conditions set forth in the Merger Agreement;

         WHEREAS, Section 3.14 and ARTICLE VIII of the Merger Agreement provide that a separate escrow account (the "Escrow Account") shall be established for the purpose of (i) securing the indemnification obligations of the Stockholders set forth in Article VIII of the Merger Agreement, and (ii) the payment of certain reasonable fees and expenses of the Stockholder Agent as further provided herein;

         WHEREAS, the Stockholders have adopted and approved the Merger Agreement and irrevocably appointed and constituted the Stockholder Agent as their exclusive agent and representative for purposes of the Merger Agreement and this Agreement;

         WHEREAS, simultaneously with the effectiveness of this Agreement, DGSE shall deliver to the Escrow Agent, on behalf of the Stockholders, shares of DGSE Common Stock as provided in Section 1, which shares shall be deposited in the Escrow Account;

         WHEREAS, the Escrow Agent desires to act as the escrow agent as provided in this Agreement; and

         WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the Escrow Account shall be established and maintained.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Commencement of Duties; Escrow Account.

             1.1 Commencement of Duties. Upon receipt by the Escrow Agent of the shares of DGSE Common Stock provided in Section 1.2, (i) the Escrow Agent shall deliver a notice to DGSE and to the Stockholder Agent acknowledging such receipt, and (ii) the Escrow Agent shall hold any Escrow Cash (defined below) the Escrow Shares (defined below) and any proceeds of the foregoing in escrow pursuant to the terms of this Agreement. The Escrow Agent shall hold and safeguard the Escrow Account during the Escrow Period (defined below), shall treat such accounts as trust funds in accordance with the terms of this Agreement and not as the property of the Escrow Agent, DGSE, the Stockholders or the Stockholder Agent and shall hold and dispose of the cash and shares in the Escrow Account only in accordance with the terms set forth in this Agreement.

             1.2 Initial Share Deposits. Simultaneously with the effectiveness of this Agreement, DGSE shall deliver to the Escrow Agent, on behalf of the Stockholders and for the benefit of the Indemnified Parties, including as beneficiaries and secured parties, stock certificates evidencing the number of shares of DGSE Common Stock as determined in accordance with Section 3.14(a) of the Merger Agreement, issued in the name of the Escrow Agent, in its capacity as escrow agent hereunder, or its nominee, and containing the restrictive legend set forth on Exhibit C, for deposit in the Escrow Account as security for the Indemnified Parties and for the payment of certain fees and expenses of the Stockholder Agent, as further provided herein. The shares of DGSE Common Stock held in the Escrow Account from time to time shall collectively be referred to as the "Escrow Shares".

             1.3 Investment of Escrow Cash. Upon receipt of any cash, including upon the sale or liquidation of, or the declaration of any cash dividend or distribution in respect of, any Escrow Shares (any such cash, the "Escrow Cash"), the Escrow Agent shall invest and re-invest such cash (i) solely at the risk of the beneficiaries of the Escrow Account; (ii) in the name of the Escrow Agent or its nominee; and (iii) in such amounts and in such Permitted Investments (as defined below) as DGSE may designate in writing from time to time. Income, if any, resulting from the investment of the Escrow Cash or the liquidation of Permitted Investments shall be retained by the Escrow Agent and will be considered, for all purposes of this Agreement, to be part of the Escrow Cash deposited in the Escrow Account. "Permitted Investments" means an investment in any of the following accounts, securities and instruments: (i) demand deposits, certificates of deposit, bankers acceptances, time deposits and other deposit accounts with commercial banks organized under the laws of the United States of American, or any State thereof, having an aggregate capital and surplus in excess of $100,000,000 and, to the extent applicable, having a maturity of not more than 180 days from the date of investment therein; (ii) investments in marketable direct obligations of, or obligations unconditionally and fully guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) and maturing not more than one year from the date of investment therein; (iii) open market commercial paper rated at least "A1" or "P1" or better by a nationally recognized statistical rating organization and maturing not more than one year from the issuance thereof; (iv) money market and other mutual funds invested solely in (A) the types of Permitted Investments described in clauses (i) through (iii), inclusive, of this definition of Permitted Investments, and (B) investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business. Any interest earnings from any Permitted Investment shall be credited upon receipt by the Escrow Agent to the Escrow Fund. [ DGSE and the Stockholder

Agent each hereby acknowledges that pursuant to national banking regulations, it has been informed that it is entitled to receive separate written notification of every security transaction effected for the Escrow Account and wishes to waive receipt of such notification in view of the inclusion of such information in the transaction statements to be provided to it by the Escrow Agent. ]

             1.4 Share Dividends, Etc. Any shares of DGSE Common Stock or other equity securities issued or distributed by DGSE (including shares issued in connection with a stock split or other reclassification) ("New Shares") in respect of Escrow Shares that have not been released from the Escrow Account shall be added to the Escrow Account and become a part thereof, and shall be considered Escrow Shares for all purposes of this Agreement. New Shares issued in respect of shares of DGSE Common Stock that have been paid or released from the Escrow Account shall not be added to the Escrow Account, but shall be distributed to the respective record holders of such paid or released shares.

             1.5 Voting of Shares. The Stockholders shall be entitled to vote their respective pro rata portion of Escrow Shares, based on their respective percentage interest as set forth on Exhibit A. DGSE shall deliver any communications it distributes to its stockholders qua stockholders, including notices of meetings, annual reports and proxy statements, to the Stockholder Agent at the time such communications are delivered to its other stockholders. The Stockholder Agent shall deliver such communications to the respective Stockholders and, in accordance with the instructions received from the Stockholders, direct the Escrow Agent in writing as to the exercise of voting rights pertaining to the Escrow Shares as to which such voting instructions have been received, and not to act with respect to any Escrow Shares for which no or invalid instructions have been received from any Stockholders, and the Escrow Agent shall comply with any such written instructions from the Stockholder Agent. To the extent of the absence of such instructions from the Stockholder Agent, the Escrow Agent shall vote the Escrow Shares in the same manner, including abstaining from voting, as broker non-votes with respect to each matter being acted upon. Beyond the delivery of DGSE proxies or consents to the Stockholders as aforesaid, the Stockholder Agent shall have no obligation to solicit consents or proxies from the Stockholders for purposes of any such vote.

             1.6 Issued and Outstanding. The Escrow Shares shall appear as issued and outstanding shares on the books and records of DGSE.

             1.7 Transferability of Interests by Stockholders. The interests of the Stockholders in the Escrow Account, or the Escrow Cash, Escrow Shares, Permitted Investments and other assets from time to time held in the Escrow Account (collectively, the "Escrow Assets"), may not be sold, assigned or otherwise Transferred, other than strictly in accordance with the limited exceptions provided in Section 3.15 of the Merger Agreement. The applicable Stockholder effecting, or any party hereto who has actual notice of, any such permitted sale, assignment or other Transfer shall promptly provide notice to the Escrow Agent, Stockholder Agent and DGSE thereof, and no such sale, assignment or other Transfer shall be valid or effective until such notice has been duly provided.

         2. Escrow Account.

             2.1 Escrow Period. The Escrow Agent shall establish the Escrow Account immediately upon the effectiveness of this Agreement, and will terminate the Escrow Account at 5:00 p.m., Pacific time, on the date (as adjusted pursuant hereto, the "Expiration Date") that is one calendar year after the Effective Time (such period of time, as adjusted pursuant hereto, the "Escrow Period"); provided, however, that in the event DGSE notifies the Escrow Agent that any Indemnified Party has made a claim under Article VIII of the Merger Agreement prior to the Expiration Date which claim has not yet been fully and finally resolved and settled on the Expiration Date (an "Unresolved Claim"), the Escrow

Period shall be extended, the Expiration Date, the termination of the Escrow Account, and the release of shares of DGSE Common Stock having an aggregate value up to the sum of (A) the maximum aggregate amount of all Unresolved Claims, plus (B) the Stockholder Agent's maximum claims for fees and expenses (subject to the Stockholder Agent Expense Cap) associated therewith; shall be delayed, until the earlier to occur of (i) ten Business Days after DGSE notifies the Escrow Agent and the Stockholder Agent that it has determined that each Unresolved Claim has been fully and finally resolved, settled and satisfied, and
(ii) the date no Escrow Assets remain in or are due to the Escrow Account.

             2.2 Funding. The Escrow Agent shall deposit cash (if any) and shares of DGSE Common Stock in the Escrow Account as provided in Section 1.

             2.3 Use of Account.

                 (a) Indemnified Party Claims. The Stockholders have agreed to indemnify, defend and hold harmless DGSE and its Representatives and Affiliates (including the Surviving Corporation) (collectively, the "Indemnified Parties") in Section 8.2 of the Merger Agreement from and against any Losses, as set forth in Article VIII of the Merger Agreement. The Stockholder Agent, on behalf of the Stockholders, expressly agrees, and by virtue of the approval of the Merger and the Merger Agreement each Stockholder has agreed and consented, that the Escrow Assets (i) shall be available to satisfy, including as security for, such indemnity obligations, subject to the limitations and in the manner provided for in this Agreement, and (ii) are subject to release and payment to DGSE or other Indemnified Parties upon the terms and subject to the conditions set forth herein and in the Merger Agreement.

                 (b) Stockholder Agent Costs and Expenses. The Stockholders have agreed to reimburse the Stockholder Agent for certain reasonable out-of-pocket costs and expenses incurred by the Stockholder Agent in Section 3.14 and Section 8.5(a) of the Merger Agreement, up to (but not exceeding) the Stockholder Agent Expense Cap. By virtue of the approval of the Merger Agreement, the Stockholders have agreed and consented that the Escrow Assets (i) may be used for such payment obligations, subject to the Stockholder Agent Expense Cap and other limitations and in the manner provided for in this Agreement, and (ii) are subject to release and payment to the Stockholder Agent upon the terms and subject to the Stockholder Agent Expense Cap and other limitations and conditions set forth herein.

                 (c) Distributions. The Escrow Agent shall establish and maintain the Escrow Account solely for the purposes of (i) satisfying the indemnification obligations of the stockholders of Superior under the Merger Agreement, (ii) paying the out-of-pocket fees and expenses, including reasonable attorneys' fees, reasonably incurred by the Stockholder Agent in connection with performing and exercising its rights, authorities, powers, duties and obligations under this Agreement and the Merger Agreement on behalf of the Stockholders, up to the maximum aggregate amount of the Stockholder Agent Expense Cap, and (iii) distributing any assets remaining in the Escrow Account upon the expiration of the Escrow Period as provided in Section 2.7.

             2.4 Claims.

                 (a) Indemnified Party. The Escrow Agent shall distribute assets from the Escrow Account to satisfy the claim of an Indemnified Party only upon receipt of: (i) joint instructions executed by DGSE and the Stockholder Agent;
(ii) a final written decision of an arbitrator submitted by DGSE on behalf of the applicable Indemnified Party, or (iii) a final non-appealable order of a court of competent jurisdiction submitted by DGSE on behalf of the applicable Indemnified Party; in each case containing instructions to the Escrow Agent concerning the release of assets from the Escrow Account (including the name of the payee and the amount of the payment). Upon payment in full of a claim so received pursuant to Section 2.5, the Escrow Agent shall deem such claim finally resolved, settled and satisfied for purposes of this Agreement. In the event there are insufficient assets to pay the claims of all Indemnified Parties, the claims made by DGSE shall be satisfied first and all other claims shall be satisfied on a pro rata basis from the remaining assets.

                 (b) Stockholder Agent. The Escrow Agent shall distribute assets from the Escrow Account to satisfy a claim of the Stockholder Agent only upon receipt of a certification from the Stockholder Agent that (i) such funds shall be used strictly in accordance with the terms and provisions of this Agreement and Section 3.14 of the Merger Agreement, and (ii) the requested amount, together with all amounts theretofore paid to the Stockholder Agent from the Escrow Account and all amounts theretofore requested by the Stockholder Agent from the Escrow Account and not finally denied, do not exceed the Stockholder Agent Expense Cap.

             2.5 Payments from Escrow Account. In the event any Indemnified Party or the Stockholder Agent is entitled to payment on a claim from the Escrow Account, the Escrow Agent shall make such payment:

                 (a) first, out of any Escrow Cash then held in the Escrow Account,

                 (b) second, if commercially reasonable or upon the written request of DGSE, out of cash received upon the liquidation of any Permitted Investments or other assets (other than Escrow Shares) then held in the Escrow Account; and

                 (c) finally, out of the Escrow Shares by delivering to such Indemnified Party or the Stockholder Agent, as the case may be, a number of Escrow Shares from the Escrow Account having a value equal to the remaining amount of the payment due, with such shares being valued at the per-share value equal to the Closing Price (the "Share Value"); provided, however, that in the event of any Capitalization Adjustment with respect to the DGSE Common Stock occurring after the Effective Time, the Share Value shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Section 2.5(c) prior to such Capitalization Adjustment.

Any distribution of Escrow Assets to an Indemnified Party or to the Stockholder Agent pursuant to this Section 2 shall be deemed paid by the Stockholders on a pro rata basis. calculated in accordance with the percentages set forth opposite the respective Stockholder names on Exhibit A.

             2.6 Release. During the ten Business Days prior to the expiration of the Escrow Period, the Escrow Agent shall use its commercially reasonable efforts to liquidate all Escrow Assets (other than Escrow Shares and Escrow
Cash) held in the Escrow Account so that no Escrow Assets other than Escrow Shares and Escrow Cash will remain in the Escrow Account upon the expiration of the Escrow Period. Upon the expiration of the Escrow Period, or as soon as reasonably practicable thereafter, subject to Section 4.11, the Escrow Agent shall distribute all of the Escrow Assets then held in the Escrow Account to the Stockholders pursuant to Section 2.7.

             2.7 Distribution. Any distribution of all or a portion of the Escrow Assets then held in the Escrow Account to the Stockholders pursuant to
Section 2.6 shall be distributed on a pro rata basis to the stockholders of Superior immediately prior to the Merger in accordance with the percentages set forth opposite such stockholders' respective names on Exhibit A; provided, however, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Assets otherwise distributable to any stockholder who (i) is a Dissenting Stockholder, or (ii) has not, according to a written notice provided by DGSE to the Escrow Agent, prior to such distribution, surrendered pursuant to the terms of the Merger Agreement its stock certificates formerly representing Company Common Shares (or delivered the affidavit and bond, if any, specified in

Section 3.4(i) of the Merger Agreement). Any such withheld Escrow Assets shall be delivered to DGSE promptly after the expiration of the Escrow Period, and, with respect to such stockholders other than Dissenting Stockholders, shall be delivered by DGSE to the stockholders to whom such Escrow Assets would have otherwise been distributed upon surrender of their certificates representing Company Common Shares (or delivery of such affidavit and bond, if any). The Escrow Agent shall distribute Escrow Assets to the respective Stockholders by mailing a check representing the funds, or directing the transfer agent for the DGSE Common Stock to deliver a stock certificate representing such Escrow Shares, due to such Stockholder at its address shown on Exhibit A by certified mail, return receipt requested. No fractional Escrow Shares shall be distributed to the Stockholders pursuant to this Agreement and, upon notification of a permitted distribution to the Stockholders, DGSE shall provide, or cause its transfer agent to provide, stock certificates evidencing a number of shares that each Stockholder shall receive rounded up to the nearest whole number of shares.

             2.8 Securities Accounts. The Escrow Account shall be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code).

             2.9 Calculations. Notwithstanding anything herein to the contrary, the Person requesting a distribution shall make any and all calculations required to be made pursuant to this Section 2, including the value of the Escrow Shares, and certify the same to the Escrow Agent.

         3. Stockholder Agent. The parties hereto acknowledge and accept the provisions of Section 8.5 of the Merger Agreement concerning the Stockholder Agent, which are incorporated herein by reference. Any successor Stockholder Agent under the Merger Agreement shall become the Stockholder Agent hereunder, as provided in such Section 8.15.

         4. Escrow Agent.

             4.1 Appointment and Acceptance. DGSE and the Stockholder Agent hereby appoint the Escrow Agent as escrow agent in relation to or in connection with this Agreement and the Merger Agreement. The approval of the Merger and the approval and adoption of the Merger Agreement by the stockholders of Superior constitutes, without any further action on the part of any such stockholders, the consent and authorization of each of such stockholders for the Escrow Agent to act as the escrow agent pursuant to the terms and provisions hereof. The Escrow Agent hereby accepts such appointments.

             4.2 Duties. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions that the Escrow Agent may receive from DGSE and the Stockholder Agent from time to time as provided herein, upon which instructions the Escrow Agent may conclusively rely.

             4.3 Compliance with Orders, Etc. The Escrow Agent is authorized to comply with and obey orders, awards, judgments or decrees of any court of law or arbitration tribunal, notwithstanding any notices, warnings or other communications from any party hereto or any other Person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or arbitration tribunal, the Escrow Agent shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

             4.4 Additional Instructions. The Escrow Agent may from time to time request further information, instructions or direction from DGSE or the Stockholder Agent, as the case may be, as it reasonably deems necessary in the performance of its duties hereunder, and DGSE or the Stockholder Agent, as applicable, shall use their respective commercially reasonable efforts promptly to provide such information, instructions or direction, upon which the Escrow Agent may conclusively rely.

             4.5 Limitation of Liability. In performing any duties hereunder, the Escrow Agent shall not be liable to any party hereto for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement, that the Escrow Agent in good faith believes to be genuine, nor will the Escrow Agent be liable or responsible if acting in good faith for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel (whether such counsel will be regularly retained or specifically employed) in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any Person acting or purporting to act on behalf of any party hereto or beneficiary hereof. The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

             4.6 Disputes. If any controversy arises between the parties to this Agreement, or with any other Person, concerning the subject matter of this Agreement, the Escrow Agent shall not be required to determine the controversy or to take any action regarding it. Furthermore, the Escrow Agent may file an action of interpleader requiring the parties hereto to answer and litigate any claims and rights amongst themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and Escrow Assets; provided, however, that all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action shall be reimbursed equally by the Stockholders (subject to Section 4.12), on the one hand, and DGSE, on the other hand, it being agreed and understood that the Escrow Agent shall have a prior lien upon the Escrow Assets with respect to its costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action, superior to the interests of any other Person. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement, except for any liability for obligations or acts or omissions that have already occurred, and only to the extent set forth herein.

             4.7 Indemnification. DGSE and the Stockholders (subject to Section 4.12), and their respective successors and assigns, shall jointly and severally indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, attorneys fees and disbursements, that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement. Such indemnification shall survive the resignation or removal of the Escrow Agent, or the termination of this Agreement.

             4.8 Resignation and Removal. The Escrow Agent may resign at any time upon sixty days written notice to DGSE and the Stockholder Agent, and the duties of the Escrow Agent shall terminate at the time specified in such notice (but not less than sixty days after delivery to DGSE). The Escrow Agent may be removed at any time by notice from DGSE, and the duties of the Escrow Agent shall terminate at the time specified in such notice. Upon the termination of its duties hereunder, the Escrow Agent shall promptly deliver the balance of the Escrow Assets, and any documentation or notices or other communications relating to the Escrow Account, the Escrow Assets or this Agreement, then in its possession to a successor escrow agent, as identified by a written notice delivered by DGSE to the Escrow Agent.

             4.9 Successors. DGSE may appoint the successor escrow agent (i) without the consent of the Stockholder Agent if such successor is a commercial bank organized under the laws of the United States of America, or any State thereof, having an aggregate capital and surplus in excess of $50,000,000 and being a "securities intermediary" for purposes of the applicable Uniform Commercial Code, or (ii) with the consent of the Stockholder Agent (which the Stockholder Agent may not unreasonably withhold, delay or condition). If DGSE shall have failed to appoint a successor escrow agent prior to the termination of the Escrow Agent's duties as provided in this Section 4.9, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, with due regard to the qualifications for a successor escrow agent specified in clause (i) next preceding, and any such resulting appointment shall be binding upon all of the parties hereto and beneficiaries hereof. The successor escrow agent shall execute and deliver an instrument accepting such appointment, and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties (but not accrued liabilities) of the predecessor escrow agent as if originally named as escrow agent. Upon resignation in accordance with this
Section 4.9, the Escrow Agent shall be discharged from any further duties and liability under this Agreement, except for any liability for obligations or acts or omissions that have already occurred, and only to the extent set forth herein.

             4.10 Fees. All fees of the Escrow Agent for performance of its duties under this Agreement shall be paid one-half by DGSE and (subject to Section 4.12) one-half by the Stockholders. Exhibit B sets forth the usual fees and charges agreed upon for services of the Escrow Agent as contemplated by this Agreement. In the event the Escrow Agent renders any service not provided for in Exhibit B, or if the parties request a substantial modification of its terms, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Account, the Escrow Agent's reasonable costs and expenses shall be paid (i) in the case the Escrow Agent is made a party to any litigation by DGSE or the Stockholder Agent, by DGSE or the Stockholders, as the case may be, or (ii) otherwise, one-half by DGSE and (subject to Section 4.12) one-half by the Stockholders.

             4.11 Set-Off. In the event that the Escrow Agent is authorized to make disbursements to any party to or beneficiary of this Agreement pursuant to and in accordance with the terms of this Agreement, and fees and expenses are due and payable to the Escrow Agent pursuant to the terms of this Agreement by the party or beneficiary receiving such disbursement, the Escrow Agent is hereby authorized to offset such amounts due and payable to it against such disbursement to such party or beneficiary.

             4.12 Limitations on Stockholder Payments. The obligations of the Stockholders to make payments to the Escrow Agent hereunder, other than pursuant to Section 5 (as to which the limitations of this Section 4.12 shall not apply), shall be strictly and exclusively limited to the Escrow Assets. If the Escrow Assets shall be insufficient to pay the fees of or other amounts due to the Escrow Agent hereunder, DGSE shall make such payments on behalf of the Stockholders (subject to reimbursement in the event any Escrow Assets thereafter become available).

         5. Tax Matters. The Escrow Agent shall be responsible for reporting any interest earned, as of each calendar year-end, on the Escrow Cash or Permitted Investments, or any cash dividends or other distributions made in respect of the Escrow Shares, to the IRS, whether or not such income was distributed by the Escrow Agent during any particular year. The Stockholder Agent shall provide a completed IRS Form W-8 (an original W-8 is required) or Form W-9 to the Escrow Agent upon the signing of this Agreement. The Escrow Agent may delay accepting any Escrow Cash until the IRS forms shall have been provided. Notwithstanding
Section 4.12, each Stockholder, severally but not jointly, covenants and agrees to indemnify and hold the Escrow Agent harmless against all liability for tax withholding or reporting for any payments made by the Escrow Agent to such Stockholder pursuant to this Agreement. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return, other than 1099-INT reporting, with respect to any transaction, whether or not related to the Agreement or any Related Agreements, that occurs outside of the Escrow Account.

         6. Miscellaneous.

             6.1 Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) all references in this Agreement to designated "Articles," "Sections" and other subdivisions, or to designated "Exhibits," "Schedules" or "Appendices," are to the designated Articles, Sections and other subdivisions of, or the designated Exhibits, Schedules or Appendices to, this Agreement;

                 (b) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                 (c) references to any agreement, document or instrument means such agreement, document or instrument as Amended and in effect from time to time in accordance with the terms thereof, and shall be deemed to refer as well to all addenda, annexes, appendices, exhibits, schedules and other attachments thereto;

                 (d) references to "dollars" or "cash", and the "$" symbol, are references to the lawful money of the United States of America;

                 (e) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";

                 (f) the words "include," "includes," and "including" shall be deemed to be followed by "without limitation";

                 (g) the term "or" shall not be exclusive;

                 (h) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

                 (i) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa; and

                 (j) the words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

             6.2 Titles and Headings. The section and paragraph titles and headings contained herein are inserted purely as a matter of convenience and for ease of reference and shall be disregarded for all other purposes, including the construction, interpretation or enforcement of this Agreement or any of its terms or provisions.

             6.3 Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. Each of the parties hereto acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

             6.4 Assignment. DGSE may assign any or all of its rights under this Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Without limiting the generality of Section 1.7, none of the Stockholders may assign any of its rights or interests or delegate any of its duties or obligations under this Agreement without the prior written consent of DGSE, which consent may be withheld in DGSE's sole and absolute discretion. The Stockholder Agent may assign and delegate its rights, powers, obligations and duties under this Agreement only as provided in Section 8.5 of the Merger Agreement. The Escrow Agent may assign and delegate its rights, powers, obligations and duties under this Agreement only as provided in Section 4.9. Any purported assignment not in full compliance with this Section 6.4 shall be null and void and of no force or effect ab initio. Subject to the sentence next preceding, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and express beneficiaries hereof and their respective successors and permitted assigns

             6.5 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by DGSE, the Stockholder Agent and, if adversely affected thereby, the Escrow Agent; provided, however, that DGSE shall have the right to amend Exhibit A by written notice to the Escrow Agent and Stockholder Agent to the extent (i) Exhibit A does not accurately or completely list the Stockholders of Superior or their stock ownership immediately prior to the Merger, (ii) any Stockholder changes its current mailing address (it being agreed that the Stockholder Agent may certify to DGSE from time to time a new address of any Stockholder), (iii) any Stockholder delivers the required stock certificate or affidavit in lieu thereof, or (iv) a Stockholder sells, assigns or otherwise Transfers its interests in the Escrow Account, or any Escrow Cash, Escrow Stocks, Permitted Investments or other assets from time to time held therein, as permitted by Section 1.7. Any modification, amendment, alteration or supplement to the Merger Agreement which has or may have an adverse effect upon the Escrow Agent shall not be effective for purposes of this Agreement absent the written consent of the Escrow Agent, such consent not to be unreasonably withheld.

             6.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, tribunal or other governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the parties agree that such governmental body, arbitrator or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

             6.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. No waiver by any party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced, and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

             6.8 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given,
(i) upon receipt if sent via registered or certified mail, return receipt requested, in the U.S. mails, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following delivery to a reputable national courier service for overnight delivery; and in each case, addressed to a party (1) with respect to DGSE or the Stockholder Agent, at the address set forth for it in Section 10.1 (Notices) of the Merger Agreement, and
(2) with respect to the Escrow Agent, at the following address:

                 [ ESCROW AGENT ]
                 [address]
                 Tel:
                 Fax:

Or in each case to such other address or fax number as the party to whom the notice, request, instruction or other document is given may have previously furnished to the other parties in writing in the manner set forth in this
Section 6.8.

             6.9 Governing Law. This Agreement and the performance of the transactions and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts negotiated, executed and to be performed entirely within such State.

             6.10 Entire Agreement. This Agreement, and to the extent of the definitions defined in the Merger Agreement and used herein, the Merger Agreement, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated by this Agreement. In case of any conflict between the Merger Agreement and this Agreement, the terms and provisions of this Agreement shall prevail.

             6.11 Third-Party Beneficiaries. This Agreement is made solely for the benefit of the parties to this Agreement, the Indemnified Parties and the Stockholders, and their respective permitted successors and assigns, and no other Person shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.

             6.12 Jurisdiction; No Jury Trial; Service of Process. The terms and provisions of Section 10.7 (d) (Waiver of Trial by Jury) of the Merger Agreement are hereby incorporated by reference herein and shall apply to this Agreement mutatis mutandis, as if expressly set forth herein.

             6.13 Submission to Jurisdiction; No Jury Trial. Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in any court of competent jurisdiction in the County of Dallas, Texas. ALL PARTIES HERETO AND EXPRESS BENEFICIARIES HEREOF HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AND EXPRESS BENEFICIARIES HEREOF HEREBY FURTHER IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

             6.14 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

             6.15 Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

        [ THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                        DGSE COMPANIES, INC.


                                        By:
                                           -------------------------------------
                                           Dr. L.S. Smith
                                           Chief Executive Officer


                                           STANFORD INTERNATIONAL BANK, LTD., as
                                             Stockholder Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                                          [ ESCROW AGENT ]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                                                       EXHIBIT A
                                                                       ---------


                              SUPERIOR STOCKHOLDERS


                                                                 Delivered Stock Certificates or
Stockholder     Address     Superior Share Ownership     TIN        Affidavit in Lieu Thereof
                                                                               [_]

                                                                               [_]

                                                                       EXHIBIT B
                                                                       ---------

                                ESCROW AGENT FEES

                                                                       EXHIBIT C
                                                                       ---------

                               RESTRICTIVE LEGEND



THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND OTHER ESCROW PROVISIONS SET FORTH IN: (1) AN AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND AMONG DGSE COMPANIES, INC., DGSE MERGER CORP., SUPERIOR GALLERIES, INC., AND STANFORD INTERNATIONAL BANK, LTD., AS STOCKHOLDER AGENT (TOGETHER WITH ITS SUCCESSOR IN SUCH CAPACITY, THE "STOCKHOLDER AGENT"), MADE AND ENTERED INTO AS OF JULY 12, 2006; AND (2) AN ESCROW AGREEMENT, BY AND AMONG DGSE COMPANIES, INC., [ESCROW AGENT], AND THE STOCKHOLDER AGENT, MADE AND ENTERED INTO AS OF __________ __, 2006. COPIES OF THE AFORESAID AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF DGSE COMPANIES, INC. AND SHALL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST.

                                                                      EXHIBIT D.


           AMENDED AND RESTATED COMMERCIAL LOAN AND SECURITY AGREEMENT

         THIS IS AN AMENDED AND RESTATED COMMERCIAL LOAN AND SECURITY AGREEMENT made this ____ day of ___________, 2006, by and between:

         Stanford Financial Group Company, a Florida corporation having its principal corporate office at 5050 Westheimer, Houston, TX 77056 (hereinafter referred to as "Lender"), and Superior Galleries, Inc., a Delaware corporation with a place of business at 9478 W. Olympic Blvd., Beverly Hills, California 90212 (hereinafter referred to as "Borrower"), with reference to the following facts:

                                    RECITALS
                                    --------

             A. Borrower and Lender are parties to a Commercial Loan and Security Agreement dated October 1, 2003, as amended (collectively, the "Existing Loan Agreement"), pursuant to which Lender provides Borrower a revolving credit facility of up to Ten Million Dollars ($10,000,000).

             B. Borrower and Lender wish to enter into this Agreement, which shall amend and restate the Existing Loan Agreement in its entirety and which hereinafter shall govern the terms and conditions under which Lender shall provide credit facilities to Borrower.

         NOW, THEREFORE, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS (reference being hereby made to Section 10 below for the definition of certain capitalized terms used herein):

Section 1. The Loans, Advances, Interest, Security Interest, Financing Statements, Collateral, Subordinations.

         1.1 Loan Authorization

             (a) The First Revolving Loan

             Subject to all the terms and conditions of this Agreement, including the preconditions to loan advances as herein provided and so long as there exists no Event of Default nor any event which with the passage of time, the giving of notice or both would constitute an Event of Default, Lender will make advances to Borrower (the "First Revolving Loan") in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) Five Million Five Hundred Thousand Dollars ($5,500,000) or (ii) the Borrowing Base. Advances under the First Revolving Loan shall be made in minimum amounts of One Hundred Thousand Dollars ($100,000) for each advance. The First Revolving Loan shall be evidenced by the First Revolving Loan Note in the form of Schedule "A-1" attached hereto and made a part hereof (referred to herein as the "First Revolving Loan Note"). The aforesaid First Revolving Loan Note and advances thereunder may be continued or extended by mutual agreement of the parties; provided, however, the parties acknowledge that Lender is under no obligation to extend the term of the First Revolving Loan and whether or not to continue or extend the term of the First Revolving Loan is in the Lender's sole and absolute discretion. Notwithstanding the above provisions, the security interest granted to Lender in the Collateral as herein defined shall not in any way be limited to such amount or be dependent upon the use to which such funds are put but shall at all times fully secure the Obligations (as hereinafter defined).

             (b) The Second Revolving Loan

             Subject to all the terms and conditions of this Agreement, including the preconditions to loan advances as herein provided and so long as there exists no Event of Default nor any event which with the passage of time, the giving of notice or both would constitute an Event of Default, Lender will make advances to Borrower (the "Second Revolving Loan") in an aggregate principal amount outstanding at any time not to exceed Six Million Dollars ($6,000,000). Advances under the Second Revolving Loan shall be made in minimum amounts of One Hundred Thousand Dollars ($100,000) for each advance. The Second Revolving Loan shall be evidenced by a Second Revolving Loan Note in the form of Schedule "A-2" attached hereto and made a part hereof (referred to herein as the "Second Revolving Loan Note"). The aforesaid Second Revolving Loan Note and advances thereunder may be continued or extended by mutual agreement of the parties; provided, however, the parties acknowledge that Lender is under no obligation to extend the term of the Second Revolving Loan and whether or not to continue or extend the term of the Second Revolving Loan is in the Lender's sole and absolute discretion. Notwithstanding the above provisions, the security interest granted to Lender in the Collateral (as hereinafter defined) shall not in any way be limited to such amount or be dependent upon the use to which such funds are put but shall at all times fully secure the Obligations (as hereinafter defined). It is the specific intent of the parties that advances under the Second Revolving Loan shall be made without regard to the Borrowing Base and that the entire principal amount of the Second Revolving Loan shall be available to Borrower.

         1.2 Obligations

             It is specifically agreed by Borrower and Lender that in the event that further financial accommodations of any type, including, but not limited to, letters of credit, coverage of overdrafts and the like, are now or hereafter extended by Lender to Borrower, the parties intend that this Agreement shall govern any and all such financial accommodations. An extension of the foregoing, all advances now or hereafter made by Lender to Borrower pursuant to this Agreement and/or any of the other Documents or any renewal or extensions thereof or otherwise, whether or not evidenced by notes, and all liability whether now existing or hereafter arising, absolute or contingent, direct or indirect with respect to or under letters of credit, banker's acceptances or guarantees now or hereafter established by Lender pursuant to this Agreement, together with all other obligations and indebtedness of every kind and nature, whether now existing or hereafter arising, absolute or contingent, direct or indirect, under or pursuant to this Agreement or any of the other Documents or otherwise, of Borrower to Lender, to the extent the same are outstanding from time to time, are sometimes collectively referred to herein as the "Obligations".

         1.3 Interest

             All amounts outstanding from time to time under either of the Notes shall bear interest at a per annum rate equal to a daily average of the Prime Rate as reported in the Wall Street Journal. Upon the occurrence of an Event of Default, interest shall accrue for the period of time for which any payment was due, during any applicable grace or cure period, and at all times while such default shall continue at a rate of five percent (5%) per annum greater than the rate then in effect. In the event that the total amount of any payment required under either of the Notes is not received by Lender within fifteen (15) days after its due date, Borrower shall pay to Lender a late charge equal to five percent (5%) of any such late payment.

         1.4 Repayment

             (a) The First Revolving Loan Note and the Second Revolving Loan Note shall provide that the payment of interest only for the actual number of days elapsed in each payment period on the daily outstanding principal balance of the First Revolving Loan and the Second Revolving Loan, respectively, shall be due and payable in monthly payments in arrears on the 10th day of each month commencing __________ 10, 2006 and continuing on the tenth (10th) day of each month thereafter until the entire outstanding principal balance and accrued interest has been paid in full.

             (b) For all advances under the First Revolving Loan, Borrower shall repay said advances in full upon disposition of the Collateral on the basis of which such advances were made, with the understanding that "disposition" shall be defined as follows: (i) for auctions, the settlement date for the auction or whenever the Collateral is shipped, whichever is later, (ii) for dealer inventory financing, when Borrower receives good funds from the dealer; (iii) for loans to Borrower itself, as necessary to repay advances which are outstanding in an aggregate amount in excess of the limitations set forth in the first sentence of Section 1.1(a).

             (c) Notwithstanding anything herein, the entire outstanding principal balance of all advances under the First Revolving Loan and the Second Revolving Loan and accrued and unpaid interest thereon shall be due and payable on ____________, 2010 unless said maturity date shall be extended in writing by Lender in accordance with this Agreement.

Payment of principal or interest shall be deemed received by Lender only upon receipt of good funds as determined by Lender.

         1.5 Limitation on Use of Funds

             Borrower may use advances of proceeds of the Loan only for (a) general corporate purposes of Borrower and (b) Permitted Inter-Company Transactions. Borrower agrees that to the extent any funds are made available to it under this Agreement, they shall be used in strict accordance with the policies set forth in Schedule "B" hereof, and that a material violation by Borrower of any such policy, which violation is not cured within ten (10) days after written notice of same is given by Lender to Borrower, shall be an Event of Default hereunder. Borrower shall certify to Lender quarterly, on each of the compliance certificates that Borrower delivers to Lender under clauses (i) and
(ii) of Section 3.5, that Borrower has used the proceeds of each advance made to Borrower hereunder during the relevant fiscal quarter for purposes permitted under this Section 1.5. In addition, Borrower hereby agrees that Lender, not more frequently than once each year, following at least thirty (30) days notice to Borrower, shall have the option to engage an independent accounting firm, at Borrower's expense, to conduct an independent compliance audit with respect to Borrower's obligations hereunder.

         1.6 Security

             As security for the performance of Borrower's Obligations pursuant to this Agreement, and the other Documents, Borrower hereby mortgages, pledges and assigns to Lender, and gives and grants to Lender a security interest in all of its right, title and interest in and to the items and types of property described or referred to below, whether now owned or hereafter acquired, and the proceeds and products thereof (all of which property is herein collectively called the "Collateral"), which security interest has and shall remain first and prior to all other security interests therein and which Collateral shall remain free and clear of all mortgages, pledges, security interests, liens and other encumbrances and restrictions on the transfer thereof, except as specifically set forth below and in Schedule "D" attached hereto:

                 (i) Accounts

                 All accounts (as such term is defined in the Uniform Commercial
Code) of Borrower.

                 (ii) Third-Party Owned Inventory

                 All inventories of every kind owned by third parties, presently existing or hereafter acquired, wherever located, including all goods intended for auction sale or owned by third parties, against which Borrower has loaned funds and which serve as collateral therefor, and all contract rights with respect to any of the same and all documents representing any of the same, all whether now or hereafter in Borrower's possession or in which Borrower may now have or may hereafter acquire any interest, all whether now existing or hereafter arising (the "Third-Party-Owned Inventory"). (For the avoidance of doubt, the Third-Party Owned Inventory shall not include inventory owned by third parties and consigned to Borrower, as to which Borrower has not made any loans to the consignor and with respect to which Borrower has no payment obligation to the consignor prior to the sale of such consigned inventory.) The security interest in the Third-Party-Owned Inventory shall continue in all Collateral described in this paragraph (except goods sold as provided in Section 9-307(1) of the Uniform Commercial Code), notwithstanding the sale, exchange or other disposition hereof by Borrower (sale, exchange or other disposition of any of said Collateral is not authorized by Lender, other than sale in the ordinary course of business).

                 (iii) Borrower-Owned Inventory

                 All items of Borrower's wholesale and retail inventory, presently existing or hereafter acquired, wherever located, and all contract rights with respect to any of the same and all documents representing any of the same, all whether now owned or hereafter acquired by Borrower or in which Borrower may now have or may hereafter acquire any ownership interest, all whether now existing or hereafter arising (the "Borrower-Owned Inventory"). The security interest in the Borrower-Owned Inventory shall continue in all Collateral described in this paragraph (except goods sold as provided in Section 9-307(1) of the Uniform Commercial Code), notwithstanding the sale, exchange or other disposition hereof by Borrower (sale, exchange or other disposition of any of said Collateral is not authorized by Lender, other than sale in the ordinary course of business).

                 (iv) Notes and Liens

                 All promissory notes and related loan and security documents relating to or evidencing any loans made by Borrower, whether presently existing or hereafter acquired by Borrower, or in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

                 (v) Documents

                 All documents and instruments relating to any and all loans made by Borrower, whether presently existing or hereafter acquired by Borrower, or in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

                 (vi) Records

                 All books, records and other documents of every nature relating to the above described types of property, including, without limitation, all tapes, cards, discs, cassettes, papers, documents and computer software in the possession or control of Borrower, or any Affiliate of Borrower, all whether now owned or hereafter acquired by Borrower or in which Borrower now has or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

                 (vii) Insurance Policies

                 All rights in, to and under policies of insurance on said Inventory, including claims or rights to payment and proceeds heretofore or hereafter arising therefrom, with respect to the herein described types of property, all whether now owned or hereafter acquired by Borrower or in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

                 (viii) Proceeds and Products

                 All proceeds and all products of all Collateral described above.

         1.7 Financing Statements

             Borrower hereby authorizes Lender to file financing statements pursuant to the provisions of the Uniform Commercial Code with respect to the Collateral in which Lender has been granted a security interest by Borrower pursuant to the provisions of this Agreement and the other Documents. Borrower hereby agrees to execute any and all further documents deemed necessary by

Lender, in its sole discretion, to perfect its security interest in the Collateral and authorizes the Lender to file any and all further documents deemed necessary by Lender, in its sole discretion, to perfect its interest in the Collateral, including without limitation, any UCC financing statements.

         1.8 Subordination of DiGenova Debt

             Borrower shall cause its Chairman, Silvano DiGenova, to execute and deliver to Lender at Lender's request an Amended and Restated Subordination Agreement (the "Subordination Agreement"), by which Mr. DiGenova shall subordinate to the Loan, and to the right of the Lender to receive payments under the Loan, any and all indebtedness owed by Borrower to him. Said Subordination Agreement may provide that so long as there shall be no Event of Default, Borrower shall be authorized to pay the regular installment of interest and principal payable on such subordinated debt in the ordinary course of business.

         1.9 Insurance on the Collateral

             Borrower is contemporaneously with the execution hereof delivering to Lender a Certificate or Certificates of Insurance (and shall deliver the originals of the policies referred to herein upon request of Lender), respecting hazard (including, but not limited to, fire and extended coverage including " all risk"), liability, loss of rental and flood (if any of the Borrower's tangible assets are located on premises in a special flood hazard area), with coverage for the fair market value at the time of a loss of the Collateral and in an amount of at least Two Million ($2,000,000) Dollars with no co-insurance. Borrower shall further be required to provide evidence to Lender of adequate property insurance for all Collateral, which shall list the Lender as loss payee as its interests may appear.

Section 2. Representations and Warranties

         Borrower hereby represents and warrants to Lender that:

         2.1 Incorporation and Qualification

             Borrower is a corporation duly organized and validly existing and in good standing under the laws of Delaware, has the corporate power to own its assets and conduct its business as it is now being conducted and is qualified to do business in each jurisdiction wherein the nature of the business conducted by it or the property owned or held under lease by it make such qualification necessary.

         2.2 Capitalization, Business and Subsidiaries

             Except as disclosed on Schedule "F" attached hereto and made a part hereof, as of the date of this Agreement, Borrower does not own stock of any other corporation, active or inactive. The information set forth on Schedule "G" attached hereto with respect to Borrower and as to Borrower's authorized, issued and outstanding capital stock, all of which stock has been duly authorized and validly issued and is fully paid and non-assessable, the holders of such stock, the officers, the directors, the principal and other places of business, the place where its Inventory, Equipment and Records of its Accounts are kept, and Borrower's present business activities and status, is complete and accurate as of the date of this Agreement. As of the date of this Agreement, Borrower neither has a place of business nor maintains or stores any of the Collateral at any location other than those set forth in Schedule "G "attached hereto.

         2.3 Corporate Authorization

             Borrower has the corporate power to execute, deliver, and carry out the terms and provisions of this Agreement and the other Documents to which it is a party and has taken all necessary corporate and legal action with respect thereto (including, without limitation, obtaining any consent of stockholders required by law or its Certificate of Incorporation or By-Laws), and this Agreement and such other Documents to which it is a party have been duly authorized, executed and delivered by it and constitute its valid, legal and binding agreement and obligation in accordance with the terms thereof and Lender is entitled to the benefits thereof in accordance with such terms.

         2.4 Financial Statements

             There have been furnished to Lender financial statements of Borrower described or referred to in Schedule "H" attached hereto and made a part hereof. Each such financial statement, including the comments and notes contained therein, fairly presents the financial position of the entity or business to which such statement applies at the date thereof and the results of its operations for the period purported to be covered thereby. Each such financial statement has been prepared in conformity with Generally Accepted Accounting Principles applied on a consistent basis throughout all periods involved, subject, in the case of unaudited statements, to normal year-end audit adjustments.

         2.5 Indebtedness

             As of the date of this Agreement, Borrower has no material outstanding indebtedness except for liabilities reflected in said financial statements and liabilities incurred since the date thereof to trade creditors in the ordinary course of business and/or except as described or set forth in Schedule "I" attached and made apart hereof and has performed and complied with all of the terms of such Indebtedness and all instruments and agreements relating thereto and no default exists as of the date hereof nor does there exist any state of facts which would after notice or lapse of time, or both, constitute a default under or with respect to any such Indebtedness, instruments or agreements.

         2.6 Title to Properties and Assets; Liens, etc.

             Borrower has good and marketable title to its properties and assets, including, but not limited to the Collateral, free and clear of any mortgage, pledge, lien, lease, encumbrance or charge other than those set forth on Schedule "J" attached hereto and made a part hereof, with respect to assets (if any) other than the Collateral. No financing statement under the Uniform Commercial Code which names Borrower as debtor has been filed in any state or other jurisdiction which covers the Collateral and has not been terminated except as set forth on Schedule "J". As of the date of this Agreement, Borrower has not signed any such financing statement or any security agreement authorizing any mortgagee or secured party thereunder to file any such financing statement on the Collateral or its assets except in connection herewith or as set forth on Schedule "J" attached hereto. As of the date of this Agreement, Borrower is not a consignor or lessee under any consignment agreement or lease agreement, except as described in Schedule "J" attached hereto.

         2.7 Patents, Trademarks, etc.

             Borrower owns or holds licenses for the use of or has the right to use all patents, trademarks, service marks, trade names, copyrights and rights necessary for the conduct of its business as now conducted and as contemplated, including those identified in Schedule "K" attached hereto and made a part hereof.

         2.8 Litigation, etc.

             Except as set forth in Schedule "L" attached hereto and made a part hereof, as of the date of this Agreement, there are no actions, proceedings or investigations pending or to the knowledge of Borrower threatened (or any basis therefor known to it) which, either in any case or in the aggregate, might result in any material adverse change in Borrower's business, prospects, profits, properties, liabilities, operations, or conditions (financial or otherwise), or which might affect its ability to perform this Agreement or any other Documents executed by it.

         2.9 Changes in Condition

             Since the date of the financial statements referred to in Schedule "H" there has been no material adverse change, by reason of any matter or cause whatsoever, in Borrower's business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise). For the avoidance of doubt, the removal of Silvano DiGenova from his position as chief executive officer is not a material adverse change.

         2.10 Tax Returns and Payments

             All tax returns and reports required by law to be filed by Borrower have been duly filed or the time for filing has been extended and all taxes, assessments, fees and other governmental charges (U.S., foreign, state or local or other) upon Borrower or upon any of its properties, assets, income or franchises, which are due and payable have been paid. To the best of Borrower's knowledge the provisions on Borrower's books respectively, regarding income taxes for all fiscal periods to date are adequate according to Generally Accepted Accounting Principles.

         2.11 Compliance With Instruments, Charter and Law

             Borrower is in full compliance with and is not in-violation or default of any term or provision of (a) its charter, Certificate of Incorporation or by-laws, if a corporation, (b) any loan agreement, debt instrument, mortgage or indenture, (c) any other material contract, agreement or instrument, (d) any judgment, decree or order, nor has it, he or she been notified of any violation of any statute, rule or regulation including but not limited to the Occupational Safety and Health Act and the Employee Retirement Income Security Act ("ERISA"), and the regulations issued by the Department of Environmental Protection and (e) any licensing or governmental requirement. The execution, delivery, performance of, and compliance with this Agreement or any of the other Documents will not result in any such violation or default or be in conflict with any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of Borrower's properties or assets except in favor of Lender and there is no such term or provision which materially adversely affects or in the future may materially adversely affect its business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise) or its ability to perform this Agreement or any of the other Documents executed by Borrower. As of the date of this Agreement, all material contracts, agreements, mortgages, indentures, instruments, judgments, decrees and orders to which Borrower is a party or which are effective against it are listed in Schedule "M" attached except entered into in the normal course of business.

         2.12 Governmental Consents, etc.

             No consent, approval or authorization for designation, declaration or filing with any governmental authority, federal, foreign or other is required in connection with the execution and delivery of this Agreement or the Documents or the consummation of any transaction contemplated hereby or thereby by Borrower. While no consent is required by the Securities and Exchange Commission, Borrower will be required to file a form 8-K, and will comply with such requirements.

         2.13 Solvency

             Borrower is solvent, having assets of a value which exceeds the amount of its liabilities and is able to and will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is engaged and is about to engage.

         2.14 Change of name, etc.

             As of the date of this Agreement, except as set forth on Schedule "N" attached hereto and made a part hereof, Borrower has not within five (5) years changed its name, been a party to any consolidation or merger other than the Merger, acquired all or a substantial portion of the assets of any Person or purchased any of its or his assets included in the Collateral from a Person not in the business of selling such assets.

         2.15 Full Disclosure

             The financial statements referred to in Section 2.4 hereof do not, nor does this Agreement or any Schedule hereto or any other Document, certificate or statement furnished to Lender by Borrower in connection with this Agreement, contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein and herein not misleading. Borrower is not aware of any fact which materially adversely affects or in the future may materially and adversely affect its business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise), or its ability to perform this Agreement or any other Document executed by it, which has not been set forth or referred to herein, in any report or statement filed by Borrower or Parent with the Securities and Exchange Commission or in a certificate or statement furnished by Borrower to Lender.

         2.16 No Event of Default

             No Event of Default or event or condition that with the passage of time or giving of notice or both might become an Event of Default has occurred or exists.

Section 3. Affirmative Covenants

             Except with the prior written consent of Lender, Borrower covenants and agrees that so long as there is outstanding any portion of the First Revolving Loan or the Second Revolving Loan, or any agreement of Lender to make advances to Borrower, it will comply or cause compliance with the following provisions:

         3.1 Punctual Payment

             Borrower will duly and punctually pay all principal, interest, charges and other items included in the First Revolving Loan or the Second Revolving Loan which is owing by it in accordance with the provisions hereof and of the other Documents.

         3.2 Prompt Payment of Taxes, Mortgages, Leases and Indebtedness

             Borrower will promptly pay and discharge, or cause to be paid and discharged, on the date due so as to prevent the accruing of interest thereon, all lawful taxes, assessments, and governmental charges or levies imposed upon items of the Collateral owned by it, or in which it has an interest or upon its income, profits, property or business or of any of its Subsidiaries. Borrower will promptly pay or cause to be paid when due (or in conformity with customary trade terms) all of its other Indebtedness incident to its operations and will promptly pay and perform all of its obligations under leases of real and personal property and under material contracts and will promptly notify Lender of any default or notice of alleged default received with respect to any such Indebtedness, lease or contract.

         3.3 Conduct of Business

             Borrower will do all things necessary to preserve, renew and keep in full force and effect and in good standing, its current corporate existence, qualification and any franchises, licenses, patents, trademarks and items necessary to continue its business. It will maintain its properties and assets in good order and repair, all in compliance with applicable federal, state, and local judgments, decrees, orders, statutes, rules and regulations, including but not limited to state and federal environmental regulations and those of the Occupational Safety and Health Administration.

         3.4 Insurance

             Borrower will maintain insurance in amounts, coverage and with insurers satisfactory to Lender with respect to the Collateral owned by it, or in which they have an interest and their other properties and business against loss or damage to the extent that property of similar character is usually so insured by other companies engaged in a similar business. Without limiting the foregoing, such insurance shall include (a) liability insurance in such amounts and covering such risks as Lender may reasonably require, (b) all worker's compensation and other employees' liability insurance as may be required by law, and (c) property insurance with respect to the items of the Collateral constituting tangible personal property and fixtures, and with respect to the other properties both real and personal, including, if necessary, flood insurance, to the full extent of the insurable value thereof, and covering such risks as Lender may reasonably require. All of Borrower's property insurance policies with respect to the Collateral shall contain loss payable and/or mortgagee clauses in form and substance reasonably satisfactory to Lender, naming Lender as loss payee as appropriate and providing (i) that all proceeds thereunder shall be payable to Lender as its interests may appear, and (ii) that such insurance shall not be affected by any act or neglect of the insured or owner of the property described in said policy, and (iii) that such policy and loss payable clause may not be canceled, amended or terminated unless Lender has received written notice thereof at least thirty (30) days' prior to the effective date of such cancellation, amendment or termination. Borrower will furnish a certificate with respect to the insurance at the time which is in force pursuant to this Section 3.4, specifying the amount and character of coverage, identifying the insurers and certifying as to no default in the payment of current premiums thereon and will furnish Lender with original or duplicate original copies of all policies. All insurance proceeds for any occurrence or any series of related occurrences which exceed Ten Thousand Dollars ($10,000) and which are subject to a security interest under this Agreement may, upon Lender's request, in Lender's sole and absolute discretion, be paid to Lender and shall be applied by Lender to the payment of any of the principal, whether or not due, or interest or such other obligation or Indebtedness which constitutes a part of the Loan as Lender may determine in its sole discretion. Proceeds of Ten Thousand Dollars ($10,000) or less shall be payable to Borrower for general corporate purposes. Borrower does hereby grant Lender an Irrevocable Power of Attorney and appoint Lender as its attorney-in-fact (said power of Attorney being coupled with an interest) for the sole purpose of executing, negotiating and signing any drafts, checks, instruments or documents to carry out the terms hereof.

         3.5 Accounting Financial Statements and Other Information

             Borrower will maintain a system of accounts established and administered in accordance with Generally Accepted Accounting Principles consistently applied. Borrower will deliver or cause to be delivered to Lender:

         Financial Reports

                 (i) as soon as available and in any event within forty-five
(45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, consolidated and consolidating financial statements of Parent and its Subsidiaries (including, after the Merger, Borrower), including a balance sheet as of the end of period, and statements of income for the period(s) that have been included as part of the consolidated financial statement disclosure of Parent's SEC Form 10-Q filing, which in the case only of the consolidated financial statements of Parent, have been reviewed by Parent's appointed independent accounting firm, along with statements of cash flows for that period. In connection with the delivery of such quarterly financial statements, an officer, on behalf of Borrower, will provide written representation that there is no knowledge of an Event of Default or an event that with notice or lapse of time or both could constitute and Even of Default, has occurred and is continuing or if in the opinion of said individual an Event of Default or such an event has occurred and is continuing a statement as to the nature thereof and the action which Borrower proposes to take with respect thereto (the provision for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default and of the granting of time to cure);

                 (ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Parent, consolidated and consolidating financial statements of Parent (including, after the Merger, Borrower), including a balance sheet as of the end of such fiscal year and statements of income for the year(s) that have been included as part of the consolidated financial statement disclosure of Parent's SEC Form 10-K filing, which in the case only of the consolidated financial statements of Parent, have been audited by Parent's appointed independent accounting firm, and statements of cash flow for that period. In connection with the delivery of such annual financial statements, an officer, on behalf of Borrower, will provide written representation that there is no knowledge of an Event of Default or an event that with notice or lapse of time or both could constitute an Event of Default, has occurred and is continuing or if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof (the provisions for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default or the granting of time to cure).

                 (iii) within ten (10) days after filing thereof copies of all federal and state income tax returns for Parent.

                 (iv) such financial information from Borrower as shall reasonably be requested by Lender.

                 (v) as soon as reasonably practicable, upon reasonable request of Lender such other data and information (financial and otherwise) bearing upon or related to Borrower's financial condition, results of operations, assets and/or Borrower's projections of cash flow and profit and loss, all as Lender from time to time may reasonably request.

                 (vi) within fifteen (15) days after the end of each calendar month, a list of the Borrower's aged accounts receivable and a complete list of Borrower's inventory duly certified by the chief financial officer of Borrower and such other information relating to Borrower's accounts receivable as Lender shall request at such times as Lender shall request upon such forms and using such procedures as Lender shall reasonably require.

         3.6 Inspection

             Borrower will permit Lender and any authorized representatives of Lender, at Lender's sole cost and expense and upon reasonable notice to Borrower, to visit and inspect any of its offices or any of its or his Affiliates, including all items of Collateral and its and their books and records, including books and records relating to accounts receivable (and to make extracts therefrom), and to discuss its and their affairs, finances and accounts, with its and their employees with Borrower's consent, all at such times during normal business hours and as often and continuously as may be reasonably requested by Lender.

         3.7 Notice of Certain Events and Changes

             As soon as reasonably practicable after becoming aware of any condition, event or state of facts which constitutes an Event of Default under this Agreement or which, after notice or lapse of time, or both, would constitute an Event of Default, Borrower will give written notice to Lender specifying the nature and period of existence thereof. Borrower will promptly give Lender written notice of any condition, event or state of facts which causes or may cause material loss or depreciation in the value of the Collateral and of the commencement or threat of any action, proceeding or investigation, or the occurrence or existence of any other event, matter or cause whatsoever, which either in any case or in the aggregate results or might result in any material adverse change in its business, prospects, profits, properties, operations or condition (financial or otherwise). Borrower will give Lender written notice of any change in its place or places of business, any change of location of any item of the Collateral having a book value in excess of Fifty Thousand Dollars ($50,000), except as items of Collateral may be moved in the ordinary course of business.

         3.8 Application of Proceeds

             Borrower agrees that it will apply the funds provided to it pursuant to this Agreement in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Borrower agrees that it will not, directly or indirectly, apply any part of such proceeds to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any use which will cause a violation of any other regulation of the Board of Governors of the Federal Reserve System or of any regulations, interpretations or rulings thereunder.

         3.9 Governmental Notices

             As soon as reasonably practicable upon the issuance thereof, Borrower will send to Lender a copy of all orders issued by any federal, state or municipal regulatory authority under any laws or regulations adopted thereby, which, if enforced, would have a material adverse effect upon its condition whether financial, operating, or otherwise, and further, Borrower will as soon as reasonably practicable send to Lender copies of all reports or other materials filed by it with or issued to it by the U.S. Securities and Exchange Commission, and all reports, notices or statements sent by Borrower to its stockholders.

         3.10 Maintenance of Property and Collateral

             Borrower shall maintain its properties and the Collateral in good repair, working order and condition and make all needed and proper repairs, renewals, replacements, additions or improvements thereto and immediately notify Lender of any event causing loss or depreciation in the value of the Collateral and the amount of such loss or depreciation. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and in the event Lender's security interest in the Collateral or a part thereof would be impaired by an adverse decision, allow Lender to contest or defend any such claim or demand in Borrower's name, at Borrower's reasonable cost, charge and expenses, and pay to Lender upon demand all costs and expenses, including without limitation, attorney's fees incurred by Lender in connection therewith.

         3.11 Payment of Lender Expenses

             Borrower shall pay to Lender on demand any and all reasonable expenses including attorneys fees incurred or expended by Lender in the collection or attempted collection of the Obligations, in protecting and/or enforcing the rights of Lender against Borrower, and in sustaining and/or enforcing the security interest and other liens, if any, granted to Lender hereunder and under all related agreements, instruments and documents.

Section 4. Negative Covenants

         Except with the prior express written consent of Lender, Borrower covenants and agrees that so long as there is outstanding any portion of either of the Loans, or so long as this Agreement has not been terminated if there is no amount outstanding under either of the Loans, it will not:

         4.1 Liens

             Directly or indirectly, create, incur, assume or permit to exist any mortgage, lien, charge or encumbrance on or pledge or deposit of or conditional sale, lease or other title retention agreement with respect to any Collateral, whether now owned or hereafter acquired, or be bound by or subject to any agreement or option to do so, provided that the foregoing restrictions shall not apply to:

             (a) liens for taxes, assessments or governmental charges or levies the payment of which is not at the time required by Section 3.2;

             (b) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation or unemployment insurance or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

             (c) liens, charges and encumbrances related to the conduct of its business or the ownership of its or his properties or assets which are not incurred in connection with the borrowing of money and which in the aggregate are not material;

             (d) statutory or common law possessory liens for charges incurred in the ordinary course of business the payment of which is not yet due;

             (e) the mortgages, liens and encumbrances referred to or described in Schedules "D" and "J" attached hereto;

             (f) liens created hereunder;

         4.2 Restrictions on Indebtedness

             Directly or indirectly, create, incur, assume, guarantee, agree to purchase or repurchase, pay or provide funds in respect of, or otherwise become or be or remain liable, contingently, directly or indirectly, with respect to any Indebtedness other than:

             (a) Indebtedness hereunder;

             (b) Current liabilities for trade and other obligations incurred in the ordinary course of its business not as a result of borrowing;

             (c) presently existing indebtedness specifically described in Schedule "I" attached hereto, none of which shall be prepaid without Lender's prior written consent.

             (d) Indebtedness in respect of endorsements made in connection with the deposit of items for credit or collection in the normal and ordinary course of business.

         4.3 Restrictions on Investments, Loan, etc.

             Purchase or otherwise acquire or own any stock or other securities or Indebtedness of any other Person, or make or permit to be outstanding any loan or advance or capital contribution to any other Person, other than:

             (a) presently outstanding loans, advances and investments described in Schedules "H" and "I" attached hereto;

             (b) Indebtedness of customers for merchandise sold or services rendered in the ordinary course of business;

             (c) Indebtedness pursuant to Third Party Loans made in accordance with the policies listed in Schedule B;

             (d) investments in bills or bonds issued by the government of the United States of America and/or Certificates of Deposit issued by a bank having a net worth of at least Fifty Million Dollars ($50,000,000) and/or securities issued by and purchased from Lender; and

             (e) Permitted Inter-Company Transactions.

         4.4 Stock Issuance, Dividends, Distributions, Redemptions and Directors' Fees

             Issue any additional shares of stock, directly or indirectly, declare, order, pay, make or set apart any sum or property for the redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of its stock of any class now or hereafter outstanding or for the payment of any dividends on any of such stock, except for Permitted Inter-Company Transactions and quarterly dividends payable concurrently with payments to Lender under
Section 9 hereof, or pay any directors' fees.

         4.5 Sale of Assets and Collateral, Consolidation, Merger or Acquisition of Assets

             Directly or indirectly, sell, abandon or otherwise dispose of the Collateral or any part thereof, except for sales and consignments of Inventory in the ordinary course of Borrower's business, or replacement with Collateral of like value and quality, or directly or indirectly sell, abandon or otherwise dispose of all or any portion of its properties or assets or, except pursuant to the Merger, consolidate with or merge into any other corporation, or permit any other corporation to consolidate with or merge into it or acquire all or a substantial portion of the assets of another Person or form or acquire any Subsidiary.

         4.6 Transactions With Affiliates

             Enter into any transaction with any Affiliate other than in the ordinary course of business and on terms not less favorable to it than are at the time available to it from any Non-Affiliate, except for Permitted Inter-Company Transactions and as otherwise authorized by this Agreement.

         4.7 Partnerships, Joint Ventures, Other Businesses

             Create or participate in the creation of any partnership, joint venture, corporation, or other entity (including but not limited to any subsidiaries) or engage in any business other than the business presently conducted by it, except in the ordinary course of business.

         4.8 Subordinate Debt Payments

             Pay principal or interest on Subordinate Debt (present or future) except as authorized in this Agreement.

         4.9 Expenditures for Capital Assets

             Make any expenditure for capital assets (other than for routine repairs and maintenance which are not required to be capitalized as hereinafter set forth) unless, immediately after giving effect thereto the aggregate amount expended or to be expended on account of all such expenditures by the Borrower in any fiscal year commencing with the current fiscal year of Borrower would not exceed the amount of One Hundred Thousand Dollars ($100,000). The following shall be deemed to be expenditures for capital assets as subject to the limitations of this Section 4.10:

             (a) Expenditures for acquisition, major repairs and maintenance which, in accordance with generally accepted accounting principles, are or should be capitalized, and

             (b) All lease rentals and other amounts payable under leases entered into after the date hereof whether "true leases" or finance leases other than renewals and extensions of leasing existing on the date hereof and all amounts payable under contracts or arrangements for the purchase of property for payment of the purchase price for such property as deferred in whole or in part.

         4.10 Changes in Locations, Name, etc.

             Borrower shall give written notice as soon as practicable, and shall take such steps as Lender may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto, prior to taking any of the following actions: (i) changing the location of its chief executive office; (ii) permitting any Inventory to be kept at a location other than that specified in Schedule G; (iii) changing its name, existence as a corporation, jurisdiction of incorporation or formation, or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become seriously misleading.

Section 5. Events of Default

         If any one or more of the following events ("Events of Default") shall occur:

             (a) If Borrower shall fail to make payment of any part or installment of principal or interest on any advance made under either of the Loans or on any other Obligations when any such payment shall be due and payable, whether at any stated maturity or by demand, acceleration or otherwise; or

             (b) If Borrower shall be in default in the performance of or compliance with any other term, covenant or condition applicable to it contained in this Agreement or contained in any other Documents, and shall have failed to cure such default for thirty (30) days after receipt of written notice from the Lender.

             (c) If any representation or warranty made by or on behalf of Borrower in this Agreement or in the Schedules hereto, or in any of the other Documents, or in connection with the transactions contemplated hereby and thereby shall be false or incorrect in any material respect; or

             (d) If Borrower shall default in the payment of any Indebtedness for borrowed money, including, but not limited to, the indebtedness which is referred to in Schedule "I" attached hereto or shall default with respect to any of the terns of any evidence of such Indebtedness or of any indenture or other agreement relating thereto, or if Borrower shall commit any material breach or be in default under any contract set forth in Schedule "M" attached hereto; or

             (e) If Borrower shall make an assignment for the benefit of creditors, or shall admit in writing an inability to pay debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail to deny the material allegations of a petition filed against it for any such relief, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or majority stockholders shall take any action looking to its dissolution or liquidation, or it shall cease doing business as a going concern; or

             (f) If, within ninety (90) days after the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment, without its consent or acquiescence of any trustee, receiver or liquidator of itself or himself or of all or any substantial part of its properties, such appointment shall not have been vacated;

             (g) If an event of default shall occur under a Third Party Loan and is continuing or an event which pursuant to the provisions of the Third Party Loan Documents with the lapse of time and/or notice specified therein would become such an event of default has occurred and is continuing;

then, and in any such event, in addition to its rights and remedies under this Agreement, the other Documents and any other instruments, Lender may at its option declare the Notes and the Obligations or any portion thereof to be immediately due and payable, whereupon the same shall forthwith mature together with interest accrued thereon and together with any and all costs of collection, including, but not limited to, reasonable attorney's fees without notice and without presentment, demand or protest, all of which are hereby waived.

Section 6. Payment Terms.

         Payment of all sums due hereunder shall become due and shall be payable on __________, 2010. Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable by Borrower under this Agreement, in good funds no later than 5:00 p.m. (Eastern time) on the date when due and payable, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Federal or other funds immediately available to Lender at its address referred to herein and in the Note. All payments received by Lender after 5:00 p.m. (Eastern time) shall be deemed to have been received by Lender on the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon at the then applicable rate, shall be payable for such extended time. Notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default, all sums due hereunder shall, at the option of the Lender, become immediately due and payable upon written notice to Borrower.

Section 7. Remedies, Provisions re: Collateral, etc.

         In the event of an occurrence of an Event of Default which has not been cured or waived within thirty (30) days after notice from Lender to Borrower of such occurrence, Lender:

             (a) may proceed to protect and enforce its rights if Lender deems necessary to do so by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein or in any other Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted thereby or by law, equity or otherwise.

             (b) without limitation of any rights and remedies of Lender as a secured party under the Uniform Commercial Code and any rights or remedies set forth in any of the Documents, Lender shall have all of the following rights and remedies with respect to the Collateral or any portion thereof:

                 (i) Lender may, at any time and from time to time, with or without judicial process and the aid or assistance of others, reasonably enter upon any premises in which any of the Collateral may be located and, without resistance or interference by Borrower, take possession of the Collateral and/or dispose of any part or all of the Collateral on any such premises; and/or require Borrower to assemble and make available to Lender at the expense of Borrower any part or all of the Collateral at any place or time designated by Lender which is reasonably convenient to Borrower and Lender; and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit and upon any reasonable and customary terms, at such place(s) and time(s) and to such Persons as Lender shall deem best, all without demand for performance or any notice or advertisement whatsoever, except that the owner of the items to be sold shall be given fifteen (15) business days' written notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Borrower hereby agrees shall be reasonable notice thereof. If any of the Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and in such event Lender may resell such Collateral. Lender may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed in standard price quotations Lender may buy at private sale and may make payment therefor by application of all or a part of either Loan.

                 (ii) Lender shall apply the cash proceeds from any sale or other disposition of the Collateral first, to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and otherwise disposing of such Collateral, and to reasonable attorneys' fees and all legal expenses, travel and other expenses which are to be paid or reimbursed to Lender pursuant hereto or pursuant to the other Documents, second, to all accrued interest, fees and charges outstanding with respect to the Loans, third, to all other outstanding portions of the Loans, fourth, if there is any surplus, to any other secured parties having an interest in the Collateral known to Lender in accordance with their interests, and fifth, if there is any surplus, to Borrower; provided, however, that Borrower shall remain liable with respect to unpaid portions of the Loans.

                 (iii) Any of the proceeds of the Collateral received by Borrower after demand by Lender for repayment of all or any part of the Loans, shall not be commingled with any other of its property but shall be segregated, held by Borrower in trust as the exclusive property of Lender, and it will immediately deliver to Lender the identical checks, monies, or other proceeds of Collateral.

                 (iv) At its option, Lender may pay for insurance on the Collateral and taxes, assessments or other charges which Borrower fails to pay in accordance with the provisions hereof or of any related agreement, instrument or document and may discharge any security interest or lien upon the Collateral.

No such payment or discharge of any such security interest or lien shall be deemed to constitute a waiver by Lender of the violation of any covenant by Borrower as a result of Borrower's failure to make any such payment or Borrower's suffering of any such security interest or lien. Any payment made or expense incurred by Lender pursuant to this or any other provisions of this Agreement shall be added and become a part of the Obligations of Borrower to Lender, shall bear interest at a rate per annum as provided for in the Notes, and shall be payable on demand.

Section 8. Cumulative Remedies; No Waivers, etc.

         No right, power or remedy granted to Lender in this Agreement or in the other Documents is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement, in the other Documents or otherwise available to Lender at law or in equity, and the exercise or beginning of exercise by Lender of any one or more of such rights, powers or remedies, shall not preclude the simultaneous or later exercise by Lender of any or all of such other rights, powers or remedies. No waiver by, nor any failure or delay on the part of Lender in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof, or of the other Documents shall in any way be, or be construed to be, a waiver thereof or to prevent Lender's rights to later require the strict performance or observance of such covenants or conditions, or otherwise prejudice Lender's rights, powers or remedies.

Section 9. Partial Invalidity, Waivers

             (a) If any term or provision of this Agreement or any of the other Documents or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable by reason of any applicable law, the remainder of this Agreement and the other Documents, or application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the other Documents shall be valid and be enforced to the fullest extent permitted by law. To the full extent, however, that the provisions of any such applicable law may be waived, they are hereby waived by Borrower to the end that this Agreement and the other Documents shall be deemed to be valid and binding obligations enforceable in accordance with their terms.

             (b) To the extent permitted by applicable law, Borrower hereby waives presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payments and non-payments, or of any default.

             (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER ANY FEDERAL OR STATE STATUTE OR REGULATION IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY PREJUDGMENT REMEDY BY REASON OF THIS AGREEMENT, OR BY REASON OF BORROWER'S OBLIGATIONS OR ANY RENEWALS OR EXTENSIONS OF THE SAME. BORROWER ALSO

WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY LENDER OF ANY RIGHT OF SET-OFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.

Section 10. Definitions

         As used herein, the following terms have the following meanings:

         Account Debtor:  means a Person who is obligated on an account.

         Agreement: this Amended and Restated Loan and Security Agreement, as it may be amended, amended and restated, renewed or supplemented from time to time.

         Affiliate: with reference to any Person, any director, officer or employee of such Person, any corporation, association, firm or other entity in which such Person has a direct or indirect substantial interest or by which such Person is directly or indirectly controlled or is under direct or indirect substantial common control with such Person. For purposes of this Agreement, Borrower, Parent and the Parent Subsidiaries are Affiliates of one another.

         Bankruptcy Code: Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

         Borrower:  the meaning specified on page 1.

         Borrowing Base: as of any date, an amount equal to the sum of: (a) seventy percent (70%) of Eligible Accounts on such date, plus (b) seventy percent (70%) of the value of Eligible Inventory, based upon the lower of cost (computed on a first-in-first-out basis), fair market value or orderly liquidation value as determined by Lender.

         Borrowing Base Certificate: a certificate in the form of Schedule "O" attached hereto.

         Collateral:  the meaning specified in Section 1.6.

         Documents: this Agreement, the Notes, all collateral assignments of the notes and liens described in Section 1.6(a)(iv), all UCC-1 Financing Statements, the Subordination Agreement, and all other agreements, documents and instruments heretofore, now or hereafter executed and delivered pursuant to this Agreement or pursuant to any of the aforesaid documents.

         Eligible Accounts: all accounts of Borrower that are deemed by Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base net of any and all interest, finance charges, sales tax, fees, returns, discounts, claims, credits, charges, contra accounts, exchange contracts or other allowances, offsets and rights of offset, deductions, counterclaims, disputes, rejections, shortages or other defenses and all credits owed or allowed by Borrower upon any of its accounts and further reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. Eligible Accounts shall not include the following:

         (a) accounts which remain unpaid more than ninety (90) days past their invoice dates;

         (b) accounts which are not due and payable within sixty (60) days after their invoice dates;

         (c) accounts owing by a single Account Debtor if twenty percent (20%) or more of the aggregate balance owing by said Account Debtor is ineligible pursuant to clauses (a) or (b) above;

         (d) accounts with respect to which the obligation of payment by the Account Debtor is or may be conditional for any reason whatsoever including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill and hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding;

         (e) accounts with respect to which the Account Debtor is not a resident or citizen of, or otherwise located in, the continental United States of America, or with respect to which the Account Debtor is not subject to service of process in the continental United States of America, unless such accounts are backed in full by irrevocable letters of credit or insurance in form and substance satisfactory to Lender issued or confirmed by a domestic commercial bank acceptable to Lender;

         (f) accounts with respect to which the Account Debtor is the United States of America or any other federal governmental body unless such accounts are duly assigned to Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable);

         (g) accounts with respect to which Borrower is or may be liable to the Account Debtor for goods sold or services rendered by such Account Debtor, but only to the extent of such liability to such Account Debtor;

         (h) accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the applicable Account Debtor or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereon;

         (i) accounts which are not invoiced within thirty (30) days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto;

         (j) accounts which are not subject to a first priority perfected security interest in favor of Lender;

         (k) that portion of an account balance owed by a single Account Debtor which exceeds fifteen percent (15%) of total accounts otherwise deemed eligible hereunder; and

         (l) accounts with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such state of payment of such account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

         Eligible Inventory: as at any date of determination, all inventory owned by and in the possession of Borrower and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory:

         (a) work-in-process;

         (b) finished goods which do not meet the specifications of the purchase order for such goods;

         (c) inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest;

         (d) inventory with respect to which there exists any security interest or lien in favor of any Person other than Lender;

         (e) packaging and shipping materials, products and labels;

         (f) inventory that is obsolete;

         (g) inventory produced in violation of the Fair Labor Standards Act, in particular provisions contained in Title 29 U.S.C. 215 (a)(i); and

         (h) inventory located at a location for which Lender does not have a valid landlord's or warehouseman's waiver or subordination on terms and conditions acceptable to Lender in its sole discretion and inventory located at any location other than those listed on Schedule "G".

         Financial Statements: the reports, statements and other information to be delivered to Lender pursuant to Section 3.5.

         First Revolving Loan:  the meaning specified in Section 1.1(a).

         First Revolving Loan Note:  the meaning specified in Section 1.1(a).

         Generally Accepted Accounting Principles: generally accepted accounting principles and practices in the United States of America, consistently applied.

         Indebtedness: as applied to a Person, (a) all items, except items of capital stock or of surplus or of unappropriated retained earnings or of amounts accrued for deferred income taxes if in compliance with Section 3.2, which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lease, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by such person subject thereto, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed, discounted or agreed contingently or otherwise to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become liable directly or indirectly with respect thereto.

         Lender:  the meaning specified on page 1.

         Loans: collectively, the First Revolving Loan and the Second Revolving Loan.

         Merger: the merger of DGSE Merger Corp., a Delaware corporation ("Merger Corp."), with and into Borrower, by which Borrower shall become a wholly-owned Subsidiary of Parent, on the terms and conditions set forth in the Agreement and Plan of Merger and Reorganization, dated as of July 12, 2006, by and among Parent, Merger Corp., Borrower and the stockholder agent named therein.

         Notes: collectively, the First Revolving Loan Note and the Second Revolving Loan Note.

         Obligations:  the meaning specified in Section 1.2.

         Parent: DGSE Companies, Inc., a Nevada corporation and, following the consummation of the Merger, the sole stockholder of Borrower.

         Parent Subsidiary:  a Subsidiary of Parent other than Borrower.

         Permitted Inter-Company Transaction: a cash dividend or distribution made by Borrower to Parent in accordance with any applicable restrictions of the General Corporation Law of the State of Delaware or a loan by Borrower to Parent or to a Parent Subsidiary, in each case with the proceeds of advances made by Lender to Borrower under the First Revolving Loan or the Second Revolving Loan, provided that:

             (a) Parent has executed and delivered to Lender a limited continuing guaranty of the Obligations, in form and substance reasonably satisfactory to Lender, covering an amount of the Obligations not to exceed the sum of (x) the aggregate amount of all such dividends or distributions to Parent, less all amounts contributed by Parent to Borrower as capital in return for such dividends or distributions, and (y) the aggregate outstanding principal balance of all such inter-company loans to Parent or any Parent Subsidiary; and

             (b) Parent has executed and delivered to Lender a security agreement in form and substance reasonably satisfactory to Lender, pursuant to which Parent has granted Lender a second-priority security interest in all Stanford Collateral (as defined in the Intercreditor Agreement, dated as of July ___, 2006, entered into by and between Texas Capital Bank, National Association, a national banking association Lender ("TCB") subject only to the first-priority security interest of TCB.

         Person: a corporation, an association, a partnership, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

         Second Revolving Loan:  the meaning specified in Section 1.1(b).

         Second Revolving Loan Note:  the meaning specified in Section 1.1(b).

         Subordination Agreement:  the meaning specified in Section 1.8.

         Subsidiary: with reference to any Person, a corporation, or similar association or entity of which not less than a majority of the outstanding shares of the class or classes of stock, have by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation, association or entity, of which are at the time owned or controlled, directly or indirectly, by such Person or by a Subsidiary of such Person.

         Third Party Loan Documents: all agreements, documents and instruments heretofore, now or hereafter executed and delivered pursuant to any Third Party Loans made by Borrower.

         Uniform Commercial Code: the Uniform Commercial Code as in effect from time to time in the State of Texas, including, without limitation, any amendments thereto which are effective after the date hereof.

Section 11. Expenses

         Borrower agrees to indemnify and save Lender harmless from, and to pay or reimburse Lender for, all reasonable charges, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, if any, incurred by Lender in defending or protecting the security interests and liens granted pursuant to this Agreement or the other Documents, or the priority of any thereof, or in the performance of any obligation of Borrower in connection with the Collateral or in the attempted enforcement or enforcement of this Agreement or the other Documents, or in the collection or attempted collection of any of the obligations owing under any thereof, or in the realization or attempted realization upon the Collateral.

Section 12. Further Assurances; Possession of Collateral; Custodians

         Borrower will deliver to Lender such financing statements and other instruments constituting or evidencing items of the Collateral as may be reasonably requested by Lender to better assure it with respect to the security interests granted to it pursuant to this Agreement and the other Documents. To the extent permitted by applicable law, Borrower hereby authorizes Lender to file, in the name of Borrower, financing statements which Lender in its sole discretion deems necessary to further perfect the security interests granted under this Agreement and the other Documents.

Section 13. Survival of Agreements, Representations and Warranties etc.

         All agreements, representations and warranties contained herein or made in writing by or on behalf of Borrower, in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Documents shall survive any investigation at any time made by Lender and any disposition of the Loans by Lender and, to the extent applicable, shall be deemed to be made a new by each of them each time an advance is made pursuant hereto or pursuant to the other Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties made hereunder.

Section 14. Failure to Perform

         If Borrower shall fail to observe or perform any of the covenants hereof, Lender may pay such reasonable amount or incur reasonable liabilities to remedy or attempt to remedy any such failure, and all such payments made and liabilities incurred shall be for the account of Borrower and shall be in Lender's sole discretion or shall be withdrawn from Borrower's accounts maintained with Lender.

Section 15. Notices, etc.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be duly delivered upon actual receipt if by facsimile or over night courier, and five (5) days after mailing if by first class registered mail, return receipt requested

             (a) if to Lender:

                 Lender:    Stanford International Bank Ltd.
                            No. 11 Pavilion Drive, St. John's,
                            Antigua, West Indies
                            Attn:  James M. Davis, Chief Financial Officer
                            Facsimile: _________________

                 with a copy to:

                            Adorno & Yoss LLP
                            225 Ponce de Leon Boulevard, Suite 400
                            Coral Gables, FL 33134
                            Attn: Seth P. Joseph, Esq.
                            Facsimile: (305) 460-1422

                 or at such other address as may have been furnished in writing by Lender to Borrower; or

             (b) if to Borrower:

                 Borrower:  Superior Galleries, Inc.
                            9478 W. Olympic Blvd.
                            Beverly Hills, California 90212
                            Attn: Silvano DiGenova
                            Facsimile:  (310)__________________
                 with a copy to:

                            DGSE Companies, Inc.
                            2817 Forest Lane
                            Dallas, TX  75234
                            Attn:  Dr. L.S. Smith
                            Facsimile: (972) 772-3093

                 with an additional copy to:

                            Sheppard, Mullin, Richter & Hampton, LLP
                            12544 High Bluff Drive, Suite 300
                            San Diego, CA 92130-3051
                            Attn: John J. Hentrich, Esq.
                            Facsimile: (858) 509-3691

                 or at such other address as may have been furnished in writing by Borrower to Lender.

Section 16. Amendments and Waivers

         Neither this Agreement nor any other Document nor any term hereof or thereof may be changed, waived, discharged or terminated except by a writing signed by the party to be charged.

Section 17. Term

         The term of this Agreement and the other Documents shall be from the date hereof and continue until all amounts due hereunder are paid in full. Any expiration or termination of this Agreement shall not affect any rights of Lender under this Agreement or under the other Documents and upon any such expiration or termination Borrower shall be obligated to forthwith pay all of the Loans and Borrower shall continue to be bound by all of the provisions of this Agreement until all of the Loans shall have been paid in full.

Section 18. Conditions Precedent

         18.1 The obligation of Lender to make the Loans and advances to be made by it hereunder is subject to the following conditions precedent;

             (a) Approval of Lender Counsel

             All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for Lender.

             (b) Proof of Corporate Action

             Lender shall have received certified copies of all corporate action taken by Borrower to authorize the execution and delivery of this Agreement and the Notes and Loans hereunder, and such other documents as Lender or its counsel shall reasonably request.

             (c) Corporate Documents and Opinions

             Borrower is furnishing to Lender a certificate of good standing of the state of its incorporation, resolutions, incumbency certificates, and other documents which Borrower acknowledges are being relied upon by Lender, and such other documents are to be in the form and of the content as may be satisfactory to Lender and its counsel.

             (d) Loan Documents

             Receipt by Lender of the Notes fully executed by Borrower, UCC-1 Financing Statements in form satisfactory for filing with the Delaware Secretary of State and other material documents required by Lender.

             (e) Insurance

             Receipt by Lender of the policies of insurance in compliance with
Section 1.9.

             (f) Opinion of Counsel

             Lender shall have received from counsel to Borrower a written opinion, reasonably satisfactory to Lender.

             (g) Representations and Warranties

             The Representations and Warranties contained in Section 2 herein shall be true on and as of the date of closing.

             (h) Collateral

             Receipt by Lender of any of the Collateral where possession by Lender is necessary to perfect its security interest therein.

             (i) Merger

             Lender shall have received satisfactory evidence that the Merger has been consummated.

             (j) Parent Approval

             Lender shall have received satisfactory written approval by Parent of the terms and provisions of this Agreement and the other Documents.

         18.2 The obligation of the Lender to make each subsequent advance to be made by it hereunder is subject to the conditions precedent that:

             (a) No Event of Default

             No Event of Default specified in Section 5 hereof, and no event which pursuant to the provisions of Section 5 with the lapse of time and/or notice specified therein would become such an Event of Default, has occurred and is continuing; and

             (b) No Material Adverse Change

             There has been no material adverse change in the consolidated financial condition of Borrower and its consolidated subsidiaries; and

             (c) Representations and Warranties

             The Representations and Warranties contained in Section 2 are true and correct.

Lender shall have received a certificate of the CEO and CFO of Borrower certifying as of the date of the current advance that (i) no Event of Default specified in Section 5 hereof exists or is continuing, (ii) no material change has taken place with regard to its financial condition as represented to Lender and (iii) the Representations and Warranties contained in Section 2 are still true and correct.

         18.3 By delivering the Notes and each other Document to Lender and receiving the Loans and advances, Borrower represents that no Event of Default specified in Section 5 hereof exists or is continuing and no material adverse change has taken place with regard to its financial condition as represented to Lender.

         18.4 Loan Administration.

             Advances made under the Loans shall be as follows:

             (a) A request for an advance shall be made by Borrower giving Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing, whether such proposed borrowing will be a borrowing under this First Revolving Loan or the Second Revolving Loan, and the proposed borrowing date, not later than 2:00 p.m. Eastern time one (1) business day prior to the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default.

             (b) In the case of each request for an advance under the First Revolving Loan, Borrower shall deliver to Lender, concurrently with delivery of the notice of borrowing required by clause (a) of this Section 18.4, a Borrowing Base Certificate executed by Borrower and prepared as of a date not more than thirty (30) business days prior to the date of such requested advance.

             (c) Borrower hereby authorizes Lender to disburse the proceeds of each revolving credit advance requested by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to written direction from Borrower.

             (d) All revolving credit advances and other extensions of credit to or for the benefit of Borrower shall constitute one general Obligation of Borrower and shall be secured by Lender's lien upon all of the Collateral.

             (e) Lender shall enter all revolving credit advances as debits to a loan account in the name of Borrower and shall also record in said loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower. All payments and collections shall be applied first to fees, costs and expenses due and owing under the Documents, then to interest due and owing under the Documents, and then to principal outstanding under the Loan.

             (f) Lender will account to Borrower monthly with a statement of the Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty
(30) days of the date each accounting is mailed to Borrower. Such notices shall be deemed an objection to those items specifically objected to therein.

             (g) Borrower shall establish one or more bank accounts for deposits of advances made under the Loans and for deposits of repayments of Third Party Loans, and shall assign such accounts to Lender. Borrower shall not deposit advances from Lender or repayments from borrowers under Third Party Loans into any other accounts.

Section 19. Setoff.

         Borrower hereby gives Lender a security interest in, and a right of set-off for the Loans upon or against, all the deposits, credits, Collateral, and property of Borrower, now or hereafter in the possession or control of Lender or in transit to it. Lender may at any time apply or set-off the same, or any part thereof, to either of the Loans even though unmatured.

Section 20. Miscellaneous

             (a) This Agreement and each other document granting Lender a security interest in the Collateral is a security agreement within the meaning of the Uniform Commercial Code. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. To the extent there is any inconsistency between the terms of this Agreement and any of the other Documents, this Agreement shall control. All of the terms of this Agreement and the other Documents shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, successors and assigns of the parties hereto, whether so expressed or not, and by any other holder or holders at the time of the Loan or any part thereof. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and by the several parties hereto in separate counterparts, but all of which together shall constitute one and the same instrument.

             (b) This Agreement is between the Lender and the Borrower only and shall not be relied upon by any third party. Without limiting the foregoing, Lender shall have no liability to any third party whatever (including without limitation Borrower or anyone conducting business with any of the foregoing) in the event Lender for any reason and at any time determines not to advance sums under the Notes and/or for any reason or otherwise exercises its rights under this Agreement and/or the other Documents.

             (c) Subject to Section 552(a) of the Bankruptcy Code, the security interests granted hereby extends to the Collateral, whether acquired before or after the commencement of a case under the Bankruptcy Code.

Section 21. CHOICE OF LAW; CONSENT TO JURISDICTION.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTES IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF TEXAS OR IN THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF TEXAS. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS DESCRIBED IN SECTION 15 HEREOF. ANY MATTERS AFFECTING THE ENFORCEMENT OR INTERPRETATION OF LENDER'S SECURITY INTEREST IN THE COLLATERAL SHALL (TO THE EXTENT NOT GOVERNED BY TEXAS LAW PURSUANT TO THE AGREEMENT SET FORTH HEREIN) BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE OR CALIFORNIA, AS APPLICABLE.

         [Rest of page intentionally left blank; signature page follows]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day first above mentioned.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:

                                             BORROWER:
                                             Superior Galleries, Inc.


                                             BY:
------------------------------------------      --------------------------------
                                                Silvano DiGenova
                                                Its Chairman, Duly Authorized

                                                LENDER
                                                Stanford Financial Group Company


                                             BY:
------------------------------------------      --------------------------------
                                                James M. Davis
                                                Its Chief Financial Officer

                                                                      EXHIBIT E.

                        CONVERSION AND EXCHANGE AGREEMENT

         THIS CONVERSION AND EXCHANGE AGREEMENT (this "Agreement") is dated as of _______ __, 2006, by and among Superior Galleries, Inc., a Delaware corporation (the "Company"), Stanford International Bank Ltd., a corporation organized under the laws of Antigua and Barbuda ("SIBL"), Stanford Financial Group Company, a Florida corporation ("SFG") and Silvano DiGenova ("DiGenova"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

                                    RECITALS

         WHEREAS, the Company, DGSE Companies, Inc., a Nevada corporation ("Parent"), DGSE Merger Corp., a Nevada corporation ("Merger Sub"), and SIBL, as stockholder agent, have entered into that certain Agreement and Plan of Merger and Reorganization, dated as of July 12, 2006 (the "Merger Agreement");

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the Merger Agreement and the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation;

         WHEREAS, the respective stockholders of Parent, Merger Sub and the Company have approved the Merger Agreement;

         WHEREAS, in the Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive shares of Common Stock of Parent (as set forth in Article III of the Merger Agreement), on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and Chapters 78 and 92A of Title 7 of the Nevada Revised Statutes (the "NPCA");

         WHEREAS, pursuant to a Commercial Loan and Security Agreement originally dated October 1, 2003, as amended as of March 29, 2005 and as further amended as of March 31, 2006, SFG has provided certain credit facilities to the Company. Such Commercial Loan and Security Agreement as amended to date, is referred to herein as the "Loan Agreement;"

         WHEREAS, the obligation of Parent and Merger Sub to consummate the Merger is conditioned on SFG converting and exchanging $5,500,000 of the amount outstanding under the Loan Agreement (such amount, as the same may be adjusted pursuant to the terms and provisions of Section 6, the "Converted Debt") into shares of the common stock of the Company (the "Common Shares") in accordance with the terms and conditions set forth herein, and SFG is willing to agree to do so subject to the satisfaction of the conditions herein and all conditions to the obligations of the Company and Parent set forth in the Merger Agreement;

         WHEREAS, SIBL is the holder of the following shares of the preferred stock of the Company: (i) 3,000,000 shares of the Series B $1.00 Convertible

Preferred Stock; (ii) 2,000,000 shares of the Series D $1.00 Convertible Preferred Stock; and (iii) 2,500,000 shares of the Series E $1.00 Convertible Preferred Stock (collectively, the "Preferred Shares");

         WHEREAS, DiGenova is the holder of 400,000 shares of the Series B $1.00 Convertible Preferred Stock (the "DiGenova Shares");

         WHEREAS, the obligation of Parent and Merger Sub to consummate the Merger is conditioned on SIBL converting and exchanging all of the Preferred Shares into 3,600,806 Common Shares in accordance with the terms and conditions set forth herein and SIBL is willing to agree to do so subject to the satisfaction of the conditions herein and all conditions to the obligations of the Company and Parent set forth in the Merger Agreement;

         WHEREAS, in consideration of SFG and SIBL entering into this Agreement and certain amendments to the Loan Agreement, as contemplated in the Merger Agreement, the Company has agreed to issue to SIBL and its assigns, immediately prior to the Conversion Time (as defined below) and at the time of the conversions and issuances of stock specified in Section 2 and Section 3 below, certain A Warrants and B Warrants (as such terms are defined herein); and

         WHEREAS, each of SFG and SIBL desires to convert and exchange the Converted Debt and Preferred Shares into Common Shares so that the Merger and other transactions contemplated by the Merger Agreement may be consummated.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Merger Agreement.

         2. Conversion and Exchange.

             a. SFG hereby agrees, subject to the issuance of the Common Shares as provided in Section 3 below, the consummation of the Merger pursuant to the Merger Agreement and the tendering by SFG of the notes evidencing the Converted Debt, to convert the Converted Debt into a number of Common Shares equal to the amount of Converted Debt divided by $2.00 (the "SFG Converted Shares"), immediately prior to the Effective Time (the "Conversion Time") and simultaneously with, and conditioned upon, the issuance of such Common Shares. Upon the issuance of such Common Shares, the Converted Debt shall automatically be cancelled and retired and shall cease to exist, and the holder of any note that, immediately prior to the Conversion Time, represented issued and outstanding Converted Debt shall cease to have any rights with respect thereto, including any claims for any default occurring or other liability arising prior to the Conversion Time, except the right to receive, upon the surrender of such note, the certificates for the Common Shares contemplated by clause (iv) of
Section 3 below.

             b. SIBL hereby agrees, subject to the issuance of the Common Shares as provided in Section 3 below, the consummation of the Merger pursuant to the Merger Agreement and the tendering by SIBL of all stock certificates evidencing the Preferred Shares, to convert the Preferred Shares into 3,600,806 Common Shares (the "SIBL Converted Shares") at the Conversion Time and simultaneously with, and conditioned upon, the issuance of such Common Shares. Upon the issuance of such Common Shares, the Preferred Shares shall automatically be cancelled and retired and shall cease to exist, and the holder of any stock certificate that, immediately prior to the Conversion Time, represented issued and outstanding Preferred Shares shall cease to have any rights with respect thereto, including any claims for any default occurring or other liability arising prior to the Conversion Time, except the right to receive, upon the surrender of such certificates, the certificates for the Common Shares contemplated by clause (iv) of Section 3 below.

             c. DiGenova hereby agrees, subject to the issuance of the Common Shares as provided in Section 3 below and the consummation of the Merger pursuant to the Merger Agreement, to convert the DiGenova Shares into 202,330 Common Shares (the "DiGenova Converted Shares") at the Conversion Time and simultaneously with, and conditioned upon, the issuance of such Common Shares. Upon the issuance of such Common Shares, the Preferred Shares shall automatically be cancelled and retired and shall cease to exist, and the holder of any stock certificate that, immediately prior to the Conversion Time, represented issued and outstanding Preferred Shares shall cease to have any rights with respect thereto, including any claims for any default occurring or other liability arising prior to the Conversion Time, except the right to receive, upon the surrender of such certificates, the certificates for the Common Shares contemplated by clause (v) of Section 3 below.

         3. Issuance of Shares. At the Conversion Time and simultaneously with the conversions contemplated by Section 2(a) and 2(b) above, the Company shall, and hereby agrees to, (i) issue to SFG the SFG Converted Shares in exchange for the cancellation of the Converted Debt, (ii) issue to SIBL the SIBL Converted Shares in exchange for the cancellation of the Preferred Shares, (iii) issue the A Warrants and the B Warrants, (iv) subject to, and immediately upon, the surrender of all notes or stock certificates evidencing such Converted Debt or Preferred Shares, as the case may be, issue to SFG and SIBL, as the case may be, one or more stock certificates representing the Common Shares to be issued pursuant to clause (i) or (ii), as the case may be, above, and (v) issue to DiGenova the DiGenova Converted Shares in exchange for the cancellation of the DiGenova Shares. All Common Shares issued and paid upon conversion of the Converted Debt, Preferred Shares and DiGenova Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Converted Debt, Preferred Shares and DiGenova Shares, as the case may be.

         4. Waiver and Termination of Certain Rights.

             a. Effective at the Conversion Time, SIBL and DiGenova each hereby irrevocably waives all rights that it or he may have pursuant to any shares of preferred stock of the Company, and any agreement with the Company relating thereto, including any securities purchase agreement, registration rights agreement, shareholders agreement or otherwise, whether or not such agreement is referenced herein, to acquire any equity interest in the Company, other than as is to be issued to SIBL or DiGenova, as the case may be, hereunder. Without limitation of the generality of the foregoing, effective at the Conversion Time, SIBL and DiGenova each hereby irrevocably waives all of its preemptive rights, participation rights, rights of co-sale or first refusal, registration rights, or any other similar rights that SIBL or DiGenova, as the case may be, may have pursuant to any Preferred Shares or DiGenova Shares, as the case may be, or such agreements, which rights (if any) shall, at such time, hereby be forever terminated.

             b. Each of SIBL and DiGenova hereby irrevocably waives all anti-dilution, conversion rate adjustment, conversion price adjustment, share coverage adjustment or similar rights it may have pursuant to the Preferred Shares or DiGenova Shares, as the case may be, or any other Commitments of the Company which it or he may have in connection with (i) the exchanges of shares, conversions of debt, or issuances of warrants contemplated hereby, or (ii) the issuance of shares or assumptions of options or warrants contemplated by Article III of the Merger Agreement.

         5. Issuance of Warrants. In consideration of SIBL entering into this Agreement, the Company shall:

             a. issue to SIBL immediately prior to the Effective Time a warrant, substantially in the form of Exhibit A hereto, to purchase a number of Parent Common Shares equal to the quotient of (x) 845,634 divided by (y) the Exchange Ratio; at an exercise price per share equal to the product of (i) $1.89 times
(ii) the Exchange Ratio; and exercisable for a period of seven years after the Closing (the "A Warrant"); and

             b. if the Twenty Day VWAP as of the Closing Date is greater than or equal to $1.90 per Parent Common Share, issue to SIBL immediately prior to the Effective Time an additional warrant, substantially in the form of Exhibit B hereto, to purchase a number of Parent Common Shares equal to the quotient of
(x) the number ("N") as calculated pursuant to the following table based on the Twenty Day VWAP as of the Closing Date, divided by (y) the Exchange Ratio; at an exercise price per share equal to $0.001; and exercisable for a period of seven years after the Closing (the "B Warrant"):

             Twenty Day VWAP as of Closing Number of Parent Common Shares ("N") Date ("P")
                      P = $1.90      N =       0
             $1.90 LT P LE $2.25     N =       0 + (P - $1.90) x 200,000
             $2.25 LT P LE $2.50     N =  70,000 + (P - $2.25) x 792,000
             $2.50 LT P LE $2.75     N = 268,000 + (P - $2.50) x 936,000
             $2.75 LT P LE $3.00     N = 502,000 + (P - $2.75) x 784,000
             $3.00 LT P LE $3.25     N = 698,000 + (P - $3.00) x 660,000
             $3.25 LT P              N = 863,000


         6. Adjustment of Amount Converted. Notwithstanding anything herein to the contrary, the amount of the Converted Debt converted and exchanged hereby may be adjusted as follows:

             a. If, at the Stockholders Equity Date, the Company's stockholders equity, calculated in accordance with GAAP, excluding any Expenses already charged to the Company's earnings and giving pro forma effect to the conversion of Company Preferred Shares and Company debt as required pursuant to Section 2 of this Agreement at the Closing (the "Company Stockholders Equity"), is less than $5,751,000 (the "Minimum Company Stockholders Equity"), the amount of Converted Debt required to be exchanged for Common Shares shall be increased by the amount by which the Minimum Company Stockholders Equity exceeds the Company Stockholders Equity (rounded upwards to the nearest multiple of $2). If the Company Stockholders Equity is greater than the Minimum Company Stockholders Equity, then no adjustment to the amount of Converted Debt converted hereunder shall be made. For avoidance of doubt, any increase in the amount of the Converted Debt under this Section 6(a) shall not reduce the amount of the aggregate line of credit to be available to the Surviving Corporation under the Amended and Restated Stanford LOC.

             b. If, at the Stockholders Equity Date, Parent's stockholders equity, calculated in accordance with GAAP, excluding any Expenses already charged to Parent's earnings (the "Parent Stockholders Equity"), is less than $6,071,128 (the "Minimum Parent Stockholders Equity"), the amount of Converted Debt required to be exchanged for Common Shares shall be reduced by the amount by which the Minimum Parent Stockholders Equity exceeds the Parent Stockholders Equity. If the Parent Stockholders Equity is greater than the Minimum Parent Stockholders Equity, then no adjustment to the amount of Converted Debt converted hereunder shall be made.

         7. Representations and Warranties of SIBL, SFG and DiGenova. SIBL, SFG and DiGenova each severally represents and warrants to the Company as follows:

             a. Investment Purpose. Each of SIBL, SFG and DiGenova is acquiring the Common Shares issuable upon the conversion of the Converted Debt, Preferred Shares or DiGenova Shares, the A Warrants, the B Warrants, and the Common Shares issuable upon the exercise of any A Warrants or B Warrants (collectively, the "Securities"), for its or his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "Securities Act") and.

             b. Accredited Investor Status. Each of SIBL, SFG and DiGenova is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act. SIBL and SFG has not been formed solely for the purpose of acquiring the Common Shares or other Securities.

             c. Reliance on Exemptions. SIBL, SFG and DiGenova understands that the Securities are being offered and sold to it or him in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying in part upon the truth and accuracy of, and SIBL, SFG and DiGenova's compliance with, the representations, warranties, agreements, acknowledgments and understandings of SIBL, SFG and DiGenova set forth herein in order to determine the availability of such exemptions and the eligibility of SIBL, SFG and DiGenova to acquire such Common Shares.

             d. Transfer or Resale. Each of SIBL, SFG and DiGenova understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned, pledged, hypothecated or transferred unless (A) subsequently registered thereunder, (B) SIBL, SFG and DiGenova shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) SIBL, SFG and DiGenova provides the Company with such documents and certificates as the Company may reasonably request to demonstrate to its satisfaction that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto).

             e. No General Solicitation. Neither SIBL, SFG nor DiGenova is acquiring the Securities as a result of any advertisement, article, notice or other communication regarding any Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

             f. Adequate Information. Each of SIBL, SFG and DiGenova is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities.

             g. Sophistication and Experience. Each of SIBL, SFG and DiGenova, either alone or together with its or his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment.

             h. Ability to Bear Risk. Each of SIBL, SFG and DiGenova is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

             i. Legend. Each of SIBL, SFG and DiGenova understands that the stock certificates representing the Common Shares shall bear a restrictive legend in substantially the following form (or another legend substantially in such form as the transfer agent for the Company may from time to time use generally on certificates evidencing restricted securities of the Company):

             "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. Such securities have been acquired for investment and may not be offered for sale, sold, transferred or assigned in the absence of an effective registration statement or an opinion of counsel, in a form reasonably satisfactory to the Issuer, that registration is not required under said Act or applicable state securities laws."

         8. Governing Law; Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Texas. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any federal or state court of competent subject matter jurisdiction sitting in Dallas County, Texas.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

         10. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

         11. Amendment; Waiver. This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought and by Parent. This Agreement may be amended only by a writing executed by all parties hereto and by Parent.

         12. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property interests transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                      [Signatures Begin on Following Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                            SUPERIOR GALLERIES, INC.


                                             By:
                                                --------------------------------
                                                Silvano DiGenova
                                                Chief Executive Officer



                                                STANFORD INTERNATIONAL BANK LTD.


                                             By:
                                                --------------------------------
                                                James M. Davis
                                                Chief Financial Officer


                                                STANFORD FINANCIAL GROUP COMPANY


                                             By:
                                                --------------------------------
                                                James M. Davis
                                                Treasurer



                                                --------------------------------
                                                Silvano DiGenova



ACKNOWLEDGED AND ACCEPTED:

DGSE COMPANIES, INC.



By:
   --------------------------------------
     Dr. L.S. Smith
     Chairman and Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------

                               FORM OF "A" WARRANT
                               -------------------


NEITHER THIS WARRANT NOR THE WARRANT STOCK (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE WARRANT STOCK MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.



                                                                Warrant No. ____

                                     WARRANT
                       For the Purchase of Common Stock of
                            SUPERIOR GALLERIES, INC.
                             a Delaware corporation

         VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON ________, 2013.


_________ Shares                                                 _________, 2006


         FOR VALUE RECEIVED, SUPERIOR GALLERIES, INC., a Delaware corporation (the "Company"), hereby certifies that STANFORD INTERNATIONAL BANK LTD. (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company up to ___________ shares of common stock (the "Common Shares"), par value $0.001 per share ("Common Stock"), of the Company at an initial exercise price per Common Share equal to $______ per Common Share (the "Exercise Price"), during the period commencing ________, 2006 (the "Date of Issuance") and expiring at 5:00 P.M., Eastern Standard time, on ________, 2013 (the "Expiration Date").

         The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, or the entitlement thereto upon such exercise, and as so adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock." The Warrants issued on the same date hereof bearing the same terms and conditions as this Warrant shall be collectively referred to as the "Warrants."

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

         1.       EXERCISE OF WARRANT

             (a) By Payment of Cash. This Warrant may be exercised by its presentation and surrender to the Company at its principal office (or such office or agency of the Company as it may designate in writing to the Holder hereof), commencing on the Date of Issuance and expiring at 5:00 P.M., Eastern Standard time, on the Expiration Date, with the Warrant Exercise Form attached hereto duly completed and executed and accompanied by payment (either in cash or by certified or official bank check or by wire transfer, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form.

         The Company agrees that the Holder hereof shall be deemed the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Shares as aforesaid whether or not the Company or its transfer agent is open for business. Certificates for the Common Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding 15 days, after the rights represented by this Warrant shall have been so exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant of like tenor evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder as soon as reasonably practicable.

         Notwithstanding anything to the contrary set forth above, each exercise of this Warrant shall cover at least the lesser of (i) 10,000 Common Shares (as adjusted for stock splits, stock dividends, combinations and the like), and (ii) the total number of Common Shares then subject to the Warrant.

             (b) Cashless Exercise. In lieu of the payment method set forth in
Section 1(a) above, if the Common Stock is then traded or listed on a Principal Market (as defined below), the Holder may elect to exchange all or some of this Warrant for the Common Shares equal to the value of the amount of this Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 1(b), the Holder shall tender to the Company this Warrant for the amount being exchanged, along with the Warrant Exercise Form attached hereto duly completed and executed indicating the Holder's election to exchange some or all of this Warrant, and the Company shall issue to the Holder the number of Common Shares computed using the following formula:

                                   X = Y (A-B)
                                      --------
                                         A

         Where:   X =   The number of Common Shares to be issued to the Holder.

                  Y = The number of Common Shares for which this Warrant is being exercised (as adjusted to the date of such calculation).

                  A =   The Market Price of one Common Share.

                  B =   The Exercise Price (as adjusted to the date of
such calculation).

         The Warrant exchange shall take place on the date specified in the form of notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

         As used herein, the term "Market Price" at any date shall be the arithmetic mean of the last reported sale price or closing price for the most recent five consecutive Trading Days ending on such date (or, if such date is not a Trading Day, the next preceding Trading Day) on which trading occurred on such Principal Market in the Common Stock; the term "Trading Day" means any day other than a Saturday or a Sunday on which the Company's Principal Market is open for trading in equity securities; and the term "Principal Market" means the Nasdaq Capital Market, the New York Stock Exchange, the Nasdaq National Market, the American Stock Exchange, the OTCBB or any other national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whichever is at the time the principal trading exchange, market or inter-dealer or automated quotation system for the Common Stock.

             (c) "Easy Sale" Exercise. In lieu of the payment method set forth in Section 1(a) above, when permitted by law and applicable regulations (including rules of Nasdaq and National Association of Securities Dealers ("NASD")), the Holder may pay the aggregate Exercise Price (the "Exercise Amount") through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Exercise Amount and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Exercise Amount directly to the Company.

         2.       COVENANTS BY THE COMPANY

         The Company covenants and agrees as follows:

             (a) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant. If at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

             (b) Valid Issuance, etc. All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will be, upon payment in full thereof, validly issued, fully paid, non-assessable and free from all liens.

             (c) Taxes. All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the issuance or transfer of this Warrant or the Warrant Stock. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Common Shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

             (d) Fractional Shares. The Company shall not be required to issue certificates representing fractions of Common Shares. In lieu of any fractional interests, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         3.       EXCHANGE OR ASSIGNMENT OF WARRANT

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of like tenor but different denominations, entitling the Holder to purchase in the aggregate the same number of Common Shares then purchasable hereunder. Subject to the provisions of this Warrant and the receipt by the Company of any required representations and agreements, upon surrender of this Warrant to the Company with the Warrant Assignment Form annexed hereto duly completed and executed and funds sufficient to pay any transfer tax or charge, the Company shall, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. In the event of a partial assignment of this Warrant, the new Warrants issued to the assignee and the Holder shall make reference to the aggregate number of shares of Warrant Stock issuable upon exercise of this Warrant.

         4.       RIGHTS OF THE HOLDER

         The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         5.       ADJUSTMENT OF EXERCISE PRICE

             (a) Common Stock Dividends; Common Stock Splits; Reclassification. If the Company, at any time while this Warrant is outstanding, shall (a) pay a stock dividend on its Common Stock, (b) split or subdivide outstanding shares of Common Stock into a larger number of shares (or reverse split or combine the outstanding shares of Common Stock into a smaller number of shares) or (c) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of shares of the Warrant Stock shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision or re-classification, shall become effective immediately after the effective date thereof.

             (b) Rights; Options; Warrants or Other Securities. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the issuance of rights, options, warrants or other securities to all the holders of its Common Stock entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire shares of Common Stock for no consideration or at a price per share less than the Exercise Price, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company (including the exercise price paid for Convertible Securities) would purchase at the Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance date plus the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition, as the case may be. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or other securities.

             (c) Subscription Rights. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the distribution to holders of its Common Stock, evidence of its indebtedness or assets or rights, options, warrants or other security (excluding those referred to in Sections 5(a) or 5(b) above) entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire any security, then in each such case the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the per-share Market Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith, and the denominator of which shall be the per-share Market Price as of such record date.

             (d) Rounding. All calculations under this Section 5 shall be made to the nearest 1/10th of a cent or the nearest l/100th of a share, as the case may be.

             (e) Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice shall be signed by the chairman, chief executive officer, chief operating officer or chief financial officer of the Company.

             (f) Treasury Shares. For purposes of this Section 5, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Company.

             (g) Change of Control; Compulsory Share Exchange. In case of (A) any Change of Control Transaction (as defined below) or (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (each, an "Event"), lawful provision shall be made (which may be conditioned upon the surrender and exchange of this Warrant for a warrant of like tenor, subject to such adjustments as may be reasonably necessary to account for the applicable transaction, including proportionate adjustments to the Exercise Price) so that the Holder shall have the right thereafter to exercise this Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Event, and the Holder shall be entitled upon such Event to receive upon exercise hereof such amount of shares of stock and other securities, cash or property as the shares of the Common Stock of the Company into which this Warrant could have been exercised immediately prior to such Event (without taking into account any limitations or restrictions on the exercisability of this Warrant) would have been entitled. The terms of any such Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 5(g) upon any exercise or redemption following such Event, and, in the case of an Event specified in (A), above, the successor corporation or other entity (if other than the Company) resulting from such reorganization, merger or consolidation, or the person acquiring the properties and assets, or such other controlling corporation or entity as may be appropriate, shall expressly assume the obligation to deliver the securities or other assets which the Holder is entitled to receive hereunder. The provisions of this Section 5(g) shall similarly apply to successive Events. "Change of Control Transaction" means the occurrence of any (i) merger or consolidation of the Company with or into another entity, unless the holders of the Company's securities immediately prior to such transaction or series of transactions continue to hold at least 50% of such securities following such transaction or series of transactions, or (ii) a sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company in one or a series of related transactions.

             (h) Issuances Below Exercise Price. Subject to the last paragraph of this Section 5(h), if the Company, at any time while this Warrant is outstanding:

                 (i) issues or sells, or is deemed to have issued or sold, any Common Stock (other than any Excluded Securities (as defined below));

                 (ii) in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than any Excluded Securities) (such rights, options or warrants being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") or reprices of any of the Company's issued and outstanding Options or Convertible Securities (other than reprices triggered by the issuance of this Warrant or any other warrants being issued on the date hereof); or

                 (iii) in any manner issues or sells any Convertible Securities (other than any Excluded Securities);

for (a) with respect to paragraph (i) above, a price per share, or (b) with respect to paragraphs (ii) or (iii) above, a price per share for which Common Stock is issuable upon the exercise of such Options (together with the price per optioned share, if any, paid for the issuance of such Options) or upon conversion or exchange of such Convertible Securities; in either case, which is less than the Exercise Price in effect immediately prior to such issuance or sale, then, immediately after such issuance, sale or grant, the Exercise Price shall be adjusted by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus

(2) the number of shares of Common Stock which the aggregate consideration received by the Company for such Common Stock or Convertible Securities, together with any consideration receivable upon the exercise or conversion of such Convertible Securities, then issued would purchase at the Exercise Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale plus the number of shares of Common Stock then issued or issuable upon the exercise of any Convertible Securities then issued. No modification of the issuance terms shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Options or Convertible Securities.

         "Excluded Securities" means (i) options to be granted pursuant to a stock option plan approved by the stockholders of the Company or by Stanford International Bank Ltd. ("Stanford"), (ii) shares of Common Stock issued upon conversion or exercise of warrants, options or other securities convertible into Common Stock which are or become outstanding on the date hereof, (iii) shares of Common Stock or securities convertible into or exercisable for shares of Common Stock issued or deemed to be issued by the Company in connection with a strategic acquisition by the Company of the assets or business, or division thereof, of another entity which acquisition has been approved by Stanford in writing or by the stockholders of the Company, (iv) issuances of rights in connection with the adoption of a shareholder rights plan, or (v) any other issuance of securities referred to in Sections 5(a), 5(b) or 5(c) above; provided, however, that the approval of Stanford required by subsections (i) and
(iii), above, shall only be required if at the time of issuance or grant of the subject Common Stock or Convertible Securities, Stanford holds 25% or more of the outstanding shares of Common Stock [ THIS PROVISO IS NOT NEEDED IF THE APPROVAL OF THE COMPANY STOCKHOLDERS WILL SUFFICE FOR CLAUSES (I) AND (III) ].

         Notwithstanding anything herein to the contrary, no adjustment shall be made to the Exercise Price hereunder as a result of the first 100,000 shares of Common Stock issued or issuable upon the exercise of Options or the conversion or exchange of Convertible Securities issued during any fiscal year of the Company while this Warrant is outstanding. If this amount is exceeded in any such fiscal year, the Exercise Price shall be adjusted in accordance with the provisions hereof based solely on the shares of Common Stock sold or the exercise price or conversion price of the Options and Convertible Securities issued, as applicable, thereafter, without any adjustment in respect of the initial 100,000 shares of Common Stock, Options or Convertible Securities issued in such fiscal year.

             (i) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 5(h), the following shall be applicable:

                 (i) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities listed or quoted on a national securities exchange or national quotation system, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale price of such security for the five (5) consecutive trading days immediately preceding the date of receipt thereof. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or such listed or quoted securities will be determined in good faith by the board of directors of the Company.

                 (ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.002.

                 (iii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (iv) Other Events. If any event occurs that would adversely affect the rights of the Holder of this Warrant but is not expressly provided for by this Section 5 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder; provided, however, that no such adjustment will increase the Exercise Price.

             (j) Notice of Certain Events. If:

                 (i) the Company shall declare a dividend (or any other distribution) on its Common Stock;

                 (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

                 (iii) the Company shall authorize the granting to the holders of all of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

                 (iv) the approval of any stockholders of the Company shall be required in connection with any capital reorganization, reclassification of the Company's capital stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                 (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

         then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Holder, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided the Company may exclude any information which it deems to be material non-public information) stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (b) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the 10-day period commencing on the date of such notice.

             (k) Increase in Exercise Price. In no event shall any provision in this Section 5 cause the Exercise Price to be greater than the Exercise Price on the date of issuance of this Warrant, except for a reverse split or other combination of the outstanding shares of Common Stock into a smaller number of shares as referenced in Section 5(a) above. Notwithstanding anything to the contrary in this Section 5, in the event of any adjustment of the Exercise Price or in the securities into which this Warrant may be exercised, the Exercise Price shall be increased as necessary such that the Exercise Price shall be not less than the par value of the shares of capital stock for which this Warrant may be exercised.

         6.       INVESTMENT INTENT

         Unless, prior to the exercise of the Warrant, the issuance of the Warrant Stock has been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Warrant Exercise Form shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Securities Act.

         7. RESTRICTIONS ON TRANSFER

             (a) Transfer to Comply with the Securities Act. Holder understands that, unless a registration statement relating to the resale of this Warrant and the Warrant Stock shall then be effective under the Securities Act, this Warrant and the Warrant Stock shall be "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act). Neither this Warrant nor any Warrant Stock or other securities issuable upon exercise hereof may be sold, assigned, pledged, transferred or otherwise disposed of except in compliance with applicable state securities or "blue sky" laws and as follows: (1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale, assignment, pledge, transfer or other disposition of such securities; or (2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale, assignment, pledge, transfer or other disposition.

             (b) Legend. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Stock, all certificates representing such Warrant Stock (or other securities issuable hereunder) shall bear on the face or reverse thereof substantially the following legend (or another legend substantially in such form as the transfer agent for the Company may from time to time use generally on certificates evidencing restricted securities of the Company):

         "The securities which are represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred, hypothecated or otherwise disposed of until a registration statement with respect thereto is declared effective under such act, or the Company receives an opinion of counsel for the Company that an exemption from the registration requirements of such act is available."

         8.       REPRESENTATIONS AND WARRANTIES OF HOLDER

         In connection with the issuance of this Warrant, Holder specifically represents and warrants to the Company by acceptance of this Warrant as follows:

             (a) If an entity, Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite entity power and authority to exercise the Warrant and purchase the Warrant Stock.

             (b) Holder is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, and is not a registered broker-dealer under Section 15 of the Exchange Act.

             (c) Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and, upon exercise hereof, the Warrant Stock, and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in this Warrant and the Warrant Stock and, at the present time, is able to afford a complete loss of such investment.

             (d) Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

             (e) Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

             (f) Holder is not acquiring this Warrant or purchasing any Warrant Stock as a result of any advertisement, article, notice or other communication regarding this Warrant or the Warrant Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

             (g) Holder understands that neither this Warrant nor the Warrant Stock has been registered under the Securities Act and neither may be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act, or
(ii) in accordance with all applicable securities and "blue sky" laws of the states of the United States and other jurisdictions. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

             (h) To the extent a registration statement under the Securities is not in effect, Holder understands and acknowledges that (i) this Warrant is, and the Warrant Stock (if any) will be, issued and sold to it without registration under the Securities in a private placement that is exempt from the registration provisions of the Securities , and (ii) the availability of such exemption depends in part on, and that the Company and its counsel is relying upon, the accuracy and truthfulness of the foregoing representations and Holder hereby consents to such reliance.

         9.       LOST, STOLEN OR DESTROYED WARRANTS

         In the event that the Holder certifies to the Company that this Warrant has been lost, stolen or destroyed and provides (a) a letter, in form reasonably satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Warrant as required by Section 1 hereof.

         10.      SUBSEQUENT HOLDERS

         Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent, if any, may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         11.      NOTICES

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed the other party at the following address, or at such other addresses as a party may designate by five days advance written notice to the other party hereto.

         Company:            Superior Galleries, Inc.
                             9478 W. Olympic Boulevard
                             Beverly Hills, CA 90212
                             Attn: Silvano DiGenova
                             Facsimile:   (310) 203-0496

         with a copy to:     Sheppard, Mullin, Richter & Hampton LLP
                             12544 High Bluff Drive, Suite 300
                             San Diego, CA 92130-3051
                             Attn:  John J. Hentrich, Esq.
                             Facsimile: (858) 509-3691

         Holder:             Stanford International Bank Ltd.
                             c/o Stanford Financial Group
                             6075 Poplar Avenue
                             Memphis, Tennessee 38119
                             Attention: James M. Davis, Chief Financial Officer
                             Facsimile: 901-680-5265

         with a copy to:     Adorno & Yoss LLP
                             2525 Ponce de Leon Boulevard, 4th Floor
                             Coral Gables, Florida 33134
                             Attention: Seth P. Joseph
                             Facsimile: 305-460-1422

         12.      GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

         This Warrant shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant may be brought against any party in the federal courts of Texas or the state courts of the State of Texas, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS,
(3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

         13.      WAIVER

         This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.


                        (Signature on the following page)

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                                SUPERIOR GALLERIES, INC.
                                                ------------------------



                                                By:_____________________________
                                                Name:
                                                Title:

                            SUPERIOR GALLERIES, INC.
                            ------------------------

                              WARRANT EXERCISE FORM
                              ---------------------

         The undersigned hereby irrevocably elects to exercise the attached Warrant dated __________ _____, 200___ (the "Warrant"), pursuant to the provisions of (SELECT ONE) [ Section 1(a) of the Warrant, to the extent of purchasing _____________ shares (the "Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of Superior Galleries, Inc., a Delaware corporation (the "Company"), and encloses herewith in cash or by certified or official bank check or by wire transfer, payable to the order of the Company, a payment of $_________ in payment therefor, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the Shares ] (OR) [ Section 1(b) of the Warrant to the extent of _________ shares of the common stock, par value $0.001 per share (the "Common Stock"), of Superior Galleries, Inc. (the "Company"), which based on an estimated Market Price of $1.89 per share would result in the issuance to the Holder of _______ shares (the "Shares") of Common Stock ] .

         As of the date hereof, the undersigned represents and warrants to the Company as follows:

             (a) If an entity, the undersigned is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite entity power and authority to exercise the Warrant and purchase the Warrant Stock.

             (b) The undersigned is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Act"), and is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

             (c) The undersigned, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

             (d) The undersigned is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

             (e) The undersigned is acquiring the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

             (f) The undersigned is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

             (g) The undersigned understands that the Shares have not been registered under the Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Act or pursuant to an effective registration statement in compliance with Section 5 under the Act, or (ii) in accordance with all applicable securities and "blue sky" laws of the states of the United States and other jurisdictions. The undersigned is aware of the provisions of Rule 144 promulgated under the Act.

             (h) To the extent a registration statement under the Act is not in effect, the undersigned understands and acknowledges that (i) the Shares are being issued and sold to it without registration under the Act in a private placement that is exempt from the registration provisions of the Act, and (ii) the availability of such exemption depends in part on, and that the Company and its counsel is relying upon, the accuracy and truthfulness of the foregoing representations and the undersigned hereby consents to such reliance.

         Please issue a certificate or certificates representing the Shares in the name of the undersigned or in the name of the undersigned's nominee as is specified below. [ Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or the undersigned's nominee as is specified below. ]


                                               ---------------------------------
                                               Name of Holder


                                               ---------------------------------
                                               Signature of Holder
                                               or Authorized Representative


                                               ---------------------------------
                                               Social Security Number or
                                               Tax Identification Number


                                               ---------------------------------
                                               Signature, if jointly held


                                               ---------------------------------
                                               Name and Title of Authorized
                                               Representative


                                               ---------------------------------

                                               ---------------------------------
                                               Address of Holder


                                               ---------------------------------
                                               Nominee of Holder (if applicable)


                                               ---------------------------------
                                               Date

                            SUPERIOR GALLERIES, INC.
                            ------------------------

                             WARRANT ASSIGNMENT FORM
                             -----------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ ("Assignee") the rights represented by the within Warrant to purchase ____________ shares of common stock, par value $0.001 per share (the "Common Stock"), of Superior Galleries, Inc., a Delaware corporation (the "Company"), to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises. The undersigned has informed Assignee that Assignee must make the representations and warranties contained in this form in connection with said transfer, and the undersigned has no reason to belief that Assignee cannot make such representations.

         As of the date hereof, the Assignee represents and warrants to the Company as follows:

             (a) If an entity, Assignee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite entity power and authority to exercise the Warrant and purchase the Warrant Stock.

             (b) Assignee is an "accredited investor" as defined in Rule 501(a) promulgated under the Act, and is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

             (c) Assignee, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and, upon exercise hereof, the Common Stock deliverable (the "Warrant Stock"), and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in this Warrant and the Warrant Stock and, at the present time, is able to afford a complete loss of such investment.

             (d) Assignee is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

             (e) Assignee is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

             (f) Assignee is not acquiring this Warrant or purchasing any Warrant Stock as a result of any advertisement, article, notice or other communication regarding this Warrant or the Warrant Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

             (g) Assignee understands that neither the Warrant nor the Warrant Stock has been registered under the Act and neither may be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Act or pursuant to an effective registration statement in compliance with Section 5 under the Act, or (ii) in accordance with all applicable securities and "blue sky" laws of the states of the United States and other jurisdictions. The Assignee is aware of the provisions of Rule 144 promulgated under the Act.

             (h) To the extent a registration statement under the Act is not in effect, Assignee understands and acknowledges that (i) the Warrant is, and the Warrant Stock (if any) will be, issued and sold to it without registration under the Act in a private placement that is exempt from the registration provisions of the Act, and (ii) the availability of such exemption depends in part on, and that the Company and its counsel is relying upon, the accuracy and truthfulness of the foregoing representations and the Assignee hereby consents to such reliance.

             Please issue a new Warrant of like tenor for the assigned portion of the attached Warrant in the name of the Assignee or the Assignee's nominee as is specified below. [ Please issue a new Warrant of like tenor for the unassigned portion of the attached Warrant in the name of the undersigned or the undersigned's nominee as is specified below. ]


                                           -------------------------------------
                                           Name of Holder


                                           -------------------------------------
                                           Signature of Holder
                                           or Authorized Representative


                                           -------------------------------------
                                           Social Security Number or
                                           Tax Identification Number of Holder


                                           -------------------------------------
                                           Signature, if jointly held


                                           -------------------------------------
                                           Name and Title of Authorized
                                           Representative


                                           -------------------------------------

                                           -------------------------------------
                                           Address of Holder

                                           -------------------------------------
                                           Nominee of Holder (if applicable)


                                           -------------------------------------
                                           Date



                                           -------------------------------------
                                           Name of Assignee


                                           -------------------------------------
                                           Signature of Assignee
                                           or Authorized Representative


                                           -------------------------------------
                                           Social Security Number or
                                           Tax Identification Number of Assignee


                                           -------------------------------------
                                           Signature, if to be jointly held


                                           -------------------------------------
                                           Name and Title of Authorized
                                           Representative


                                           -------------------------------------

                                           -------------------------------------
                                           Address of Assignee


                                           -------------------------------------
                                           Nominee of Assignee (if applicable)

                                                                       EXHIBIT B
                                                                       ---------
                               FORM OF "B" WARRANT
                               -------------------

                                                                      EXHIBIT F.


                        TERMINATION AND RELEASE AGREEMENT
                        ---------------------------------

         THIS TERMINATION AND RELEASE AGREEMENT is made and entered into as of _______ __, 2006 (this "Agreement"), by and among (i) DGSE Companies, Inc., a Nevada corporation (together with its successors and permitted assigns, "Parent"), (ii) DGSE Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (together with its successors and permitted assigns, "Merger Sub"), (iii) Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) (together with its predecessors and successors, the "Company" or "Superior"), (iv) Stanford International Bank, Ltd., a company organized under the laws of Antigua and Barbuda (together with its successors, "SIBL"), (v) Stanford Financial Group Company, a corporation organized under the laws of the State of Florida (together with its successors, "SFG"), (vi) Stanford Venture Capital Holdings, Inc., a corporation organized under the laws of the State of Delaware (together with its successors, "SVCH", and, together with SIBL and SFG, the "Stanford Parties"), and Silvano A. DiGenova, an individual resident of the State of California (together with his heirs, "DiGenova"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in that certain Agreement and Plan of Merger and Reorganization, made and entered into as of July 12, 2006 (the "Merger Agreement"), by and among Parent, Merger Sub and Superior.

                                 R E C I T A L S
                                 ---------------

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the Merger Agreement and the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation;

         WHEREAS, SIBL and DiGenova are key stockholders of Superior, SFG is the primary lender to Superior, DiGenova is an officer and director of Superior, and SVCH is a consultant to Superior;

         WHEREAS, Parent has requested various of the other parties hereto to terminate various Contracts in place between and among them as a condition to Parent consummating the Merger; and

         WHEREAS, each of the Stanford Parties and DiGenova desires to execute and deliver this Agreement to induce Parent, Merger Sub and the Company to consummate the Merger and the other Transactions; and

         WHEREAS, the execution and delivery of this Agreement by the Stanford Parties, DiGenova and the Company is a condition precedent to the obligation of Parent and Merger Sub, and the execution and delivery of this Agreement by the Stanford Parties, Parent and Merger Sub is a condition precedent to the obligation of the Company, to consummate the Merger.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree, as of the Effective Time, as follows:

             Section 1. Release.

             (a) Definitions. The following terms, whenever used in this Agreement, shall have the meanings ascribed to them below:

                  "Immediate Family" means, with respect to any individual, such individual's (i) children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouses, siblings, nieces, nephews, or current or former mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including in each case by adoption, and (ii) any other individual sharing such individual's household (other than a tenant or employee).

                  "Improper Conduct" means, with respect to any Person, acts taken, or omissions made, by such Person (i) other than in good faith,
         (ii) which are clearly inconsistent with, or outside the scope of, such Person's employment, offices and duties, or (iii) which involve (A) breach of any fiduciary duties, (B) ultra vires acts, (C) breach of any Contract of such Person with the Company or any of its subsidiaries, including any employment agreement, confidentiality agreement or assignment of inventions agreement, (D) gross negligence, reckless conduct or willful misconduct, (E) fraud or material misrepresentation,
         (F) material, reckless or willful violation of applicable Law, (G) self-dealing or any conflicting interest transaction, including a transaction with any member of such Person's Affiliates or Immediate Family, or (H) knowledge, or reckless disregard for the fact, that any of the representations and warranties made by the Company in the Merger Agreement on the date thereof (as modified by the Disclosure Schedules) or at the Closing Date (as modified by the Updated Disclosure Schedules), or any officer's or other certificate signed by such Person (in whatever capacity) and delivered at the Closing, contained, on the date thereof or at the Closing Date, any untrue statement of a material fact, or omitted to state, on the date thereof or at the Closing Date, any material fact necessary in order to make the statements, representations and certifications contained in Article IV of the Merger Agreement or in such certificate, as the case may be, in light of the circumstances under which they were made, not misleading, without properly reporting such untrue statement or material fact to Parent in writing prior to the Closing.

             (b) Release. Each of the Stanford Parties, on behalf of itself and its Affiliates, and DiGenova, on behalf of himself and each member of his Immediate Family, and the respective heirs, successors and assigns of each of them, (all of the foregoing, individually, a "Releasor", and, collectively, the "Releasors"), hereby irrevocably and forever releases and discharges the Company and Merger Sub, and each of their respective individual, joint or mutual, past, present and future stockholders, affiliates, controlling persons, directors, officers, managers, employees, consultants, contractors, agents, financial, banking and legal advisors and other representatives, and the respective successors and assigns of each of them, (all of the foregoing, individually, a "Releasee" and, collectively, the "Releasees") from any and all claims, demands, actions, orders, obligations, contracts, debts, and Liabilities whatsoever, whether absolute or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, vested or unvested, joint or several, due or to become due, executory, determined, determinable or otherwise, both at law and in equity, (collectively, "Claims") which any Stanford Party, DiGenova or any other Releasor now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause or event occurring, whether in any Stanford Party's, DiGenova's or any other Releasor's capacity as a direct or indirect stockholder of the Company, as a beneficial owner or record holder of any Equity Interests of the Company, as an officer, employee, director, consultant or adviser to the Company or in any other capacity or due to any relationship with the Company or any of its Subsidiaries, contemporaneously with or prior to the Effective Time, including (a) any dissenter's, appraisal or similar rights under applicable Law, (b) any rights to bring any lawsuit or claim action against any Person in the name or on behalf of the Company or Merger Sub, (c) any right pursuant to any Contract or any Releasee's Organizational Documents, (d) any claim pursuant to the Securities Act, Exchange Act, the SEC Rules or other securities or "blue sky" Laws, (e) any rights to indemnification or reimbursement from any Releasee, whether pursuant to their respective Organizational Documents or pursuant to any Contracts, applicable Law or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release: (i) any indebtedness, together with interest thereon, of the Company under the Stanford LOC; (ii) any obligations or Liabilities of the Surviving Corporation under the Amended and Restated Stanford LOC or the DiGenova Note; (iii) any obligations or Liabilities of Parent under the limited guaranty and security agreement entered into in connection with the Amended and Restated Stanford LOC; (iv) any Liabilities of Parent or Merger Sub under the Merger Agreement or any Related Agreement; (v) any Liabilities of Parent or Merger Sub under the Securities Act, Exchange Act or the SEC Rules in connection with the Merger and other Transactions; (vi) any Claims arising under that certain Loan and Security Agreement, dated as of April 3, 2002 (the "DiGenova Security Agreement"), by and between the Company and DiGenova; (vii) any Claims arising under that certain replacement warrant, dated July 10, 2006 (the "DiGenova Warrant"), issued by the Company to DiGenova in replacement of a warrant dated November 27, 2001 and certified by DiGenova to be lost, and (viii) any claims for indemnification by DiGenova in his capacity as an officer or director of the Company, but only to the extent such claims are not based on Improper Conduct.

             (c) No Actions. Upon the Closing, the Stanford Parties and DiGenova each irrevocably covenants to refrain, and to cause its Affiliates and (if applicable) Immediate Family to refrain, from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Action of any kind against any Releasee, based upon any matter purported to be released by Section 1(b). Without limiting the generality of the foregoing, DiGenova hereby agrees not to bring any action or make any claim for indemnification against the Company or Merger Sub or any other Releasee by reason of the fact that DiGenova was a director, officer, manager, employee, consultant, agent or other representative of the Company or any predecessor thereto or any of their respective Subsidiaries or Affiliates or was serving at the request of the Company or any such other Person as a partner, member, manager, trustee, director, officer, manager, employee, consultant, agent or other Representative of another Entity (whether such claim or action is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any law, organizational document, contract or otherwise) with respect to any Action brought by Parent or the Surviving Corporation against DiGenova or his successors or assigns (whether such action is pursuant to the Merger Agreement, applicable law or otherwise), except to the extent DiGenova proves in such Action brought by Parent or the Surviving Corporation that DiGenova's acts or omissions in respect of which DiGenova is seeking indemnification did not constitute Improper Conduct. For avoidance of doubt, nothing in this Section 1 shall prevent or limit the right of Parent or any Releasee to seek indemnity pursuant to the provisions of the Merger Agreement and Escrow Agreement in respect of any claim or demand brought by DiGenova against Parent or any Releasee, or otherwise.

             (d) Indemnity. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Stanford Parties shall jointly and severally, and DiGenova shall severally, indemnify and hold harmless each Releasee from and against all losses, Liabilities, Claims, damages (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any Stanford Party or any of their respective related Releasors (the "Stanford Releasors"), or DiGenova and his related Releasors (the "DiGenova Releasors"), as the case may be, of any claim or other matter sought to be released pursuant to Section 1(b), (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any Stanford Party or any other Stanford Releasor, or DiGenova or any other DiGenova Releasor, as the case may be, against such third party of any claims or other matters sought to be released pursuant to
Section 1(b), or (iii) the breach by any Stanford Releasor or DiGenova, as the case may be, of the terms of Section 1(c).

             (e) Unknown Claims. It is the intention of the parties hereto that the release provisions in Section 1(b) and Section 1(c) shall be effective as a bar to each and every claim, demand and action specified in Section 1(b) and
Section 1(c). In furtherance of this intention, the Stanford Parties and DiGenova each hereby waives and relinquishes all rights and benefits under
Section 1542 of the Civil Code of the State of California, and any and all statutes of other jurisdictions to the same or similar effect. Section 1542 of the Civil Code of the State of California provides:

             A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her might have materially affected his or her settlement with the debtor.

The Stanford Parties and DiGenova each acknowledges that it may, after execution of this Agreement, discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands or action, and agrees that the release provisions in Section 1(b) and Section 1(c) shall be and remain in full force and effective in all respects notwithstanding any such differences or additional facts.

             Section 2. Terminations. Without limitation of Section 1, the parties hereto agree as follows:

             (a) Consulting Agreement. SVCH and the Company hereby covenant and agree (i) to terminate that certain Consulting Agreement, dated January 31, 2003 (as Amended from time to time, the "Consulting Agreement"), by and between the Company and SVCH, in its entirety, including, notwithstanding anything to the contrary in the Consulting Agreement, Sections 4 and 7 thereof, except for the confidentiality obligations set forth in Sections 5(b), 5(c) and 5(d) thereof, which shall survive, and (ii) that neither SVCH nor the Company has any Liabilities to the other of them under the Consulting Agreement. SVCH hereby warrants that it has complied with its obligations under Section 5 of the Consulting Agreement.

             (b) Shareholders' Agreement. SVCH, DiGenova and the Company hereby consent and agree (i) to terminate that certain Shareholders' Agreement, made and entered into as of April 3, 2002 (as Amended from time to time, the "Shareholders Agreement"), by and between DiGenova, SVCH and the Company, in its entirety, (ii) to cancel and terminate any Liens or Encumbrance on any Company Common Shares, Company Preferred Shares or any other "Covered Securities" (as defined in the Shareholders Agreement) created by or based upon the Shareholders Agreement, and (iii) that the Company has no Liabilities in respect of the Shareholders Agreement to any other party thereto. Each of SVCH and DiGenova represents and warrants that it or he has not Transferred any rights under the Shareholders Agreement to any Person. SVCH hereby warrants that it has complied with its obligations under Section 5 of the Consulting Agreement.

             (c) Securities Purchase Agreements. (i) SIBL, SFG and the Company hereby consent and agree to terminate that certain Series E Preferred Stock Purchase Agreement, dated as of March 29, 2005, by and between the Company, SIBL and SFG, in its entirety, including Section 11 thereof, (ii) SVCH, on behalf of itself and the Stanford Assignees (as defined below), DiGenova and the Company hereby consent and agree to terminate that certain Series D Preferred Stock Purchase and Warrant Exercise Agreement, dated as of January 31, 2003, by and among the Company, SVCH, DiGenova and the Stanford Assignees, in its entirety, including Section 11 thereof, and SVCH represents and warrants that each Stanford Assignee has granted it the right, power and authority to terminate such agreement on his behalf, (iii) SVCH, DiGenova and the Company hereby consent and agree to terminate that certain Securities Purchase Agreement, dated as of April 3, 2002, by and among the Company, SVCH and DiGenova, in its entirety, and (iv) the Company, each Stanford Party, on behalf of itself and its Affiliates and assignees, and DiGenova, on behalf of himself and his Affiliates, Immediate Family and assignees, hereby consents and agrees to terminate any other securities purchase, subscription or similar Contract, including all its or his rights thereunder, in effect between any such Person and the Company (all of the foregoing agreements in this Section 2(c), collectively, each as Amended from time to time, the "Securities Purchase Agreements"). The Stanford Parties and DiGenova each agrees that the Company has no Liabilities in respect of any of the Securities Purchase Agreements to it or him or its or his respective assignees or Affiliates. Each of the Stanford Parties and DiGenova hereby represents and warrants that it or he has not Transferred or assigned any rights under any of the Securities Purchase Agreements to any Person.

             (d) Registration Rights Agreements. (i) SIBL and the Company hereby consent and agree to terminate that certain Registration Rights Agreement, dated as of March 29, 2005, by and between the Company and SIBL, in its entirety, (ii) SVCH, on behalf of itself and the Stanford Assignees, DiGenova and the Company hereby consent and agree to terminate (A) that certain Registration Rights Agreement, dated as of January 31, 2003, by and among the Company, DiGenova, SVCH and the Stanford Assignees, in its entirety, and (B) that certain Registration Rights Agreement, dated as of April 3, 2002, by and among the Company, DiGenova, SVCH and the Stanford Assignees, in its entirety; and SVCH represents and warrants that each Stanford Assignee has granted it the right, power and authority to terminate such Registration Rights Agreements on his behalf, and (iii) the Company, each Stanford Party, on behalf of itself and its Affiliates and assignees, and DiGenova, on behalf of himself and his Affiliates, Immediate Family and assignees, hereby consents and agrees to terminate all of its rights under any other registration rights or similar Contract, in effect between any such Person and the Company (all of the foregoing agreements in this Section 2(d), collectively, each as Amended from time to time, the "Registration Rights Agreements"). The Company, each Stanford Party, on behalf of itself and its Affiliates and assignees, and DiGenova, on behalf of himself and his Affiliates, Immediate Family and assignees, hereby consents and agrees to terminate, and to the extent such termination is ineffective hereby irrevocably waives, all of its registration (whether demand, "piggyback" or otherwise) rights contained in any other Contract. The Stanford Parties and DiGenova each agrees that the Company has no Liabilities in respect of any of the Registration Rights Agreements to any other party thereto or their respective assignees or Affiliates. Each of the Stanford Parties and DiGenova hereby represents and warrants that it has not Transferred or assigned any rights under any of the Registration Rights Agreements to any Person, except for assignments by a Stanford Party to any of the following individuals (collectively, the "Stanford Assignees"): Daniel T. Bogar; William R. Fusselmann; Osvaldo Pi; and Ronald M. Stein.

             (e) Employment Agreement. DiGenova and the Company hereby consent and agree (i) to terminate that certain Employment Agreement, effective as of June 1, 2001 (as Amended from time to time, the "Employment Agreement"), by and between DiGenova and the Company, in its entirety, and (ii) that the Company has no Liabilities in respect of the Employment Agreement to DiGenova, including under any severance or similar provisions, except for any claims for accrued base salary, sick leave, vacation, comp time or similar wage claims.

             (f) Security Agreements. DiGenova and the Company hereby consent and agree to terminate (i) that certain Loan and Security Agreement, dated as of December 31, 2000, by and between the Company and DiGenova, in its entirety (including the terms and provisions of Section 7 and Section 8 thereof), and
(ii) the Company and DiGenova, on behalf of himself and his Affiliates, Immediate Family and assignees, hereby consents and agrees to terminate all rights of DiGenova and his assignees under any other security, guaranty, credit support or similar Contract executed by the Company in favor of DiGenova, except for the DiGenova Security Agreement (all of the foregoing Contracts in this Section 2(f), collectively, each as Amended from time to time, the "Security

Agreements"). DiGenova agrees that the Company has no Liabilities in respect of any of the Security Agreements to any other party thereto or their respective assignees or Affiliates. The Company and DiGenova, on behalf of himself and his Affiliates, Immediate Family and assignees, hereby consents and agrees to terminate, and to the extent such termination is ineffective hereby irrevocably waives, all of security, pledge, hypothecation or other Encumbrances on any Property of the Company contained in any other Contract. DiGenova hereby represents and warrants that he has not Transferred or assigned any rights under any of the Security Agreements to any Person.

             (g) Release of Collateral. DiGenova hereby agrees, as promptly as practicable, to:

                          (1) execute and deliver any UCC termination statements
             that Parent or the Company may reasonably request to release, as of record, any financing statements previously filed in respect of any Security Agreement (and, upon repayment in full of the DiGenova Note, the DiGenova Security Agreement) or any other Indebtedness of the Company to DiGenova or any Liabilities in respect thereof (other than, until the repayment in full thereof, the DiGenova
             Note);

                          (2) execute and deliver any and all other lien
             releases and other similar discharge or release documents (and if applicable, in recordable form) that Parent or the Company reasonably may request to release, as of record and without any recourse, representation or warranty, the security interests and other Encumbrances and all other notices of security interests and other Encumbrances previously filed by DiGenova or his assigns or their respective Representatives, in respect of any Security Agreements or such other Indebtedness (and, upon repayment in full of the DiGenova Note, the DiGenova Note and DiGenova Security Agreement) or any Liabilities in respect thereof; and

                          (3) return (without recourse, representation or
             warranty) to the Company any and all pledged stock certificates and related stock powers previously delivered to DiGenova or his assignees or their respective Representatives in connection with any Security Agreement (and, upon repayment in full of the DiGenova Note, the DiGenova Security Agreement).

DiGenova hereby irrevocably appoints the Company his true and lawful attorney-in-fact for the purposes of carrying out any of the actions and accomplishing any of the purposes specified in this Section 2(g) and taking any action and executing any instruments that the Company may deem necessary or advisable in connection therewith. The foregoing appointment is coupled with an interest and may be exercised from time to time by the Company or its Representatives.

             Section 3. Representations. Each party hereto hereby represents and warrants to each other party hereto that:

             (a) It has the full power, capacity, authority and right to execute and deliver this Agreement and to perform its obligations hereunder, and under the Merger Agreement as affected hereby.

                          (1) This Agreement has been duly authorized by all
             necessary action and constitutes such party's valid and binding agreement, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                          (2) No approval, authorization, consent or filing
             (other than any obligation to file certain information pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) is required in connection with its execution, delivery and performance of this Agreement which has not heretofore been obtained or made.

             Section 4. Effectiveness. Notwithstanding any provision hereof to the contrary, it is the intention of the parties hereto that this Agreement shall become effective at the Effective Time, and the terms and provisions of
Section 1 and Section 2 shall apply as of the Effective Time. If the Merger Agreement is terminated prior to the consummation of the Merger, the covenants contained herein shall be deemed abandoned and this Agreement shall forthwith become null and void and without force or effect.

             Section 5. Miscellaneous.i The terms and provisions of Section 1.3 and Article X of the Merger Agreement are hereby incorporated by reference herein and shall apply to this Agreement mutatis mutandis, as if expressly set forth herein.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                      DGSE COMPANIES, INC.


                                      By:
                                         ---------------------------------------
                                         Dr. L.S. Smith
                                         Chairman and Chief Executive Officer
                                         DGSE MERGER CORP.


                                      By:
                                         ---------------------------------------
                                         William H. Oyster
                                         Chief Executive Officer
                                         SUPERIOR GALLERIES, INC.


                                      By:
                                         ---------------------------------------
                                         Silvano DiGenova
                                         Chief Executive Officer
                                         STANFORD INTERNATIONAL BANK, LTD.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:
                                         STANFORD FINANCIAL GROUP COMPANY


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:
                                         STANFORD VENTURE CAPITAL HOLDINGS, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                         SILVANO DIGENOVA


                                         ---------------------------------------

                                                                      EXHIBIT G.

                              DGSE COMPANIES, INC.
                              A Nevada Corporation

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of _________, 2006 (the "Agreement"), is entered into by and between DGSE COMPANIES, INC, a Nevada corporation (the "Company"), and STANFORD INTERNATIONAL BANK LTD. and its successors ("SIBL") as the proposed purchaser of certain shares of the Company's capital stock, DANIEL T. BOGAR ("Bogar"), RONALD M. STEIN ("Stein"), WILLIAM R. FUSSELMANN ("Fusselmann"), CHARLES M. WEISER ("Weiser") and OSVALDO PI ("Pi" and together with Bogar, Stein, Fusselmann and Weiser each an "Assignee" and collectively the "Assignees").

         WHEREAS, the Company, Superior Galleries, Inc. ("Superior"), DGSE Merger Corp. ("Merger Sub") and SIBL, as stockholder agent, have entered into that certain Agreement and Plan of Merger and Reorganization, dated as of July 12, 2006 (the "Merger Agreement");

         WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Superior have approved and declared advisable the Merger Agreement and the merger of Merger Sub with and into Superior (the "Merger"), with Superior being the surviving corporation;

         WHEREAS, in the Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of Superior will be converted into the right to receive shares of Common Stock of the Company (as set forth in Article III of the Merger Agreement), on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and Chapters 78 and 92A of Title 7 of the Nevada Revised Statutes (the "NPCA");

         WHEREAS, the Board of Directors of the Company has resolved to recommend to its stockholders the adoption and approval of the Merger Agreement;

         WHEREAS, Superior has informed the Company that the affirmative vote of the holders of a majority of all issued and outstanding shares of common stock of Superior entitled to vote on the Merger has been obtained with respect to the adoption of the Merger Agreement and approval of the Merger;

         WHEREAS, pursuant to that certain Conversion and Exchange Agreement, dated June __, 2006 (the "Conversion and Exchange Agreement"), by and among Superior, SIBL, Stanford Financial Group Company and Silvano DiGenova, SIBL has agreed to convert and exchange all of the shares of preferred stock of Superior previously held by SIBL into 3,600,806 shares of the common stock of Superior;

         WHEREAS, pursuant to a Commercial Loan and Security Agreement originally dated October 1, 2003, as amended as of March 29, 2005 and as further amended as of March 31, 2006, SIBL has provided certain credit facilities to the Company. Such Commercial Loan and Security Agreement as amended to date, is referred to herein as the "Loan Agreement;"

         WHEREAS, pursuant to the Conversion and Exchange Agreement, SIBL has agreed to convert $___________ of the amount outstanding under the Loan Agreement into ____________ shares of the common stock of Superior;

         WHEREAS, in connection with the Merger, all shares of the common stock of Superior held by SIBL (including the shares of common stock of Superior received upon conversion of the preferred shares and debt described above) will be converted into and exchanged for shares of the Company's common stock, $0.001 par value per share (the "Common Stock");

         WHEREAS, pursuant to an amendment and restatement of the Loan Agreement, to be made effective immediately prior to the Merger (as so amended and restated, the "New Loan Agreement"), SIBL has agreed to provide certain credit facilities to Superior;

         WHEREAS, in connection with the transactions contemplated by the Conversion and Exchange Agreement, Superior has granted to SIBL and its assigns warrants to purchase an aggregate of _________ shares of Common Stock (the "Warrants");

         WHEREAS, the shares of Common Stock issuable upon the exercise of the Warrants are collectively referred to herein as the "SIBL Shares;"

         WHEREAS, SIBL has assigned to the Assignees an aggregate of _______ Warrants (the "Assignee Warrants;" the shares of Common Stock issuable upon the exercise of the Assignee Warrants are referred to herein as the "Assignee Shares");

         WHEREAS, the Company desires to grant to SIBL and to each of the Assignees, as applicable, the registration rights set forth herein with respect to the SIBL Shares, the Assignee Shares, the shares of Common Stock issuable upon the exercise of the warrants issuable in the event of a registration default pursuant to Section 5(f) hereof (the "Default Warrant Shares") and the shares of Common Stock issued as a dividend or other distribution with respect to the SIBL Shares or the Assignee Shares (the "Distribution Shares") (the SIBL Shares, the Assignee Shares, the Default Warrant Shares and the Distribution Shares, collectively and interchangeably, are referred to herein as the "Securities").

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. RECITALS

         The foregoing recitals are true and accurate and hereby incorporated into this Agreement.

         2. CERTAIN DEFINITIONS

         As used herein the term "Registrable Security" means collectively, the SIBL Shares, the Assignee Shares, the Default Warrant Shares and the Distribution Shares. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement. As used herein the term "Commission" means the Securities and Exchange Commission. As used herein, the term "Rule 144" means Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act"). As used herein the term "Holder" means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 11 hereof. As used herein "Trading Day" shall mean any business day on which the primary market on which the Common Stock trades is open for business.

         3. RESTRICTIONS ON TRANSFER

         SIBL acknowledges and understands that prior to the registration of the Securities as provided herein, and upon the expiration of the registration period provided for herein, the Securities are and will be, as the case may be, "restricted securities" as defined in Rule 144. SIBL understands that no disposition or transfer of the Securities may be made by SIBL in the absence of
(i) an opinion of counsel to SIBL, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.

         4. COMPLIANCE WITH REPORTING REQUIREMENTS

         As long as SIBL or any Assignee owns any Securities, until the seventh anniversary of the date hereof, (i) if the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act which are required to be filed in order to satisfy the current public information requirements of Rule 144(c)(1), or (ii) otherwise, if Rule 144(k) is not available to SIBL or any Assignee with respect to any Securities then held, the Company will prepare and furnish to SIBL or any Assignee, as applicable, and make publicly available in accordance with Rule 144(c)(2), such information as is required for SIBL or any Assignee to sell such Registrable Securities under Rule 144.

         5. REGISTRATION RIGHTS

             (a) With respect to Registrable Securities held by SIBL and the Assignees, if not theretofore filed with the Commission, the Company shall within, five (5) calendars days of the Effective Time (as such term is defined in the Merger Agreement), prepare and file with the Commission a registration statement on Form S-3 under the Securities Act to register the resale of the Registrable Securities (or such other form under the Securities Act as the Company shall then be entitled to use). Such registration statement filed pursuant to this Section 5(a), including the prospectus included therein and as amended or supplemented from time to time, being hereinafter referred to as the "Registration Statement."

             (b) The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective within 90 calendar days following such Effective Time. The Company will notify the Holders and its transfer agent of the declaration by the Commission of the effectiveness of the Registration Statement within a reasonable time thereafter.

             (c) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 5 effective under the Securities Act until the earlier of (i) the date that none of the Registrable Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (iii) the date that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) the date all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) three years from the date the Registration Statement became effective. Thereafter, if SIBL or any Assignee owns any Securities, the Company may in its discretion, if it continues to be eligible to use a Form S-3 and at the expense of SIBL and such Assignees, maintain the Registration Statement effective under the Securities Act to register the resale of Registrable Securities.

             (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under this Section 5 and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Holders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered. The Holders and their counsel shall have a reasonable period, not to exceed 7 Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Holders with copies of any comment letters received from the Commission with respect thereto within a reasonable time following receipt thereof, if in the Company's judgment it is lawful to do so without requiring public disclosure of the same under Regulation FD or breaching any of its obligations under any agreement with SIBL or its affiliates. The Company shall qualify any of the Registrable Securities for sale in such states as the Holders reasonably designate and shall furnish indemnification in the manner provided in Section 8 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the Holders, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply SIBL or the Assignees, as applicable, with copies of the Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by SIBL or the Assignees.

             (e) The Company shall not be required by this Section 5 to include the Registrable Securities in the Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144.

             (f) Subject to Section 5(h) hereof, in the event that (i) a Registration Statement is not filed by the Company in a timely manner as set forth in this Section 5, (ii) such Registration Statement is not declared effective by the Commission in the period set forth in Section 5(b) hereof, or
(iii) such Registration Statement is not maintained as effective by the Company for the applicable period set forth in Section 5(c) hereof (each a "Registration Default"), then the Company will issue to each Holder as of the first day of such Registration Default and for every consecutive quarter in which such Registration Default is occurring, as liquidated damages, and not as a penalty, warrants to purchase five percent (5%) of the aggregate number of shares of Common Stock of the Company issuable upon the exercise in full of the A Warrants then held by such Holder upon the same terms and conditions therein stated ("Default Warrants") until such corresponding Registration Default no longer exists ("Liquidated Damages"); provided, however, that the issuance of such Default Warrants shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section 5(f). As used herein, the "A Warrants" means the seven-year warrants, exercisable at $1.89 per share, issued to SIBL pursuant to the Conversion and Exchange Agreement.

         If the Company does not issue the Default Warrants to the Holders as set forth above, the Company will pay any Holder's reasonable costs of any action in a court of law to cause compliance with this Section 5(f), including reasonable attorneys' fees, in addition to the Default Warrants. The registration of the Registrable Securities pursuant to this Section 5 shall not affect or limit a Holder's other rights or remedies as set forth in this Agreement.

             (g) If, at any time any Registrable Securities that are required to be included in an effective Registration Statement hereunder are not at the time covered by any effective Registration Statement, the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its shares of the Common Stock (other than in connection with a merger or other business combination transaction, or pursuant to Form S-8), it shall send to each Holder written notice of such determination and, if within 20 days after receipt of such notice, such Holder shall so request in writing, the Company shall its commercially reasonable efforts to include in such registration statement all or any part of such Registrable Securities that such Holder requests to be registered. Notwithstanding the foregoing, if, in connection with any offering involving an underwriting of the Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of the Common Stock included in any such registration statement because, in such underwriter's judgment, such limitation is necessary based on market conditions:
(a) if the registration statement is for a public offering of common stock on a "firm commitment" basis with gross proceeds to the Company of at least $15,000,000 (a "Qualified Public Offering"), the Company may exclude, to the extent so advised by the underwriters, the Registrable Securities from the underwriting; provided, however, that if the underwriters do not entirely exclude the Registrable Securities from such Qualified Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the total number of Registrable Securities that remain available for registration after the underwriter's cutback and (ii) such Holder's percentage of ownership of all the Registrable Securities then outstanding (on an as-converted basis) (the "Registrable Percentage"); and (b) if the registration statement is not for a Qualified Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the number of Registrable Securities that remain available for registration after the underwriter's cutback and (ii) such Holder's Registrable Percentage. If any Holder disapproves of the terms of any underwriting referred to in this paragraph, it may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this paragraph shall be construed to limit any registration required under the other provisions of this Agreement.

             (h) Notwithstanding the foregoing provisions of this Section 5, if in the good faith judgment of the Company, following consultation with legal counsel, the Company (i) delivers a Blackout Notice (as defined below) to the Holders, or determine that it would be detrimental to the Company or its stockholders for the Registration Statement (or any amendment or supplement thereto) to be filed or for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure (i) would be premature or otherwise inadvisable at such time, (ii) cannot then be made by the Company despites its commercially reasonable efforts, or (iii) is reasonably likely to have a material adverse effect on the Company or its stockholders; then in each such case, the Company shall have the right to
(A) immediately defer such filing for a period of not more than sixty (60) days beyond the date by which the Registration Statement was otherwise required hereunder to be filed, or (B) suspend use of the Registration Statement for a period of not more than thirty (30) consecutive days (any such deferral or suspension period, a "Blackout Period"). Each Holder acknowledges that it would be seriously detrimental to the Company and its stockholders for the Registration Statement to be filed (or remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend the use thereof) during such Blackout Period and agrees to cease any disposition of the Registrable Securities during such Blackout Period. The Company may not designate more than two Blackout Periods in any twelve (12) month period.

         6. COVENANTS OF HOLDERS

             (a) Each Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information (including a Registration Statement Questionnaire) reasonably requested by the Company from time to time (which shall include all information regarding such Holder and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering, including any confirmation of, or additional or supplemental, information or documents the Company may request for purposes of filing amendments to such registration statement or amendments or supplements to the prospectus contained therein. Nothing in this Agreement shall obligate any Holder to consent to be named as an underwriter in any Registration Statement unless required by the Commission (in which case the applicable Holder may withdraw its Registrable Securities from the Registration Statement). Notwithstanding anything to the contrary herein, (i) any delay or delays caused by a Holder by failure to cooperate as required hereunder shall not constitute a breach of the terms hereof as to such Holder, and (ii) the Company shall have no obligation to register, or to maintain the registration, of any Registrable

Securities of any Holder on any registration statement if such Holder has not timely provided any such information or documents to the Company in connection with such registration statement.

             (b) Each Holder shall comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any registration statement.

             (c) Upon receipt of a notice from the Company of the occurrence of any event or passage of time that (i) makes the financial statements included in a registration statement ineligible for inclusion therein, (ii) makes any statement made in a registration statement or any prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or (iii) requires any revisions to a registration statement, any prospectus contained therein or any other documents so that, in the case of such registration statement or such prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (each such notice, a "Blackout Notice"); each Holder who has Registrable Securities registered under such registration statement shall forthwith discontinue disposition of such Registrable Securities under such registration statement until such Holder's receipt of the copies of the supplemented prospectus or amended registration statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 6(c).

             (d) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to any registration statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

         7. REGISTRATION PROCEDURES

         If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), use commercially reasonable efforts to, subject to the Holders' assistance and cooperation as reasonably required with respect to the Registration Statement:

             (a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act during the applicable period with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution by the Holders thereof set forth in the Registration Statement or prospectus (including prospectus supplements with respect to the sales of Registrable Securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, and any prospectus or prospectus supplement thereafter filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (b) (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Holders as required by Section 5(d) hereof and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose;
(ii) furnish to each of the Holders such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as any of the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder; and (iii) provide to the Holders copies of any comments and communications from the Commission relating to the Registration Statement, if in the Company's judgment it is lawful to do so without requiring public disclosure of the same under Regulation FD or breaching any of its obligations under any agreement with SIBL or its affiliates;

             (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as any of the Holders shall reasonably request (subject to the limitations set forth in Section 5(d) hereof), and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by such Holder;

             (d) list such Registrable Securities on the primary trading market where the Common Stock of the Company is listed as of the effective date of the Registration Statement, if the listing of such Registrable Securities is then permitted under the rules of such market;

             (e) notify the Holders at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and use is commercially reasonable efforts to file a curative amendment under Section 7(a) hereof as soon as reasonably practicable and during such period, the Holders shall not make any sales of Registrable Securities pursuant to the Registration Statement;

             (f) after becoming aware of such event, notify each of the Holders who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement as soon as reasonably practicable and take all reasonable action to effect the withdrawal, rescission or removal of such stop order or other suspension;

             (g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as any of the Holders reasonably may request and registered in such names as any of the Holders may request; and, within three Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

             (h) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; and

             (i) maintain a transfer agent and registrar for the Common Stock.

         8. INDEMNIFICATION

             (a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless each of the Holders, each person, if any, who controls any of the Holders within the meaning of the Securities Act, and each director, officer, shareholder, employee or agent of the foregoing (each of such indemnified parties, a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any Distributing Investor, its counsel, affiliates or agents, specifically for use in the preparation thereof or by any Distributing Investor's failure to deliver to a purchaser a copy of the most recent prospectus (including any amendments or supplements thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

             (b) To the maximum extent permitted by law, each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer, director, employee or agent of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director, employee, agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel or affiliates, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have under this Agreement. Notwithstanding anything to the contrary herein, the Distributing Investor shall be liable under this Section 8(b) for only that amount as does not exceed the net proceeds to such Distributing Investor as a result of the sale of Registrable Securities pursuant to a Registration Statement.

             (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties shall have the right to employ one or more separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any interpleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

         All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this
Section 8 and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within 10 Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

         9. CONTRIBUTION

         In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 8 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 8 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Notwithstanding any other provision of this Section 9, in no event shall (i) any of the Distributing Investors be required to undertake liability to any person under this Section 9 for any amounts in excess of the dollar amount of the proceeds received by such Distributing Investor from the sale of such Distributing Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to such Registration Statement.

         10. NOTICES

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

         Company:              DGSE Companies, Inc.
                               2817 Forest Lane
                               Dallas, Texas 75234
                               Attn: Dr. L. S. Smith
                               Facsimile: (972) 772-3093

         With a copy to:       Sheppard, Mullin, Richter & Hampton LLP
                               12544 High Bluff Drive, Suite 300
                               San Diego, CA 92130-3051
                               Attn: John J. Hentrich, Esq.
                               Facsimile: (858) 509-3691

         SIBL:                 Stanford International Bank Ltd.
                               6075 Poplar Avenue
                               Memphis, TN 38119
                               Attention: James M. Davis,
                               Chief Financial Officer
                               Facsimile: (901) 680-5265

         With a copy to:       Adorno & Yoss, P.A.
                               2525 Ponce de Leon Blvd., Suite 400
                               Miami, Florida  33134
                               Attention: Seth P. Joseph, Esquire
                               Facsimile: (305) 460-1422

         If to the Assignees:  William R. Fusselmann
                               141 Crandon Blvd., #437
                               Key Biscayne, Florida 33149

                               Daniel T. Bogar
                               1016 Sanibel Drive
                               Hollywood, Florida 33021

                               Ronald M. Stein
                               6520 Allison Road
                               Miami Beach, Florida 33141

                               Osvaldo Pi
                               6405 SW 104th Street
                               Pinecrest, Florida 33156

                               Charles M. Weiser
                               3521 N. 55th Avenue
                               Hollywood, Florida 33021


         11. ASSIGNMENT

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned without the prior written consent of (i) the Company, in the case of an assignment by a Holder, or (ii) Holders owning a majority of the shares of Company common stock constituting the outstanding Registrable Securities from time to time (a "Majority of Holders"), in the case of an assignment by the Company. Any assignment in violation of the preceding sentence shall be null and void and of no force or effect.

         12. GOVERNING LAW; JURISDICTION

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Texas or the state courts of the State of Texas, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         13. NO DELAY OF REGISTRATION

         No Holder shall have any right, and each Holder covenants and agrees not to commence any action or proceeding, to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         14. TERMINATION OF REGISTRATION RIGHTS

         A Holder shall not be entitled to exercise any rights provided herein after the first date on which all Registrable Securities then held by such Holder may immediately be sold under Rule 144 during any 90-day period taking into consideration the volume restrictions specified in Rule 144.

         15. MISCELLANEOUS

             (a) Entire Agreement. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

             (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the Company and a Majority of Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders must be given by Holders of all of the Registrable Securities which such waiver or consent affects.

             (c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof. No waiver by any party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be effective unless in writing and signed by (i) the Company, if the waiver is sought to be enforced by any Holder, or (ii) a Majority of Holders, if the waiver is sought to be enforced by the Company.

             (d) Construction. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

             (e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and permitted assigns of each of the parties hereto.

             (f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

             (g) Attorneys' Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

             (h) Third-Party Beneficiaries. This Agreement is made solely for the benefit of the parties to this Agreement and their respective successors and permitted assigns, and no other person or entity shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.

             (i) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

             (j) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, as of this _____ day of ________, 2006.

                                         DGSE COMPANIES, INC


                                         By:
                                            ------------------------------------
                                            Dr. L.S. Smith
                                            Chairman and Chief Executive Officer



                                            STANFORD INTERNATIONAL BANK LTD.


                                         By:
                                            ------------------------------------
                                            James M. Davis
                                            Chief Financial Officer



                                         ASSIGNEES:


                                            ------------------------------------
                                            William R. Fusselmann


                                            ------------------------------------
                                            Daniel T. Bogar


                                            ------------------------------------
                                            Ronald M. Stein


                                            ------------------------------------
                                            Osvaldo Pi


                                            ------------------------------------
                                            Charles M. Weiser

                                                                      EXHIBIT I.


                         CORPORATE GOVERNANCE AGREEMENT
                         ------------------------------

         THIS CORPORATE GOVERNANCE AGREEMENT is made and entered into as of __________ __, 2006 (this "Agreement"), by and among (i) DGSE Companies, Inc., a Nevada corporation (together with its successors and permitted assigns, "DGSE"),
(ii) Stanford International Bank, Ltd., a company organized under the laws of Antigua and Barbuda (together with its successors and permitted assigns, "SIBL"), and (iii) Dr. L.S. Smith, an individual resident of the State of Texas (together with his heirs and assigns, "Smith" and, together with SIBL, the "Stockholders").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, DGSE, its wholly-owned subsidiary, DGSE Merger Corp., a Delaware corporation ("Merger Sub"), Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) ("Superior"), and SIBL, as stockholder agent, made and entered into that certain Agreement and Plan of Merger and Reorganization as of July 12, 2006 (as amended, modified or supplemented from time to time, the "Merger Agreement");

         WHEREAS, the Merger Agreement provides for the merger of Superior with and into Merger Sub, with Superior as the surviving company and a wholly-owned subsidiary of DGSE (the "Merger");

         WHEREAS, pursuant to the Merger, all outstanding capital stock of Superior may be exchanged for shares of common stock, par value $0.01 per share, of DGSE (the "DGSE Common Stock"), subject to the terms and conditions set forth in the Merger Agreement;

         WHEREAS, SIBL is currently the largest stockholder of Superior and Smith is currently the largest stockholder of DGSE;

         WHEREAS, the stockholders of Superior and DGSE need to approve the Merger Agreement in order for the Merger to be consummated and Smith and SIBL desire to induce each other to support and approve the Merger Agreement; and

         WHEREAS, Smith and SIBL desire to establish in this Agreement certain terms and conditions concerning the post-Merger board of directors of DGSE (the "DGSE Board").

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Certain Definitions. Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them below or in the referenced Sections of this Agreement:

         "Affiliate" means, with respect to any specified Person, (1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer, managing member or general partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (1) next above, (3) another Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (4) another

Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) if applicable, any member of the Immediate Family of the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Associate" shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act (or any successor regulation thereto).

         "Beneficially Own" means, with respect to any Person, any securities:

             (a) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise;

             (b) which such Person or any such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act as such rule is in effect on the date of this Agreement), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed to "Beneficially Own" any security under this subparagraph (b) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding arises solely from a revocable proxy given in response to a public proxy or consent solicitation made by DGSE pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations promulgated under the Exchange Act; or

             (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has an agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (b) next above) or disposing of any voting securities of DGSE; provided, however, that nothing in this subparagraph (c) shall cause a person engaged in business as an underwriter of securities to "Beneficially Own" any securities acquired through such Person's participation in good faith in a firm commitment underwriting under the Securities Act until the expiration of forty days after the date of such acquisition.

The related term "Beneficial Owner" shall have the correlative meaning.

         "Common Stock" means the common stock, par value $0.001 per share, of DGSE, or any capital stock into which such common stock may be converted or exchanged.

         "DGSE Shares" means, with respect to any Stockholder, all shares of DGSE capital stock (or any capital stock into which such capital stock may be converted or exchanged) Beneficially Owned by such Stockholder

         "Director" means any director on the DGSE Board.

         "Effective Time" means the time of the consummation of the Merger.

         "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm, labor organization, unincorporated organization, or other enterprise, association, organization or business entity.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Executive Officer" means an "officer" (as such term is defined in Rule 16a-1(f) promulgated under the Exchange Act on the date hereof) of DGSE.

         "Immediate Family" means, with respect to any individual, such individual's (i) children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouses, siblings, nieces, nephews, or current or former mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including in each case by adoption, and (ii) any other individual sharing such individual's household (other than a tenant or employee).

         "Independent Director" means a Director or Nominee (i) who is not and has never been an officer or employee of DGSE, Superior or SIBL or their respective Affiliates or Associates, or of any Entity that derived 5% or more of its revenues or earnings in any of its three most recent fiscal years from transactions involving DGSE, Superior, SIBL or any Affiliate or Associate of any of them, (ii) who has no affiliation, compensation, consulting or contracting arrangement with DGSE, Superior or SIBL or their respective Affiliates or Associates or any other Entity such that a reasonable person would regard such individual as likely to be unduly influenced by management of DGSE, Superior or SIBL, respectively, or their respective Affiliates or Associates, and (iii) who is a Director the DGSE Board has determined, or a Nominee the DGSE Board is reasonably likely to determine, to be "independent" within the meaning of the applicable listing rules of DGSE's principal trading market from time to time and Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) promulgated thereunder.

         "Person" means any (i) individual, (ii) group (within the meaning of Section 13 of the Exchange Act), (iii) supranational, national, federal, state, local, municipal, foreign or other governmental or quasi-governmental authority of any nature (including any legislature, agency, board, body, bureau, branch, department, division, commission, instrumentality, court, tribunal, magistrate, justice or other entity exercising governmental or quasi-governmental powers, or
(iv) any Entity.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Rules" means the rules and regulations promulgated by the SEC under the Securities Act, the Exchange Act or SOX.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SOX" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

         2. Board of Directors.

             2.1 Nominations. From and after the Effective Time, (i) for so long as SIBL shall Beneficially Own at least 15% of the outstanding shares of Common Stock as of the record date for the applicable meeting at which directors are to be elected to the DGSE Board, SIBL shall have the right to nominate up to two Independent Directors for election to the DGSE Board, (ii) for so long as Smith shall Beneficially Own at least 10% of the outstanding shares of Common Stock as of the record date for the applicable meeting at which directors are to be elected to the DGSE Board, Smith shall have the right to nominate up to two Independent Directors for election to the DGSE Board, (iii) for so long as Smith is an executive officer of DGSE, Smith shall have the right to be nominated for election to the DGSE Board, and (iv) as long as William H. Oyster ("Oyster") is an executive officer of DGSE, Oyster shall have the right to be nominated for election to the DGSE Board (all of the foregoing six nominees, collectively, the "Nominees"). All Nominees shall be individuals at least 18 years of age.

             2.2 Audit Committee Financial Expert. The Stockholders shall use their reasonable efforts to nominate at least one Independent Director who is qualified as an "audit committee financial expert", as such term is defined for purposes of Item 401(h)(2) of Regulation S-K of the SEC Rules (or satisfies the applicable requirements of any successor rule or regulation thereto).

             2.3 Notice of Elections, Etc. DGSE shall provide to each Stockholder entitled to nominate Nominees hereunder and to each executive officer entitled to be nominated as a Nominee hereunder 15 days prior written notice of any intended mailing of notice to its stockholders for a meeting at which directors are to be elected, and any such Stockholder or executive officer, as the case may be, shall notify DGSE in writing, prior to such mailing, of each Nominee nominated by such Stockholder or whether such executive officer requests to be nominated, as the case may be. If any such Stockholder or executive officer fails to give notice to DGSE as set forth in this Section 2.3, it shall be deemed that the Nominee of such Stockholder then serving as a Director shall be its Nominees for reelection or that such executive officer requests to be nominated, as the case may be.

             2.4 DGSE Solicitation and Voting of Shares. Subject to the applicable fiduciary duties of the DGSE Board, or any applicable committee thereof, and compliance by DGSE and the DGSE Board, or such committee, in good faith with applicable law, including the SEC Rules and the listing rules of DGSE's principal trading market, DGSE and the DGSE Board shall, in connection with any vote or meeting of DGSE stockholders at which directors to the DGSE Board are to be elected, (i) cause each Nominee to be included in the slate of nominees recommended by the DGSE Board to DGSE's stockholders for election as directors, and (ii) use its reasonable efforts to cause the election of each Nominee, including (A) including each Nominee in DGSE's proxy statement (provided such Nominee promptly provides any information DGSE reasonably requests in connection with the preparation of its proxy statement, including a duly completed director's questionnaire in such form as DGSE may reasonably provide to such Nominee), (B) recommending a vote for each Nominee, and (C) soliciting proxies in favor of each Nominee's election to the DGSE Board.

             2.5 SIBL Voting. As long as SIBL Beneficially Owns any Common Stock of DGSE, SIBL shall, in its capacity as a stockholder of DGSE, take all reasonable actions, including voting all DGSE Shares which are Beneficially Owned by SIBL in person or by proxy at any annual or special meeting of DGSE stockholders called for the purpose of voting on the election of directors, or executing a written consent in lieu thereof in respect of such DGSE Shares, to elect (i) Smith as a Director if nominated and then an Executive Officer, and
(ii) Oyster as a Director if nominated and then an Executive Officer. SIBL shall take all such other actions, including providing instructions to its nominated Directors and causing its Affiliates and Associates to vote all DGSE Shares respectively owned or controlled by them, as may be required to effectuate the intents and purposes of the foregoing.

             2.6 Non-Qualified Nominees. If the DGSE Board determines in good faith that a Nominee elected as a Director who is required to be an Independent Director is not an Independent Director or is otherwise not qualified to serve as a Director pursuant to Section 2.1, the nominating Stockholder shall take all action necessary to cause such Director to resign from office and the DGSE Board may, in compliance with DGSE's Bylaws as in effect from time to time, remove such Director from office.

             2.7 Replacement of Directors. If (i) any Nominee shall fail to be elected as a Director, or (ii) any Nominee elected as a Director shall cease to serve as a Director, whether by virtue of death, resignation (including because such Nominee is required to resign pursuant to the last sentence of Section 2.1), removal or otherwise, before his or her successor has been duly elected and qualified at a meeting of DGSE stockholders at which Directors are to be elected; and in either case a vacancy exists on the DGSE Board, then the Stockholder who had nominated such Nominee or former Director, as the case may be, shall have the right to nominate a replacement Nominee who satisfies the applicable qualifications of such unelected Nominee or former Director, as the case may be, to fill such vacancy within 30 days of the date of such vacancy. In any such case, subject to the applicable fiduciary duties of the DGSE Board, or any applicable committee thereof, and compliance by DGSE and the DGSE Board, or such committee, in good faith with applicable law, including the SEC Rules and the listing rules of DGSE's principal trading market, the remaining Directors shall act to elect such replacement Nominee to fill such vacancy.

         3. Miscellaneous.

             3.1 Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) all references in this Agreement to designated "Articles," "Sections" and other subdivisions, or to designated "Exhibits," "Schedules" or "Appendices," are to the designated Articles, Sections and other subdivisions of, or the designated Exhibits, Schedules or Appendices to, this Agreement;

                 (b) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                 (c) the words "include," "includes," and "including" shall be deemed to be followed by "without limitation";

                 (d) the term "or" shall not be exclusive;

                 (e) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

                 (f) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa; and

                 (g) the words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

             3.2 Titles and Headings. The section and paragraph titles and headings contained herein are inserted purely as a matter of convenience and for ease of reference and shall be disregarded for all other purposes, including the construction, interpretation or enforcement of this Agreement or any of its terms or provisions.

             3.3 Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. Each of the parties hereto acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

             3.4 Assignment. None of the parties hereto may assign any of its rights or interests or delegate any of its duties or obligations under this Agreement without the prior written consent of the other parties hereto, which consent may be withheld in each party's sole discretion. Any purported assignment not in full compliance with this Section 3.4 shall be null and void and of no force or effect ab initio. Subject to the sentence next preceding, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and express beneficiaries hereof and their respective heirs, executors, administrators, successors and permitted assigns

             3.5 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

             3.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, tribunal or other governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the parties agree that such governmental body, arbitrator or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

             3.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. No waiver by any party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced, and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

             3.8 Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Dallas, Texas before one arbitrator. The arbitration shall be administered by the Judicial Arbitration and Mediation Services ("JAMS") pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on any award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party.

             3.9 Specific Performance. The parties declare that it is impossible to measure in money the damages that would accrue to a party by reason of another party's failure to perform any of the obligations hereunder. Each party hereto therefore consents to an order of specific performance with respect to any of its obligations hereunder. Any party against whom an order for specific performance is sought hereby waives any claim or defense therein that the moving party has an adequate remedy at law or that money damages would provide an adequate remedy. It shall, however, be the election of the moving party as to whether or not to seek specific performance. An order for specific performance shall be among the remedies that can be granted pursuant to an arbitration instituted under Section 3.8 and enforced by any court of competent jurisdiction. Additionally, solely for the purpose of provisional relief prior to the commencement of the arbitration process provided for in Section 3.8 or pending a determination on the merits pursuant to such arbitration process, any party hereto may seek from an appropriate court injunctive relief, trustee process, attachments, equitable attachments or similar relief.

             3.10 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) upon receipt if sent via registered or certified mail, return receipt requested, in the U.S. mails, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following delivery to a reputable national courier service for overnight delivery; and in each case, addressed to a party at the following address for such party:

                 (a) If to DGSE, addressed to it at:

                     DGSE Companies, Inc.
                     2817 Forest Lane
                     Dallas, Texas  75234
                     Attn:  Dr. L.S. Smith
                     Facsimile:  (972) 772-3093

                     with a copy (which shall not constitute notice and which shall not be required for delivery to be effective) to:

                     Sheppard, Mullin, Richter & Hampton LLP
                     12544 High Bluff Drive, Suite 300
                     San Diego, California  92130-3051
                     Attn:  John J. Hentrich, Esq.
                     Facsimile:  (858) 509-3691

                 (b) If to Smith, addressed to him at:

                     ---------------------------------

                     ---------------------------------

                 (c) If to SIBL, addressed to it at:

                     Stanford International Bank Ltd.
                     c/o Stanford Financial Group
                     6075 Poplar Avenue
                     Memphis, Tennessee  38119
                     Attn: James M. Davis, Chief Financial Officer
                     Facsimile: (901) 680-5265

                     with a copy (which shall not constitute notice and which shall not be required for delivery to be effective) to:

                     Adorno & Yoss LLP
                     2525 Ponce de Leon Blvd., Suite 400
                     Miami, Florida  33134-6012
                     Attn: Seth P. Joseph, Esq.
                     Facsimile:  (305) 460-1422

Or in each case to such other address or fax number as the party to whom the notice, request, instruction or other document is given may have previously furnished to the other parties in writing in the manner set forth in this
Section 3.10.

             3.11 Governing Law. This Agreement and the performance of the transactions and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts negotiated, executed and to be performed entirely within such State by residents thereof.

             3.12 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated by this Agreement.

             3.13 Third-Party Beneficiaries. This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and, except to the extent provided in Section 2 regarding Oyster, no other Person shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.

             3.14 Submission to Jurisdiction; No Jury Trial. Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in any court of competent jurisdiction in the County of Dallas, Texas. ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

             3.15 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

             3.16 Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

        [ THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                               DGSE COMPANIES, INC.


                                               By:
                                                  ------------------------------
                                                  Dr. L.S. Smith
                                                  Chief Executive Officer


                                               STANFORD INTERNATIONAL BANK, LTD.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                              DR. L.S. SMITH


                                              ----------------------------------















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